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TABLE OF CONTENTS 2
TABLE OF CONTENTS 3

As filed with the Securities and Exchange Commission on September 14, 2010

Registration No. 333-167793

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SL Green Realty Corp.
(Exact name of registrant co-issuer as specified in its charter)

Maryland (State or Other Jurisdiction of Organization or Incorporation)	6798 (Primary Standard Industrial Classification Code Number)	13-3956775 (I.R.S. Employer Identification Number)

SL Green Operating Partnership, L.P.
(Exact name of registrant co-issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Organization or Incorporation)	6798 (Primary Standard Industrial Classification Code Number)	13-3960398 (I.R.S. Employer Identification Number)

Reckson Operating Partnership, L.P.
(Exact name of registrant co-issuer as specified in its charter)

Delaware (State or Other Jurisdiction of Organization or Incorporation)	6798 (Primary Standard Industrial Classification Code Number)	11-3233647 (I.R.S. Employer Identification Number)

420 Lexington Avenue
New York, New York 10170
(212) 594-2700
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants' Principal Executive Offices)

Marc Holliday
Chief Executive Officer
SL Green Realty Corp.
420 Lexington Avenue
New York, New York 10170
(212) 594-2700
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment is filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒ (SL Green Realty Corp. only)	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

           The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated September 14, 2010

PROSPECTUS

SL Green Realty Corp.
SL Green Operating Partnership, L.P.
Reckson Operating Partnership, L.P.

        Offer to exchange $250,000,000 aggregate principal amount of 7.75% Senior Notes due 2020 issued by SL Green Realty Corp., SL Green Operating Partnership, L.P. and Reckson Operating Partnership, L.P. as co-obligors (which we refer to as the old notes) for $250,000,000 aggregate principal amount of 7.75% Senior Secured Notes due 2020 (which we refer to as the new notes) which have been registered under the Securities Act of 1933, as amended (the "Securities Act").

        The exchange offer will expire at 5:00 p.m., New York City time, on            , 2010 (the 30th day following the date of this prospectus), unless we extend the exchange offer in our sole and absolute discretion.

        Terms of the Exchange Offer:

  •
  We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

  •
  You may withdraw tenders of old notes at any time prior to the expiration or termination of the exchange offer.

  •
  The terms of the new notes are substantially identical to those of the outstanding old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

  •
  The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion under the caption "Certain U.S. Federal Income Tax Considerations" for more information.

  •
  We will not receive any proceeds from the exchange offer.

  •
  We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the old notes.

        There is no established trading market for the new notes or the old notes.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Broker-dealers who acquired the old notes directly from us in the initial offering must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resales and cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") enunciated in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988). We have agreed that, starting on the date this registration statement is declared effective and ending on the close of business 180 days after the date this registration statement is declared effective, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        See "Risk Factors" beginning on page 9 and the risk factors incorporated by reference in this prospectus for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

        Neither the Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2010.

ii

SUMMARY

        The following summary highlights selected information contained or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the financial data and related notes and the documents incorporated by reference in this prospectus. Unless the context requires otherwise, the term, "SL Green" refers to SL Green Realty Corp., (b) the term "SLGOP" refers to SL Green Operating Partnership, L.P., (c) the term "ROP" refers to Reckson Operating Partnership, L.P. and all entities owned or controlled by Reckson Operating Partnership, L.P. and (d) the terms "we," "our," "ours," and " us" refers to SL Green Realty Corp., SL Green Operating Partnership, L.P. and Reckson Operating Partnership, L.P. on a consolidated basis.

Overview

SL Green Realty Corp.

        SL Green, a Maryland corporation, is a self-managed real estate investment trust, or REIT, with in-house capabilities in property management, acquisitions, financing, development, construction and leasing. SL Green was formed in June 1997 for the purpose of continuing the commercial real estate business of S.L. Green Properties, Inc., our predecessor entity. S.L. Green Properties, Inc., which was founded in 1980 by Stephen L. Green, the Chairman of SL Green, had been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. SL Green began trading on the New York Stock Exchange (the "NYSE") on August 15, 1997 under the symbol "SLG."

        As of June 30, 2010, SL Green (inclusive of ROP) owned the following interests in commercial office properties in the New York Metro area, primarily in midtown Manhattan. SL Green's investments in the New York Metro area (inclusive of ROP) also include investments in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, which are collectively known as the Suburban assets:

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	22	14,829,700	91.0%
	Unconsolidated properties	8	7,182,515	93.8%
Suburban	Consolidated properties	25	3,863,000	83.3%
	Unconsolidated properties	6	2,941,700	93.9%

		61	28,816,915	91.0%

(1)
The weighted average occupancy represents the total leased square feet divided by total available square feet.

        As of June 30, 2010, our Manhattan properties (inclusive of ROP) were comprised of fee ownership (23 properties), including ownership in condominium units, leasehold ownership (five properties) and operating sublease ownership (two properties). Pursuant to the operating sublease arrangements, SL Green, as tenant under the operating sublease, performs the functions traditionally performed by landlords with respect to its subtenants. SL Green is responsible for not only collecting rent from subtenants, but also maintaining the property and paying expenses relating to the property. As of June 30, 2010, our Suburban properties (inclusive of ROP) were comprised of fee ownership (30 properties), and leasehold ownership (one property).

        SL Green (inclusive of ROP) also owns investments in eight retail properties encompassing approximately 374,212 square feet, three development properties encompassing approximately 399,800 square feet and two land interests. In addition, we manage three office properties owned by third parties and affiliated companies encompassing approximately 1.0 million rentable square feet. In addition, as of June 30, 2010, we also held approximately $867.4 million of structured finance investments.

SL Green Operating Partnership, L.P.

        The sole general partner of SLGOP is SL Green. Substantially all of SL Green's assets are held by, and all of its operations are conducted through, SLGOP. As of June 30, 2010, SL Green owned approximately 98.5% of the economic interests in SLGOP and noncontrolling investors held, in the aggregate, an approximately 1.5% limited partnership interest in SLGOP. At June 30, 2010, there were 1,210,748 units of limited partnership interest of SLGOP outstanding. These units receive distributions per unit in the same manner as dividends per share that are distributed to common stockholders of SL Green.

Reckson Operating Partnership, L.P.

        ROP, commenced operations on June 2, 1995. Wyoming Acquisition GP LLC, or WAGP, is the sole general partner of ROP. WAGP is a wholly-owned subsidiary of SLGOP. The sole limited partner of ROP is SLGOP.

        ROP is engaged in the ownership, management, operation, leasing, financing and development of commercial real estate properties, principally office properties, and also owns land for future development located in New York City, Westchester and Connecticut, which collectively is also known as the New York Metro Area.

        As of June 30, 2010, ROP owned the following interests in commercial office properties in the New York Metro area, primarily in midtown Manhattan, a borough of New York City. ROP's investments in the New York Metro area also include investments in Queens, Westchester County and Connecticut, which are collectively known as the Suburban assets:

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	4	3,770,000	94.1%
Suburban	Consolidated properties	16	2,642,100	84.0%
	Unconsolidated properties	1	1,402,000	100%

		21	7,814,100	91.7%

(1)
The weighted average occupancy represents the total leased square feet divided by total available square feet.

        As of June 30, 2010, ROP's Manhattan properties were comprised of fee ownership (three properties) and leasehold ownership (one property). ROP is responsible for not only collecting rent from subtenants, but also maintaining the property and paying expenses relating to the property. As of June 30, 2010, ROP's Suburban properties were comprised of fee ownership (16 properties) and leasehold ownership (one property).

Headquarters

        SL Green, SLGOP and ROP's principal corporate offices are located in midtown Manhattan at 420 Lexington Avenue, New York, New York 10170. We can be contacted at (212) 594-2700.

The Exchange Offer

Old Notes	7.75% Senior Notes due 2020, which were issued on March 16, 2010 by SL Green, SLGOP and ROP as co-obligors.
New Notes

7.75% Senior Notes due 2020, the issuance of which has been registered under the Securities Act. The form and terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Exchange Offer

We are offering to issue up to $250,000,000 aggregate principal amount of the new notes in exchange for a like principal amount of the old notes to satisfy our obligations under the registration rights agreement that was executed when the old notes were issued in a transaction in reliance upon the exemption from registration provided by Rule 144A of the Securities Act.

Expiration Date; Tenders

The exchange offer will expire at 5:00 p.m., New York City time, on            , 2010 (the 30th day following the date of this prospectus), unless extended in our sole and absolute discretion. By tendering your old notes, you represent to us that:

•       you are not our "affiliate," as defined in Rule 405 under the Securities Act or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•       you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in this exchange offer;

• you are acquiring the new notes in your ordinary course of business;
• you are not acting on behalf of any person who, to your knowledge, could not truthfully make the foregoing representations; and

•       if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution."

Withdrawal; Non Acceptance

You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on            , 2010. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"), any withdrawn or unaccepted old notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered old notes, see "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes" and the "The Exchange Offer—Withdrawal Rights."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Procedure for Tendering the Old Notes

To participate in the exchange offer, on or prior to the expiration or termination of the exchange offer you must tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, The Bank of New York Mellon, as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers."

Special Procedures for Beneficial Owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

Certain U.S. Federal Income Tax Considerations

The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption "Certain U.S. Federal Income Tax Considerations" for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.
Exchange Agent

The Bank of New York Mellon is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange Offer—Exchange Agent."

Resales

Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to the third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

• you are our "affiliate," as defined in Rule 405 under the Securities Act;
• you are engaged in, intend to engage in, or have an arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in this exchange offer;
• you are not acquiring the new notes in your ordinary course of business;
• you are acting on behalf of a person who, to your knowledge, can't truthfully make the foregoing representations; and

•       you are a participating broker-dealer that received new notes for its own account in the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activities.

If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. See the discussion below under the caption "The Exchange Offer—Procedures for Tendering Old Notes" for more information.

Broker Dealers

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were acquired by such broker-dealer as a result of market making activities or other trading activities. We have agreed that for a period of up to 180 days after the date of effectiveness of this registration statement, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" for more information.

Registration Rights Agreement

When the old notes were issued, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the terms of the registration rights agreement, we agreed to use our commercially reasonable efforts to file with the Comission and cause to become effective, a registration statement relating to an offer to exchange the old notes for the new notes.

If we do not complete the exchange offer within 285 days (December 27, 2010) of the date of issuance of the old notes, the interest rate borne by the old notes will be increased at a rate of 0.25% per annum for the first 90 days and thereafter it will be increased to 0.50% per annum (but shall not exceed 0.50% per annum over the rate shown on the cover page) until the exchange offer is completed, or until the old notes are freely transferable under Rule 144 of the Securities Act.

Under some circumstances set forth in the registration rights agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Consequences of Not Exchanging Old Notes

        If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Summary Description of New Notes

        The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. For a more complete understanding of the new notes, see "Description of the New Notes."

Co-Obligors	SL Green Realty Corp., SL Green Operating Partnership, L.P. and Reckson Operating Partnership, L.P.
Notes Offered	7.75% Senior Notes due 2020.
Maturity Date	The new notes will mature on March 15, 2020.
Interest Payment Dates

The new notes will bear interest at the rate of 7.75% per year. We will pay interest on the new notes semiannually in arrears in cash on March 15 and September 15 of each year, beginning on September 15, 2010.

Ranking

The new notes will be the joint and several senior unsecured obligations of SL Green, SLGOP and ROP and be pari passu with all of SL Green's, SLGOP's and ROP's senior indebtedness and senior to all of SL Green's, SLGOP's and ROP's existing and future subordinated indebtedness. As of June 30, 2010, SLGOP had approximately $1.7 billion aggregate principal amount of unsecured unsubordinated indebtedness (inclusive of $708.8 million aggregate principal amount of unsecured unsubordinated indebtedness of ROP).

The new notes will be structurally subordinated to all existing debt of SL Green's subsidiaries (other than SLGOP and ROP), including their respective guaranties under SLGOP's 2007 unsecured revolving credit facility (the "Credit Facility"). As of June 30, 2010, the total outstanding indebtedness of SL Green's subsidiaries was approximately $4.6 billion (inclusive of $0.9 billion of total outstanding indebtedness of ROP's subsidiaries). The new notes will effectively be junior to all of SL Green's, SLGOP's and ROP's existing and future secured debt. See "Description of Other Indebtedness."

Optional Redemption

The new notes are redeemable at any time at our option, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the new notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such new notes (or portion thereof). See "Description of the New Notes—Optional Redemption."

Certain Covenants

The indenture governing the new notes (the "Indenture") contains covenants that, among other things, limits ROP and its subsidiaries' ability to incur additional debt and encumber assets. These covenants are subject to important exceptions and qualifications. See "Description of the New Notes—Certain Covenants."

Form and Denomination	The new notes will be issued in denominations of $1,000 and any integral multiple of $1,000.

RISK FACTORS

        You should carefully consider the risks described below, in addition to other information contained in or incorporated by reference to this prospectus, before deciding to tender your old notes in the exchange offer. The risk factors set forth below, other than those which discuss the consequences of failing to exchange your old notes in the exchange offer, are generally applicable to both the old notes and the new notes. The risks below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business operations. The following risks could affect our business, financial condition or results of operations.

 Risks Related to the Exchange Offer and Holding the New Notes

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

        If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

You must comply with the exchange offer procedures in order to receive new, freely tradable new notes.

        Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the Exchange Agent's account at DTC, New York, New York as depository, including an Agent's Message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

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  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in lieu of the letter of transmittal; and

  •
  any other documents required by the letter of transmittal.

        Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Procedures for Tendering Old Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Our level of indebtedness could adversely affect our operations and effectively reduce the amount of funds available for other business purposes, including our ability to make payments of principal and interest on the new notes.

        We have a substantial amount of outstanding indebtedness, a large portion of which is due and payable prior to the maturity of the new notes. The total principal amount of our outstanding consolidated indebtedness was approximately $4.6 billion (including approximately $0.9 billion of consolidated indebtedness of ROP) as of June 30, 2010. In addition, ROP and certain of its subsidiaries also provide a senior guaranty of SLGOP's obligations under the Credit Facility. ROP and its subsidiaries' respective obligations to guarantee amounts payable under the Credit Facility are limited by the Allocable Guaranty Limitation, as defined in the guaranty agreement under the Credit Facility. As of June 30, 2010, the maximum amount of ROP's guaranty obligation was approximately $566.1 million. Our respective levels of indebtedness could reduce funds available for additional acquisitions, capital expenditures or other business purposes, impact our credit ratings, restrict our financial and operating flexibility or create competitive disadvantages compared to other companies with lower debt levels. In addition, this debt may be unassumable by a potential purchaser and may be subject to significant prepayment penalties.

        Our ability to make payments of principal and interest on our indebtedness, including the new notes, depends upon our future performance, which will be subject to general economic conditions and financial, business and other factors affecting our consolidated operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our respective debt and meet our other cash requirements, we may be required, among other things:

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  to seek additional financing in the debt or equity markets;

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  to refinance or restructure all or a portion of our indebtedness, including the new notes;

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  to sell selected assets or businesses; or

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  to reduce or delay planned capital or operating expenditures.

        Such measures might not be sufficient to enable us to service our debt and meet our other cash requirements, including the new notes. In addition, any such financing, refinancing or sale of assets might not be available at all or on economically favorable terms.

Since the new notes are unsecured, your right to receive payments on the new notes is effectively subordinated to all of our existing and future secured debt, and structurally subordinated to all existing and future liabilities of our subsidiaries.

        The new notes are unsecured, unsubordinated obligations that rank equal in right of payment with all of SL Green's, SLGOP's and ROP's existing and future unsecured and unsubordinated debt. However, the new notes are effectively junior to all of ROP's, SL Green's and SLGOP's secured debt to the extent of the value of the assets securing that debt. The Indenture does not place any limitation on the amount of secured or unsecured senior indebtedness that SL Green or SLGOP may incur. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of SL Green's, SLGOP's or ROP's secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the new notes. In such an event, SL Green, SLGOP or ROP may not have sufficient assets remaining to pay amounts due on any or all of the new notes. In addition, the new notes are structurally subordinated to all future obligations of SL Green's subsidiaries, other than SLGOP and ROP. The new notes are also structurally subordinated to guarantees of SLGOP's debt by SLGOP's subsidiaries, other than ROP.

There is no established trading market for the new notes, which could limit their market price or the ability to sell them for an amount equal to or higher than their initial offering price.

        The new notes are a new issue of securities for which there currently is no trading market. As a result, we cannot provide any assurances that a market will develop for the new notes or that you will be able to sell your new notes. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for quotation on any automated dealer system. If any of the new notes are traded after their initial issuance, they may trade at a discount to their face value. Future trading prices of the new notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Accordingly, you may be required to bear the financial risk of an investment in the new notes for an indefinite period of time.

The limited covenants in the Indenture governing the new notes and the terms of the new notes will not provide protection against significant events that could adversely impact your investment in the new notes.

        The Indenture governing the new notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the new notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit the ability of SL Green or SLGOP to incur additional indebtedness; or

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  prohibit us, subject to certain conditions, from entering into a reorganization, restructuring, merger or similar transaction that may adversely affect the holder of the new notes.

        When evaluating the terms of the new notes, you should be aware that the terms of the Indenture and the new notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the new notes.

ROP's credit ratings may not reflect all risks of your investment in the new notes.

        ROP's credit ratings are an assessment by rating agencies of its ability to pay its debts when due. Consequently, real or anticipated changes in any of ROP's credit ratings will generally affect the market value of the new notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the new notes. Agency ratings are not a recommendation to buy, sell or hold any security and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating.

Risks Related to Our Business

Declines in the demand for office space in New York City, and in particular, in midtown Manhattan, as well as our Suburban markets, including Westchester County, Connecticut, New Jersey and Long Island, resulting from general economic conditions could adversely affect the value of our real estate portfolio and our results of operations and, consequently, our ability to service current debt.

        Most of our commercial office properties are located in midtown Manhattan. As a result, our business is dependent on the condition of the New York City economy in general and the market for office space in midtown Manhattan, in particular. Weakness in the New York City economy could materially reduce the value of our real estate portfolio and our rental revenues, and thus adversely affect our ability to service current debt. The Manhattan vacancy rate continues to exceed 11% although we expect that to moderate slightly by the end of 2010. We could also be impacted by weakness in our Suburban markets, including Westchester County, Connecticut, New Jersey and Long Island.

We may be unable to renew leases or relet space as leases expire.

        When our tenants decide not to renew their leases upon their expiration, we may not be able to relet the space. Even if tenants do renew or we can relet the space, the terms of renewal or reletting, including the cost of required renovations, may be less favorable than current lease terms. Through the end of 2014, leases will expire on approximately 36.7% and 15.2% of the rentable square feet at our consolidated properties and unconsolidated joint venture properties, respectively (including approximately 39.1% of the rentable square feet at ROP's consolidated properties), and these leases currently have annualized escalated rental income totaling approximately $284.5 million and $66.0 million, respectively. We also have some leases with termination options beyond 2014. If we are unable to promptly renew the leases or relet this space at similar rates, our cash flow and ability to service debt would be adversely affected.

The expiration of long term leases or operating sublease interests could adversely affect our results of operations.

        Our interests in seven of our commercial office properties are through either long-term leasehold or operating sublease interests in the land and the improvements, rather than by a fee interest in the land. Unless we can purchase a fee interest in the underlying land or extend the terms of these leases before their expiration, we will lose our right to operate these properties and our interest in the improvements upon expiration of the leases, which would significantly adversely affect our results of operations. These properties are 673 First Avenue, 420 Lexington Avenue, 461 Fifth Avenue, 711 Third Avenue, 625 Madison Avenue, 1185 Avenue of the Americas, all in Manhattan, and 1055 Washington Avenue, in Connecticut. We have the ability to acquire the fee position at 461 Fifth Avenue for a fixed price on a specific date. The average remaining term of these long-term leases, including our unilateral extension rights on each of the properties, is approximately 43 years. Pursuant to the operating sublease arrangements, we, as tenant under the operating sublease, perform the functions traditionally performed by landlords with respect to our subtenants. We are responsible for not only collecting rent from our subtenants, but also maintaining the property and paying expenses relating to the property. Our share of annualized escalated rents of these properties at June 30, 2010 totaled approximately $239.0 million, or 24.4%, of our share of total portfolio annualized revenue associated with these properties.

Our results of operations rely on major tenants, including in the financial services sector, and insolvency, bankruptcy or receivership of these and other tenants could adversely affect our results of operations.

        Giving effect to leases in effect as of June 30, 2010 for consolidated properties and unconsolidated joint venture properties as of that date, our five largest tenants, based on square footage leased, accounted for approximately 23.0% of our share of portfolio annualized rent, and three tenants, Citigroup, Inc. (and its affiliates), Viacom International Inc. and Credit Suisse Securities (USA) LLC, accounted for approximately 8.3%, 5.4% and 6.2% of our share of portfolio annualized rent, respectively. In addition, the financial services sector accounted for approximately 38% of our total annualized revenues and 37% of our square feet leased of our portfolio as of June 30, 2010. This sector continues to experience significant turmoil which has resulted in significant job losses.

        Giving effect to leases in effect as of June 30, 2010 for consolidated properties and unconsolidated joint venture properties as of that date, ROP's five largest tenants, based on square footage leased, accounted for approximately 23.0% of ROP's share of portfolio annualized rent, and three tenants, Citigroup, Inc. (and its affiliates), Debevoise & Plimpton, LLP and Schulte Roth & Zabel LLP,

accounted for approximately 5.5%, 7.4% and 3.0% of ROP's share of portfolio annualized rent, respectively.

        If current economic conditions persist or deteriorate, we may experience increases in past due accounts, defaults, lower occupancy and reduced effective rents, particularly in respect of our financial service tenants. Our business would be adversely affected if any of our major tenants or any other tenants became insolvent, declared bankruptcy, are put into receivership or otherwise refused to pay rent in a timely fashion or at all.

Adverse economic and geopolitical conditions in general and the Northeastern commercial office markets in particular could have a material adverse effect on our results of operations and financial condition.

        Our business may be affected by the unprecedented volatility and illiquidity in the financial and credit markets, the general global economic recession, and other market or economic challenges experienced by the U.S. economy or real estate industry as a whole. Our business may also be adversely affected by local economic conditions, as substantially all of our revenues are derived from our properties located in the Northeast, particularly in New York City, Westchester County and Connecticut. Because our portfolio consists primarily of commercial office buildings (as compared to a more diversified real estate portfolio) located principally in Manhattan, if economic conditions persist or deteriorate, then our results of operations, financial condition and ability to service current debt may be adversely affected by the following, among other potential conditions:

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  significant job losses in the financial and professional services industries have occurred and may continue to occur, which may decrease demand for our office space, causing market rental rates and property values to be negatively impacted;

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  our ability to borrow on terms and conditions that we find acceptable, or at all, may be limited, which could reduce our ability to pursue acquisition and development opportunities and refinance existing debt, reduce our returns from both our existing operations and our acquisition and development activities and increase our future interest expense;

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  reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans; and

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  reduced liquidity in debt markets and increased credit risk premiums for certain market participants may impair our ability to access capital.

        These conditions, which could have a material adverse effect on our results of operations, financial condition and ability to pay distributions, may continue or worsen in the future.

There can be no assurance that the actions of the U.S. government, Federal Reserve and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, or market response to those actions, will achieve the intended effect, and our business may not benefit from and may be adversely impacted by these actions and further government or market developments could adversely impact us.

        Since mid-2007, and particularly during the second half of 2008, the financial services industry and the securities markets generally were materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. This was initially triggered by declines in the value of subprime mortgages, but spread to all mortgage and real estate asset classes, to leveraged bank loans and to nearly all asset classes, including equities. The global markets have been characterized by substantially increased volatility and short-selling and an overall loss of investor confidence, initial in financial institutions, but more recently in companies in a number of other industries and in the broader markets. The decline in asset values has caused increases in margin calls for investors, requirements that derivatives counterparties post additional collateral and redemptions by mutual and hedge fund investors, all of which have increased the downward pressure on asset values and outflows of client funds across the financial services industry. In addition, the increased redemptions and unavailability of credit have required hedge funds and others to rapidly reduce leverage, which has increased volatility and further contributed to the decline in asset values.

        In response to the recent unprecedented financial issues affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions, the Emergency Economic Stabilization Act of 2008 ("EESA"), was signed into law on October 3, 2008. The EESA provides the U.S. Secretary of Treasury with the authority to establish a Troubled Asset Relief Program ("TARP"), to purchase from financial institutions up to $700 billion of residential or commercial mortgages and any securities, obligations, or other instruments based on, or related to, such mortgages, that in each case was originated or issued on or before March 14, 2008. EESA also provides for a program that would allow companies to insure their troubled assets. On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 ("ARRA"), a $787 billion stimulus bill for the purpose of stabilizing the economy by creating jobs among other things. As of June 25, 2010, the U.S. Treasury is managing or overseeing the following programs under TARP: the Capital Purchase Program ("CCP"), the Systemically Significant Failing Institutions Program ("SSFIP"), the Auto Industry Financing Program ("AIFP"), the Legacy Public-Private Investment Program ("-PPIP"), and the Homeowner Affordability and Stability Plan ("HASP") which is partially financed by TARP.

        There can be no assurance that the EESA, TARP or other programs will have a beneficial impact on the financial markets, including current extreme levels of volatility. In addition, the U.S. Government, Federal Reserve and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur or what impact, if any, such actions could have on our business, results of operations and financial condition.

We may suffer adverse consequences if our revenues decline since our operating costs do not necessarily decline in proportion to our revenue.

        We earn a significant portion of our income from renting our properties. Our operating costs, however, do not necessarily fluctuate in relation to changes in our rental revenue. This means that our costs will not necessarily decline even if our revenues do. Our operating costs could also increase while our revenues do not. If our operating costs increase but our rental revenues do not, we may be forced to borrow to cover our costs, we may incur losses and we may not have cash available for distributions.

We face risks associated with property acquisitions.

        We may acquire individual properties and portfolios of properties, including large portfolios that could significantly increase our size and alter our capital structure. Our acquisition activities and their success may be exposed to the following risks:

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  even if we enter into an acquisition agreement for a property, it is usually subject to customary conditions to closing, including due diligence investigations to our satisfaction;

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  we may be unable to finance acquisitions on favorable terms or at all;

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  acquired properties may fail to perform as we expected;

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  our estimates of the costs of repositioning or redeveloping acquired properties may be inaccurate;

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  we may not be able to obtain adequate insurance coverage for new properties;

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  acquired properties may be located in new markets where we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

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  we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations, and as a result our results of operations and financial condition could be adversely affected.

        We may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities. As a result, if a liability were asserted against us based upon those properties, we might have to pay substantial sums to settle it, which could adversely affect our cash flow. Unknown liabilities with respect to properties acquired might include:

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  liabilities for clean-up of undisclosed environmental contamination;

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  claims by tenants, vendors or other persons dealing with the former owners of the properties;

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  liabilities incurred in the ordinary course of business; and

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  claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

Competition for acquisitions may reduce the number of acquisition opportunities available to us and increase the costs of those acquisitions.

        We plan to continue to acquire properties as we are presented with attractive opportunities. We may face competition for acquisition opportunities with other investors, particularly private investors who can incur more leverage, and this competition may adversely affect us by subjecting us to the following risks:

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  an inability to acquire a desired property because of competition from other well-capitalized real estate investors, including publicly traded and privately held REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, sovereign wealth funds, pension trusts, partnerships and individual investors; and

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  an increase in the purchase price for such acquisition property, in the event we are able to acquire such desired property.

We rely on seven large properties for a significant portion of our revenue.

        As of June 30, 2010, seven of our properties, 220 East 42nd Street, 420 Lexington Avenue, One Madison Avenue, 485 Lexington Avenue, 1185 Avenue of the Americas, 1515 Broadway and 388-390 Greenwich Street, accounted for approximately 41.4% of our portfolio annualized rent, including our share of joint venture annualized rent, and no single property accounted for more than approximately 7% of our portfolio annualized rent, including our share of joint venture annualized rent. Our interest in 1185 Avenue of the Americas is held through ROP and constitutes 28% of ROP's portfolio annualized rent, including its share of joint venture annualized rent. As of June 30, 2010, ROP also held our interest in 919 Third Avenue, 810 Seventh Avenue and 1350 Avenue of the Americas. Those three properties, along with 1185 Avenue of the Americas, accounted for approximately 71% of ROP's portfolio annualized rent, including its share of joint venture annualized rent on June 30, 2010. Revenue and cash available for distribution by SL Green's subsidiaries, including SLGOP and ROP, to SL Green and by SL Green to its stockholders would be materially adversely affected if the ground lease for the 420 Lexington Avenue or 1185 Avenue of the Americas property were terminated for any reason or if one or all of these properties were materially damaged or destroyed. Additionally, revenue would be materially adversely affected if our tenants at these properties experienced a downturn in their business which may weaken their financial condition and result in their failure to timely make rental payments, defaulting under their leases or filing for bankruptcy.

The continuing threat of terrorist attacks may adversely affect the value of our properties and our ability to generate cash flow.

        There may be a decrease in demand for space in New York City because it is considered at risk for future terrorist attacks, and this decrease may reduce our revenues from property rentals. In the aftermath of a terrorist attack, tenants in the New York City area may choose to relocate their business to less populated, lower-profile areas of the United States that are not as likely to be targets of future terrorist activity. This in turn would trigger a decrease in the demand for space in the New York City area, which could increase vacancies in our properties and force us to lease our properties on less favorable terms. As a result, the value of our properties and the level of our revenues could materially decline.

A terrorist attack could cause insurance premiums to increase significantly.

        We maintain "all-risk" property and rental value coverage (including coverage regarding the perils of flood, earthquake and terrorism) within two property insurance portfolios and liability insurance. The first property portfolio maintains a blanket limit of $600.0 million per occurrence for the majority of the New York City properties in our portfolio with a sub-limit of $500.0 million for acts of terrorism. This policy expires in December 31, 2010. The second portfolio maintains a limit of $600.0 million per occurrence, including terrorism, for a few New York City properties and the majority of the Suburban properties. The second property policy expires on December 31, 2010. Additional coverage may be purchased on a stand-alone basis for certain assets. The liability policies cover all our properties and provide limits of $200.0 million per property. The liability policies expire on October 31, 2010.

        In October 2006, we formed a wholly-owned taxable REIT subsidiary, Belmont Insurance Company, or Belmont, to act as a captive insurance company and be one of the elements of our overall insurance program. Belmont was formed in an effort to, among other reasons, stabilize to some extent the fluctuations of insurance market conditions. Belmont is licensed in New York to write Terrorism, NBCR (nuclear, biological, chemical, and radiological), General Liability, Environmental Liability and D&O coverage.

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  Terrorism: Belmont acts as a direct property insurer with respect to a portion of our terrorism coverage for the New York City properties. Effective September 1, 2009, Belmont increased its terrorism coverage from $250 million to $400 million in an upper layer. In addition Belmont purchased reinsurance to reinsure the retained insurable risk not otherwise covered under Terrorism Risk Insurance Program Reauthorization and Extension Act of 2007, or TRIPRA, as detailed below.

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  NBCR: Belmont acts as a direct insurer of NBCR coverage up to $250 million on the entire property portfolio for certified acts of terrorism above a program trigger of $100.0 million. Belmont is responsible for a small deductible and 15% of the remaining balance of a loss, with the remaining 85% covered by the Federal government.

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  General Liability: For the period commencing October 31, 2010, Belmont will insure a deductible on the general liability insurance with a $150,000 deductible per occurrence and a $2.2 million annual aggregate stop loss limit. We have secured an excess insurer to protect against catastrophic liability losses above the $150,000 deductible per occurrence and a stop loss if aggregate claims exceed $2.2 million. Prior policy years carry a higher per occurrence deductible and aggregate stop losses. Belmont has retained a third party administrator to manage all claims within the deductible and we anticipate that direct management of liability claims will improve loss experience and ultimately lower the cost of liability insurance in future years. In addition, we have an umbrella liability policy of $200.0 million.

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  Environmental Liability: Belmont insures a deductible of $1 million per occurrence on a $30 million environmental liability policy covering the entire portfolio.

        As long as we own Belmont, we are responsible for its liquidity and capital resources, and the accounts of Belmont are part of our consolidated financial statements. If we experience a loss and Belmont is required to pay under its insurance policy, we would ultimately record the loss to the extent of Belmont's required payment. Therefore, insurance coverage provided by Belmont should not be considered as the equivalent of third-party insurance, but rather as a modified form of self-insurance.

        The Terrorism Risk Insurance Act, or TRIA, which was enacted in November 2002, was renewed on December 31, 2007. Congress extended TRIA, now called TRIPRA (Terrorism Risk Insurance Program Reauthorization and Extension Act of 2007) until December 31, 2014. The law extends the federal Terrorism Insurance Program that requires insurance companies to offer terrorism coverage and provides for compensation for insured losses resulting from acts of certified terrorism, subject to our current program trigger of $100.0 million. Our debt instruments, consisting of mortgage loans secured by our properties (which are generally non-recourse to us), mezzanine loans, ground leases, our 2007 unsecured revolving credit facility and other corporate obligations, contain customary covenants requiring us to maintain insurance. Although we believe that we currently maintain sufficient insurance coverage to satisfy these obligations, there is no assurance that in the future we will be able to procure coverage at a reasonable cost. In such instances, there can be no assurance that the lenders or ground lessors under these instruments will not take the position that a total or partial exclusion from "all-risk" insurance coverage for losses due to terrorist acts is a breach of these debt and ground lease instruments that allows the lenders or ground lessors to declare an event of default and accelerate repayment of debt or recapture of ground lease positions. In addition, if lenders insist on full coverage for these risks and prevail in asserting that we are required to maintain such coverage, it could result in substantially higher insurance premiums.

        We have a 49.9% interest in the property at 100 Park Avenue, where we participate with Prudential, which carries a blanket policy of $500.0 million of "all-risk" property insurance, including terrorism coverage. We own One Madison Avenue, which is under a triple net lease with insurance provided by the tenant, Credit Suisse Securities (USA) LLC, or CS. We monitor the coverage provided by CS to make sure that our asset is adequately protected. We have a 50.6% interest in the property at 388 and 390 Greenwich Street, where we participate with SITQ, which is leased on a triple net basis to Citigroup, N.A., which provides insurance coverage directly. We monitor all triple net leases to ensure that tenants are providing adequate coverage. Other joint ventures may be covered under separate policies from our policies, at coverage limits which we deem to be adequate. We continually monitor these policies. Although we consider our insurance coverage to be appropriate, in the event of a major catastrophe, such as an act of terrorism, we may not have sufficient coverage to replace certain properties.

Our dependence on smaller and growth-oriented businesses to rent our office space could adversely affect our cash flow and results of operations.

        Many of the tenants in our properties are smaller, growth-oriented businesses that may not have the financial strength of larger corporate tenants. Smaller companies generally experience a higher rate of failure than large businesses. Growth-oriented firms may also seek other office space, including Class A space, as they develop. Dependence on these companies could create a higher risk of tenant defaults, turnover and bankruptcies, which could adversely affect our distributable cash flow and results of operations.

Debt financing, financial covenants, degree of leverage, and increases in interest rates could adversely affect our economic performance.

         Scheduled debt payments could adversely affect our results of operations.

        The total principal amount of our outstanding consolidated indebtedness was approximately $4.6 billion (including approximately $0.9 billion of consolidated indebtedness of ROP) as of June 30, 2010, consisting of approximately $0.8 billion under the Credit Facility, $0.9 billion under our senior unsecured notes, including the old notes (including $708.8 million outstanding under ROP's senior unsecured notes, including the notes), $100.0 million under our junior subordinated deferrable interest debentures and approximately $2.8 billion of non-recourse mortgage loans on seventeen of our properties (including a $222.3 million non recourse-mortgage loan on one of ROP's properties). In addition, we could increase the amount of our outstanding indebtedness in the future, in part by borrowing under the Credit Facility, which had $627.0 million available for draw as of June 30, 2010. The Credit Facility matures in June 2011 and has a one-year as-of-right extension option. As of June 30, 2010, the total principal amount of non-recourse indebtedness outstanding at the joint venture properties was approximately $4.1 billion (including $315.0 million of non-recourse indebtedness outstanding at ROP's joint venture properties), of which our proportionate share was approximately $1.8 billion (including ROP's proportionate share of $94.5 million). Cash flow could be insufficient to pay distributions at expected levels and meet the payments of principal and interest required under our current mortgage indebtedness, the Credit Facility, senior unsecured notes, debentures and indebtedness outstanding at our joint venture properties.

        If we are unable to make payments under the Credit Facility, all amounts due and owing at such time will accrue interest at a rate equal to 4% higher than the rate at which each draw was made. If a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, the mortgagee could foreclose on the property, resulting in loss of income and asset value. Foreclosure on mortgaged properties or an inability to make payments under the Credit Facility would have a negative impact on our financial condition and results of operations.

        We may not be able to refinance existing indebtedness, which in all cases requires substantial principal payments at maturity. In 2010, none of our corporate indebtedness or debt on our unconsolidated joint venture properties will mature. There are no debt maturities in 2010 on our consolidated properties. In April 2010, SL Green repurchased approximately $13.2 million aggregate principal amount of the 4% Exchangeable Senior Debentures due 2025, or the Debentures, of ROP in connection with its cash tender offer for certain securities of SLGOP and ROP. In addition, on June 15, 2010, ROP repurchased approximately $80.7 million aggregate principal amount of the Debentures at the option of holders. ROP has the right redeem the remaining Debentures at any time. At the present time, we intend to exercise extension options or refinance the debt associated with our properties on or prior to their respective maturity dates. If any principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, our cash flow will not be sufficient in all years to repay all maturing debt. At the time of refinancing, prevailing interest rates or other factors, such as the possible reluctance of lenders to make commercial real estate loans may result in higher interest rates. Increased interest expense on the refinanced debt would adversely affect cash flow and our ability to service debt.

         Financial covenants could adversely affect our ability to conduct our business.

        The mortgages and mezzanine loans on our properties contain customary negative covenants that limit our ability to further mortgage the property, to enter into new leases or materially modify existing leases, and to discontinue insurance coverage. The Credit Facility contains customary restrictions and requirements on our method of operations. The Credit Facility also requires us to maintain designated ratios of total debt-to-assets, debt service coverage and unencumbered assets-to-unsecured debt. In addition, the terms of our senior unsecured notes include certain restrictions and covenants which limit, among other things, the incurrence of additional indebtedness and liens, and which require compliance with financial ratios relating to minimum amount of debt service coverage, the maximum amount of consolidated unsecured and secured indebtedness and the minimum amount of unencumbered assets. These restrictions could adversely affect our results of operations.

         Rising interest rates could adversely affect our cash flow.

        Advances under the Credit Facility and certain property-level mortgage debt bear interest at a variable rate. These consolidated variable rate borrowings totaled approximately $1.3 billion at June 30, 2010. In addition, we could increase the amount of our outstanding variable rate debt in the future, in part by borrowing under the Credit Facility, which had $627.0 million available for draw as of June 30, 2010. Borrowings under the Credit Facility currently bear interest at a spread equal to the 30-day LIBOR, plus 90 basis points. As of June 30, 2010, borrowings under the Credit Facility and junior subordinated deferrable interest debentures totaled $0.8 billion and $100.0 million, respectively, and bore interest at 1.21% and 5.61%, respectively. We may incur indebtedness in the future that also bears interest at a variable rate or may be required to refinance our debt at higher rates. Accordingly, increases in interest rates above that which we anticipated based upon historical trends could adversely affect our results of operations and financial conditions. At June 30, 2010, a hypothetical 100 basis point increase in interest rates along the entire interest rate curve would increase our annual interest costs by approximately $12.9 million and would increase our share of joint venture annual interest costs by approximately $6.1 million.

         Failure to hedge effectively against interest rate changes may adversely affect results of operations.

        The interest rate hedge instruments we use to manage some of our exposure to interest rate volatility involve risk, such as the risk that counterparties may fail to honor their obligations under these arrangements. In addition, these arrangements may not be effective in reducing our exposure to interest rate changes. Failure to hedge effectively against interest rate changes may adversely affect our results of operations.

         No limitation on debt could adversely affect our cash flow.

        Our organizational documents do not contain any limitation on the amount of indebtedness we may incur. As of June 30, 2010, assuming the conversion of all outstanding units of SLGOP into shares of SL Green common stock, our combined debt-to-market capitalization ratio, including our share of joint venture debt of approximately $1.8 billion, was approximately 57.3%. We have historically targeted a debt-to-market capitalization less than this. However, due to the significant decrease in SL Green's stock price we are currently operating in excess of that threshold. We are currently undertaking steps aimed at reducing our debt. Any changes that increase our debt to market capitalization percentage could be viewed negatively by investors. As a result, SL Green's stock price could decrease. SL Green's market capitalization is variable and does not necessarily reflect the fair market value of its assets at all times. We also consider factors other than market capitalization in making decisions regarding the incurrence of indebtedness, such as the purchase price of properties to be acquired with debt financing, the estimated market value of our properties upon refinancing and the ability of particular properties and our business as a whole to generate cash flow to cover expected debt service.

Structured finance investments could cause us to incur expenses, which could adversely affect our results of operations.

        We owned mezzanine loans, junior participations and preferred equity interests in 28 investments with an aggregate book value of approximately $867.4 million (including three of ROP's investments with an aggregate book value of $27.8 million) at June 30, 2010. Such investments may or may not be recourse obligations of the borrower and are not insured or guaranteed by governmental agencies or otherwise. In the event of a default under these obligations, we may have to realize upon our collateral and thereafter make substantial improvements or repairs to the underlying real estate in order to maximize the property's investment potential. Borrowers may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against such enforcement and/or bring claims for lender liability in response to actions to enforce their obligation to us. Relatively high loan-to-value ratios and declines in the value of the property may prevent us from realizing an amount equal to our investment upon foreclosure or realization.

        We maintain and regularly evaluate financial reserves to protect against potential future losses. Our reserves reflect management's judgment of the probability and severity of losses. We cannot be certain that our judgment will prove to be correct and that reserves will be adequate over time to protect against potential future losses because of unanticipated adverse changes in the economy or events adversely affecting specific properties, assets, tenants, borrowers, industries in which our tenants and borrowers operate or markets in which our tenants and borrowers or their properties are located. We believe the increase in our non-performing loans has been driven by the recent credit crisis, which have adversely impacted the ability of many of our borrowers to service their debt and refinance our loans to them at maturity. We significantly increased our provision for loan losses to $93.8 million and our direct write-offs to $69.1 million in 2009 based upon the performance of our assets and conditions in the financial markets and overall economy, which continued to deteriorate in 2009. We increased our provision for loan loss by $11.0 million during the six months ended June 30, 2010. If our reserves for credit losses prove inadequate, we could suffer losses which would have a material adverse affect on our financial performance, the market prices of our securities.

Special Servicing Activities could result in liability to us.

        We provide special servicing activities on behalf of third parties. We have been rated by Fitch and S&P to provide such services. An intended or unintended breach of the servicing standards and/or our fiduciary duties to bondholders could result in material liability to us.

Joint investments could be adversely affected by our lack of sole decision-making authority and reliance upon a co-venturer's financial condition.

        We co-invest with third parties through partnerships, joint ventures, co-tenancies or other entities, acquiring noncontrolling interests in, or sharing responsibility for managing the affairs of, a property, partnership, joint venture, co-tenancy or other entity. Therefore, we will not be in a position to exercise sole decision-making authority regarding that property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may involve risks not present were a third party not involved, including the possibility that our partners, co-tenants or co-venturers might become bankrupt or otherwise fail to fund their share of required capital contributions. Additionally, our partners or co-venturers might at any time have economic or other business interests or goals, which are inconsistent with our business interests or goals. These investments may also have the potential risk of impasses on decisions such as a sale, because neither we nor the partner, co-tenant or co-venturer would have full control over the partnership or joint venture. Consequently, actions by such partner, co-tenant or co-venturer might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may, in specific circumstances, be liable for the actions of our third-party partners, co-tenants or co-venturers. As of June 30, 2010, our unconsolidated joint ventures owned 14 properties (including one property owned by ROP's unconsolidated joint venture) and we had an aggregate cost basis in the joint ventures totaling approximately $775.8 million (including ROP's aggregate cost basis of $49.0 million in its joint venture). As of June 30, 2010, our share of joint venture debt totaled approximately $1.8 billion (including ROP's share of $94.5 million).

Our joint venture agreements may contain terms in favor of our partners that could have an adverse effect on the value of our investments in the joint ventures.

        Each of our joint venture agreements has been individually negotiated with our partner in the joint venture and, in some cases, we have agreed to terms that are favorable to our partner in the joint venture. For example, our partner may be entitled to a specified portion of the profits of the joint venture before we are entitled to any portion of such profits and our partner may have rights to buy our interest in the joint venture, to force us to buy the partner's interest in the joint venture or to compel the sale of the property owned by such joint venture. These rights may permit our partner in a particular joint venture to obtain a greater benefit from the value or profits of the joint venture than us, which could have an adverse effect on the value of our investment in the joint venture and on our financial condition and results of operations. We may also enter into similar arrangements in the future.

We are subject to possible environmental liabilities and other possible liabilities.

        We are subject to various federal, state and local environmental laws. These laws regulate our use, storage, disposal and management of hazardous substances and wastes and can impose liability on property owners or operators for the clean-up of certain hazardous substances released on a property and any associated damage to natural resources without regard to whether the release was legal or whether it was caused by the property owner or operator. The presence of hazardous substances on our properties may adversely affect occupancy and our ability to develop or sell or borrow against those properties. In addition to potential liability for clean-up costs, private plaintiffs may bring claims for personal injury, property damage or for similar reasons. Various laws also impose liability for the clean-up of contamination at any facility (e.g., a landfill) to which we have sent hazardous substances for treatment or disposal, without regard to whether the materials were transported, treated and disposed in accordance with law.

We may incur significant costs complying with the Americans with Disabilities Act and similar laws.

        Our properties may be subject to other risks relating to current or future laws including laws benefiting disabled persons, and other state or local zoning, construction or other regulations. These laws may require significant property modifications in the future for which we may not have budgeted and could result in fines being levied against us. The occurrence of any of these events could have an adverse impact on our cash flows and ability to make distributions to stockholders.

        Under the Americans with Disabilities Act, or ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Additional federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate our properties. We have not conducted an audit or investigation of all of our properties to determine our compliance. If one or more of our properties is not in compliance with the ADA or other legislation, then we would be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with ADA or other legislation. If we incur substantial costs to comply with the ADA and any other legislation, our financial condition, results of operations and cash flow and/or ability to satisfy our debt service obligations could be adversely affected.

We face potential conflicts of interest.

         Limitations on our ability to sell or reduce the indebtedness on specific mortgaged properties could adversely affect our results of operations and financial condition.

        On May 15, 2002, we acquired the property located at 1515 Broadway, New York, New York. Under a tax protection agreement established to protect the limited partners of the partnership that transferred 1515 Broadway to us, we have agreed not to take certain action that would adversely affect the limited partners' tax positions before December 31, 2011. We also acquired the property located at 625 Madison Avenue, New York, New York, on October 19, 2004 and have agreed not to take certain action that would adversely affect the tax positions of certain of the partners who held interests in this property prior to the acquisition, for a period of seven years after the acquisition.

        In connection with future acquisitions of interests in properties, we may agree to similar restrictions on our ability to sell or refinance the acquired properties with similar potential adverse consequences.

         There are potential conflicts of interest between SL Green and Mr. Green.

        There is a potential conflict of interest relating to the disposition of certain property contributed to us by Stephen L. Green, and his family in SL Green's initial public offering. Mr. Green serves as the chairman of SL Green's board of directors and is an executive officer. As part of our formation, Mr. Green contributed appreciated property, with a net book value of $73.5 million, to SLGOP in exchange for units of limited partnership interest in SLGOP. He did not recognize any taxable gain as a result of the contribution. SLGOP, however, took a tax basis in the contributed property equal to that of the contributing unitholder. The fair market value of the property contributed by him exceeded his tax basis by approximately $34.0 million at the time of contribution. The difference between fair market value and tax basis at the time of contribution represents a built-in gain. If we sell a property in a transaction in which a taxable gain is recognized, for tax purposes the built-in gain would be allocated solely to him and not to SL Green. As a result, Mr. Green has a conflict of interest if the sale of a property, which he contributed, is in SL Green's best interest but not his.

        There is a potential conflict of interest relating to the refinancing of indebtedness specifically allocated to Mr. Green. Mr. Green would recognize gain if he were to receive a distribution of cash from SLGOP in an amount that exceeds his tax basis in his partnership units. His tax basis includes his share of debt, including mortgage indebtedness, owed by SLGOP. If SLGOP were to retire such debt, then he would experience a decrease in his share of liabilities, which, for tax purposes, would be treated as a distribution of cash to him. To the extent the deemed distribution of cash exceeded his tax basis, he would recognize gain.

         Members of management may have a conflict of interest over whether to enforce terms of agreements with entities with which senior management, directly or indirectly, has an affiliation.

        Through Alliance Building Services, or Alliance, First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services, Classic Security LLC provides security services, Bright Star Couriers LLC provides messenger services, and Onyx Restoration Works provides restoration services with respect to certain properties owned by us. Alliance is owned by Gary Green, a son of Stephen L. Green, the chairman of SL Green's board of directors. Our company and our tenants accounted for approximately 23.7% of Alliance's 2009 estimated total revenue. The contracts pursuant to which these services are provided are not the result of arm's length negotiations and, therefore, there can be no assurance that the terms and conditions are not less favorable than those which could be obtained from third parties providing comparable services. In addition, to the extent that we choose to enforce our rights under any of these agreements, we may determine to pursue available remedies, such as actions for damages or injunctive relief, less vigorously than we otherwise might because of our desire to maintain our ongoing relationship with the individual involved.

         Members of management may have a conflict of interest over whether to enforce terms of senior management's employment and non-competition agreements.

        Stephen Green, Marc Holliday, Gregory Hughes, Andrew Levine and Andrew Mathias entered into employment and non-competition agreements with SL Green pursuant to which they have agreed not to actively engage in the acquisition, development or operation of office real estate in the New York City metropolitan area. For the most part these restrictions apply to the executive both during his employment and for a period of time thereafter. Each executive is also prohibited from otherwise disrupting or interfering with our business through the solicitation of our employees or clients or otherwise. To the extent that SL Green chooses to enforce its rights under any of these agreements, SL Green may determine to pursue available remedies, such as actions for damages or injunctive relief, less vigorously than we otherwise might because of its desire to maintain its ongoing relationship with the individual involved. Additionally, the non-competition provisions of these agreements, despite being limited in scope and duration, could be difficult to enforce, or may be subject to limited enforcement, should litigation arise over them in the future. Mr. Green has interests in two properties in Manhattan, which are exempt from the non-competition provisions of his employment and non-competition agreement.

SL Green's failure to qualify as a REIT would be costly.

        We believe that SL Green has operated in a manner to qualify as a REIT for federal income tax purposes and SL Green intends to continue to so operate. Many of these requirements, however, are highly technical and complex. The determination that SL Green is a REIT requires an analysis of factual matters and circumstances. These matters, some of which may not be totally within SL Green's control, can affect its qualification as a REIT. For example, to qualify as a REIT, at least 95% of SL Green's gross income must come from designated sources that are listed in the REIT tax laws. SL Green is also required to distribute to stockholders at least 90% of its REIT taxable income excluding capital gains. The fact that SL Green holds its assets through subsidiaries further complicates the application of the REIT requirements. Even a technical or inadvertent mistake could jeopardize SL Green's REIT status. Furthermore, Congress and the Internal Revenue Service, which we refer to as the IRS, might make changes to the tax laws and regulations, and the courts might issue new rulings that make it more difficult, or impossible, for SL Green to remain qualified as a REIT.

        If SL Green fails to qualify as a REIT, it would be subject to federal income tax at regular corporate rates. Also, unless the IRS grants SL Green relief under specific statutory provisions, it would remain disqualified as a REIT for four years following the year it first failed to qualify. If SL Green failed to qualify as a REIT, we would have to pay significant income taxes and ROP would therefore have less money available to service indebtedness.

We are dependent on external sources of capital.

        Because of distribution requirements imposed on SL Green to qualify as a REIT, it is not likely that we will be able to fund all future capital needs, including acquisitions, from income from operations. We therefore will have to rely on third-party sources of capital, which may or may not be available on favorable terms or at all. Our access to third-party sources of capital depends on a number of things, including the market's perception of our growth potential and our current and potential future earnings. In addition, we anticipate having to raise money in the public equity and debt markets with some regularity and our ability to do so will depend upon the general conditions prevailing in these markets. At any time conditions may exist which effectively prevent us, and REITs in general, from accessing these markets. Moreover, additional debt financing may substantially increase our leverage. Due to the current financial crisis and the lack of liquidity in the market, such capital may not be available.

We face significant competition for tenants.

        The leasing of real estate is highly competitive. The principal means of competition are rent charged, location, services provided and the nature and condition of the facility to be leased. We directly compete with all lessors and developers of similar space in the areas in which our properties are located. Demand for retail space has been impacted by the recent bankruptcy of a number of retail companies and a general trend toward consolidation in the retail industry, which could adversely affect the ability of our company to attract and retain tenants.

        Our commercial office properties are concentrated in highly developed areas of midtown Manhattan and certain Suburban central business districts, or CBD's. Manhattan is the largest office market in the United States. The number of competitive office properties in Manhattan and CBD's in which our Suburban properties are located (which may be newer or better located than our properties) could have a material adverse effect on our ability to lease office space at our properties, and on the effective rents we are able to charge.

Loss of our key personnel could harm our operations.

        We are dependent on the efforts of Stephen L. Green, the chairman of SL Green's board of directors and an executive officer, Marc Holliday, SL Green's chief executive officer, Andrew Mathias, SL Green's president and chief investment officer and Gregory F. Hughes, SL Green's chief operating officer and chief financial officer. These officers have employment agreements which expire in December 2010, January 2013, December 2010, and September 2010, respectively. A loss of the services of any of these individuals could adversely affect our operations.

Our business and operations would suffer in the event of system failures.

        Despite system redundancy, the implementation of security measures and the existence of a Disaster Recovery Plan for our internal information technology systems, our systems are vulnerable to damages from any number of sources, including computer viruses, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. We may also incur additional costs to remedy damages caused by such disruptions.

Compliance with changing regulation applicable to corporate governance and public disclosure may result in additional expenses, affect our operations and affect our reputation.

        Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new Commission regulations and NYSE rules, can create uncertainty for public companies. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our external auditors' audit of that assessment has required the commitment of significant financial and managerial resources. In addition, it has become more difficult and more expensive for us to obtain director and officer liability insurance. We expect these efforts to require the continued commitment of significant resources. Further, our directors, chief executive officer and chief financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus and in the documents incorporated by reference, and in future oral and written statements that the issuer and the co-obligors make, may be forward-looking. These statements reflect our beliefs and expectations as to future events and trends affecting our business, consolidated financial condition and results of operations. These forward-looking statements are based upon our current expectations concerning future events and discuss, among other things, anticipated future performance and future business plans. Forward-looking statements are identified by such words and phrases as "anticipates," "believes," "could be," "estimates," "expects," "intends," "plans to," "may," "will" and similar expressions. Forward-looking statements are necessarily subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements.

        The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements:

    •
    general economic or business (particularly real estate) conditions, either nationally or in the New York Metro area being less favorable than expected if the credit crisis continues;

    •
    reduced demand for office space;

    •
    risks of real estate acquisitions;

    •
    risks of structured finance investments and borrowers;

    •
    availability and creditworthiness of prospective tenants and borrowers;

    •
    tenant bankruptcies;

    •
    adverse changes in the real estate markets, including increasing vacancy, increasing availability of sublease space, decreasing rental revenue and increasing insurance costs;

    •
    availability, terms and deployment of capital (debt and equity);

    •
    unanticipated increases in financing and other costs, including a rise in interest rates;

    •
    market interest rates could adversely affect performance and cash flows;

    •
    declining real estate valuations and impairment charges;

    •
    our ability to comply with financial covenants in our debt instruments;

    •
    SL Green's ability to satisfy complex rules in order for SL Green to qualify as a REIT, for federal income tax purposes, SLGOP's and ROP's abilities to satisfy the rules in order for them to qualify as a partnership for federal income tax purposes, the ability of certain of SL Green's subsidiaries to qualify as REITs and certain of SL Green's subsidiaries to qualify as taxable REIT subsidiaries for federal income tax purposes and the ability of SL Green's subsidiaries, including SLGOP and ROP, to operate effectively within the limitations imposed by these rules;

    •
    accounting principles and policies and guidelines applicable to REITs;

    •
    competition with other companies;

    •
    availability of, and our ability to attract and retain, qualified personnel;

    •
    the continuing threat of terrorist attacks on the national, regional and local economies including, in particular, the New York City area and our tenants;

    •
    legislative or regulatory changes adversely affecting real estate investment trusts and the real estate business; and

    •
    environmental, regulatory and/or safety requirements.

        Except as required by applicable law, undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES OF SLGOP

        The following table sets forth the ratio of earnings to fixed charges for SL Green Operating Partnership, L.P. on a historical basis for the periods indicated:

		Year ended December 31,
	Six Months ended June 30, 2010
		2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	1.39X	1.33X	2.71X	1.64X	2.24X	3.22X

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For the purpose of calculating the ratios, the earnings have been calculated by adding fixed charges to income or loss from continuing operations before adjustment for noncontrolling interests plus distributions from unconsolidated joint ventures, excluding gains or losses from sale of property, loss on equity investment and marketable securities and the cumulative effect of changes in accounting principles. Fixed charges consist of all interest, whether expensed or capitalized, including the amortization of debt issuance costs and rental expense deemed to represent interest expense.

 RATIO OF EARNINGS TO FIXED CHARGES OF ROP

        The following table sets forth the ratio of earnings to fixed charges for Reckson Operating Partnership, L.P. on a historical basis for the periods indicated:

		Year ended December 31,
	Six Months ended June 30, 2010
		2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	1.81X	1.57X	1.72X	1.46X	0.75X	0.86X

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For the purpose of calculating the ratios, the earnings have been calculated by adding fixed charges to income or loss from continuing operations before adjustment for noncontrolling interests plus distributions from unconsolidated joint ventures, excluding gains or losses from sale of property, loss on equity investment and marketable securities and the cumulative effect of changes in accounting principles. Fixed charges consist of all interest, whether expensed or capitalized, including the amortization of debt issuance costs and rental expense deemed to represent interest expense.

 SELECTED HISTORICAL FINANCIAL DATA OF SLGOP

        We derived the following financial data from audited financial statements for fiscal years 2005 through 2009 and the unaudited financial statements for the six months ended June 30, 2010 and 2009. The audited financial statements for the fiscal years 2007 through 2009 and the unaudited financial statements for the six months ended June 30, 2010 and 2009 are included in this prospectus for SLGOP. Results for the interim periods should not be considered indicative of results for any other periods or for the full year ending December 31, 2010.

        The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations for SLGOP" and SLGOP's consolidated financial statements and related notes included elsewhere in this prospectus.

	Six Months Ended		Year Ended December 31,
Operating Data	June 30, 2010	June 30, 2009	2009	2008	2007	2006	2005
(In thousands, except per unit data)	(unaudited)	(unaudited)
Total revenue	$518,355	$514,441	$1,010,659	$1,079,422	$974,830	$451,022	$339,799

Operating expenses	113,385	107,204	217,559	228,191	207,978	102,548	77,541
Real estate taxes	76,995	73,269	141,723	126,304	120,972	62,915	45,935
Ground rent	15,501	16,092	31,826	31,494	32,389	20,150	19,250
Interest expense, net of interest income	115,128	116,740	236,300	291,536	256,941	89,394	71,752
Amortization of deferred finance costs	4,308	2,912	7,947	6,433	15,893	4,424	4,461
Depreciation and amortization	113,957	109,352	226,545	216,583	174,257	62,523	46,670
Loan loss and other investment reserves	10,985	107,577	150,510	115,882	—	—	—
Transaction related costs	5,162	—	—	—	—	—	—
Marketing, general and administration	36,778	35,868	73,992	104,583	93,045	57,850	36,826

Total expenses	492,199	569,014	1,086,402	1,121,006	901,475	399,804	302,435
Equity in net income of unconsolidated joint ventures	25,381	29,901	62,878	59,961	46,765	40,780	49,349
Gain (loss) on early extinguishment of debt	(1,389)	77,033	86,006	77,465	—	—	—
Loss on equity investment in marketable securities	(285)	(681)	(396)	(147,489)	—	—	—
Gain on sale of properties/partial interests	126,769	6,848	6,691	103,056	31,509	3,451	11,550

Income from continuing operations	176,632	58,528	79,436	51,409	151,629	95,449	98,263
Discontinued operations	—	5,582	(7,771)	356,467	537,790	141,909	67,309

Net income	176,632	64,110	71,665	407,876	689,419	237,358	165,572
Net income attributable to noncontrolling interests in other partnerships	(7,097)	(7,160)	(12,900)	(12,505)	(17,105)	(5,210)	69

Net income attributable to SLGOP	169,535	56,950	58,765	395,371	672,314	232,148	165,641
Preferred dividends	(14,660)	(9,938)	(19,875)	(19,875)	(19,875)	(19,875)	(19,875)

Net income attributable to SLGOP common unitholders	$154,875	$47,012	$38,890	$375,496	$652,439	$212,273	$145,766

Net income per common unit—Basic	$1.95	$0.73	$0.54	$6.22	$10.66	$4.50	$3.29

Net income per common unit—Diluted	$1.94	$0.73	$0.54	$6.20	$10.54	$4.38	$3.20

Cash dividends declared per common unit	$0.20	$0.475	$0.6750	$2.7375	$2.89	$2.50	$2.22

Basic weighted average common unit outstanding	79,349	64,636	71,965	60,336	61,188	47,104	44,292

Diluted weighted average common units and common unit equivalents outstanding	79,771	64,679	72,044	60,598	61,885	48,495	45,504

	As of	As of December 31,
Balance Sheet Data (In thousands)	June 30, 2010	2009	2008	2007	2006	2005
	(unaudited)
Commercial real estate, before accumulated depreciation	$8,333,310	$8,257,100	$8,201,789	$8,622,496	$3,055,159	$2,222,922
Total assets	10,408,034	10,487,577	10,984,353	11,430,078	4,632,227	3,309,777
Mortgage notes and other loans payable, revolving credit facility, term loans, unsecured notes and trust preferred securities	4,558,947	4,892,688	5,581,559	5,658,149	1,815,379	1,542,252
Partners' capital	5,266,082	4,997,747	4,569,290	4,606,215	2,522,776	1,558,502

	Six Months Ended		Year Ended December 31,
Other Data (In thousands)	June 30, 2010	June 30, 2009	2009	2008	2007	2006	2005
	(unaudited)	(unaudited)
Funds from operations available to common unitholders(1)	$166,407	$171,630	$318,817	$344,856	$343,186	$223,634	$189,513
Funds from operations available to all unitholders(1)	166,407	171,630	318,817	344,856	343,186	223,634	189,513
Net cash provided by operating activities	152,654	152,374	275,211	296,011	406,705	225,644	138,398
Net cash (used in) provided by investment activities	246,899	25,170	(345,379)	396,219	(2,334,337)	(786,912)	(465,674)
Net cash (used in) provided by financing activities	(403,691)	(227,665)	(313,006)	(11,305)	1,856,418	654,342	315,585

(1)
Funds From Operations, or FFO, is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITS, particularly those that own and operate commercial office properties. SL Green also uses FFO as one of several criteria to determine performance-based bonuses for members of senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

A reconciliation of FFO to net income computed in accordance with GAAP is provided under the heading of "Management's Discussion and Analysis of Financial Condition and Results of Operations for SLGOP—Funds From Operations" elsewhere in this prospectus.

SELECTED HISTORICAL FINANCIAL DATA OF ROP

        We derived the following financial data from ROP's audited financial statements for fiscal years 2005 through 2009 and the unaudited financial statements for the six months ended June 30, 2010 and 2009. ROP's audited financial statements for the fiscal years 2007 through 2009 and the unaudited financial statements for the six months ended June 30, 2010 and 2009 are included in this prospectus. Results for the interim periods should not be considered indicative of results for any other periods or for the full year ending December 31, 2010.

        The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations for ROP" and ROP's financial statements and related notes included elsewhere in this prospectus.

	Six Months Ended June 30,						Fiscal Year Ended December 31,
					Period January 26 to December 31, 2007	Period January 1 to January 25, 2007
			Year Ended December 31, 2009	Year Ended December 31, 2008
Operating Data	2010	2009					2006	2005
(In thousands)	(Successor) (unaudited)	(Successor) (unaudited)	(Successor)	(Successor)	(Successor)	(Predecessor)	(Predecessor)	(Predecessor)
Total revenue	$174,921	$172,956	$348,306	$349,547	$306,357	$26,418	$350,128	$351,861

Operating expenses	37,342	37,906	76,115	80,099	70,679	6,770	78,275	71,019
Real estate taxes	29,365	28,590	55,317	50,331	46,391	4,659	56,525	52,198
Ground rent	4,322	4,322	8,643	8,643	8,081	699	8,489	7,907
Interest expense, net of interest income	29,866	29,662	56,299	72,649	69,068	6,956	98,512	97,916
Amortization of deferred finance costs	111	—	—	—	—	152	4,312	4,166
Depreciation and amortization	48,472	46,897	99,792	90,497	72,692	5,205	75,417	76,701
Merger related costs	—	—	—	—	—	8,814	56,896	—
Loan loss reserves	—	24,907	24,907	10,550	—	—	—	—
Long-term incentive compensation expense	—	—	—	—	—	1,800	10,169	23,534
Marketing, general and administration	214	230	563	789	698	3,547	42,749	24,460

Total expenses	149,692	172,514	321,636	313,558	267,609	38,602	431,344	357,901

Income (loss) from continuing operations	25,229	442	26,670	35,989	38,748	(12,184)	(81,216)	(6,040)
Equity in net income from unconsolidated joint venture	476	568	1,109	838	1,249	8	3,681	1,371
Gain (loss) on early extinguishment of debt	(1,202)	3,682	3,519	16,569	—	—	—	—
Gain on sale of properties	—	—	—	—	—	—	63,640	92,130

Income (loss) from continuing operations	24,503	4,692	31,298	53,396	39,997	(12,176)	(13,895)	87,461
Discontinued operations	—	(42)	(42)	1,418	2,457	3,018	70,411	129,767

Net (loss) income	24,503	4,650	31,256	54,814	42,454	(9,158)	56,516	217,228
Net income attributable to noncontrolling interests	(6,901)	(6,975)	(13,380)	(16,687)	(9,864)	(2,173)	(13,690)	(15,276)

Income (loss) attributable to ROP common unitholders	$17,602	$(2,325)	$17,876	$38,127	$32,590	$(11,331)	$42,826	$201,952

		As of December 31,
	As of June 30, 2010
Balance Sheet Data (In thousands)		2009	2008	2007	2006	2005
	(Sucessor) (unaudited)	(Successor)	(Successor)	(Successor)	(Predecessor)	(Predecessor)
Commercial real estate, before accumulated depreciation	$3,947,834	$3,938,299	$3,907,982	$3,938,060	$3,649,874	$3,476,415
Total assets	3,931,393	3,969,890	4,122,047	4,266,869	3,746,831	3,816,459
Mortgage notes payable, revolving credit facilities, term loans and senior unsecured notes	931,137	887,259	1,182,361	1,279,873	1,944,035	2,023,687
Partners' capital	2,707,835	2,755,187	2,559,589	2,541,803	1,521,514	1,563,370

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS FOR SLGOP

Overview

        SL Green Realty Corp., which is referred to as SL Green or the Company, a Maryland corporation, and SL Green Operating Partnership, L.P., which is referred to as SLGOP or the Operating Partnership, a Delaware limited partnership, were formed in June 1997 for the purpose of combining the commercial real estate business of S.L. Green Properties, Inc. and its affiliated partnerships and entities. SL Green is a self-managed real estate investment trust, or REIT, with in-house capabilities in property management, acquisitions, financing, development, construction and leasing. Unless the context requires otherwise, all references to "we," "our" and "us" in this section mean SLGOP and all entities owned or controlled by SLGOP.

        The following discussion related to our consolidated financial statements should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and the financial statements and related notes of SL Green and Reckson Operating Partnership, L.P., which is referred to as ROP, incorporated by reference and included elsewhere in this prospectus, respectively.

        The commercial real estate market is now in its third year of severe constraints on lending activity, resulting in continued illiquidity and reduced asset values.

        Beginning in the third quarter of 2007, the sub-prime residential lending and single family housing markets in the U.S. began to experience significant default rates, declining real estate values and increasing backlog of housing supply. As a result of the poor credit performance in the residential markets, other lending markets experienced higher volatility and decreased liquidity. The residential sector capital markets issues quickly spread into the asset-backed commercial real estate, corporate and other credit and equity markets. Substantially reduced mortgage loan originations and securitizations continued through 2008 and 2009, and caused more generalized credit market dislocations and a significant contraction in available credit. As a result, most commercial real estate owners, operators, investors and lenders continue to find it extremely difficult to obtain cost-effective debt capital to finance new investment activity or to refinance maturing debt. In the few instances in which debt is available, it is at a cost much higher than in the recent past.

        Credit spreads on commercial mortgages (i.e., the interest rate spread over given benchmarks such as LIBOR or U.S. Treasury securities) are significantly influenced by: (a) supply and demand for such mortgage loans; (b) perceived risk of the underlying real estate collateral cash flow; and (c) capital markets execution for the sale or financing of such commercial mortgage assets. In the case of (a), the number of potential lenders in the marketplace and the amount of funds they are willing to devote to commercial mortgage assets will impact credit spreads. As liquidity increases, spreads on equivalent commercial mortgage loans will decrease. Conversely, a lack of liquidity will result in credit spreads increasing. During periods of volatility, such as the markets are currently experiencing, the number of lenders participating in the market may change at an accelerated pace.

        For existing loans, when credit spreads widen, the fair value of these existing loans decreases. If a lender were to originate a similar loan today, such loan would carry a greater credit spread than the existing loan. Even though a loan may be performing in accordance with its loan agreement and the underlying collateral has not changed, the fair value of the loan may be negatively impacted by the incremental interest foregone from the widened credit spread. Accordingly, when a lender wishes to sell or finance the loan, the reduced value of the loan will impact the total proceeds that the lender will receive.

        The recent credit crisis has put many borrowers, including some borrowers in our structured finance investment portfolio, under increasing amounts of financial and capital distress. For the year ended December 31, 2009, we recorded a gross provision for loan losses and charge offs of approximately $146.5 million. We increased our provision for loan losses by $11.0 million during the six months ended June 30, 2010. Much of it is related to non-New York City structured finance investments.

        At the same time, we recognized that the market's distress was creating attractive new strategic investment opportunities for those with the capital available to take new debt positions. Such opportunities sometimes involved investing in debt at attractive discounts—which offered the ability to control and benefit from restructuring efforts and potentially even take equity ownership under attractive terms. We made new structured finance investments totaling $254.3 million in 2009 and $181.2 during the six months ended June 30, 2010. Our structured finance portfolio included a position in the debt backed by 100 Church Street in Manhattan, New York City, which we subsequently converted to full operational control and then full ownership in 2010.

        During the past two years, the New York City real estate market saw an increase in the direct vacancy rate, as well as an increase in the amount of sublease space on the market, which largely subsided by late 2009. When the market absorbs sublease space, rents usually stabilize and occupancy begins to improve. We expect that total vacancy in Manhattan has now reached, or is close to reaching its inflection point and will improve in the remainder of 2010, although probably very slowly at first. Along with rent stabilization and slow recovery, we anticipate a gradual reduction in the need to provide a long free rent period and large tenant improvement allowances used to attract tenants.

        Property sales continue to lag, as noted above. New York City sales activity in 2009 decreased by approximately $16.9 billion when compared to 2008, as total volume only reached approximately $3.5 billion. We believe that this is primarily due to a lack of financing for purchasers. However, we, as well as SL Green, have been able to access capital for refinancing purposes which we believe primarily results from the asset quality of our portfolio and our ability to create and preserve asset value.

        Leasing activity for Manhattan, a borough of New York City, totaled approximately 16.3 million square feet compared to approximately 19.1 million square feet in 2008. Of the total 2009 leasing activity in Manhattan, the Midtown submarket accounted for approximately 11.3 million square feet, or 69.1%. Midtown's overall vacancy increased from 8.5% at December 31, 2008 to 12.0% at December 31, 2009, after reaching as high as 13.4% in October 2009.

        Overall asking rents for direct space in Midtown decreased from $72.08 per square foot at year-end 2008 to $57.32 per square foot at year-end 2009, a decrease of 20.5%. The decrease in rents has been driven by increased vacancy resulting from the financial crisis. Management believes that rental rates will begin to moderate and concession packages will decline during 2010 as vacancy shrinks.

        During 2009, minimal new office space was added to the Midtown office inventory. In a supply-constrained market, there is only 2.0 million square feet under construction in Midtown as of year-end and which becomes available in the next two years, only 7.3% of which is pre-leased.

        We saw significant fluctuations in short-term interest rates, although they still remain low compared to historical levels. The 30-day LIBOR rate ended 2009 at 0.23%, a 21 basis point decrease from the end of 2008. Ten-year US Treasuries ended 2009 at 3.83%, a 162 basis point increase from the end of 2008.

        Our and SL Green's activities for 2009 included:

  •
  Acquired two sub-leasehold positions at 420 Lexington Avenue for approximately $15.9 million;

  •
  Sold two properties for an aggregate gross sales price of approximately $135.7 million generating losses to us of approximately $7.1 million;

  •
  Signed 217 office leases totaling 2.1 million square feet during 2009 while increasing the cash rents paid by new tenants on previously occupied space by 14.8% and decreasing cash rents by

    2.4% over the most recent cash rent paid by the previous tenants for the same space for the Manhattan and Suburban properties, respectively;

  •
  Sold 19,550,000 shares of SL Green's common stock, generating net proceeds of approximately $387.1 million which were contributed to us;

  •
  Repurchased approximately $564.6 million of our exchangeable and non-exchangeable bonds and a portion of the Credit Facility, realizing gains on early extinguishment of debt of approximately $86.0 million;

  •
  Originated or acquired approximately $184.3 million of new structured finance investments, net of redemptions and recorded approximately $146.5 million in loan loss reserves and charge offs; and

  •
  Closed on approximately $1.0 billion of mortgage financings.

        As of June 30, 2010, we owned the following interests in commercial office properties in the New York Metro area, primarily in midtown Manhattan, a borough of New York City, or Manhattan. Our investments in the New York Metro area also include investments in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, which are collectively known as the Suburban assets:

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	22	14,829,700	91.0%
	Unconsolidated properties	8	7,182,515	93.8%
Suburban	Consolidated properties	25	3,863,000	83.3%
	Unconsolidated properties	6	2,941,700	93.9%

		61	28,816,915	91.0%

(1)
The weighted average occupancy represents the total leased square feet divided by total available rentable square feet.

        We also own investments in eight retail properties encompassing approximately 374,812 square feet, three development properties encompassing approximately 399,800 square feet and two land interests. In addition, we manage three office properties owned by third parties and affiliated companies encompassing approximately 1.0 million rentable square feet.

        In April 2010, SL Green completed a cash tender offer, or Tender Offer, to purchase up to $250.0 million aggregate principal amount of our outstanding 3.00% Exchangeable Senior Notes due 2027, and the outstanding 4.00% Exchangeable Senior Debentures due 2025, 5.15% Notes due 2011 and 5.875% Notes due 2014 issued by ROP. In connection with the Tender Offer, SL Green purchased $13.0 million of our outstanding 3.00% Exchangeable Senior Notes due 2027, and $13.2 million of the outstanding 4.00% Exchangeable Senior Debentures due 2025, $38.8 million of the 5.15% Notes due 2011 and $50.0 million of the 5.875% Notes due 2014 issued by ROP.

        In April 2010, we closed on a $104.0 million loan secured by our interest in a structured finance investment. The interest-only loan bears interest at the rate of 250 basis points above the 30-day LIBOR. The loan matures in April 2012 and has a one-year extension option. The loan is prepayable at any time without penalty.

        In May 2010, Green Hill Acquisition LLC, our wholly owned subsidiary, sold its 45% beneficial interest in the property known as 1221 Avenue of the Americas, located in Manhattan, to a wholly owned subsidiary of the Canada Pension Plan Investment Board ("CPPIB"), for total consideration of $577.4 million, of which approximately $95.9 million represents the payment for existing reserves and the assumption of our pro-rata share of in-place financing. The sale generated proceeds to us of approximately $500.9 million. We recognized a gain of approximately $126.8 million on the sale of our interest.

        In May 2010, we entered into an agreement to acquire 125 Park Avenue, a Manhattan office tower, for $330 million. In connection with the acquisition, we will assume $146.25 million of in-place financing. The 5.748% interest-only loan matures in October 2014. The acquisition of the property at 125 Park Avenue closed in August 2010.

        In May 2010, we, through a joint venture with CPPIB acquired 600 Lexington Avenue for $193.0 million. In connection with the transaction, the joint venture assumed $49.85 million of in-place financing. The 5.74% interest-only loan matures in March 2014.

        On June 15, 2010, we repurchased $80.7 million aggregate principal amount of ROP's outstanding 4.00% Exchangeable Senior Debentures due 2025, or the Debentures, pursuant to their terms. Following the repurchase, approximately $0.66 million aggregate principal amount of the Debentures remain outstanding.

Critical Accounting Policies

        Our discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, and contingencies as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We evaluate our assumptions and estimates on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Investment in Commercial Real Estate Properties

        On a periodic basis, we assess whether there are any indicators that the value of our real estate properties may be impaired or that its carrying value may not be recoverable. A property's value is considered impaired if management's estimate of the aggregate future cash flows (undiscounted and without interest charges for consolidated properties and discounted for unconsolidated properties) to be generated by the property are less than the carrying value of the property. To the extent impairment has occurred and is determined to be other than temporary, the loss will be measured as the excess of the carrying amount of the property over the calculated fair value of the property. We do not believe that the value of any of our consolidated rental properties or equity investments in rental properties was impaired at June 30, 2010, December 31, 2009 and 2008.

        A variety of costs are incurred in the development and leasing of our properties. After determination is made to capitalize a cost, it is allocated to the specific component of a project that is benefited. Determination of when a development project is substantially complete and capitalization must cease involves a degree of judgment. The costs of land and building under development include specifically identifiable costs. The capitalized costs include pre-construction costs essential to the development of the property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs and other costs incurred during the period of development. We consider a construction project as substantially completed and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity. We cease capitalization on the portions substantially completed and occupied or held available for occupancy, and capitalize only those costs associated with the portions under construction.

        We allocate the purchase price of real estate to land and building and, if determined to be material, intangibles, such as the value of above-, below-, and at-market leases and origination costs associated with the in-place leases. We depreciate the amount allocated to building and other intangible assets over their estimated useful lives, which generally range from three to 40 years and from one to 14 years, respectively. The values of the above- and below-market leases are amortized and recorded as either an increase (in the case of below-market leases) or a decrease (in the case of above-market leases) to rental income over the remaining term of the associated lease, which generally range from one to 14 years. The value associated with in-place leases are amortized over the expected term of the associated lease, which generally range from one to 14 years. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance of the related intangible will be written off. The tenant improvements and origination costs are amortized as an expense over the remaining life of the lease (or charged against earnings if the lease is terminated prior to its contractual expiration date). We assess fair value of the leases based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property.

Investment in Unconsolidated Joint Ventures

        We account for our investments in unconsolidated joint ventures under the equity method of accounting in cases where we exercise significant influence, but do not control these entities and are not considered to be the primary beneficiary. We consolidate those joint ventures which are VIEs and where we are considered to be the primary beneficiary, even though we do not control the entity. In all these joint ventures, the rights of the minority investor are both protective as well as participating. Unless we are determined to be the primary beneficiary, these rights preclude us from consolidating these investments. These investments are recorded initially at cost, as investments in unconsolidated joint ventures, and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. Any difference between the carrying amount of these investments on our balance sheet and the underlying equity in net assets is amortized as an adjustment to equity in net income (loss) of unconsolidated joint ventures over the lesser of the joint venture term or 10 years. Equity income (loss) from unconsolidated joint ventures is allocated based on our ownership interest in each joint venture. When a capital event (as defined in each joint venture agreement) such as a refinancing occurs, if return thresholds are met, future equity income will be allocated at our increased economic percentage. We recognize incentive income from unconsolidated real estate joint ventures as income to the extent it is earned and not subject to a clawback feature. Distributions we receive from unconsolidated real estate joint ventures in excess of our basis in the investment are recorded as offsets to our investment balance if we remain liable for future obligations of the joint venture or may otherwise be committed to provide future additional financial support. None of the joint venture debt is recourse to us.

Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in deferred rents receivable on the accompanying balance sheets. We establish, on a current basis, an allowance for future potential tenant credit losses, which may occur against this account. The balance reflected on the balance sheet is net of such allowance.

        Interest income on structured finance investments is recognized over the life of the investment using the effective interest method and recognized on the accrual basis. Fees received in connection with loan commitments are deferred until the loan is funded and are then recognized over the term of the loan as an adjustment to yield. Anticipated exit fees, whose collection is expected, are also recognized over the term of the loan as an adjustment to yield. Fees on commitments that expire unused are recognized at expiration.

        Income recognition is generally suspended for structured finance investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

Allowance for Doubtful Accounts

        We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. If the financial condition of a specific tenant were to deteriorate, resulting in an impairment of its ability to make payments, additional allowances may be required.

Reserve for Possible Credit Losses

        The expense for possible credit losses in connection with structured finance investments is the charge to earnings to increase the allowance for possible credit losses to the level that we estimate to be adequate considering delinquencies, loss experience and collateral quality. Other factors considered relate to geographic trends and product diversification, the size of the portfolio and current economic conditions. Based upon these factors, we establish the provision for possible credit losses by loan. When it is probable that we will be unable to collect all amounts contractually due, the investment is considered impaired.

        Where impairment is indicated, a valuation allowance is measured based upon the excess of the recorded investment amount over the net fair value of the collateral. Any deficiency between the carrying amount of an asset and the calculated value of the collateral is charged to expense. We recorded approximately $4.0 million, $10.0 million, $5.0 million and $5.0 million in loan loss reserves and charge offs during the three and six months ended June 30, 2010 and 2009, respectively, on investments being held to maturity. We recorded approximately $38.4 million and $45.8 million in loan loss reserves and charge offs during the years ended December 31, 2009 and 2008, respectively, on investments being held to maturity.

        Structured finance investments held for sale are carried at the lower of cost or fair market value using available market information obtained through consultation with dealers or other originators of such investments as well as discounted cash flow models based on Level 3 data pursuant to ASC 820-10. As circumstances change, management may conclude not to sell an investment designated as held for sale. In such situations, the loan will be reclassified at its net carrying value to structured finance investments held to maturity. During the quarter ended September 30, 2009, we reclassified loans with a net carrying value of approximately $56.7 million from held for sale to held to maturity. For these reclassified loans, the difference between the current carrying value and the expected cash to be collected at maturity will be accreted into income over the remaining term of the loan. We recorded a mark-to-market adjustment of approximately $1.0 million, $1.0 million, $40.6 million and $102.6 million against our held for sale investment during the three and six months ended June 30, 2010 and 2009, respectively. As of December 31, 2009, one loan with a net carrying value of approximately $1.0 million had been designated as held for sale. We recorded a mark-to-market adjustment of approximately $69.1 million against this held for sale investment during the year ended December 31, 2009.

Derivative Instruments

        In the normal course of business, we use a variety of derivative instruments to manage, or hedge, interest rate risk. We require that hedging derivative instruments be effective in reducing the interest rate risk exposure that they are designated to hedge. This effectiveness is essential for qualifying for hedge accounting. Some derivative instruments are associated with an anticipated transaction. In those cases, hedge effectiveness criteria also require that it be probable that the underlying transaction occurs. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract.

        To determine the fair values of derivative instruments, we use a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For the majority of financial instruments including most derivatives, long-term investments and long-term debt, standard market conventions and techniques such as discounted cash flow analysis, option-pricing models, replacement cost, and termination cost are used to determine fair value. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

Results of Operations

Comparison of the three months ended June 30, 2010 to the three months ended June 30, 2009

        The following comparison for the three months ended June 30, 2010, or 2010, to the three months ended June 30, 2009, or 2009, makes reference to the following: (i) the effect of the "Same-Store Properties," which represents all operating properties owned by us at January 1, 2009 and at June 30, 2010 and total 45 of our 47 consolidated properties, representing approximately 77% of our share of annualized rental revenue, (ii) the effect of the "Acquisitions," which represents all properties or interests in properties acquired in 2009 and all non-Same-Store Properties, including properties deconsolidated during the period, and (iii) "Other," which represents corporate level items not allocable to specific properties, the Service Corporation and eEmerge. Assets classified as held for sale, are excluded from the following discussion.

Rental Revenues (in millions)	2010	2009	$ Change	% Change
Rental revenue	$199.7	$191.9	$7.8	4.1%
Escalation and reimbursement revenue	30.0	31.4	(1.4)	(4.5)

Total	$229.7	$223.3	$6.4	2.9%

Same-Store Properties	$221.3	$219.9	$1.4	0.6%
Acquisitions	7.1	2.4	4.7	195.8
Other	1.3	1.0	0.3	30.0

Total	$229.7	$223.3	$6.4	2.9%

        Occupancy in the Same-Store Properties was 94.8% at June 30, 2009, 93.5% at December 31, 2009 and 92.5% at June 30, 2010. The increase in rental revenue from the Acquisitions is primarily due to owning these properties for a period during the quarter in 2010 compared to a partial period or not being included in 2009.

        During the quarter, we signed or commenced 56 leases in the Manhattan portfolio totaling 513,307 square feet, of which 49 leases and 461,492 square feet represented office leases. Average starting Manhattan office rents of $40.09 per rentable square foot on the 461,492 square feet of office leases signed or commenced during the quarter represented a 4.4% decrease over the previously fully escalated rents. The average lease term was 7.7 years and average tenant concessions were 2.8 months of free rent with a tenant improvement allowance of $23.72 per rentable square foot.

        During the quarter, we signed 31 leases in the Suburban portfolio totaling 118,159 square feet, of which 22 leases and 103,076 square feet represented office leases. Average starting Suburban office rents of $30.80 per rentable square foot for the quarter represented a 2.6% decrease over the previously fully escalated rents.

        At June 30, 2010, we estimated that the current market rents on our consolidated Manhattan properties and consolidated Suburban properties were approximately 4.3% and 4.8% higher, respectively, than then existing in-place fully escalated rents. Approximately 5.7% of the space leased at our consolidated properties expires during the remainder of 2010.

        The decrease in escalation and reimbursement revenue was due to lower recoveries at the Same-Store Properties ($1.8 million) which was partially offset by an increase in recoveries from the Acquisitions ($0.4 million). The decrease in recoveries at the Same-Store Properties was primarily due to lower operating expense escalations ($1.0 million) and electric reimbursements ($1.2 million) which were partially offset by higher real estate tax escalations ($0.4 million).

Investment and Other Income (in millions)	2010	2009	$ Change	% Change
Equity in net income of unconsolidated joint ventures	$10.0	$16.8	$(6.8)	(40.5)%
Investment and preferred equity income	20.8	15.5	5.3	34.2
Other income	9.3	13.2	(3.9)	(29.5)

Total	$40.1	$45.5	$(5.4)	(11.9)%

        The decrease in equity in net income of unconsolidated joint ventures was primarily due to lower net income contributions from 800 Third Avenue ($0.2 million), 600 Lexington Avenue ($0.5 million), 1221 Avenue of the Americas due to the sale of our 45% beneficial interest in this joint venture in May 2010 ($3.8 million) and 1515 Broadway ($3.3 million). This was partially offset by higher net income contributions primarily from our investments in 100 Park Avenue ($1.6 million) and 717 Fifth Avenue ($0.3 million).

        Occupancy at our joint venture properties was 94.8% at June 30, 2009, 95.1% at December 31, 2009 and 93.8% at June 30, 2010. At June 30, 2010, we estimated that current market rents at our Manhattan and Suburban joint venture properties were approximately 13.1% and 9.2% higher, respectively, than then existing in-place fully escalated rents. Approximately 1.4% of the space leased at our joint venture properties expires during the remainder of 2010.

        Investment and preferred equity income increased during the current quarter primarily due to new investment activity. The weighted average investment balance outstanding and weighted average yield were $814.2 million and 8.1%, respectively, for 2010 compared to $665.6 million and 8.3%, respectively, for 2009.

        The decrease in other income was primarily due to lower fee and other income earned ($4.2 million) which was partially offset by higher lease buy-out income ($0.3 million).

Property Operating Expenses (in millions)	2010	2009	$ Change	% Change
Operating expenses	$54.6	$52.1	$2.5	4.8%
Real estate taxes	38.6	36.5	2.1	5.8
Ground rent	7.7	8.0	(0.3)	(3.8)

Total	$100.9	$96.6	$4.3	4.5%

Same-Store Properties	$93.2	$91.6	$1.6	1.7%
Acquisitions	6.8	0.9	5.9	655.6
Other	0.9	4.1	(3.2)	(78.0)

Total	$100.9	$96.6	$4.3	4.5%

        Same-Store Properties operating expenses, excluding real estate taxes, increased approximately $0.4 million. There were increases in payroll costs ($1.0 million) and repairs and maintenance ($0.9 million). This was partially offset by decreases in utilities ($1.1 million) and ground rent expenses ($0.3 million).

        The increase in real estate taxes was primarily attributable to the Same-Store Properties ($1.2 million) due to higher assessed property values and increased rates.

Other Expenses (in millions)	2010	2009	$ Change	% Change
Interest expense, net of interest income	$59.4	$58.2	$1.2	2.1%
Depreciation and amortization expense	56.9	54.9	2.0	3.6
Loan loss reserves	5.0	45.6	(40.6)	(89.0)
Transaction related costs	4.1	—	4.1	100.0
Marketing, general and administrative expense	18.4	17.9	0.5	2.8

Total	$143.8	$176.6	$(32.8)	(18.6)%

        The increase in interest expense was primarily attributable to the weighted average interest rate increasing from 4.31% for the quarter ended June 30, 2009 to 4.99% for the quarter ended June 30, 2010. The weighted average debt balance decreased from $5.1 billion as of June 30, 2009 to $4.6 billion as of June 30, 2010.

        We expensed approximately $4.1 million of transaction related costs during the three months ended June 30, 2010. Of these costs, $3.4 million were required to be expensed under new accounting guidelines which took effect in 2009. Transaction costs included approximately $0.7 million for non-recoverable costs incurred in connection with the pursuit of a redevelopment project.

        Marketing, general and administrative expense represented 7.1% of total revenues in 2010 compared to 7.1% in 2009.

Comparison of the six months ended June 30, 2010 to the six months ended June 30, 2009

        The following comparison for the six months ended June 30, 2010, or 2010, to the six months ended June 30, 2009, or 2009, makes reference to the following: (i) the effect of the "Same-Store Properties," which represents all operating properties owned by us at January 1, 2009 and at June 30, 2010 and total 45 of our 47 consolidated properties, representing approximately 77% of our share of annualized rental revenue, (ii) the effect of the "Acquisitions," which represents all properties or interests in properties acquired in 2009 and all non-Same-Store Properties, including properties deconsolidated during the period, and (iii) "Other," which represents corporate level items not allocable to specific properties, the Service Corporation and eEmerge. Assets classified as held for sale, are excluded from the following discussion.

Rental Revenues (in millions)	2010	2009	$ Change	% Change
Rental revenue	$398.3	$387.5	$10.8	2.8%
Escalation and reimbursement revenue	61.4	65.0	(3.6)	(5.5)

Total	$459.7	$452.5	$7.2	1.6%

Same-Store Properties	$445.0	$442.7	$2.3	0.5%
Acquisitions	12.3	5.9	6.4	108.5
Other	2.4	3.9	(1.5)	(38.5)

Total	$459.7	$452.5	$7.2	1.6%

        Occupancy in the Same-Store Properties was 94.8% at June 30, 2009, 93.5% at December 31, 2009 and 92.5% at June 30, 2010. The increase in rental revenue from the Acquisitions is primarily due to owning these properties for a period during the six months in 2010 compared to a partial period or not being included in 2009.

        During the six months, we signed or commenced 114 leases in the Manhattan portfolio totaling 1,049,528 square feet, of which 96 leases and 962,813 square feet represented office leases. Average starting Manhattan office rents of $42.65 per rentable square foot on the 962,813 square feet of office leases signed or commenced during the six months ended June 30, 2010 represented a 4.8% decrease over the previously fully escalated rents. The average lease term was 8.4 years and average tenant concessions were 4.2 months of free rent with a tenant improvement allowance of $26.11 per rentable square foot.

        During the six months, we signed 68 leases in the Suburban portfolio totaling 358,331 square feet, of which 53 leases and 318,007 square feet represented office leases. Average starting Suburban office rents of $29.29 per rentable square foot for the six months ended June 30, 2010 represented an 8.2% decrease over the previously fully escalated rents.

        At June 30, 2010, we estimated that the current market rents on our consolidated Manhattan properties and consolidated Suburban properties were approximately 4.3% and 4.8% higher, respectively, than then existing in-place fully escalated rents. Approximately 5.7% of the space leased at our consolidated properties expires during the remainder of 2010.

        The decrease in escalation and reimbursement revenue was due to lower recoveries at the Same-Store Properties ($3.8 million) which was partially offset by an increase in recoveries from the Acquisitions ($0.1 million). The decrease in recoveries at the Same-Store Properties was primarily due to lower operating expense escalations ($2.1 million) and electric reimbursements ($2.2 million) which were partially offset by higher real estate tax escalations ($0.5 million).

Investment and Other Income (in millions)	2010	2009	$ Change	% Change
Equity in net income of unconsolidated joint ventures	$25.4	$29.9	$(4.5)	(15.1)%
Investment and preferred equity income	41.2	32.4	8.8	27.2
Other income	17.5	29.4	(11.9)	(40.5)

Total	$84.1	$91.7	$(7.6)	(8.3)%

        The decrease in equity in net income of unconsolidated joint ventures was primarily due to lower net income contributions from 16 Court Street ($0.3 million), 521 Fifth Avenue ($0.9 million), 600 Lexington Avenue ($0.5 million), 1604 Broadway ($0.4 million), 1221 Avenue of the Americas due to the sale of our 45% beneficial interest in this joint venture in May 2010 ($3.1 million) and 1515

Broadway ($6.3 million). This was partially offset by higher income contributions primarily from our investments in Gramercy ($3.5 million), Jericho Plaza ($0.6 million) and 100 Park Avenue ($2.5 million).

        Occupancy at our joint venture properties was 94.8% at June 30, 2009, 95.1% at December 31, 2009 and 93.8% at June 30, 2010. At June 30, 2010, we estimated that current market rents at our Manhattan and Suburban joint venture properties were approximately 13.1% and 9.2% higher, respectively, than then existing in-place fully escalated rents. Approximately 1.4% of the space leased at our joint venture properties expires during the remainder of 2010.

        Investment and preferred equity income increased primarily due to new investment activity as well as a $2.5 million gain recognized on the disposition of an investment that had previously been reserved. The weighted average investment balance outstanding and weighted average yield were $800.2 million and 8.2%, respectively, for 2010 compared to $677.2 million and 8.7%, respectively, for 2009.

        The decrease in other income was primarily due to lower fee and other income earned ($14.4 million) which was partially offset by higher lease buy-out income ($2.5 million).

Property Operating Expenses (in millions)	2010	2009	$ Change	% Change
Operating expenses	$113.4	$107.2	$6.2	5.8%
Real estate taxes	77.0	73.3	3.7	5.0
Ground rent	15.5	16.1	(0.6)	(3.7)

Total	$205.9	$196.6	$9.3	4.7%

Same-Store Properties	$189.5	$187.8	$1.7	0.9%
Acquisitions	10.6	1.9	8.7	457.9
Other	5.8	6.9	(1.1)	(15.9)

Total	$205.9	$196.6	$9.3	4.7%

        Same-Store Properties operating expenses, excluding real estate taxes, decreased approximately $0.4 million. There were decreases in utilities ($2.4 million) and ground rent ($0.6 million), respectively. This was partially offset by an increase in payroll costs ($1.6 million), repairs and maintenance ($1.2 million) and insurance costs ($0.5 million).

        The increase in real estate taxes was primarily attributable to the Same-Store Properties ($2.1 million) due to higher assessed property values and increased rates.

Other Expenses (in millions)	2010	2009	$ Change	% Change
Interest expense, net of interest income	$119.4	$119.7	$(0.3)	(0.3)%
Depreciation and amortization expense	114.0	109.4	4.6	4.2
Loan loss reserves	11.0	107.6	(96.6)	(89.8)
Transaction related costs	5.2	—	5.2	100.0
Marketing, general and administrative expense	36.8	35.9	0.9	2.5

Total	$286.4	$372.6	$(86.2)	(23.1)%

        The decrease in interest expense was primarily attributable to the early repurchase of our exchangeable and non-exchangeable notes and the reduction of the outstanding balance on our 2007 unsecured revolving credit facility. The weighted average interest rate increased from 4.34% for the six months ended June 30, 2009 to 4.71% for the six months ended June 30, 2010. The weighted average debt balance decreased from $5.3 billion as of June 30, 2009 to $4.8 billion as of June 30, 2010.

        We expensed approximately $5.2 million of transaction related costs during the six months ended June 30, 2010. Of these costs, $3.4 million were required to be expensed under new accounting guidelines which took effect in 2009. Transaction costs included approximately $1.8 million for non-recoverable costs incurred in connection with the pursuit of a redevelopment project.

        Marketing, general and administrative expense represented 7.1% of total revenues in 2010 compared to 7.0% in 2009.

Comparison of the year ended December 31, 2009 to the year ended December 31, 2008

        The following comparison for the year ended December 31, 2009, or 2009, to the year ended December 31, 2008, or 2008, makes reference to the following: (i) the effect of the "Same-Store Properties," which represents all properties owned by us at January 1, 2008 and at December 31, 2009 and total 45 of our 60 consolidated and unconsolidated properties, representing approximately 74% of our share of annualized rental revenue, (ii) the effect of the "Acquisitions," which represents all properties or interests in properties acquired in 2008 and all non-Same-Store Properties, including properties deconsolidated during the period, and (iii) "Other," which represents company level items not allocable to specific properties, the Service Corporation and eEmerge. Assets classified as held for sale are excluded from the following discussion.

Rental Revenues (in millions)	2009	2008	$ Change	% Change
Rental revenue	$773.2	$774.0	$(0.8)	(0.1)%
Escalation and reimbursement revenue	124.5	123.0	1.5	1.2

Total	$897.7	$897.0	$0.7	0.1%

Same-Store Properties	$884.7	$865.8	$18.9	2.2%
Acquisitions	7.0	25.7	(18.7)	(72.8)
Other	6.0	5.5	0.5	9.1

Total	$897.7	$897.0	$0.7	0.1%

        Occupancy in the Same-Store Properties was 93.2% at December 31, 2009 and 95.3% at December 31, 2008. The decrease in the Acquisitions is primarily due to certain properties being deconsolidated in 2008, and therefore, not included in the 2009 consolidated results.

        At December 31, 2009, we estimated that the then-current market rents on our consolidated Manhattan properties and consolidated Suburban properties were approximately 4.9% and 4.5% higher, respectively, than the existing in-place fully escalated rents. Approximately 9.0% of the space leased at our consolidated properties expires during 2010.

        The increase in escalation and reimbursement revenue was due to the recoveries at the Same-Store Properties ($1.3 million) and the Acquisitions and Other ($0.2 million). The increase in recoveries at the Same-Store Properties was primarily due to increases in real estate tax escalations ($10.1 million). This was partially offset by reductions in operating expense escalations ($7.0 million) and electric reimbursements ($1.8 million).

        During the year ended December 31, 2009, we signed or commenced 140 leases in the Manhattan portfolio totaling 1,366,625 square feet, of which 113 leases and 1,301,358 square feet represented office leases. Average starting Manhattan office rents of $44.85 per rentable square foot on the 1,301,358 square feet of leases signed or commenced during the year ended December 31, 2009 represented a 14.8% increase over the previously fully escalated rents. The average lease term was

8.5 years and average tenant concessions were 3.6 months of free rent with a tenant improvement allowance of $33.36 per rentable square foot.

Investment and Other Income (in millions)	2009	2008	$ Change	% Change
Equity in net income of unconsolidated joint ventures	$62.9	$60.0	$2.9	4.8%
Investment and preferred equity income	65.6	110.9	(45.3)	(40.9)
Other income	47.4	71.5	(24.1)	(33.7)

Total	$175.9	$242.4	$(66.5)	(27.4)%

        The increase in equity in net income of unconsolidated joint ventures was primarily due to higher net income contributions from 1515 Broadway ($8.5 million), 16 Court Street ($1.3 million), 521 Fifth Avenue ($1.6 million), 100 Park Avenue ($1.4 million), 1 Madison Avenue ($0.8 million), Mack-Green ($2.8 million), 1221 Avenue of the Americas ($4.3 million) and 1604 Broadway ($1.3 million). This was partially offset by lower net income contributions primarily from our investments in Gramercy ($13.6 million), 388 Greenwich Street ($3.1 million), 1250 Broadway ($2.6 million) and 717 Fifth Avenue ($1.7 million). Occupancy at our joint venture properties was 95.1% at December 31, 2009 and 95.0% at December 31, 2008. At December 31, 2009, we estimated that current market rents at our Manhattan and Suburban joint venture properties were approximately 10.4% and 0.3% higher, respectively, than then existing in-place fully escalated rents. Approximately 6.5% of the space leased at our joint venture properties expires during 2010.

        Investment and preferred equity income decreased during 2009 when compared to the prior year. The weighted average investment balance outstanding and weighted average yields were $652.9 million and 8.4%, respectively, for 2009 compared to $816.9 million and 10.5%, respectively, for 2008. The decrease was primarily due to the sale of structured finance investments as well as certain loans being placed on non-accrual status in 2009.

        The decrease in other income was primarily due to reduced fee income earned by GKK Manager LLC, or GKK Manager, our former affiliate of and the former external manager of Gramercy ($5.1 million). In addition, in 2008, we earned an incentive distribution upon the sale of 1250 Broadway ($25.0 million) as well as an advisory fee paid to us in connection with Gramercy closing its acquisition of American Financial Realty Trust, or AFR (approximately $6.6 million). This was partially offset by the recognition in 2009 of an incentive fee ($4.8 million) upon the final resolution of our original Bellemead investment and other fee income ($11.0 million).

Property Operating Expenses (in millions)	2009	2008	$ Change	% Change
Operating expenses	$217.6	$228.2	$(10.6)	(4.7)%
Real estate taxes	141.7	126.3	15.4	12.2
Ground rent	31.8	31.5	0.3	1.0

Total	$391.1	$386.0	$5.1	1.3%

Same-Store Properties	$373.1	$367.5	$5.6	1.5%
Acquisitions	3.6	2.9	0.7	24.1
Other	14.4	15.6	(1.2)	(7.7)

Total	$391.1	$386.0	$5.1	1.3%

        Same-Store Properties operating expenses decreased approximately $9.2 million. There were decreases in repairs and maintenance ($2.9 million), insurance costs ($0.8 million), utilities ($6.6 million) and various other costs ($0.7 million). This was partially offset by an increase in payroll costs ($1.0 million) and ground rent ($0.8 million).

        The increase in real estate taxes was primarily attributable to the Same-Store Properties ($14.8 million) due to higher assessed property values and increased rates.

Other Expenses (in millions)	2009	2008	$ Change	% Change
Interest expense, net of interest income	$244.2	$298.0	$(53.8)	(18.1)%
Depreciation and amortization expense	226.5	216.6	9.9	4.6
Loan loss reserves	150.5	115.9	34.6	29.9
Marketing, general and administrative expense	74.0	104.6	(30.6)	(29.3)

Total	$695.2	$735.1	$(39.9)	(5.4)%

        The decrease in interest expense was primarily attributable to lower LIBOR rates in 2009 compared to 2008 as well as the early repurchase of certain of our outstanding senior unsecured notes. The weighted average interest rate decreased from 5.24% for the year ended December 31, 2008 to 4.30% for the year ended December 31, 2009. As a result of the note repurchases and repayments, the weighted average debt balance decreased from $5.7 billion during the year ended December 31, 2008 compared to $5.1 billion during the year ended December 31, 2009.

        In 2009, we repurchased approximately $564.6 million of our exchangeable and non-exchangeable bonds and a portion of the Credit Facility, realizing gains on early extinguishment of debt of approximately $86.0 million.

        The increase in loan loss reserves was primarily due to the realized loss on the sale of a structured finance investment (approximately $38.4 million) in 2009 as well as additional reserves recorded on loans being held to maturity as well as held for sale.

        Marketing, general and administrative expenses represented 7.3% of total revenues in 2009 compared to 9.7% in 2008. The decrease is primarily due to reduced stock-based compensation costs in 2009.

Comparison of the year ended December 31, 2008 to the year ended December 31, 2007

        The following comparison for the year ended December 31, 2008, or 2008, to the year ended December 31, 2007, or 2007, makes reference to the following: (i) the effect of the "Same-Store Properties," which represents all properties owned by us at January 1, 2007 and at December 31, 2008 and total 40 of our 49 consolidated properties, inclusive of the ROP assets (acquired January 2007), representing approximately 69.2% of our share of annualized rental revenue, and the effect of the "Acquisitions," which represents all properties or interests in properties acquired in 2007, namely, 300 Main Street, 399 Knollwood (all January 2007), 333 West 34th Street, 331 Madison Avenue and 48 East 43rd Street (April), 1010 Washington Avenue, Connecticut, and 500 West Putnam Avenue, Connecticut (June), and 180 Broadway and One Madison Avenue (August) and (iii) "Other," which represents company level items not allocable to specific properties, the Service Corporation and

eEmerge. There were no acquisitions of commercial office properties in 2008. Assets classified as held for sale are excluded from the following discussion.

Rental Revenues (in millions)	2008	2007	$ Change	% Change
Rental revenue	$774.0	$662.5	$111.5	16.8%
Escalation and reimbursement revenue	123.0	109.0	14.0	12.8

Total	$897.0	$771.5	$125.5	16.3%

Same-Store Properties	$765.3	$691.4	$73.9	10.7%
Acquisitions	126.1	74.2	51.9	70.0
Other	5.6	5.9	(0.3)	(5.1)

Total	$897.0	$771.5	$125.5	16.3%

        Occupancy in the Same-Store Properties increased from 95.0% at December 31, 2007 to 95.2% at December 31, 2008. The increase in the Acquisitions is primarily due to owning these properties for a period during the year in 2008 compared to a partial period or not being included in 2007. This includes the ROP properties.

        At December 31, 2008, we estimated that the then-current market rents on our consolidated Manhattan properties and consolidated Suburban properties were approximately 20.2% and 14.4% higher, respectively, than then existing in-place fully escalated rents. Approximately 8.1% of the space leased at our consolidated properties was scheduled to expire during 2009.

        The increase in escalation and reimbursement revenue was due to the recoveries at the Acquisitions ($0.9 million) and the Same-Store Properties ($13.4 million). The increase in recoveries at the Same-Store Properties was primarily due to operating expense escalations ($9.0 million) and electric reimbursement ($3.7 million) and was primarily offset by decreases in real estate tax recoveries ($0.7 million).

Investment and Other Income (in millions)	2008	2007	$ Change	% Change
Equity in net income of unconsolidated joint ventures	$60.0	$46.8	$13.2	28.2%
Investment and preferred equity income	110.9	82.7	28.2	34.1
Other income	71.5	120.7	(49.2)	(40.8)

Total	$242.4	$250.2	$(7.8)	(3.1)%

        The increase in equity in net income of unconsolidated joint ventures was primarily due to higher net income contributions from 388 Greenwich Street ($6.4 million), 1515 Broadway ($11.4 million), 1250 Broadway ($1.7 million), 521 Fifth Avenue ($1.5 million), 2 Herald Square ($1.9 million), One Madison Avenue ($1.0 million), Mack-Green ($1.9 million), 800 Third Avenue ($1.3 million) and 885 Third Avenue ($3.7 million). This was partially offset by lower net income contributions primarily from our investments in 100 Park which was under redevelopment ($3.3 million), Gramercy ($9.9 million) and 16 Court Street ($1.0 million). Occupancy at our joint venture properties decreased from 95.2% in 2007 to 95.0% in 2008. At December 31, 2009, we estimated that current market rents at our Manhattan and Suburban joint venture properties were approximately 25.0% and 6.7% higher, respectively, than then existing in-place fully escalated rents.

        Investment and preferred equity income increased during the current period. The weighted average investment balance outstanding and weighted average yield were $816.9 million and 10.5%, respectively, for 2008 compared to $717.1 million and 10.3%, respectively, for 2007. During 2008, we sold approximately $99.7 million of structured finance investments and realized net gains of approximately $9.3 million. We also settled the Reckson Strategic Venture Partners investment which resulted in a gain of approximately $6.9 million. No structured finance investments were sold in 2007.

        The decrease in other income was primarily due to an incentive distribution earned in 2007 upon the sale of One Park Avenue (approximately $77.2 million) and One Madison Clocktower (approximately $5.1 million) as well as a decrease in fee income earned by GKK Manager (approximately $3.1 million). This was partially offset by an incentive distribution earned in 2008 upon the sale of 1250 Broadway ($25.0 million) and an advisory fee earned by us in connection with Gramercy closing its acquisition of AFR ($6.6 million). The reduction in fee income from GKK Manager, was primarily due to us waiving our rights to receive incentive fees and CDO Management fees beginning in July 2008. In addition, in 2008 we returned approximately $5.1 million of incentive fees to Gramercy.

Property Operating Expenses (in millions)	2008	2007	$ Change	% Change
Operating expenses	$228.2	$208.0	$20.2	9.7%
Real estate taxes	126.3	121.0	5.3	4.4
Ground rent	31.5	32.4	(0.9)	(2.8)

Total	$386.0	$361.4	$24.6	6.8%

Same-Store Properties	$348.5	$325.1	$23.4	7.2%
Acquisitions	22.0	18.8	3.2	17.0
Other	15.5	17.5	(2.0)	(11.4)

Total	$386.0	$361.4	$24.6	6.8%

        Same-Store Properties operating expenses increased approximately $18.7 million. There were increases in payroll expenses ($3.8 million), contract maintenance and repairs and maintenance ($2.1 million), utilities ($8.4 million), insurance ($1.0 million), ground rent expense ($0.3 million) and other miscellaneous expenses ($3.1 million), respectively.

        The increase in real estate taxes was primarily attributable to the Same-Store Properties ($4.7 million) due to higher assessed property values and the Acquisitions ($0.8 million).

Other Expenses (in millions)	2008	2007	$ Change	% Change
Interest expense, net of interest income	$298.0	$272.8	$25.2	9.2%
Depreciation and amortization expense	216.6	174.3	42.3	24.3
Loan loss and other investment reserves	115.9	—	115.9	100.0
Marketing, general and administrative expense	104.6	93.0	11.6	12.5

Total	$735.1	$540.1	$195.0	36.1%

        The increase in interest expense was primarily attributable borrowings under the Credit Facility which were done in response to uncertainty in the financial sector. The weighted average interest rate decreased from 5.66% for the year ended December 31, 2007 to 5.24% for the year ended December 31, 2008. As a result of the new investment activity in 2007 and borrowings under the Credit Facility in 2008, the weighted average debt balance increased from $4.7 billion as of December 31, 2007 to $5.7 billion as of December 31, 2008.

        In 2008, we recorded approximately $98.9 million in loan loss reserves primarily against our non-New York City structured finance investments. During the fourth quarter of 2008, we entered into an agreement with Gramercy which, among other matters, obligated Gramercy and us to use commercially reasonable efforts to obtain the consents of certain lenders of Gramercy and its subsidiaries to a potential internalization. The internalization occurred in April 2009. We also expensed our approximately $14.9 million investment in GKK Manager.

        Marketing, general and administrative expenses, or MG&A, represented 10.8% of total revenues in 2008 compared to 10.3% in 2007. During the fourth quarter, we and certain of our employees agreed to cancel, without compensation, certain employee stock options as well as a portion of our 2006 long-term outperformance plan. These cancellations resulted in a non-cash charge of approximately $18.0 million. MG&A for 2008 includes personnel hired by GKK Manager in connection with the AFR acquisition which added approximately $4.3 million to MG&A. MG&A for 2008 also includes a non-recurring expense of approximately $2.0 million for costs incurred in connection with the pursuit of redevelopment projects.

        Due to market conditions, we recognized a loss on our investment in Gramercy of approximately $147.5 million. In addition, we repurchased approximately $262.6 million of our convertible bonds in 2008 and realized approximately $88.5 million of gains due to the early extinguishment of debt.

Liquidity and Capital Resources

        We continue to experience a global economic downturn and difficult credit environment, although positive signs have started to materialize. As a result, many financial industry participants, including commercial real estate owners, operators, investors and lenders, continue to find it difficult to obtain cost-effective debt capital to finance new investment activity or to refinance maturing debt. When debt is available, it is generally at a cost much higher than may have been available in the past.

        We currently expect that our principal sources of working capital and funds for acquisition and redevelopment of properties, tenant improvements and leasing costs and for structured finance investments will include:

        (1)   Cash flow from operations;

        (2)   Cash on hand;

        (3)   Borrowings under the Credit Facility;

        (4)   Other forms of secured or unsecured financing by us or SL Green;

        (5)   Net proceeds from divestitures of properties and redemptions, participations and dispositions of structured finance investments; and

        (6)   Proceeds from common or preferred equity or debt offerings by us or SL Green (including issuances of limited partnership units and trust preferred securities).

        Cash flow from operations is primarily dependent upon the occupancy level of our portfolio, the net effective rental rates achieved on our leases, the collectability of rent and operating escalations and recoveries from our tenants and the level of operating and other costs. Additionally, we believe that our joint venture investment programs will also continue to serve as a source of capital.

        Our combined aggregate principal maturities of our property mortgages, corporate obligations and our share of joint venture debt, including as-of-right extension options, as of June 30, 2010 are as follows (in thousands):

	2010	2011	2012	2013	2014	Thereafter	Total
Property Mortgages	$14,570	$246,606	$250,681	$594,060	$30,042	$1,664,907	$2,800,866
Corporate obligations	—	84,823	949,278	—	98,578	625,402	1,758,081
Joint venture debt-our share	3,935	218,083	61,767	37,207	361,917	1,137,199	1,820,108

Total	$18,505	$549,512	$1,261,726	$631,267	$490,537	$3,427,508	$6,379,055

        As of June 30, 2010, we had approximately $412.6 million of cash on hand, inclusive of approximately $73.0 million of marketable securities. We expect to generate positive cash flow from operations for the foreseeable future. We and/or SL Green may also seek to access private and public debt and equity capital when the opportunity presents itself, although there is no guarantee that this capital will be made available to us. Management believes that these sources of liquidity if we are able to access them, along with potential refinancing opportunities for secured debt and continued repurchases of our senior unsecured notes, will allow us to satisfy our debt obligations, as described above, upon maturity, if not before.

        We also have investments in several real estate joint ventures with various partners who we consider to be financially stable and who have the ability to fund a capital call when needed. Most of our joint ventures are financed with non-recourse debt. We believe that property level cash flows along with unfunded committed indebtedness and proceeds from the refinancing of outstanding secured indebtedness will be sufficient to fund the capital needs of our joint venture properties.

        We continue to monitor closely the financial viability of our largest tenant, Citigroup, which accounted for approximately 8.3% of our annualized rent as of June 30, 2010, paying particular attention to the potentially negative effects of its capital position and reductions in its headcount on its tenancy in our portfolio. During 2008 and 2009, Citigroup benefited from substantial U.S. government financial investments, including (i) raising capital through the sale of Citigroup non-voting perpetual, cumulative preferred stock and warrants to purchase common stock issued to the U.S. Department of the Treasury, (ii) entering into a loss-sharing agreement with various U.S. government entities covering certain of Citigroup assets, and (iii) issuing senior unsecured debt guaranteed by the Federal Deposit Insurance Corporation. Most significantly, in December 2009 Citigroup issued approximately $17 billion of common stock and approximately $3.5 billion of tangible equity units representing the largest public equity offering in U.S. capital markets history. The proceeds from this offering were then used to repay the $20 billion Citigroup received from the U.S. government under TARP and served to significantly improve Citigroup's TIER 1 capital ratio.

        We believe that these actions by Citigroup and the U.S. government have served to bolster Citigroup's viability as a tenant and significantly mitigated its short term capital needs. In addition, while Citigroup has reduced its overall employee base, it has relocated personnel from other New York City properties not owned by us into the two properties where we have the largest exposure to Citigroup, 388-390 Greenwich Street, Manhattan and One Court Square in Queens. Both of these properties are held in joint ventures, however, thereby reducing our exposure to Citigroup from what it would have been had we been the sole owner of these properties.

Cash Flows

        The following summary discussion of our cash flows is based on our consolidated statements of cash flows in our financial statements included elsewhere in this prospectus and is not meant to be an all-inclusive discussion of the changes in our cash flows for the periods presented below.

        Cash and cash equivalents were $339.6 million and $676.8 million at June 30, 2010 and 2009, respectively, representing a decrease of $337.2 million. The decrease was a result of the following increases and decreases in cash flows (in thousands):

	Six months ended June 30,
	2010	2009	Increase (Decrease)
Net cash provided by operating activities	$152,654	$152,374	$280
Net cash provided by investing activities	$246,899	$25,170	$221,729
Net cash used in financing activities	$(403,691)	$(227,665)	$(176,026)

        Cash and cash equivalents were $343.7 million and $726.9 million at December 31, 2009 and 2008, respectively, representing a decrease of $383.2 million. The increase was a result of the following increases and decreases in cash flows (in thousands):

	Year ended December 31,
	2009	2008	Increase (Decrease)
Net cash provided by operating activities	$275,211	$296,011	$(20,800)
Net cash (used in) provided by investing activities	$(345,379)	$396,219	$(741,598)
Net cash (used in) provided by financing activities	$(313,006)	$(11,305)	$(301,701)

        Our principal source of operating cash flow is related to the leasing and operating of the properties in our portfolio. Our properties provide a relatively consistent stream of cash flow that provides us with resources to pay operating expenses, debt service and fund quarterly dividend and distribution payment requirements. At June 30, 2010 our portfolio was 91.0% occupied. Our structured finance and joint venture investments also provide a steady stream of operating cash flow to us.

        Cash is used in investing activities to fund acquisitions, redevelopment projects and recurring and nonrecurring capital expenditures. We selectively invest in new projects that enable us to take advantage of our development, leasing, financing and property management skills and invest in existing buildings that meet our investment criteria.

        During the six months ended June 30, 2010, when compared to the six months ended June 30, 2009, we used cash primarily for the following investing activities (in thousands):

Acquisitions of and additions of real estate	$12,094
Escrow cash-capital improvements/acquisition deposits	(48,062)
Joint venture investments	(69,226)
Distributions from joint ventures	(2,995)
Proceeds from sales of real estate	478,165
Structured finance and other investments	(148,247)

        During the year ended December 31, 2009, when compared to the year ended December 31, 2008, we used cash primarily for the following investing activities (in thousands):

Acquisitions of real estate	$51,692
Capital expenditures and capitalized interest	41,404
Escrow cash-capital improvements/acquisition deposits	(16,694)
Joint venture investments	(61,940)
Distributions from joint ventures	(419,390)
Proceeds from sales of real estate	(178,836)
Structured finance and other investments	(157,834)

        We generally fund our investment activity through property-level financing, the Credit Facility, senior unsecured notes, construction loans and from time to time SL Green issues common or preferred stock and contributes the proceeds to us in exchange for partnership units of a corresponding class.

        During the six months ended June 30, 2010, when compared to the six months ended June 30, 2009, we used cash for the following financing activities (in thousands):

Proceeds from our debt obligations	$322,366
Repayments under our debt obligations	(234,275)
Noncontrolling interests, contributions in excess of distributions	4,503
Other financing activities	(27,914)
Proceeds from sale of common/preferred stock by SL Green	(265,305)
Dividends paid	24,599

        During the year ended December 31, 2009, when compared to the year ended December 31, 2008, we used cash for the following financing activities (in thousands):

Proceeds from our debt obligations	$(1,602,715)
Repayments under our debt obligations	644,340
Proceeds from issuance of common stock by SL Green	387,138
Repurchases of common stock by SL Green	151,986
Noncontrolling interests, contributions in excess of distributions	(4,934)
Other financing activities	(6,564)
Dividends and distributions paid	129,048

Capitalization

        As of June 30, 2010, we had 78,209,392 general and limited partner common units, 1,210,748 limited partner common units, 11,700,000 units of our 7.625% Series C cumulative redeemable preferred units, or Series C preferred units, and 4,000,000 units of our 7.875% Series D cumulative redeemable preferred units, or Series D preferred units, outstanding. Whenever SL Green issues common or preferred stock, the net proceeds received are contributed to us in exchange for an equivalent number of operating partnership units of a corresponding class.

        In January 2010, SL Green sold 5,400,000 shares of its Series C preferred stock in an underwritten public offering. Following of this offering, SL Green had 11,700,000 shares of the Series C preferred stock outstanding. The shares of Series C preferred stock have a liquidation preference of $25.00 per share and are redeemable at par, plus accrued and unpaid dividends, at any time at SL Green's option. The shares were priced at $23.53 per share including accrued dividends equating to a yield of 8.101%. SL Green contributed the net offering proceeds of approximately $122.0 million to us in exchange for an equivalent number of operating partnership units of a corresponding class. We used the net offering proceeds for general corporate and/or working capital purposes, including purchases of the indebtedness of our subsidiaries and investment opportunities.

        In May 2009, SL Green sold 19,550,000 shares of its common stock. The net proceeds from this offering (approximately $387.1 million), which were contributed to us in exchange for an equivalent number of common units, were primarily used to repurchase unsecured debt and for other corporate purposes.

        In March 2007, SL Green's board of directors approved a stock repurchase plan under which SL Green could buy up to $300.0 million shares of its common stock. This plan expired on December 31, 2008. SL Green repurchased approximately $300.0 million, or 3.3 million shares of its common stock, at an average price of $90.49 per share. The funds used for the $300.0 million of repurchases were distributed by us to SL Green in exchange for the repurchase of 3.3 million common units.

Compensation Plans

        All employees of SL Green are compensated through a subsidiary of SLGOP. SL Green's employee and director compensation plans are described below. Under each plan, whenever SL Green issues common or preferred stock, we issue an equivalent number of operating partnership units of a corresponding class to SL Green.

Rights Plan

        SL Green adopted a shareholder rights plan which provided, among other things, that when specified events occur, its shareholders would be entitled to purchase from it a newly created series of junior preferred shares. This plan expired in March 2010.

Dividend Reinvestment and Stock Purchase Plan

        SL Green registered 2,000,000 shares of common stock under its dividend reinvestment and stock purchase plan, or DRIP. The DRIP commenced on September 24, 2001.

        During the six months ended June 30, 2010 and 2009, approximately 251,000 and no shares were issued and approximately $11.2 million and no proceeds were received, respectively, from dividend reinvestments and/or stock purchases under the DRIP. DRIP shares may be issued at a discount to the market price. The $11.2 million in proceeds received during the six months ended June 30, 2010 were contributed to us by SL Green in exchange for an equivalent number common units.

Second Amended and Restated 2005 Stock Option and Incentive Plan

        Subject to adjustments upon certain corporate transactions or events, up to a maximum of 10,730,000 fungible units, may be granted as options, restricted stock, phantom shares, dividend equivalent rights and other equity-based awards under the Amended and Restated 2005 Stock Option and Incentive Plan, or the 2005 Plan. At June 30, 2010, approximately 3.8 million fungible units, calculated on a weighted basis, were available for issuance under the 2005 Plan, or 4.8 million shares of common stock if all shares available under the 2005 Plan were issued as five-year stock options.

2003 Long-Term Outperformance Compensation Program

        SL Green's board of directors adopted a long-term, seven-year compensation program for certain members of senior management. The program provided for restricted stock awards to be made to plan participants if the holders of its common equity achieved a total return in excess of 40% over a 48-month period commencing April 1, 2003. In April 2007, the compensation committee determined that under the terms of the 2003 Outperformance Plan, as of March 31, 2007, the performance hurdles had been met and the maximum performance pool of $22,825,000, taking into account forfeitures, was established. In connection with this event, approximately 166,312 shares of restricted stock (as adjusted for forfeitures) were allocated under the 2005 Plan. In accordance with the terms of the program, 40% of each award vested on March 31, 2007 and the remainder was scheduled to vest ratably over the subsequent three years based on continued employment. The fair value of the awards under this program on the date of grant was determined to be $3.2 million. This fair value is expensed over the term of the restricted stock award. Forty percent of the value of the award was amortized over four years from the date of grant and the balance was amortized, in equal parts, over five, six and seven years (i.e., 20% of the total value was amortized over five years (20% per year), 20% of the total value was amortized over six years (16.67% per year) and 20% of the total value was amortized over seven years (14.29% per year)). We recorded compensation expenses of none, $23,000, $29,500 and $59,000 related to this program during the three and six months ended June 30, 2010 and 2009, respectively. We recorded compensation expenses of $0.1 million, $0.2 million and $0.4 million related to this plan during the years ended December 31, 2009, 2008 and 2007, respectively.

2005 Long-Term Outperformance Compensation Program

        In December 2005, the compensation committee of SL Green's board of directors approved a long-term incentive compensation program, the 2005 Outperformance Plan. Participants in the 2005 Outperformance Plan were entitled to earn LTIP Units in SLGOP if SL Green's total return to stockholders for the three-year period beginning December 1, 2005 exceeded a cumulative total return to stockholders of 30%; provided that participants were entitled to earn LTIP Units earlier in the event that SL Green achieved maximum performance for 30 consecutive days. The total number of LTIP Units that could be earned was to be a number having an assumed value equal to 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to the lesser of 3% of SL Green's outstanding shares and units of limited partnership interest as of December 1, 2005 or $50.0 million. On June 14, 2006, the compensation committee determined that under the terms of the 2005 Outperformance Plan, as of June 8, 2006, the performance period had accelerated and the maximum performance pool of $49,250,000, taking into account forfeitures, had been earned. Under the terms of the 2005 Outperformance Plan, participants also earned additional LTIP Units with a value equal to the distributions that would have been paid with respect to the LTIP Units earned if such LTIP Units had been earned at the beginning of the performance period. The total number of LTIP Units earned under the 2005 Outperformance Plan by all participants as of June 8, 2006 was 490,475. Under the terms of the 2005 Ouperformance Plan, all LTIP Units that were earned remained subject to time-based vesting, with one-third of the LTIP Units earned scheduled to vest on each of November 30, 2009 and the first two anniversaries thereafter based on continued employment. The earned LTIP Units are to receive regular quarterly distributions on a per unit basis equal to the dividends per share paid on SL Green's common stock, whether or not they are vested.

        The cost of the 2005 Outperformance Plan (approximately $8.0 million, subject to adjustment for forfeitures) will continue to be amortized into earnings through the final vesting period. We recorded approximately $1.2 million, $1.6 million, $0.6 million and $1.2 million of compensation expense during the three and six months ended June 30, 2010 and 2009, respectively, in connection with the 2005 Outperformance Plan. We recorded approximately $2.3 million, $3.9 million and $2.1 million of compensation expense during the years ended December 31, 2009, 2008 and 2007, respectively, in connection with the 2005 Outperformance Plan.

2006 Long-Term Outperformance Compensation Program

        On August 14, 2006, the compensation committee of SL Green's board of directors approved a long-term incentive compensation program, the 2006 Outperformance Plan. Participants in the 2006 Outperformance Plan were entitled to earn LTIP Units in SLGOP if SL Green's total return to stockholders for the three-year period beginning August 1, 2006 exceeded a cumulative total return to stockholders of 30%; provided that participants were entitled to earn LTIP Units earlier in the event that SL Green achieved maximum performance for 30 consecutive days. The total number of LTIP Units that could be earned was to be a number having an assumed value of 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to $60.0 million. The 2006 Outperformance Plan provided that if the LTIP Units were earned, each participant would also have been entitled to the distributions that would have been paid had the number of earned LTIP Units been issued at the beginning of the performance period. Those distributions would have been paid in the form of additional LTIP Units. Thereafter, distributions would have been paid currently with respect to all earned LTIP Units, whether vested or unvested. Any LTIP Units earned under the 2006 Outperformance Plan were to remain subject to time-based vesting, with one-third of the awards vesting on each of July 31, 2009 and the first two anniversaries thereafter based on continued employment.

        The cost of the 2006 Outperformance Plan (approximately $16.4 million, subject to adjustment for forfeitures) will be amortized into earnings through the final vesting period. We recorded approximately

$0.1 million, $0.1 million, $0.1 million and $0.2 million of compensation expense during the three and six months ended June 30, 2010 and 2009, respectively, in connection with the 2006 Outperformance Plan. We recorded approximately $0.4 million, $12.2 million and $2.5 million of compensation expense during the years ended December 31, 2009, 2008 and 2007, respectively, in connection with the 2006 Outperformance Plan. During the fourth quarter of 2008, we and certain of our employees, including SL Green's executive officers, mutually agreed to cancel a portion of the 2006 Outperformance Plan. This charge of approximately $9.2 million is included in the compensation expense above. The performance criteria under the 2006 Outperformance Plan were not met and, accordingly, no LTIP Units have been earned under the 2006 Outperformance Plan.

SL Green Realty Corp. 2010 Notional Unit Long-Term Compensation Plan

        In December 2009, the compensation committee of SL Green's board of directors approved the general terms of the SL Green Realty Corp. 2010 Notional Unit Long-Term Compensation Program, the 2010 Long Term Compensation Plan. The 2010 Long-Term Compensation Plan is a long-term incentive compensation plan pursuant to which award recipients may earn, in the aggregate, from approximately $15 million up to approximately $75 million of LTIP Units in SLGOP based on SL Green's stock price appreciation over three years beginning on December 1, 2009; provided that, if maximum performance has been achieved, approximately $25 million of awards may be earned at any time after the beginning of the second year and an additional approximately $25 million of awards may be earned at any time after the beginning of the third year. The amount of awards earned will range from approximately $15 million if SL Green's aggregate stock price appreciation during the performance period is 25% to the maximum amount of approximately $75 million if SL Green's aggregate stock price appreciation during the performance period is 50% or greater. No awards will be earned if SL Green's aggregate stock price appreciation is less than 25%. After the awards are earned, they will remain subject to vesting, with 50% of any LTIP Units earned vesting on January 1, 2013 and an additional 25% vesting on each of January 1, 2014 and 2015 based, in each case, on continued employment through the vesting date. We will not pay distributions on any LTIP Units until they are earned, at which time we will pay all distributions that would have been paid on the earned LTIP Units since the beginning of the performance period.

        Overall, the 2010 Long Term Compensation Plan contemplates maximum potential awards of 1,179,987 LTIP Units and a cap of approximately $75 million when earned. However, sufficient shares were not available under the 2005 Plan to fund the entire 2010 Long Term Compensation Plan in December 2009, and the awards granted at that time, in the aggregate, were limited to 744,128 LTIP Units, subject to performance-based and time-based vesting, unless and until additional shares became available under the 2005 Plan prior to the end of the performance period for the 2010 Long Term Compensation Plan. At SL Green's annual meeting of stockholders on June 15, 2010, our stockholders approved the adoption of the 2005 Plan which, among other things, increased the number of shares available under the plan to award the balance of the LTIP Units due under the 2010 Long-Term Compensation Plan. The cost of the 2010 Long Term Compensation Plan (approximately $24.8 million, subject to forfeitures) will be amortized into earnings through the final vesting period. We recorded compensation expense of approximately $1.1 million and $1.6 million during the three and six months ended June 30, 2010 related to this program.

Deferred Stock Compensation Plan for Directors

        Under our Independent Director's Deferral Program, which commenced July 2004, SL Green's non-employee directors may elect to defer up to 100% of their annual retainer fee, chairman fees and meeting fees. Unless otherwise elected by a participant, fees deferred under the program shall be credited in the form of phantom stock units. The phantom stock units are convertible into an equal number of shares of common stock upon such directors' termination of service from SL Green's board of directors or a change in control by us, as defined by the program. Phantom stock units are credited to each non-employee director quarterly using the closing price of SL Green's common stock on the applicable dividend record date for the respective quarter. Each participating non-employee director's account is also credited for an equivalent amount of phantom stock units based on the dividend rate for each quarter.

        During the six months ended June 30, 2010, approximately 8,000 phantom stock units were earned. As of June 30, 2010, there were approximately 56,400 phantom stock units outstanding.

Employee Stock Purchase Plan

        On September 18, 2007, SL Green's board of directors adopted the 2008 Employee Stock Purchase Plan, or ESPP, to encourage its employees to increase their efforts to make our business more successful by providing equity-based incentives to eligible employees. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and has been adopted by the board to enable eligible employees to purchase SL Green's shares of common stock through payroll deductions. The ESPP became effective on January 1, 2009 with a maximum of 500,000 shares of the common stock available for issuance, subject to adjustment upon a merger, reorganization, stock split or other similar corporate change. The common stock will be offered for purchase through a series of successive offering periods. Each offering period will be three months in duration and will begin on the first day of each calendar quarter, with the first offering period having commenced on January 1, 2009. The ESPP provides for eligible employees to purchase the common stock at a purchase price equal to 85% of the lesser of (1) the market value of the common stock on the first day of the offering period or (2) the market value of the common stock on the last day of the offering period. The ESPP was approved by SL Green's stockholders at its 2009 annual meeting of stockholders. As of June 30, 2010, approximately 42,928 shares of SL Green's common stock had been issued under the ESPP. SL Green contributed the proceeds from the sale of those shares to us in exchange for an equivalent number of our common units.

Market Capitalization

        At June 30, 2010, borrowings under our mortgage loans, the Credit Facility, senior unsecured notes and trust preferred securities (including our share of joint venture debt of approximately $1.8 billion) represented 57.3% of SL Green's combined market capitalization of approximately $11.1 billion (based on a common stock price of $55.04 per share, the closing price of SL Green's common stock on the NYSE on June 30, 2010). Market capitalization includes our consolidated debt, SL Green common and preferred stock and the conversion of all our units of limited partnership interest into SL Green common stock and our share of joint venture debt.

Indebtedness

        The table below summarizes our consolidated mortgage debt, the Credit Facility, senior unsecured notes and trust preferred securities outstanding at June 30, 2010 and December 31, 2009 and 2008, respectively (dollars in thousands).

	June 30,	December 31,
Debt Summary	2010	2009	2008
Balance
Fixed rate	$3,249,292	$3,256,081	$3,918,454
Variable rate—hedged	—	60,000	60,000

Total fixed rate	3,249,292	3,316,081	3,978,454

Variable rate	850,459	1,110,391	1,427,677
Variable rate—supporting variable rate assets	459,196	466,216	175,428

Total variable rate	1,309,655	1,576,607	1,603,105

Total	$4,558,947	$4,892,688	$5,581,559

Percent of Total Debt:
Total fixed rate	71.3%	67.8%	71.3%
Variable rate	28.7%	32.2%	28.7%

Total	100.0%	100.0%	100.0%

Effective Interest Rate for the Quarter / Year:
Fixed rate	5.97%	5.60%	5.37%
Variable rate	1.92%	1.45%	4.05%

Effective interest rate	4.81%	4.30%	5.24%

        The variable rate debt shown above generally bears interest at an interest rate based on 30-day LIBOR (0.35%, 0.23% and 0.44% at June 30, 2010, December 31, 2009 and 2008, respectively). Our consolidated debt at June 30, 2010 and December 31, 2009 had a weighted average term to maturity of approximately 5.0 years and 4.9 years, respectively.

        Certain of our structured finance investments, with a carrying value of approximately $459.2 million and $466.2 million, are variable rate investments which mitigate our exposure to interest rate changes on our unhedged variable rate debt at June 30, 2010 and December 31, 2009, respectively.

Mortgage Financing

        As of June 30, 2010, our total mortgage debt (excluding our share of joint venture debt of approximately $1.8 billion) consisted of approximately $2.3 billion of fixed rate debt, including hedged variable rate debt, with an effective weighted average interest rate of approximately 6.01% and $375.7 million of variable rate debt with an effective weighted average interest rate of approximately 3.25%.

        As of December 31, 2009, our total mortgage debt (excluding our share of joint venture debt of approximately $1.8 billion) consisted of approximately $2.3 billion of fixed rate debt, including hedged variable rate debt, with an effective weighted average interest rate of approximately 5.98% and approximately $262.5 million of variable rate debt with an effective weighted average interest rate of approximately 2.22%.

2007 Unsecured Revolving Credit Facility

        We have a $1.5 billion unsecured revolving credit facility, which is referred to as the Credit Facility. The Credit Facility bears interest at a spread ranging from 70 basis points to 110 basis points over the 30-day LIBOR which, based on our leverage ratio is currently 90 basis points. This facility matures in June 2011 and has a one-year as-of-right extension option. The Credit Facility also requires a 12.5 to 20 basis point fee on the unused balance payable annually in arrears. The Credit Facility had approximately $0.8 billion and $1.37 billion outstanding at June 30, 2010 and December 31, 2009, respectively. Availability under the Credit Facility was further reduced at June 30, 2010 and December 31, 2009 by the issuance of approximately $25.0 million and $27.1 million, respectively, in letters of credit. The Credit Facility includes certain restrictions and covenants (see restrictive covenants below). The Credit Facility is guaranteed by certain of SLGOP's subsidiaries and structured finance investment entities. ROP and certain of its subsidiaries also provide a senior guaranty of SLGOP's obligations under the Credit Facility. As of June 30, 2010, the maximum amount of ROP and its subsidiaries' guaranty obligation was approximately $566.1 million.

        In August 2009, we amended the Credit Facility to provide us with the ability to acquire a portion of the loans outstanding under the Credit Facility. Such repurchases reduce our availability under the Credit Facility. In August 2009, one of our subsidiaries repurchased approximately $48.0 million of the total commitment, and we realized gains on early extinguishment of debt of approximately $7.1 million.

Term Loans

        In December 2007, we closed on a $276.7 million ten-year term loan which carried an effective fixed interest rate of 5.19%. This loan was secured by our interest in 388 and 390 Greenwich Street. This secured term loan, which was scheduled to mature in December 2017, was repaid and terminated in May 2008.

Senior Unsecured Notes

        The following table sets forth our senior unsecured notes and other related disclosures by scheduled maturity date as of June 30, 2010 (in thousands):

Issuance	Accreted Balance	Coupon Rate(4)	Term (in Years)	Maturity
January 22, 2004(1)(5)	$84,823	5.15%	7	January 15, 2011
August 13, 2004(1)(5)	98,578	5.875%	10	August 15, 2014
March 31, 2006(1)	274,746	6.00%	10	March 31, 2016
March 16, 2010(1)	250,000	7.75%	10	March 15, 2020
June 27, 2005(1)(2)(5)	657	4.00%	20	June 15, 2025
March 26, 2007(3)(5)	149,277	3.00%	20	March 30, 2027

	$858,081

(1)
Issued by ROP.
(2)
Exchangeable senior debentures which are currently redeemable at 100% of par. In addition, the debentures can be put to us, at the option of the holder at par plus accrued and unpaid interest, on June 15, 2010, 2015 and 2020 and upon the occurrence of certain change of control transactions. As a result of the acquisition of ROP by SL Green, or the Reckson Merger, the adjusted exchange rate for the debentures is 7.7461 shares of SL Green's common stock per $1,000 of principal amount of debentures and the adjusted reference dividend for the debentures is $1.3491. During the six months ended June 30, 2010, we repurchased approximately $115.4 million of these bonds (inclusive of the tender offer described in Note (5) and $80.7 million repurchased in June 2010 pursuant to their terms) and realized a net loss on early extinguishment of debt of approximately $0.3 million. On the date of the Reckson Merger, $13.1 million was recorded in equity and was fully amortized as of June 30, 2010.

(3)
In March 2007, we issued $750.0 million of these convertible bonds. Interest on these notes is payable semi-annually on March 30 and September 30. The notes have an initial exchange rate representing an exchange price that is at a 25.0% premium to the last reported sale price of SL Green's common stock on March 20, 2007, or $173.30. The initial exchange rate is subject to adjustment under certain circumstances. The notes are our senior unsecured obligations and are exchangeable upon the occurrence of specified events, and during the period beginning on the twenty-second scheduled trading day prior to the maturity date and ending on the second business day prior to the maturity date, into cash or a combination of cash and shares of SL Green's common stock, if any, at our option. The notes are redeemable, at our option, on and after April 15, 2012. We may be required to repurchase the notes on March 30, 2012, 2017 and 2022, and upon the occurrence of certain designated events. The net proceeds from the offering were approximately $736.0 million, after deducting estimated fees and expenses. The proceeds of the offering were used to repay certain of our existing indebtedness, make investments in additional properties, and make open market purchases of SL Green's common stock and for general corporate purposes. On the issuance date, $66.6 million was recorded in equity. As of June 30, 2010, approximately $6.4 million remained unamortized.
(4)
Interest on the senior unsecured notes is payable semi-annually with principal and unpaid interest due on the scheduled maturity dates.
(5)
In April 2010, SL Green completed a cash tender offer, or Tender Offer, and purchased $13.0 million of our outstanding 3.00% Exchangeable Senior Notes due 2027, and $13.2 million of the outstanding 4.00% Exchangeable Senior Debentures due 2025, $38.8 million of the 5.15% Notes due 2011 and $50.0 million of the 5.875% Notes due 2014 issued by ROP.

        In March 2009, the $200.0 million, 7.75% unsecured notes scheduled to mature in March 2009, issued by ROP, were repaid at par.

        On April 27, 2007, the $50.0 million 6.0% unsecured notes scheduled to mature in June 2007 and the $150.0 million 7.20% unsecured notes scheduled to mature in August 2007, issued by ROP, were redeemed.

Junior Subordinate Deferrable Interest Debentures

        In June 2005, we and SL Green issued $100.0 million of Trust Preferred Securities, which are reflected on the balance sheet at December 31, 2007 as Junior Subordinate Deferrable Interest Debentures. The proceeds were used to repay the Credit Facility. The $100.0 million of junior subordinate deferrable interest debentures have a 30-year term ending July 2035. They bear interest at a fixed rate of 5.61% for the first 10 years ending July 2015. Thereafter, the rate will float at three month LIBOR plus 1.25%. The securities are redeemable at par beginning in July 2010.

Restrictive Covenants

        The terms of the Credit Facility and senior unsecured notes include certain restrictions and covenants which limit, among other things, the payment of dividends (as discussed below), the incurrence of additional indebtedness, the incurrence of liens and the disposition of assets, and which require compliance with financial ratios relating to the minimum amount of tangible net worth, the minimum amount of debt service coverage, the minimum amount of fixed charge coverage, the maximum amount of unsecured indebtedness, the minimum amount of unencumbered property debt service coverage and certain investment limitations.

        The dividend restriction referred to above provides that, except to enable SL Green to continue to qualify as a REIT for Federal income tax purposes, it will not during any four consecutive fiscal quarters make distributions with respect to common stock or other equity interests in an aggregate amount in excess of 95% of funds from operations for such period, subject to certain other adjustments. As of June 30, 2010, and December 31, 2009 and 2008, we were in compliance with all such covenants.

Market Rate Risk

        We are exposed to changes in interest rates primarily from our floating rate borrowing arrangements. We use interest rate derivative instruments to manage exposure to interest rate changes. A hypothetical 100 basis point increase in interest rates along the entire interest rate curve for the three months ended June 30, 2010 and the years ended December 31, 2009 and 2008, would increase our annual interest cost by approximately $12.9 million, $15.2 million and $15.3 million and would increase our share of joint venture annual interest cost by approximately $6.1 million, $6.4 million and $7.4 million, respectively.

        We recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged asset, liability, or firm commitment through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value is recognized immediately in earnings.

        Approximately $3.2 billion and $3.3 billion of our long-term debt bore interest at fixed rates, and therefore the fair value of these instruments is affected by changes in the market interest rates as of June 30, 2010 and December 31, 2009, respectively. The interest rate on our variable rate debt and joint venture debt as of both June 30, 2010 and December 31, 2009 ranged from LIBOR plus 75 basis points to LIBOR plus 400 basis points.

Contractual Obligations

        Combined aggregate principal maturities of mortgages and notes payable, the Credit Facility, senior unsecured notes (net of discount), trust preferred securities, our share of joint venture debt, including as-of-right extension options, estimated interest expense (based on weighted average interest rates for the quarter) and our obligations under our capital lease and ground leases, as of June 30, 2010 are as follows (in thousands):

	2010	2011	2012	2013	2014	Thereafter	Total
Property Mortgages	$14,570	$246,606	$250,681	$594,060	$30,042	$1,664,907	$2,800,866
Revolving Credit Facility	—	—	800,000	—	—	—	800,000
Trust Preferred Securities	—	—	—	—	—	100,000	100,000
Senior Unsecured Notes	—	84,823	149,277	—	98,578	525,403	858,081
Capital lease	743	1,555	1,555	1,555	1,555	45,651	52,614
Ground leases	15,600	28,929	28,179	28,179	28,179	580,600	709,666
Estimated interest expense	111,157	205,309	182,233	161,594	143,625	412,728	1,216,646
Joint venture debt	3,935	218,083	61,767	37,207	361,917	1,137,199	1,820,108

Total	$146,005	$785,305	$1,473,692	$822,595	$663,896	$4,466,488	$8,357,981

Off-Balance Sheet Arrangements

        We have a number of off-balance sheet investments, including joint ventures and structured finance investments. These investments all have varying ownership structures. Substantially all of our joint venture arrangements are accounted for under the equity method of accounting as we have the ability to exercise significant influence, but not control over the operating and financial decisions of these joint venture arrangements. Our off-balance sheet arrangements are discussed in Note 5, "Structured Finance Investments" and Note 6, "Investments in Unconsolidated Joint Ventures" in the accompanying financial statements. Additional information about the debt of our unconsolidated joint ventures is included in "Contractual Obligations" above.

Capital Expenditures

        We estimate that for the six months ending December 31, 2010, we will incur approximately $77.9 million of capital expenditures, net of loan reserves, (including tenant improvements and leasing commissions) on existing wholly-owned properties and our share of capital expenditures at our joint venture properties, net of loan reserves, will be approximately $15.5 million. We expect to fund these capital expenditures with operating cash flow, additional property level mortgage financings and cash on hand. Future property acquisitions may require substantial capital investments for refurbishment and leasing costs. We expect that these financing requirements will be met in a similar fashion. We believe that we will have sufficient resources to satisfy our capital needs during the next 12-month period. Thereafter, we expect that our capital needs will be met through a combination of cash on hand, net cash provided by operations, borrowings, potential asset sales or additional equity or debt issuances.

Dividends

        SL Green expects to pay dividends to its stockholders based on the distributions we make to them primarily from property revenues net of operating expenses or, if necessary, from working capital or borrowings.

        To maintain its qualification as a REIT, SL Green must pay annual dividends to its stockholders of at least 90% of its REIT taxable income, determined before taking into consideration the dividends paid deduction and net capital gains. SL Green intends to continue to pay regular quarterly dividends to its stockholders on an annual basis. Based on SL Green's current annual dividend rate of $0.40 per share, it would pay approximately $31.3 million in dividends. Before SL Green pays any dividend, whether for Federal income tax purposes or otherwise, which would only be paid out of available cash to the extent permitted under our unsecured and secured credit facilities, and our term loans, we must first meet both our operating requirements and scheduled debt service on our mortgages and loans payable.

Related Party Transactions

Cleaning/ Security/ Messenger and Restoration Services

        Through Alliance Building Services, or Alliance, First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services, Classic Security LLC provides security services, Bright Star Couriers LLC provides messenger services, and Onyx Restoration Works provides restoration services with respect to certain properties owned by us. Alliance is owned by Gary Green, a son of Stephen L. Green, the chairman of SL Green's board of directors. First Quality also provides additional services directly to tenants on a separately negotiated basis. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a basis separately negotiated with any tenant seeking such additional services. The Service Corporation has entered into an arrangement with Alliance whereby it will receive a profit participation above a certain threshold for services provided by Alliance to certain tenants at certain buildings above the base services specified in their lease agreements. Alliance paid the Service Corporation approximately $0.5 million, $1.0 million, $0.6 million and $0.9 million for the three and six months ended June 30, 2010, and 2009, respectively, and $1.6 million, $1.4 million and $0.7 million for the years ended December 31, 2009, 2008 and 2007, respectively. First Quality leases 26,800 square feet of space at 70 West 36th Street pursuant to a lease that expires on December 31, 2015. We received approximately $75,000 in rent from Alliance in 2007. We sold this property in March 2007. We paid Alliance approximately $3.1 million, $6.2 million, $4.3 million and $7.7 million for the three and six months ended June 30, 2010 and 2009, respectively, and $14.9 million, $15.1 million and $14.8 million for three years ended December 31, 2009, respectively, for these services (excluding services provided directly to tenants).

Leases

        Nancy Peck and Company leases 1,003 square feet of space at 420 Lexington Avenue under a lease that ends in August 2015. Nancy Peck and Company is owned by Nancy Peck, the wife of Stephen L. Green. The rent due under the lease is $35,516 per year. From February 2007 through December 2008, Nancy Peck and Company leased 507 square feet of space at 420 Lexington Avenue pursuant to a lease which provided for annual rental payments of approximately $15,210. Prior to February 2007, Nancy Peck and Company leased 2,013 square feet of space at 420 Lexington Avenue, pursuant to a lease that expired on June 30, 2005 and which provided for annual rental payments of approximately $66,000. The rent due pursuant to that lease was offset against a consulting fee of $11,025 per month an affiliate paid to her pursuant to a consulting agreement, which was canceled in July 2006.

Management Fees

        S.L. Green Management Corp., a consolidated entity, receives property management fees from certain entities in which Stephen L. Green owns an interest. The aggregate amount of fees paid to S.L. Green Management Corp. from such entities was approximately $94,000, $202,000, $84,000 and $179,000 for the three and six months ended June 30, 2010 and 2009, respectively, and $351,700 in 2009, $353,500 in 2008 and $297,100 in 2007.

Brokerage Services

        Cushman & Wakefield Sonnenblick-Goldman Company, LLC, or Sonnenblick, a nationally recognized real estate investment banking firm, provided mortgage brokerage services to us. Morton Holliday, the father of Marc Holliday, was a Managing Director of Sonnenblick at the time of the financings. In 2009, we paid approximately $428,000 to Sonnenblick in connection with the refinancing of 420 Lexington Avenue. In 2007, we paid approximately $2.0 million to Sonnenblick in connection with the financings obtained for 388-390 Greenwich Street, 16 Court Street, 485 Lexington Avenue and 1604 Broadway.

Gramercy Capital Corp.

        Our related party transactions with Gramercy are discussed in Note 13, "Related Party Transactions" in the accompanying financial statements. Management has evaluated its investment in Gramercy in accordance with notice 2008-234 issued by the joint SEC Office of the Chief Accountant and the FASB Staff which provided further guidance on fair value accounting. Management evaluated (1) the length of time and the extent to which the market value of our investment in Gramercy has been less than cost, (2) the financial condition and near-term prospects of Gramercy, the issuer, and (3) the intent and ability of SL Green, the holder, to retain its investment for a period of time sufficient enough to allow for anticipated recovery. Based on this evaluation, we recognized a loss on our investment in Gramercy of approximately $147.5 million in the fourth quarter of 2008.

Insurance

        We maintain "all-risk" property and rental value coverage (including coverage regarding the perils of flood, earthquake and terrorism) within two property insurance portfolios and liability insurance. The first property portfolio maintains a blanket limit of $600.0 million per occurrence for the majority of the New York City properties in our portfolio with a sub-limit of $500.0 million for acts of terrorism. This policy expires in December 31, 2010. The second portfolio maintains a limit of $600.0 million per occurrence, including terrorism, for a few New York City properties and the majority of the Suburban properties. The second property policy expires on December 31, 2010. Additional coverage may be purchased on a stand-alone basis for certain assets. The liability policies cover all our properties and provide limits of $200.0 million per property. The liability policies expire on October 31, 2010.

        In October 2006, we formed a wholly-owned taxable REIT subsidiary, Belmont Insurance Company, or Belmont, to act as a captive insurance company and be one of the elements of our overall insurance program. Belmont was formed in an effort to, among other reasons, stabilize to some extent the fluctuations of insurance market conditions. Belmont is licensed in New York to write Terrorism, NBCR (nuclear, biological, chemical, and radiological), General Liability, Environmental Liability and D&O coverage.

  •
  Terrorism: Belmont acts as a direct property insurer with respect to a portion of our terrorism coverage for the New York City properties. Effective September 1, 2009, Belmont increased its terrorism coverage from $250 million to $400 million in an upper layer. In addition Belmont purchased reinsurance to reinsure the retained insurable risk not otherwise covered under Terrorism Risk Insurance Program Reauthorization and Extension Act of 2007, or TRIPRA, as detailed below.

  •
  NBCR: Belmont acts as a direct insurer of NBCR coverage up to $250 million on the entire property portfolio for certified acts of terrorism above a program trigger of $100.0 million. Belmont is responsible for a small deductible and 15% of the remaining balance of a loss, with the remaining 85% covered by the Federal government.

  •
  General Liability: For the period commencing October 31, 2010, Belmont will insure a deductible on the general liability insurance with a $150,000 deductible per occurrence and a $2.2 million annual aggregate stop loss limit. We have secured an excess insurer to protect against catastrophic liability losses above the $150,000 deductible per occurrence and a stop loss if aggregate claims exceed $2.2 million. Prior policy years carry a higher per occurrence deductible and aggregate stop losses. Belmont has retained a third party administrator to manage all claims within the deductible and we anticipate that direct management of liability claims will improve loss experience and ultimately lower the cost of liability insurance in future years. In addition, we have an umbrella liability policy of $200.0 million.

  •
  Environmental Liability: Belmont insures a deductible of $1 million per occurrence on a $30 million environmental liability policy covering the entire portfolio.

        As long as we own Belmont, we are responsible for its liquidity and capital resources, and the accounts of Belmont are part of our consolidated financial statements. If we experience a loss and Belmont is required to pay under its insurance policy, we would ultimately record the loss to the extent of Belmont's required payment. Therefore, insurance coverage provided by Belmont should not be considered as the equivalent of third-party insurance, but rather as a modified form of self-insurance.

        The Terrorism Risk Insurance Act, or TRIA, which was enacted in November 2002, was renewed on December 31, 2007. Congress extended TRIA, now called TRIPRA (Terrorism Risk Insurance Program Reauthorization and Extension Act of 2007) until December 31, 2014. The law extends the federal Terrorism Insurance Program that requires insurance companies to offer terrorism coverage and provides for compensation for insured losses resulting from acts of certified terrorism, subject to our current program trigger of $100.0 million. Our debt instruments, consisting of mortgage loans secured by our properties (which are generally non-recourse to us), mezzanine loans, ground leases, our 2007 unsecured revolving credit facility and other corporate obligations, contain customary covenants requiring us to maintain insurance. Although we believe that we currently maintain sufficient insurance coverage to satisfy these obligations, there is no assurance that in the future we will be able to procure coverage at a reasonable cost. In such instances, there can be no assurance that the lenders or ground lessors under these instruments will not take the position that a total or partial exclusion from "all-risk" insurance coverage for losses due to terrorist acts is a breach of these debt and ground lease instruments that allows the lenders or ground lessors to declare an event of default and accelerate repayment of debt or recapture of ground lease positions. In addition, if lenders insist on full coverage for these risks and prevail in asserting that we are required to maintain such coverage, it could result in substantially higher insurance premiums.

        We have a 49.9% interest in the property at 100 Park Avenue, where we participate with Prudential, which carries a blanket policy of $500.0 million of "all-risk" property insurance, including terrorism coverage. We own One Madison Avenue, which is under a triple net lease with insurance provided by the tenant, Credit Suisse Securities (USA) LLC, or CS. We monitor the coverage provided by CS to make sure that our asset is adequately protected. We have a 50.6% interest in the property at 388 and 390 Greenwich Street, where we participate with SITQ, which is leased on a triple net basis to Citigroup, N.A., which provides insurance coverage directly. We monitor all triple net leases to ensure that tenants are providing adequate coverage. Other joint ventures may be covered under separate policies from our policies, at coverage limits which we deem to be adequate. We continually monitor these policies. Although we consider our insurance coverage to be appropriate, in the event of a major catastrophe, such as an act of terrorism, we may not have sufficient coverage to replace certain properties.

Funds from Operations

        Funds From Operations, or FFO, is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties.

        SL Green also uses FFO as one of several criteria to determine performance-based bonuses for members of our senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our and SL Green's ability to make cash distributions.

        FFO for the three and six months ended June 30, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007 are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Years Ended December 31,
	2010	2009	2010	2009	2009	2008	2007
Net income attributable to SLGOP common unitholders	$139,505	$12,925	$154,875	$47,012	$38,890	$375,496	$652,439
Add:
Depreciation and amortization	56,905	54,888	113,957	109,352	226,545	216,583	174,257
Discontinued operations depreciation adjustment	—	298	—	632	708	6,656	12,456
Unconsolidated joint ventures depreciation and noncontrolling interests adjustment	8,721	9,322	17,492	20,587	39,964	38,731	21,152
Net income attributable to noncontrolling interests in other partnerships	3,449	3,683	7,097	7,160	12,900	12,505	17,105
Loss (gain) on equity investment in marketable securities	—	(126)	285	681	396	147,489	—
Less:
Gain (loss) on sale of discontinued operations	—	—	—	6,572	(6,841)	348,573	501,812
(Gain) loss on sale of joint venture property/ partial interest	126,769	(2,693)	126,769	6,848	6,691	103,056	31,509
Depreciation on non-rental real estate assets	358	170	530	374	736	975	902

Funds from Operations—available to common unitholders	81,453	83,513	166,407	171,630	318,817	344,856	343,186
Dividends on convertible preferred units	—	—	—	—	—	—	—

Funds from Operations—available to all unitholders	$81,453	$83,513	$166,407	$171,630	$318,817	$344,856	$343,186

Cash flows provided by operating activities	$85,972	$96,925	$152,654	$152,374	$275,211	$296,011	$406,705
Cash flows (used in) provided by investing activities	$307,142	$28,406	$246,899	$25,170	$(345,379)	$396,219	$(2,334,337)
Cash flows (used in) provided by financing activities	$(221,191)	$117,783	$(403,691)	$(227,665)	$(313,006)	$(11,305)	$1,856,418

Inflation

        Substantially all of the office leases provide for separate real estate tax and operating expense escalations as well as operating expense recoveries based on increases in the Consumer Price Index or other measures such as porters' wage. In addition, many of the leases provide for fixed base rent increases. We believe that inflationary increases may be at least partially offset by the contractual rent increases and expense escalations described above.

Accounting Standards Updates

        The Accounting Standards Updates are discussed in Note 2, "Significant Accounting Policies—Accounting Standards Updates" in the accompanying financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS FOR ROP

Overview

        The following discussion related to ROP's consolidated financial statements should be read in conjunction with the financial statements and related notes of ROP included in this prospectus. ROP is a wholly-owned subsidiary of SLGOP.

        On January 25, 2007, SL Green, completed the acquisition of all of the outstanding shares of common stock of Reckson Associates Realty Corp., or RARC, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 3, 2006, as amended, the Merger Agreement, among SL Green, Wyoming Acquisition Corp., or Wyoming, WAGP, Wyoming Acquisition Partnership LP, RARC and ROP. SL Green paid approximately $6.0 billion, inclusive of transaction costs, for ROP. This transaction is referred to herein as the Reckson Merger.

        On January 25, 2007, SL Green completed the sale of certain assets of ROP to an investment group led by certain of ROP's former executive management for a total consideration of approximately $2.0 billion.

        As a result of the substantial change in ownership from the Reckson Merger, SL Green has recorded the Reckson Merger in accordance with the provisions of Emerging Issues Task Force Topic D-97, "Push-Down Accounting." The application of "push-down accounting" resulted in the adjustment of the carrying values of the assets and liabilities of ROP to fair value in the same manner as ROP's assets and liabilities were recorded by SL Green subsequent to the Reckson Merger. The net impact of such adjustments was approximately $3.0 billion.

        As of June 30, 2010, ROP owned the following interests in commercial office properties in the New York Metro area, primarily in midtown Manhattan, a borough of New York City, or Manhattan. ROP's investments in the New York Metro area also include investments in Queens, Westchester County and Connecticut, which are collectively known as the Suburban assets:

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	4	3,770,000	94.1%
Suburban	Consolidated properties	16	2,642,100	84.0%
	Unconsolidated properties	1	1,402,000	100.0%

		21	7,814,100	91.7%

(1)
The weighted average occupancy represents the total leased square feet divided by total available rentable square feet.

        At June 30, 2010, ROP's inventory of development parcels aggregated approximately 81 acres of land in four separate parcels on which ROP can, based on estimates at June 30, 2010, develop approximately 1.1 million square feet of office space and in which ROP had invested approximately $65.7 million.

Critical Accounting Policies

        The discussion and analysis of ROP's financial condition and results of operations is based on its consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires ROP to make estimates and judgments that affect the reported amounts of assets, liabilities, and contingencies as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. ROP evaluates its assumptions and estimates on an ongoing basis. ROP based its estimates on historical experience and on various other assumptions that ROP believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. ROP believes the following critical accounting policies affect more significant judgments and estimates used in the preparation of ROP's consolidated financial statements.

Investment in Commercial Real Estate Properties

        On a periodic basis, ROP assesses whether there are any indicators that the value of ROP's real estate properties may be impaired or that their carrying values may not be recoverable. A property's value is considered impaired if management's estimate of the aggregate future cash flows (undiscounted and without interest charges for consolidated properties and discounted for unconsolidated properties) to be generated by the property are less than the carrying value of the property. To the extent impairment has occurred and is considered to be other than temporary, the loss will be measured as the excess of the carrying amount of the property over the calculated fair value of the property. ROP does not believe that the value of any of ROP's consolidated real estate properties or equity investments in rental property were impaired at June 30, 2010 and December 31, 2009.

        A variety of costs are incurred in the development and leasing of ROP's properties. After determination is made to capitalize a cost, it is allocated to the specific component of a project that is benefited. Determination of when a development project is substantially complete and capitalization must cease involves a degree of judgment. The costs of land and building under development include specifically identifiable costs. The capitalized costs include pre-construction costs essential to the development of the property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs and other costs incurred during the period of development. ROP considers a construction project as substantially completed and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity. ROP ceases capitalization on the portions substantially completed and occupied or held available for occupancy, and capitalize only those costs associated with the portions under construction.

        ROP allocates the purchase price of real estate to land and building and, if determined to be material, intangibles, such as the value of above-, below-,and at-market leases and origination costs associated with the in- place leases. ROP depreciates the amount allocated to building and other intangible assets over their estimated useful lives, which generally range from three to 40 years and from one to 14 years, respectively. The values of the above- and below-market leases are amortized and recorded as either an increase (in the case of below-market leases) or a decrease (in the case of above-market leases) to rental income over the remaining term of the associated lease, which generally range from one to 14 years. The value associated with in-place leases are amortized over the expected term of the associated lease, which generally range from one to 14 years. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance of the related intangible will be written off. The tenant improvements and origination costs are amortized as an expense over the remaining life of the lease (or charged against earnings if the lease is terminated prior to its contractual expiration date). ROP assesses fair value of the leases based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property.

Investment in Unconsolidated Joint Venture

        ROP accounts for investment in unconsolidated joint venture under the equity method of accounting in cases where ROP exercises significant influence, but does not control the entity and is not considered to be the primary beneficiary. ROP consolidates those joint ventures which are VIEs and where ROP is considered to be the primary beneficiary, even though ROP does not control the entity. In all the joint ventures, the rights of the minority investor are both protective as well as participating. Unless ROP is determined to be the primary beneficiary, these rights preclude ROP from consolidating these investments. These investments are recorded initially at cost, as investments in unconsolidated joint ventures, and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. Any difference between the carrying amount of these investments on ROP's balance sheet and the underlying equity in net assets is amortized as an adjustment to equity in net income (loss) of unconsolidated joint ventures over the lesser of the joint venture term or 10 years. Equity income (loss) from unconsolidated joint ventures is allocated based on ROP's ownership interest in each joint venture. When a capital event (as defined in each joint venture agreement) such as a refinancing occurs, if return thresholds are met, future equity income will be allocated at ROP's increased economic percentage. ROP recognizes incentive income from unconsolidated real estate joint ventures as income to the extent it is earned and not subject to a clawback feature. Distributions ROP receives from unconsolidated real estate joint ventures in excess of ROP's basis in the investment are recorded as offsets to its investment balance if ROP remains liable for future obligations of the joint venture or may otherwise be committed to provide future additional financial support. None of the joint venture debt is recourse to ROP.

Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in deferred rents receivable on the accompanying balance sheets. ROP establishes, on a current basis, an allowance for future potential tenant credit losses, which may occur against this account. The balance reflected on the balance sheet is net of such allowance.

        Interest income on structured finance investments is recognized over the life of the investment using the effective interest method and recognized on the accrual basis. Fees received in connection with loan commitments are deferred until the loan is funded and are then recognized over the term of the loan as an adjustment to yield. Anticipated exit fees, whose collection is expected, are also recognized over the term of the loan as an adjustment to yield. Fees on commitments that expire unused are recognized at expiration.

        Income recognition is generally suspended for structured finance investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

Allowance for Doubtful Accounts

        ROP maintains an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required rent payments. If the financial condition of a specific tenant were to deteriorate, resulting in an impairment of its ability to make payments, additional allowances may be required.

Reserve for Possible Credit Losses

        The expense for possible credit losses in connection with structured finance investments is the charge to earnings to increase the allowance for possible credit losses to the level that ROP estimates to be adequate considering delinquencies, loss experience and collateral quality. Other factors considered relate to geographic trends and product diversification, the size of the portfolio and current economic conditions. Based upon these factors, ROP establishes the provision for possible credit losses by category of asset. When it is probable that ROP will be unable to collect all amounts contractually due, the account is considered impaired.

        Where impairment is indicated, a valuation allowance is measured based upon the excess of the recorded investment amount over the net fair value of the collateral. Any deficiency between the carrying amount of an asset and the calculated value of the collateral is charged to expense. ROP recorded a reserve for impairment of approximately $24.9 million and $10.6 million in loan loss reserves and charge offs during the years ended December 31, 2009 and 2008, respectively. No reserve for impairment was required at December 31, 2007.

Results of Operations

Comparison of the three months ended June 30, 2010 to the three months ended June 30, 2009

        The following section compares the results of operations for the three months ended June 30, 2010 to the three months ended June 30, 2009 for the 20 consolidated properties owned by ROP.

Rental Revenues (in millions)	2010	2009	$ Change	% Change
Rental revenue	$71.2	$71.7	$(0.5)	(0.7)%
Escalation and reimbursement revenue	12.3	13.7	(1.4)	(10.2)

Total	$83.5	$85.4	$(1.9)	(2.2)%

        Occupancy at the ROP properties was 91.7% at June 30, 2010 compared to 95.0% at June 30, 2009. At June 30, 2010, ROP estimated that the current market rents on its consolidated Manhattan properties and consolidated Suburban properties were approximately 0.6% and 0.1% higher, respectively, than then existing in-place fully escalated rents. Approximately 5.7% of the space leased at ROP's consolidated properties expires during the remainder of 2010.

Investment and Other Income (in millions)	2010	2009	$ Change	% Change
Equity in net income of unconsolidated joint venture	$0.2	$0.3	$(0.1)	(33.3)%
Investment and other income	2.3	1.6	0.7	43.8

Total	$2.5	$1.9	$0.6	31.6%

        ROP's joint venture at One Court Square is net leased to a single tenant until 2020. As such, ROP does not anticipate much change in occupancy rates or net income contributions from this asset. At June 30, 2010, ROP estimated that current market rents at its Suburban joint venture asset was approximately 23.2% higher than then existing in-place fully escalated rents.

        The increase in investment and other income is primarily related to an increase in lease buy out income earned as well as real estate tax refunds received.

Property Operating Expenses (in millions)	2010	2009	$ Change	% Change
Operating expenses	$18.6	$18.4	$0.2	1.1%
Real estate taxes	14.7	14.2	0.5	3.5
Ground rent	2.2	2.2	—	—

Total	$35.5	$34.8	$0.7	2.0%

        Operating expenses increased compared to the same period in the prior year. The increase was primarily attributable to increases in repairs and maintenance and payroll costs which were partially offset by reductions in utilities. The increase in real estate taxes was primarily due to higher assessed values and higher tax rates.

Other Expenses (in millions)	2010	2009	$ Change	% Change
Interest expense, net of interest income	$16.2	$14.2	$2.0	14.1%
Depreciation and amortization expense	24.0	23.4	0.6	2.6
Loan loss reserves	—	24.9	(24.9)	(100.0)
Marketing, general and administrative expense	0.1	0.1	—	—

Total	$40.3	$62.6	$(22.3)	(35.6)%

        The increase in interest expense was due to the issuance of $250.0 million of senior unsecured notes in March 2010, which bear interest at a rate of 7.75%. These interest costs exceeded the interest savings generated by the repurchases of our 4.00% exchangeable senior unsecured notes and other unsecured bonds during 2009 and 2010.

        The reduction in loan loss reserves is due to the recognition of a loss on the sale of a structured finance investment in 2009. We have not recorded any loan loss reserves in 2010.

Comparison of the six months ended June 30, 2010 to the six months ended June 30, 2009

        The following section compares the results of operations for the six months ended June 30, 2010 to the six months ended June 30, 2009 for the 20 consolidated properties owned by ROP.

Rental Revenues (in millions)	2010	2009	$ Change	% Change
Rental revenue	$143.4	$141.9	$1.5	1.1%
Escalation and reimbursement revenue	25.7	28.0	(2.3)	(8.2)

Total	$169.1	$169.9	$(0.8)	(0.5)%

        Occupancy at the ROP properties was 91.7% at June 30, 2010 compared to 95.0% at June 30, 2009. At June 30, 2010, ROP estimated that the current market rents on its consolidated Manhattan properties and consolidated Suburban properties were approximately 0.6% and 0.1% higher, respectively, than then existing in-place fully escalated rents. Approximately 5.7% of the space leased at ROP's consolidated properties expires during the remainder of 2010.

Investment and Other Income (in millions)	2010	2009	$ Change	% Change
Equity in net income of unconsolidated joint venture	$0.5	$0.6	$(0.1)	(16.7)%
Investment and other income	5.8	3.0	2.8	93.3

Total	$6.3	$3.6	$2.7	75.0%

        ROP's joint venture at One Court Square is net leased to a single tenant until 2020. As such, ROP does not anticipate much change in occupancy rates or net income contributions from this asset. At June 30, 2010, ROP estimated that current market rents at its Suburban joint venture asset was approximately 23.2% higher than then existing in-place fully escalated rents.

        The increase in investment and other income is primarily related to an increase in lease buy out income earned.

Property Operating Expenses (in millions)	2010	2009	$ Change	% Change
Operating expenses	$37.3	$37.9	$(0.6)	(1.6)%
Real estate taxes	29.4	28.6	0.8	2.8
Ground rent	4.3	4.3	—	—

Total	$71.0	$70.8	$0.2	0.3%

        Operating expenses decreased compared to the same period in the prior year. The decrease was primarily attributable to decreases in utilities and professional fees which were partially offset by increases in payroll and repairs and maintenance costs. The increase in real estate taxes was primarily due to higher assessed values and higher tax rates.

Other Expenses (in millions)	2010	2009	$ Change	% Change
Interest expense, net of interest income	$30.0	$29.7	$0.3	1.0%
Depreciation and amortization expense	48.5	46.9	1.6	3.4
Loan loss reserves	—	24.9	(24.9)	(100.0)
Marketing, general and administrative expense	0.2	0.2	—	—

Total	$78.7	$101.7	$(23.0)	(22.6)%

        The increase in interest expense was due to the issuance of $250.0 million of senior unsecured notes in March 2010, which bear interest at a rate of 7.75%. These interest costs exceeded the interest savings generated by the purchases of our 4.00% exchangeable senior unsecured notes and other unsecured bonds during 2009 and 2010.

        The reduction in loan loss reserves is due to the recognition of a loss on the sale of a structured finance investment in 2009. We have not recorded any loan loss reserves in 2010.

Comparison of the year ended December 31, 2009 to the year ended December 31, 2008

        The following section compares the results of operations for the year ended December 31, 2009 to the year ended December 31, 2008 for the 20 consolidated properties owned by ROP.

Rental Revenues (in millions)	2009	2008	$ Change	% Change
Rental revenue	$287.4	$280.1	$7.3	2.6%
Escalation and reimbursement revenue	54.8	53.8	1.0	1.9

Total	$342.2	$333.9	$8.3	2.5%

        At December 31, 2009, ROP estimated that the current market rents on ROP's consolidated Manhattan properties and consolidated Suburban properties were approximately 0.8% higher and 1.0% lower, respectively, than then existing in-place fully escalated rents. Approximately 8.9% of the space leased at ROP's consolidated properties expires during 2010.

Investment and Other Income (in millions)	2009	2008	$ Change	% Change
Equity in net income of unconsolidated joint venture	$1.1	$0.8	$0.3	37.5%
Investment and other income	6.1	15.7	(9.6)	(61.2)

Total	$7.2	$16.5	$(9.3)	(56.4)%

        The increase in equity in net income of unconsolidated joint venture was primarily due to higher net income contribution from One Court Square. ROP's joint venture at One Court Square is net leased to a single tenant until 2020. As such, ROP does not anticipate much change in occupancy rates or net income contributions from this asset. At December 31, 2009, ROP estimated that current market rents at ROP's Suburban joint venture asset was approximately 2.6% higher than then existing in-place fully escalated rents.

        The decrease in investment and other income is primarily due to the average investment balance decreasing between 2008 and 2009 due to the sale of certain loans. In addition, certain loans were placed on non-accrual status during, 2008. There was also a reduction in lease buyout income (approximately $2.7 million) when comparing the year ended December 31, 2009 to the year ended December 31, 2008.

Property Operating Expenses (in millions)	2009	2008	$ Change	% Change
Operating expenses	$76.1	$80.1	$(4.0)	(5.0)%
Real estate taxes	55.3	50.3	5.0	9.9
Ground rent	8.6	8.6	—	—

Total	$140.0	$139.0	$1.0	0.7%

        Operating expenses decreased compared to the same period in the prior year. The decrease was primarily attributable to decreases in utilities ($4.5 million) and repairs and maintenance ($0.4 million). This was offset by increases in payroll ($0.5 million) and insurance ($0.3 million). The increase in real estate taxes was primarily due to higher assessed values and higher tax rates.

Other Expenses (in millions)	2009	2008	$ Change	% Change
Interest expense, net of interest income	$56.3	$72.6	$(16.3)	(22.5)%
Depreciation and amortization expense	99.8	90.5	9.3	10.3
Loan loss reserves	24.9	10.6	14.3	134.9
Marketing, general and administrative expense	0.6	0.8	(0.2)	(25.0)

Total	$181.6	$174.5	$7.1	4.1%

        The decrease in interest expense was due to the redemption of $200.0 million of senior unsecured notes at maturity in March 2009 and which bore an average interest rate of 7.75%. ROP also repurchased early approximately $197.9 million of certain of its senior unsecured notes since October 2008, thereby reducing its interest expense during 2009.

        The increase in loan loss reserves was primarily due to the realized loss on sale of a structured finance investment (approximately $24.9 million) in June 2009.

Comparison of the year ended December 31, 2008 to the year ended December 31, 2007

        Comparisons discussed below are made using the combined operations of the Predecessor and Successor for 2007 as compared to the Successor's operations for the same period in 2008. The results of operations may not be comparable for the periods presented due to the change in the basis of accounting between the Successor and Predecessor periods resulting from the application of "push-down accounting." The results of operations for the Predecessor period in 2007 include 120 West 45th Street and Landmark Square 1-6. In connection with the Reckson Merger, these properties were assigned to ROP and are therefore not included in the Successor period results of operations. Assets sold or classified as held for sale are excluded from the following discussion.

Rental Revenues (in millions)	2008	2007	$ Change	% Change
Rental revenue	$280.1	$256.6	$23.5	9.2%
Escalation and reimbursement revenue	53.8	50.7	3.1	6.1

Total	$333.9	$307.3	$26.6	8.7%

        At December 31, 2008, ROP estimated that the current market rents on ROP's consolidated Manhattan properties and consolidated Suburban properties were approximately 23.8% and 9.8% higher, respectively, than then existing in-place fully escalated rents. Approximately 4.6% of the space leased at ROP's consolidated properties was scheduled to expire during 2009.

Investment and Other Income (in millions)	2008	2007	$ Change	% Change
Equity in net income of unconsolidated joint venture	$0.8	$1.3	$(0.5)	(38.5)%
Investment and other income	15.7	25.5	(9.8)	(38.4)

Total	$16.5	$26.8	$(10.3)	(38.4)%

        The decrease in equity in net income of unconsolidated joint venture was primarily due to lower net income contribution from One Court Square resulting from additional depreciation expense due to the purchase accounting adjustment to the investment in connection with the Reckson Merger. ROP's joint venture at One Court Square is net leased to a single tenant until 2020. As such, ROP does not anticipate much change in occupancy rates or net income contributions from this asset. At December 31, 2008, ROP estimated that current market rents at ROP's Suburban joint venture asset was approximately 8.4% higher than then existing in-place fully escalated rents.

        The decrease in investment and other income is primarily due to the average investment balance decreasing between 2007 and 2008 due to the redemption of certain loans during 2007. Certain loans were also placed on non-accrual status in 2008. In 2007, ROP received a $2.5 million exit fee in connection with the redemption of a loan.

Property Operating Expenses (in millions)	2008	2007	$ Change	% Change
Operating expenses	$80.1	$77.4	$2.7	3.5%
Real estate taxes	50.3	51.1	(0.8)	(1.6)
Ground rent	8.6	8.8	(0.2)	(2.3)

Total	$139.0	$137.3	$1.7	1.2%

        The increase in operating expenses was primarily driven by increases in payroll, cleaning, utilities and insurance. This was partially offset by decrease in repairs and maintenance. The operating expenses and real estate taxes for 120 West 45th Street and Landmark Square 1-6 are included in the 2007 Predecessor period. The decrease in ground rent expense related primarily to the ground rent at 1185 Avenue of the Americas.

Other Expenses (in millions)	2008	2007	$ Change	% Change
Interest expense, net of interest income	$72.6	$76.2	$(3.6)	(4.7)%
Depreciation and amortization expense	90.5	77.9	12.6	16.2
Loan loss reserves	10.6	—	10.6	1,060.0
Marketing, general and administrative expense	0.8	14.9	(14.1)	(94.6)

Total	$174.5	$169.0	$5.5	3.3%

        The decrease in interest expense is due to mortgage debt on certain properties being repaid in 2007 and those properties remaining unencumbered. During the fourth quarter of 2008, ROP also repurchased approximately $102.4 million of its 4% exchangeable unsecured bonds due June 2025. In addition, in April 2007, ROP redeemed $200.0 million of unsecured notes which bore an average interest rate of 6.9%. ROP incurred a $1.0 million make-whole payment in 2007 in connection with the early redemption of these bonds. In 2008, ROP recorded approximately $10.6 million in loan loss reserves against certain of its structured finance investments.

        The decrease in marketing, general and administrative expenses is primarily due to the Predecessor 2007 period including approximately $8.8 million related to merger costs and $1.8 million related to the long-term incentive compensation program. ROP did not incur similar costs in 2008.

Liquidity and Capital Resources

        ROP continues to experience a global economic downturn and difficult credit environment although positive signs have started to materialize. As a result, many financial industry participants, including commercial real estate owners, operators, investors and lenders continue to find it difficult to obtain cost-effective debt capital to finance new investment activity or to refinance maturing debt. When debt is available, it is generally at a cost higher than may have been available in the recent past.

        On January 25, 2007, ROP was acquired by SL Green. See the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation for SLGOP—Liquidity and Capital Resources" in this prospectus for a complete discussion of additional sources of liquidity available to ROP due to its indirect ownership by SL Green.

        ROP currently expects that its principal sources of funds to meet its short-term and long-term liquidity requirements (working capital, property operations, debt service, redevelopment of properties, tenant improvements and leasing costs) will include cash on hand, cash flow from operations, net proceeds from divestitures of properties and redemptions of structured finance investments, and proceeds from debt offerings.

        Cash flow from operations is primarily dependent upon the occupancy level of ROP's portfolio, the net effective rental rates achieved on ROP's leases, the collections of rent and operating escalations and recoveries from ROP's tenants and the level of operating and other costs.

        ROP believes that its sources of working capital, specifically its cash flow from operations, are adequate for it to meet short-term and long-term liquidity requirements for the foreseeable future.

Cash Flows

        The following summary discussion of ROP's cash flows is based on its consolidated statements of cash flows in the financial statements contained in this prospectus for ROP and is not meant to be an all-inclusive discussion of the changes in ROP's cash flows for the periods presented below.

        Cash and cash equivalents were $20.3 million and $21.3 million at June 30, 2010 and 2009, respectively, representing a decrease of $1.0 million. The decrease was a result of the following increases and decreases in cash flows (in thousands):

	Six Months ended June 30,
	2010	2009	Increase (Decrease)
Net cash provided by operating activities	$42,374	$46,646	$(4,272)
Net cash (used in) provided by investing activities	$(10,457)	$28,149	$(38,606)
Net cash used in financing activities	$(33,667)	$(76,641)	$(42,974)

        Cash and cash equivalents were $22.0 million and $23.1 million at December 31, 2009 and 2008, respectively, representing a decrease of $1.1 million. The decrease was a result of the following changes in cash flows (in thousands):

	Year ended December 31,
	2009	2008	Increase (Decrease)
Net cash provided by operating activities	$114,634	$82,696	$31,938
Net cash provided by investing activities	$14,210	$48,766	$(34,556)
Net cash used in financing activities	$(129,928)	$(124,811)	$(5,117)

        ROP's principal source of operating cash flow is related to the leasing and operating of the properties in its portfolio. ROP's properties provide a relatively consistent stream of cash flow that provides it with resources to pay operating expenses, debt service and fund quarterly dividend and distribution payment requirements. At June 30, 2010, ROP's portfolio was 91.7% occupied. In addition, rental rates continue to increase and tenant concession packages decrease in the Manhattan and Suburban marketplaces. ROP's structured finance and joint venture investments also provides it a steady stream of operating cash flow.

        Cash is used in investing activities to fund acquisitions, redevelopment projects and recurring and nonrecurring capital expenditures. ROP selectively invests in existing buildings that meet its investment criteria. During six months ended June 30, 2010, compared to the same period in the prior year, ROP used cash primarily from the following investing activities (in thousands):

Capital expenditures and capitalized interest	$125
Distributions from joint venture	(179)
Other investing activities	(38,552)

        During the year ended December 31, 2009, compared to the same period in the prior year ROP used cash primarily from the following investing activities (in thousands):

Capital expenditures and capitalized interest	$(12,448)
Distributions from joint venture	(108)
Proceeds from sales of real estate	(47,725)
Structured finance and other investments	23,347

        ROP generally funds its investment activity through property-level financing and asset sales. During the six months ended June 30, 2010, compared to the same period in the prior year, ROP used funds to complete the following financing activities (in thousands):

Repayments under ROP's debt obligations	$62,464
Proceeds from debt obligations	250,000
Contributions	(77,455)
Distributions and other financing activities	(187,853)
Deferred loan costs	(4,182)

        During the year ended December 31, 2009, compared to the same period in the prior year the following financing activities used the funds to complete the investing activity noted above (in thousands):

Repayments under ROP's debt obligations	$206,488
Contributions from common unitholders	(184,038)
Distributions and other financing activities	(17,332)

Capitalization

        Prior to the Reckson Merger, a Class A common unit and a share of common stock of RARC had similar economic characteristics as they effectively share equally in the net income or loss and distributions of ROP. As of January 25, 2007, all of ROP's issued and outstanding Class A common units were owned by RARC. In connection with the Reckson Merger, RARC assigned all of its interest in the Class A common units to WAGP and SLGOP. On November 15, 2007, RARC withdrew, and WAGP succeeded it, as the sole general partner of ROP. All of ROP's issued and outstanding Class A common units are owned by WAGP or SLGOP.

        As of December 31, 2006, ROP had issued and outstanding 1,200 preferred units of limited partnership interest with a liquidation preference value of $1,000 per unit and a stated distribution rate of 7.0%, or Preferred Units, which was subject to reduction based upon terms of their initial issuance. The terms of the Preferred Units provided for this reduction in distribution rate in order to address the effect of certain mortgages with above market interest rates which were assumed by ROP in connection with properties contributed to ROP in 1998. As a result of the aforementioned reduction, no distributions were being made on the Preferred Units. In connection with the Reckson Merger, the holder of the Preferred Units transferred the Preferred Units to SLGOP in exchange for the issuance of 1,200 preferred units of limited partnership interest in SLGOP operating partnership with substantially similar terms as the Preferred Units.

        Net income per common partnership unit for the year ended December 31, 2006 was determined by allocating net income after preferred distributions and noncontrolling partners' interest in consolidated partnerships income to the general and limited partners based on their weighted average distribution per common partnership units outstanding during the respective periods presented.

        Holders of preferred units of limited and general partnership interest were entitled to distributions based on the stated rates of return (subject to adjustment) for those units.

Contractual Obligations

        Combined aggregate principal maturities of mortgages payable and senior unsecured notes (net of discount), ROP's share of joint venture debt, including extension options, estimated interest expense, and ROP's obligations under its ground leases, as of June 30, 2010 are as follows (in thousands):

	2010	2011	2012	2013	2014	Thereafter	Total
Property mortgages	$2,453	$219,880	$—	$—	$—	$—	$223,333
Senior unsecured notes	—	84,823	—	—	98,578	525,403	708,804
Ground leases	7,091	7,724	7,594	7,594	7,594	247,237	284,834
Estimated interest expense	30,645	51,468	41,731	41,731	38,835	131,382	335,792
Joint venture debt	—	—	—	—	—	94,500	94,500

Total	$40,189	$363,895	$49,325	$49,325	$145,007	$998,522	$1,646,263

Senior Unsecured Notes

        The following table sets forth ROP's senior unsecured notes and other related disclosures by scheduled maturity date as of June 30, 2010 (in thousands):

Issuance	Accreted Balance	Coupon Rate(1)	Term (in Years)	Maturity
January 22, 2004(4)	$84,823	5.15%	7	January 15, 2011
August 13, 2004(4)	98,578	5.875%	10	August 15, 2014
March 31, 2006	274,746	6.00%	10	March 31, 2016
June 27, 2005(2)(4)	657	4.00%	20	June 15, 2025
March 16, 2010(3)	250,000	7.75%	10	March 15, 2020

	$708,804

(1)
Interest on the senior unsecured notes is payable semi-annually with principal and unpaid interest due on the scheduled maturity dates.
(2)
Exchangeable senior debentures which are currently redeemable at 100% of par. In addition, the debentures can be put to ROP, at the option of the holder at par plus accrued and unpaid interest, on June 15, 2010, 2015 and 2020 and upon the occurrence of certain change of control transactions. As a result of the Reckson Merger, the adjusted exchange rate for the debentures is 7.7461 shares of SL Green common stock per $1,000 of principal amount of debentures and the adjusted reference dividend for the debentures is $1.3491. During the six months ended June 30, 2010, ROP repurchased approximately $115.4 million of these notes (inclusive of the Tender Offer described in Note (4) and $80.7 million repurchased pursuant to their terms) and realized a net loss on early extinguishment of debt of approximately $0.3 million. On the date of the Reckson Merger, $13.1 million was recorded in equity. As of June 30, 2010, this was fully amortized.
(3)
SL Green and SLGOP are co-obligors of the notes.
(4)
In April 2010, SL Green commenced a cash tender offer, or Tender Offer, and purchased $13.0 million of our outstanding 3.00% Exchangeable Senior Notes due 2027, and $13.2 million of the outstanding 4.00% Exchangeable Senior Debentures due 2025, $38.8 million of the 5.15% Notes due 2011 and $50.0 million of the 5.875% Notes due 2014 issued by ROP.

        On March 16, 2009, the $200.0 million, 7.75% unsecured notes matured and were repaid at par.

Restrictive Covenants

        The terms of ROP's senior unsecured notes include certain restrictions and covenants which limit, among other things, the incurrence of additional indebtedness and liens, and which require compliance with financial ratios relating to the minimum amount of debt service coverage, the maximum amount of consolidated unsecured and secured indebtedness and the minimum amount of unencumbered assets. As of June 30, 2010 and December 31, 2009, ROP was in compliance with all such covenants.

Market Rate Risk

        ROP is not exposed to changes in interest rates as ROP has no floating rate borrowing arrangements.

        All of ROP's long-term debt, totaling approximately $0.9 billion, bears interest at fixed rates, and therefore the fair value of these instruments is affected by changes in the market interest rates.

Off-Balance Sheet Arrangements

        ROP has off-balance sheet investments, including a joint venture investment and a structured finance investment. These investments have varying ownership structures. ROP's joint venture arrangement is accounted for under the equity method of accounting as it has the ability to exercise significant influence, but not control over the operating and financial decisions of this joint venture arrangement. ROP's off-balance sheet arrangements are discussed in Note 4, "Structured Finance Investments" and Note 5, "Investment in Unconsolidated Joint Venture" in the accompanying financial statements.

Capital Expenditures

        ROP estimates that for the six months ending December 31, 2010, it will incur approximately $20.0 million of capital expenditures (including tenant improvements and leasing commissions), net of loan reserves on consolidated properties and none at its joint venture property. ROP expects to fund these capital expenditures with operating cash flow and cash on hand. ROP believes that it will have sufficient resources to satisfy its capital needs during the next 12-month period.

        Thereafter, ROP expect that its capital needs will be met through a combination of net cash provided by operations, borrowings and potential asset sales.

Related Party Transactions

Cleaning/ Security/ Messenger and Restoration Services

        Through Alliance Building Services, or Alliance, First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services, Classic Security LLC provides security services, Bright Star Couriers LLC provides messenger services, and Onyx Restoration Works provides restoration services with respect to certain properties owned by ROP. Alliance is owned by Gary Green, a son of Stephen L. Green, the chairman of SL Green's board of directors. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at ROP's properties on a basis separately negotiated with any tenant seeking such additional services. An affiliate of ROP's has entered into an arrangement with Alliance whereby it will receive a profit participation above a certain threshold for services provided by Alliance to tenants above the base services specified in their lease agreements.

        The affiliate received approximately $0.5 million, $0.9 million, $0.5 million and $0.8 million for the three and six months ended June 30, 2010 and 2009, respectively. ROP paid Alliance approximately $0.3 million, $0.5 million, $0.7 million and $1.3 million for the three and six months ended June 30, 2010 and 2009, respectively, for these services (excluding services provided directly to tenants).

        The affiliate received approximately $1.4 million, $1.2 million and $0.4 million for the years ended December 31, 2009, 2008 and 2007, respectively. First Quality leases 26,800 square feet of space at 70 West 36th Street pursuant to a lease that expires on December 31, 2015. SL Green received approximately $75,000 in rent from Alliance in 2007. SL Green sold this property in March 2007. ROP paid Alliance approximately $2.1 million, $2.4 million and $0.6 million for three years ended December 31, 2009, respectively, for these services (excluding services provided directly to tenants).

Allocated Expenses from SL Green

        Subsequent to the Reckson Merger, property operating expenses include an allocation of salary and other operating costs from SL Green. Such amount was approximately $1.0 million, $2.0 million, $0.9 million and $1.9 million for the three and six months ended June 30, 2010 and 2009, respectively, and approximately $3.9 million, $4.1 million and $3.5 million for the years ended December 31, 2009, 2008 and 2007 (Successor), respectively.

Insurance

        SL Green maintains "all-risk" property and rental value coverage (including coverage regarding the perils of flood, earthquake and terrorism) within two property insurance portfolios and liability insurance. This includes the ROP assets. The first property portfolio maintains a blanket limit of $600.0 million per occurrence for the majority of the New York City properties in ROP's portfolio with a sub-limit of $500.0 million for acts of terrorism. This policy expires on December 31, 2010. The second portfolio maintains a limit of $600.0 million per occurrence, including terrorism, for a few New York City properties and the majority of the Suburban properties. The second property policy expires on December 31, 2010. Additional coverage may be purchased on a stand alone basis for certain assets. The liability policies cover all of ROP's properties and provide limits of $200.0 million per property. The liability policies expire on October 31, 2010.

        In October 2006, SL Green formed a wholly-owned taxable REIT subsidiary, Belmont Insurance Company, or Belmont, to act as a captive insurance company and be one of the elements of ROP's overall insurance program. Belmont was formed in an effort to, among other reasons, stabilize to some extent the fluctuations of insurance market conditions. Belmont is licensed in New York to write Terrorism, NBCR (nuclear, biological, chemical, and radiological), General Liability, Environmental Liability and D&O coverage.

  •
  Terrorism: Belmont acts as a direct property insurer with respect to a portion of ROP's terrorism coverage for the New York City properties. Effective September 1, 2009 Belmont increased its terrorism coverage from $250 million to $400 million in an upper layer. In addition, Belmont purchased reinsurance to reinsure the retained insurable risk not otherwise covered under Terrorism Risk Insurance Program Reauthorization and Extension Act of 2007, or TRIPRA, as detailed below.

  •
  NBCR: Belmont acts as a direct insurer of NBCR coverage up to $250 million on the entire property portfolio for certified acts of terrorism above a program trigger of $100.0 million. Belmont is responsible for a small deductible and 15% of the remaining balance of a loss, with the remaining 85% covered by the federal government.

  •
  General Liability: Belmont insures a deductible on the general liability insurance with a $150,000 deductible per occurrence and a $2.2 million annual aggregate stop loss limit. SL Green has secured an excess insurer to protect against catastrophic liability losses above the $150,000 deductible per occurrence and a stop loss if aggregate claims exceed $2.2 million. Belmont has retained a third party administrator to manage all claims within the deductible and ROP anticipates that direct management of liability claims will improve loss experience and ultimately lower the cost of liability insurance in future years. In addition, SL Green has an umbrella liability policy of $200.0 million.

  •
  Environmental Liability: Belmont insures a deductible of $1 million per occurrence on a $30 million environmental liability policy covering the entire portfolio.

        The Terrorism Risk Insurance Act, or TRIA, which was enacted in November 2002, was renewed on December 31, 2007. Congress extended TRIA, now called TRIPRA (Terrorism Risk Insurance Program Reauthorization and Extension Act of 2007) until December 31, 2014. The law extends the federal Terrorism Insurance Program that requires insurance companies to offer terrorism coverage and provides for compensation for insured losses resulting from acts of certified terrorism, subject to ROP's current program trigger of $100.0 million. ROP's debt instruments, consisting of mortgage loans secured by its properties (which are generally non-recourse to ROP), mezzanine loans, ground leases, the Credit Facility and other corporate obligations, contain customary covenants requiring us to maintain insurance. Although ROP believes that it currently maintains sufficient insurance coverage to satisfy these obligations, there is no assurance that in the future ROP will be able to procure coverage at reasonable cost. In such instances, there can be no assurance that the lenders or ground lessors under these instruments will not take the position that a total or partial exclusion from "all-risk" insurance coverage for losses due to terrorist acts is a breach of these debt and ground lease instruments that allows the lenders or ground lessors to declare an event of default and accelerate repayment of debt or recapture of ground lease positions. In addition, if lenders insist on full coverage for these risks and prevail in asserting that ROP is required to maintain such coverage, it could result in substantially higher insurance premiums.

        Subsequent to the Reckson Merger, ROP obtained insurance coverage through an insurance program administered by SL Green. In connection with this program ROP incurred insurance expense of approximately $0.8 million, $1.6 million, $0.7 million and $1.5 million for the three and six months ended June 30, 2010 and 2009, respectively.

Inflation

        Substantially all of the office leases provide for separate real estate tax and operating expense escalations as well as operating expense recoveries based on increases in the Consumer Price Index or other measures such as porters' wage. In addition, many of the leases provide for fixed base rent increases. ROP believes that inflationary increases may be at least partially offset by the contractual rent increases and expense escalations described above.

Accounting Standards Updates

        The Standards Updates Accounting Standards Updates are discussed in Note 2, "Significant Accounting Policies-Accounting Standards Updates" in the accompanying financial statements for ROP.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

SL Green Operating Partnership, L.P.

        See the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations of SLGOP—Market Rate Risk" for additional information regarding SLGOP's exposure to interest rate fluctuations.

        The table below presents principal cash flows based upon maturity dates of SLGOP's debt obligations and structured finance investments and the related weighted-average interest rates by expected maturity dates, including as-of-right extension options, as of December 31, 2009 (in thousands):

		Long-Term Debt			Structured Finance Investments
Date	Fixed Rate	Average Interest Rate	Variable Rate	Average Interest Rate	Amount		Weighted Yield
2010	$141,905	5.91%	$1,473	1.24%	$413,733		7.72%
2011	368,680	5.90%	24,112	1.23%	7,000		11.71%
2012	251,672	5.88%	1,432,286	2.29%	56,020		8.87%
2013	335,660	5.90%	118,736	2.29%	23,455		13.50%
2014	180,052	5.94%	—	—	41,791		12.22%
Thereafter	$2,038,112	5.96%	—	—	243,613		8.03%

Total	$3,316,081	5.96%	$1,576,607	1.33%	$785,612	(1)	8.80%

Fair Value	$2,917,553		$1,463,825

(1)
Our structured finance investments had an estimated fair value ranging between $471.8 million and $707.2 million at December 31, 2009.

        The table below presents the gross principal cash flows based upon maturity dates of SLGOP's share of its joint venture debt obligations and the related weighted-average interest rates by expected maturity dates as of December 31, 2009 (in thousands):

	Long-Term Debt
Date	Fixed Rate	Average Interest Rate	Variable Rate	Average Interest Rate
2010	$29,410	4.49%	$85,720	2.94%
2011	405	4.46%	206,546	3.31%
2012	12,870	4.45%	47,889	2.88%
2013	1,182	4.45%	5,502	3.03%
2014	97,334	4.42%	237,166	3.03%
Thereafter	1,108,698	3.88%	16,000	1.39%

Total	$1,249,899	4.31%	$598,823	3.00%

Fair Value	$1,002,071		$588,574

        The table below lists all of our derivative instruments, which are hedging variable rate debt, including joint ventures, and their related fair value as of December 31, 2009 (in thousands):

	Asset Hedged	Benchmark Rate	Notional Value	Strike Rate	Effective Date	Expiration Date	Fair Value
Interest Rate Swap	Credit Facility	LIBOR	$60,000	4.364%	1/2007	5/2010	(844)
Interest Rate Swap	Anticipated Debt	10-Year Treasury	105,000	4.910%	12/2009	12/2019	(8,271)
Interest Rate Swap	Anticipated Debt	10-Year Treasury	100,000	4.705%	12/2009	12/2019	(6,186)
Interest Rate Cap	Mortgage	LIBOR	128,000	6.000%	2/2009	2/2010	—
Interest Rate Cap	Mortgage	LIBOR	128,000	6.000%	2/2010	2/2011	5

Total Consolidated Hedges			$393,000				$(15,296)

        In addition to these derivative instruments, some of SLGOP's joint venture loan agreements require the joint venture to purchase interest rate caps on its debt. All such interest rate caps were out of the money and had a value of $4,100 at December 31, 2009. One of our joint ventures had a LIBOR swap in place on a notional amount of $560.0 million. This hedge, which matures in December 2017, had a fair value obligation of approximately $17.1 million at December 31, 2009.

Reckson Operating Partnership, L.P.

        See the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations of ROP—Market Rate Risk" for additional information regarding ROP's exposure to interest rate fluctuations.

        The table below presents principal cash flows based upon maturity dates of ROP's debt obligations and structured finance investments and the related weighted-average interest rates by expected maturity dates as of December 31, 2009 (in thousands):

	Long-Term Debt		Structured Finance Investments
Date	Fixed Rate	Average Interest Rate	Amount		Weighted Yield
2010	$119,046	5.95%	3,538		3.0%
2011	343,486	6.14%	—		—
2012	—	—	—		—
2013	—	—	23,455		13.5%
2014	150,000	5.98%	—		—
Thereafter	274,727	6.02%	—		—

Total	$887,259	6.02%	26,993	(1)	12.1%

Fair Value	$846,900

(1)
ROP's structured finance investments had an estimated fair value ranging between $16.2 million and $24.3 million at December 31, 2009.

        The table below presents the gross principal cash flows based upon maturity dates of ROP's share of its joint venture debt obligation and the related weighted-average interest rates by expected maturity dates as of December 31, 2009 (in thousands):

	Long-Term Debt
Date	Fixed Rate	Average Interest Rate
2010	$—	—
2011	—	—
2012	—	—
2013	—	—
2014	—	—
Thereafter	94,500	4.91%

Total	$94,500	4.91%

Fair Value	$81,090

BUSINESS OF SLGOP

General

        The sole general partner of SLGOP is SL Green. Substantially all of SL Green's assets are held by, and all of its operations are conducted through, SLGOP. As of June 30, 2010, SL Green owned approximately 98.5% of the economic interests in SLGOP and noncontrolling investors held, in the aggregate, an approximately 1.5% limited partnership interest in SLGOP. At June 30, 2010, there were 1,210,748 units of limited partnership interest of SLGOP outstanding. These units receive distributions per unit in the same manner as dividends per share that are distributed to common stockholders of SL Green.

        SLGOP's investments in the New York Metro area, primarily in midtown Manhattan, a borough of New York City, also include investments in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, which are collectively known as the Suburban assets. The following table sets forth SLGOP's interests in commercial office properties in the New York Metro area as of June 30, 2010 and as of December 31, 2009, 2008 and 2007:

Location and Ownership	Number of Properties				Square Feet				Weighted Average Occupancy(1)
	As of June 30,	As of December 31,			As of June 30,	As of December 31,			As of June 30,	As of December 31,
	2010	2009	2008	2007	2010	2009	2008	2007	2010	2009	2008	2007
Manhattan
Consolidated Properties	22	21	21	23	14,829,700	13,782,200	13,782,200	14,629,200	91.0%	94.6%	97.5%	97.3%
Unconsolidated Properties	8	8	8	9	7,182,515	9,429,000	9,429,000	10,099,000	93.8%	95.6%	95.4%	95.6%
Suburban
Consolidated Properties	25	25	28	30	3,863,000	3,863,000	4,714,800	4,925,800	83.3%	84.8%	89.0%	90.9%
Unconsolidated Properties	6	6	6	6	2,941,700	2,941,700	2,941,700	2,941,700	93.9%	93.7%	93.8%	93.9%

	61	60	63	68	28,816,915	30,015,900	30,867,700	32,595,700	91.0%	93.4%

(1)
The weighted average occupancy represents the total leased square feet divided by total available square feet.

        As of June 30, 2010, SLGOP's Manhattan properties were comprised of fee ownership (23 properties), including ownership in condominium units, leasehold ownership (five properties) and operating sublease ownership (two properties). Pursuant to the operating sublease arrangements, SLGOP, as tenant under the operating sublease, perform the functions traditionally performed by landlords with respect to its subtenants. SLGOP is responsible for not only collecting rent from subtenants, but also maintaining the property and paying expenses relating to the property. As of June 30, 2010, SLGOP's Suburban properties were comprised of fee ownership (30 properties), and leasehold ownership (one property). SLGOP refers to its Manhattan and Suburban office properties collectively as its portfolio.

        SLGOP also owns investments in eight retail properties encompassing approximately 374,212 square feet, three development properties encompassing approximately 399,800 square feet and two land interests. In addition, SLGOP manages three office properties owned by third parties and affiliated companies encompassing approximately 1.0 million rentable square feet.

Company Structure

        In connection with SL Green's initial public offering in August 1997, SLGOP received a contribution of interests in real estate properties as well as a 95% economic, non-voting interest in the management, leasing and construction companies affiliated with S.L. Green Properties. SLGOP refers to this management entity as the "Service Corporation." SL Green is organized so as to qualify and has elected to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.

        All of the management and leasing operations with respect to SLGOP's wholly-owned properties are conducted through SL Green Management LLC, or Management LLC. SLGOP owns a 100% interest in Management LLC.

Business and Growth Strategies

        SLGOP's primary business objective is to maximize total return to SL Green's stockholders through growth in funds from operations and appreciation in the value of its assets during any business cycle. SLGOP seeks to achieve this objective by assembling a high quality portfolio of office properties in the New York Metro area and capitalizing on current opportunities in both the Manhattan and Suburban office markets through: (i) property acquisitions (directly or through joint ventures)—acquiring office properties at a significant discount to replacement cost and with fully escalated in-place rents that it believes can increase over time and often at a discount to current market rents which provide attractive initial yields and the potential for cash flow growth, as well as properties with significant vacancies; (ii) property repositioning—repositioning acquired retail and commercial office properties that are under-performing through renovations, active management and proactive leasing; (iii) property dispositions; (iv) integrated leasing and property management; and (v) structured finance investments primarily in the New York Metro area. Generally, SLGOP focuses on properties that are within a ten-minute walk of midtown Manhattan's primary commuter stations.

        Property Acquisitions.    SLGOP acquires properties for long term appreciation and earnings growth (core assets) or for shorter term holding periods where it attempts to create significant increases in value which, when sold, result in capital gains that increase our investment capital base (non-core assets). In acquiring core and non-core properties, directly or through joint ventures with the highest quality institutional investors, SLGOP believes that it has the following advantages over many of its competitors: (i) senior management's average 23 years of experience with a full-service, fully-integrated real estate company focused on the office market in Manhattan; (ii) the ability to offer tax-advantaged structures to sellers through the exchange of ownership interests as opposed to solely cash transactions; and (iii) the ability to close a transaction quickly despite complicated ownership structures.

        Property Repositioning.    SLGOP applies its management's experience in enhancing property cash flow and value by renovating and repositioning properties to be among the best in their sub-markets. Many of the retail and commercial office buildings SLGOP owns or acquires are located in or near sub-market(s) which are undergoing major reinvestment and where the properties in these markets have relatively low vacancy rates compared to other sub-markets. Because the properties feature unique architectural design, large floor plates or other amenities and functionally appealing characteristics, reinvestment in them provides SLGOP an opportunity to meet market needs and generate favorable returns.

        Property Dispositions.    SLGOP continuously evaluates its properties to identify which are most suitable to meet its long-term earnings growth objectives and contribute to increasing portfolio value. Properties that no longer meet SLGOP's earnings objectives are identified as non-core holdings, and are targeted for sale to create investment capital. SLGOP believes that it will be able to re-deploy capital generated from the disposition of non-core holdings into property acquisitions or investments in high-yield structured finance investments, which will provide enhanced future capital gain and earnings growth opportunities.

        Leasing and Property Management.    SLGOP seeks to capitalize on its management's extensive knowledge of the Manhattan and Suburban marketplaces and the needs of the tenants therein by continuing a proactive approach to leasing and management, which includes: (i) use of in-depth market research; (ii) utilization of an extensive network of third-party brokers; (iii) use of comprehensive building management analysis and planning; and (iv) a commitment to tenant satisfaction by providing high quality tenant services at affordable rental rates. SLGOP believes proactive leasing efforts have contributed to average occupancy rates in its portfolio consistently exceeding the market average.

        Structured Finance.    SLGOP seeks to invest in high-yield structured finance investments. These investments generally provide high current returns and, in certain cases, a potential for future capital gains. These investments may also serve as a potential source of real estate acquisitions for SLGOP. These investments include both floating rate and fixed rate investments. SLGOP's floating rate investments serve as a natural hedge for its unhedged floating rate debt. SLGOP expects that its structured finance investments will generally not exceed more than 10% of its total assets. Structured finance investments include first mortgages, mortgage participations, subordinate loans, bridge loans and preferred equity investments.

Competition

        The leasing of real estate is highly competitive, especially in the Manhattan office market. Although currently no other publicly traded REIT has been formed primarily to acquire, own, reposition and manage Manhattan commercial office properties, SLGOP may in the future compete with such other REITs. SLGOP competes for tenants with landlords and developers of similar properties located in its markets primarily on the basis of location, rent charged, services provided, balance sheet strength and the design and condition of our properties. In addition, SLGOP faces competition from other real estate companies including other REITs that currently invest in markets other than or in addition to Manhattan, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships, individual investors and others that may have greater financial resources or access to capital than SLGOP does or that it is willing to acquire properties in transactions which are more highly leveraged or are less attractive from a financial viewpoint than SLGOP is willing to pursue.

Manhattan Office Market Overview

        Manhattan is by far the largest office market in the United States, containing more rentable square feet than the next five largest central business district office markets combined. The properties in SLGOP's portfolio are concentrated in some of Manhattan's most prominent Midtown locations.

        As of December 31, 2009, Manhattan had a total inventory of 392.9 million square feet, including 240.5 million square feet in Midtown. Based on current construction activity, SLGOP estimated that Midtown Manhattan will have approximately 2.0 million square feet of new construction becoming available in the next two years, approximately 7.3% of which is pre-leased. This will add approximately 0.5% to Manhattan's total inventory.

General Terms of Leases in the Midtown Manhattan Markets

        Leases entered into for space in the midtown Manhattan markets typically contain terms which may not be contained in leases in other U.S. office markets. The initial term of leases entered into for space in excess of 10,000 square feet in the midtown markets generally is seven to fifteen years. The tenant often will negotiate an option to extend the term of the lease for one or two renewal periods of five years each. The base rent during the initial term often will provide for agreed upon periodic increases over the term of the lease. Base rent for renewal terms, and base rent for the final years of a long-term lease (in those leases which do not provide an agreed upon rent during such final years), often is based upon a percentage of the fair market rental value of the premises (determined by binding arbitration in the event the landlord and the tenant are unable to mutually agree upon the fair market value). Leases may contain termination options whereby tenants can terminate their lease obligations generally upon payment of a penalty.

        In addition to base rent, the tenant generally will also pay its pro rata share of increases in real estate taxes and operating expenses for the building over a base year. In some leases, in lieu of paying additional rent based upon increases in building operating expenses, the tenant will pay additional rent based upon increases in the wage rate paid to porters over the porters' wage rate in effect during a base year, increases in the consumer price index over the index value in effect during a base year, or a fixed percentage increase over base rent.

        Electricity is most often supplied by the landlord either on a sub-metered basis or rent inclusion basis (i.e., a fixed fee is included in the rent for electricity, which amount may increase based upon increases in electricity rates or increases in electrical usage by the tenant). Base building services other than electricity (such as heat, air conditioning and freight elevator service during business hours, and base building cleaning) typically are provided at no additional cost, with the tenant paying additional rent only for services which exceed base building services or for services which are provided other than during normal business hours.

        In a typical lease for a new tenant, the landlord will deliver the premises with all existing improvements demolished and any asbestos abated. The landlord also typically will provide a tenant improvement allowance, which is a fixed sum that the landlord makes available to the tenant to reimburse the tenant for all or a portion of the tenant's initial construction of its premises. Such sum typically is payable as work progresses, upon submission of invoices for the cost of construction. However, in certain leases (most often for relatively small amounts of space), the landlord will construct the premises for the tenant.

Occupancy

        The following table sets forth the weighted average occupancy rates at our office properties based on space leased as of December 31, 2009, 2008, 2007, 2006 and 2005:

	Percent Occupied as of December 31,
Property	2009	2008	2007	2006	2005
Manhattan Properties	95.0%	96.7%	96.6%	97.0%	96.7%
Same-Store Properties(1)	93.2%	95.3%	95.0%	97.5%	96.0%
Unconsolidated Joint Venture Properties	95.1%	95.0%	95.2%	97.1%	97.4%
Portfolio Properties	93.4%	95.2%	95.5%	97.0%	96.7%

(1)
Same-Store Properties for 2009 represents 45 of our 46 consolidated properties owned by us at January 1, 2008 and still owned by us at December 31, 2009.

Rent Growth

        SLGOP estimated that rents in place, at December 31, 2009, in its Manhattan and Suburban consolidated properties were approximately 4.9% and 4.5%, respectively, below current market asking rents. SLGOP estimated that rents in place at December 31, 2009 in its Manhattan and Suburban properties owned through unconsolidated joint ventures were approximately 10.4% and 0.3%, respectively, below current market asking rents. These comparative measures were approximately 20.2% and 14.4% at December 31, 2008 for the consolidated properties and 25.0% and 6.7% for the unconsolidated joint venture properties. As of December 31, 2009, 41.9% and 24.5% of all leases in-place in SLGOP's consolidated properties and unconsolidated joint venture properties, respectively, were scheduled to expire during the next five years. There can be no assurances that SLGOP's estimate of current market rents are accurate, that market rents currently prevailing will not erode in the future or that it will realize any rent growth. However, SLGOP believes the degree that rents in the current portfolio are below market provides a potential for long-term internal growth.

Industry Segments

        SLGOP acquires, owns, repositions, manages and leases commercial office and retail properties in the New York Metro area and has two reportable segments, real estate and structured finance investments. SLGOP evaluates real estate performance and allocate resources based on earnings contribution to income from continuing operations.

        At December 31, 2009, SLGOP's real estate portfolio was primarily located in one geographical market, namely, the New York Metro area. The primary sources of revenue are generated from tenant rents and escalations and reimbursement revenue. Real estate property operating expenses consist primarily of security, maintenance, utility costs, real estate taxes and ground rent expense (at certain applicable properties). As of December 31, 2009, one tenant in SLGOP's portfolio contributed approximately 8.2% of its portfolio annualized rent. No other tenant contributed more than 5.8% of SLGOP's portfolio annualized rent. Portfolio annualized rent includes our consolidated annualized revenue and our share of joint venture annualized revenue. In addition, no property contributed in excess of 8.2% of SLGOP's consolidated revenue for 2009. In addition, two borrowers accounted for more than 10.0% of the revenue earned on structured finance investments at December 31, 2009.

Employees

        At December 31, 2009, SLGOP employed approximately 961 employees, over 183 of whom were managers and professionals, approximately 723 of whom were hourly-paid employees involved in building operations and approximately 55 of whom were clerical, data processing and other administrative employees. There are currently three collective bargaining agreements which cover the workforce that services substantially all of SLGOP's properties.

Acquisitions

        During 2009, SLGOP acquired two sub-leasehold positions at 420 Lexington Avenue for an aggregate purchase price of $15.9 million.

        In May 2010, SLGOP entered into an agreement to acquire 125 Park Avenue, a 651,000 square foot Manhattan office tower for $330 million. The acquisition of the property closed in August 2010.

        In May 2010, SLGOP, through a joint venture with CPPIB, acquired the 303,515 square foot property located at 600 Lexington Avenue for $193 million.

Dispositions

        During 2009, SLGOP sold two consolidated properties for gross contract prices of approximately $135.7 million. SLGOP realized losses of approximately $7.1 million on the sales of these properties, which encompassed 0.8 million square feet.

        In May 2010, SLGOP sold its 45% beneficial interest in the property known as 1221 Avenue of the Americas, located in Manhattan for a total consideration of approximately $577.4 million. SLGOP realized a gain of approximately $126.8 million on this sale, which encompassed approximately 2.5 million rentable square feet.

Structured Finance

        During 2009, SLGOP originated or acquired approximately $254.3 million in structured finance and preferred equity investments (net of discount), inclusive of accretion of discount and pay-in-kind interest. There were also approximately $216.5 million in sales, repayments and participations in 2009. Included in this was approximately $146.5 million of loan loss reserves.

Offering/Financings

        In April 2010, SL Green completed a cash tender offer and purchased $13.0 million of the outstanding 3.00% Exchangeable Senior Notes due 2027 issued by SLGOP, and $13.2 million of the outstanding 4.00% Exchangeable Senior Debentures due 2025, $38.8 million of the 5.15% Notes due 2011 and $50.0 million of the 5.875% Notes due 2014 issued by ROP.

        On March 16, 2010, SL Green, SLGOP and ROP, as co-obligors, issued $250 million aggregate principal amount of 7.75% Senior Notes due 2020. We used the net proceeds to fund the concurrent tender offer for certain outstanding notes of ROP and SLGOP described above, with the remaining proceeds being used for general corporate and working capital purposes.

        On January 20, 2010, SL Green completed an underwritten public offering on 5,400,000 shares of its 7.625% Series C Cumulative Redeemable Preferred Stock with a liquidation preference of $25.00 per share, $0.01 par value per share. SL Green contributed the net proceeds (approximately $122.2 million) to us in exchange for an equivalent number of Series C cumulative redeemable preferred units. We used the net proceeds for general corporate and working capital purposes.

        In May 2009, SL Green sold 19,550,000 shares of its common stock. The net proceeds from this offering were delivered to us in exchange for an equal number of common units. We used the net proceeds (approximately $387.1 million) to repurchase unsecured debt and for other corporate purposes.

        In 2009, SLGOP repurchased approximately $564.6 million of its convertible bonds, other debt securities and credit facility indebtedness, realizing gains on early extinguishment of debt of approximately $86.0 million.

        During the year ended December 31, 2009, SLGOP closed on mortgage financings at five properties totaling approximately $1.0 billion and during the six months ended June 30, 2010, SLGOP did not close any mortgage financings.

Legal Proceedings

        As of June 30, 2010, SLGOP was not involved in any material litigation nor, to management's knowledge, was any material litigation threatened against it or its portfolio other than routine litigation arising in the ordinary course of business or litigation that is adequately covered by insurance.

BUSINESS OF ROP

        ROP commenced operations on June 2, 1995. Reckson Associates Realty Corp., which is referred to as RARC, served as the sole general partner until November 15, 2007, at which time RARC withdrew, and Wyoming Acquisition GP LLC, which is referred to as WAGP, succeeded it, as the sole general partner of ROP. WAGP is a wholly-owned subsidiary of SLGOP. The sole limited partner of ROP is SLGOP.

        ROP is engaged in the ownership, management, operation and development of commercial real estate properties, principally office properties and also owns land for future development located in the New York City, Westchester and Connecticut, which collectively is also known as the New York Metro Area.

        On January 25, 2007, SL Green, completed the acquisition of all of the outstanding shares of common stock of RARC pursuant to the terms of the Agreement and Plan of Merger, dated as of August 3, 2006, as amended, the Merger Agreement, among SL Green, Wyoming Acquisition Corp., which is referred to as Wyoming, WAGP, Wyoming Acquisition Partnership LP, RARC and ROP. SL Green paid approximately $6.0 billion, inclusive of transaction costs, for ROP. This transaction is referred to herein as the Reckson Merger.

        On January 25, 2007, SL Green completed the sale of certain assets of ROP to an investment group led by certain of ROP's former executive management for a total consideration of approximately $2.0 billion.

        As of June 30, 2010, ROP's Manhattan properties were comprised of fee ownership (three properties) and leasehold ownership (one property). ROP is responsible for not only collecting rent from subtenants, but also maintaining the property and paying expenses relating to the property. The following table sets forth ROP's Suburban assets as of June 30, 2010:

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	4	3,770,000	94.1%
Suburban	Consolidated properties	16	2,642,100	84.0%
	Unconsolidated properties	1	1,402,000	100%

		21	7,814,100	91.7%

(1)
The weighted average occupancy represents the total leased square feet divided by total available rentable square feet.

        As of June 30, 2010, ROP's Manhattan properties were comprised of fee ownership (three properties) and leasehold ownership (one property). ROP is responsible for not only collecting rent from subtenants, but also maintaining the property and paying expenses relating to the property. As of June 30, 2010, ROP's Suburban properties were comprised of fee ownership (16 properties) and leasehold ownership (one property).

        At June 30, 2010, ROP's inventory of development parcels aggregated approximately 81 acres of land in four separate parcels on which it can, based on estimates at June 30, 2010, develop approximately 1.1 million square feet of office space and in which ROP had invested approximately $65.7 million. In addition, at June 30, 2010 ROP also held approximately $27.8 million of structured finance investments.

Business Strategies and Growth Opportunities

        On January 25, 2007, ROP was acquired by SL Green. See the section entitled "Business of SLGOP—Business and Growth Strategies" in this prospectus for a complete description of ROP business and growth strategies.

Competition

        The leasing of real estate is highly competitive, especially in the Manhattan office market. Although currently no other publicly traded REIT has been formed primarily to acquire, own, reposition and manage Manhattan commercial office properties, ROP may in the future compete with such other REITs. ROP competes for tenants with landlords and developers of similar properties located in ROP's markets primarily on the basis of location, rent charged, services provided, and the design and condition of ROP's properties. In addition, ROP faces competition from other real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships, individual investors and others that may have greater financial resources or access to capital than ROP does or that are willing to acquire properties in transactions which are more highly leveraged or are less attractive from a financial viewpoint than ROP is willing to pursue.

Legal Proceedings

        As of June 30, 2010, ROP was not involved in any material litigation nor, to management's knowledge, is any material litigation threatened against ROP or its portfolio other than routine litigation arising in the ordinary course of business or litigation that is adequately covered by insurance.

MANAGEMENT

        The information contained in SL Green's Revised Definitive Proxy Statement on Schedule 14A, dated April 30, 2010, under the sections "Proposal 1: Election of Directors" and "Corporate Governance Matters" is hereby incorporated by reference for SL Green. The officers and directors of SLGOP and ROP are members of SL Green management and do not receive separate compensation for their roles with SLGOP and ROP. Accordingly, SLGOP and ROP incorporate management and corporate governance information by reference from SL Green's proxy statement and do not present separate information.

        The table below provides certain information regarding our board of directors, executive officers and key members of senior management. Where applicable, the table provides the position that such individual holds at WAGP, the sole general partner of ROP.

Name	Age	Position at SL Green	Position at WAGP
Stephen L. Green	72	Chairman of the Board	—
Marc Holliday	43	Chief Executive Officer	President
Andrew Mathias	36	President and Chief Investment Officer	—
Gregory F. Hughes	47	Chief Operating Officer and Chief Financial Officer	Treasurer
Andrew S. Levine	51	Chief Legal Officer and General Counsel	Director
John H. Alschuler	62	Director	—
Edwin Thomas Burton, III	67	Director	—
John S. Levy	74	Director	—

 EXECUTIVE COMPENSATION

        The information contained in SL Green's Revised Definitive Proxy Statement on Schedule 14A, dated April 30, 2010, under the section "Executive Compensation" is hereby incorporated by reference for SL Green. The officers and directors of SLGOP and ROP are members of SL Green management and do not receive separate compensation for their roles with SLGOP and ROP. Accordingly, SLGOP and ROP incorporate executive compensation information by reference from SL Green's proxy statement and do not present separate information.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

        All related party transactions (generally, transactions involving amounts exceeding $120,000 in which directors and executive officers or their immediate family members, or stockholders owning 5% of more of SL Green's outstanding common stock have an interest) are subject to approval or ratification in accordance with the procedures described below.

        Our Nominating and Corporate Governance Committee reviews the material facts of all related party transactions and either approves or disapproves the entry into such related party transaction. If advance approval of a related party transaction is not feasible, then the related party transaction will be considered and, if our Nominating and Corporate Governance Committee determines it to be appropriate, ratified, at the next regularly scheduled meeting of our Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

        No director may participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director must provide all material information concerning the related party transaction to our Nominating and Corporate Governance Committee.

        If a related party transaction will be ongoing, our Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, our Nominating and Corporate Governance Committee, on at least an annual basis, reviews and assesses ongoing relationships with such related party to see that our management is in compliance with our Nominating and Corporate Governance Committee's guidelines and that such related party transaction remains appropriate.

Cleaning/Security/Messenger and Restoration Services

        Through Alliance Building Services, or Alliance, First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services, Classic Security LLC provides security services, Bright Star Couriers LLC provides messenger services, and Onyx Restoration Works provides restoration services with respect to certain properties owned by us. Alliance is owned by Gary Green, a son of Stephen L. Green, the chairman of our board of directors. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a basis separately negotiated with any tenant seeking such additional services. The Service Corporation has entered into an arrangement with Alliance whereby it will receive a profit participation above a certain threshold for services provided by Alliance to certain tenants at certain buildings above the base services specified in their lease agreements. Alliance paid the Service Corporation approximately $0.5 million, $1.0 million, $0.6 million and $0.9 million for the three and six months ended June 30, 2010, and 2009, respectively and approximately $1.6 million, $1.4 million and $0.7 million for the years ended December 31, 2009, 2008 and 2007, respectively. We paid Alliance approximately $3.1 million, $6.2 million, $4.3 million and $7.7 million for the three and six months ended June 30, 2010 and 2009, respectively, and approximately $14.9 million, $15.1 million and $14.8 million for the years ended December 31, 2009, 2008 and 2007, respectively, for these services (excluding services provided directly to tenants).

Leases

        Nancy Peck and Company leases 1,003 square feet of space at 420 Lexington Avenue under a lease that ends in August 2015. Nancy Peck and Company is owned by Nancy Peck, the wife of Stephen L. Green. The rent due under the lease is $35,516 per year.

Management Fees

        S.L. Green Management Corp., a consolidated entity, receives property management fees from certain entities in which Stephen L. Green owns an interest. The aggregate amount of fees paid to S.L. Green Management Corp. from such entities was approximately $94,000, $202,000, $84,000 and $179,000 for the three and six months ended June 30, 2010 and 2009, respectively and approximately $351,700, $353,500 and $297,100 for the years ended December 31, 2009, 2008 and 2007, respectively.

Brokerage Services

        Cushman & Wakefield Sonnenblick-Goldman, LLC, or Sonnenblick, a nationally recognized real estate investment banking firm, provided mortgage brokerage services to us. Morton Holliday, the father of Marc Holliday, was a Managing Director of Sonnenblick at the time of the financings. In 2009, we paid approximately $428,000 to Sonnenblick in connection with the refinancing of 420 Lexington Avenue. In 2007, we paid approximately $2.0 million to Sonnenblick in connection with the financings obtained for 388-390 Greenwich Street, 16 Court Street, 485 Lexington Avenue and 1604 Broadway.

Gramercy Capital Corp.

Our Interests in Gramercy

        Our related party transactions with Gramercy are discussed in Note 6, "Related Party Transactions" in the financial statements included in this prospectus for SLGOP. Management has evaluated its investment in Gramercy in accordance with notice 2008-234 issued by the joint Commission Office of the Chief Accountant and the FASB Staff which provided further guidance on fair value accounting. Management evaluated (1) the length of time and the extent to which the market value of our investment in Gramercy has been less than cost, (2) the financial condition and near-term prospects of Gramercy, the issuer, and (3) the intent and ability of SL Green, the holder, to retain its investment for a period of time sufficient enough to allow for anticipated recovery. Based on this evaluation, we recognized a loss on our investment in Gramercy of approximately $147.5 million in the fourth quarter of 2008.

        In April 2004, we formed Gramercy as a commercial real estate finance business. Gramercy qualified as a REIT for federal income tax purposes and we believe Gramercy expects to qualify as a REIT for its current fiscal year. At June 30, 2010, we held 6,219,370 shares, or approximately 12.47% of Gramercy's common stock. Our total investment of approximately $7.8 million is based on the market value of our common stock investment in Gramercy at June 30, 2010. As we no longer have any significant influence over Gramercy, we account for our investment as available-for-sale securities.

        Prior to Gramercy's internalization on April 24, 2009 (which we refer to as the GKK Internalization) of GKK Manager LLC (SL Green's former subsidiary which was the external manager to Gramercy), or GKK Manager, we were entitled to an incentive return payable through Class B limited partner interests we held in Gramercy's operating partnership. The incentive return was equal to 25% of the amount by which funds from operations (as defined in Gramercy's amended and restated partnership agreement) plus certain accounting gains exceeded the product of the weighted average stockholders' equity of Gramercy multiplied by 9.5% (divided by four to adjust for quarterly calculations). We earned no fees under this agreement for the year ended December 31, 2009. This arrangement was terminated when the GKK Internalization was completed.

Management Agreement

        In connection with Gramercy's initial public offering, GKK Manager, which at the time was our affiliate, entered into a management agreement with Gramercy, which provided for an initial term through December 2007, and which subsequently was extended through December 2009. The management agreement was further amended in September 2007 and amended and restated in October 2008 and subsequently was terminated on April 24, 2009 in connection with the GKK Internalization. For the three and six months ended June 30, 2009, we received an aggregate of approximately $1.6 million and $6.5 million, respectively, and no such fees in 2010 under the management agreement, and for the year ended December 31, 2009, we received no fees under the management agreement.

        In 2008, we, as well as Gramercy, each formed special committees comprised solely of independent directors to consider whether the GKK Internalization and/or amendment to the management agreement would be in the best interest of each company and its respective stockholders. The GKK Internalization was completed on April 24, 2009 through the direct acquisition by Gramercy of GKK Manager.

        On October 27, 2008, GKK Manager entered into a Second Amended and Restated Management Agreement (the "Second Amended Management Agreement") with Gramercy and GKK Capital LP. The Second Amended Management Agreement generally contained the same terms and conditions as the Amended and Restated Management Agreement, dated as of April 19, 2006, except it provided that all management, service and similar fees relating to Gramercy's CDOs that GKK Manager was entitled to receive were to be remitted by GKK Manager to Gramercy for any period subsequent to July 1, 2008. The Second Amended Management Agreement was terminated in connection with the GKK Internalization.

Collateral Management Agreement

        In connection with the closing of Gramercy's first CDO in July 2005, Gramercy entered into a collateral management agreement with the Manager. Pursuant to the collateral management agreement, the Manager agreed to provide certain advisory and administrative services in relation to the collateral debt securities and other eligible investments securing the CDO notes. As compensation for the performance of its obligations as collateral manager under the first CDO, Gramercy's board of directors had allocated to the Manager the subordinate collateral management fee paid on securities not held by Gramercy. The senior collateral management fee and balance of the subordinate collateral management fee was allocated to Gramercy. For the three and six months ended June 30, 2010 and for the year ended December 31, 2009, we received no fees under the collateral management agreement. Fees payable to the Manager under the collateral management agreement were remitted to Gramercy for all periods subsequent to June 30, 2008.

Asset Management Agreement and Outsourcing Agreement

        Prior to the GKK Internalization, Gramercy was obligated to reimburse GKK Manager for its costs incurred under an asset servicing agreement and an outsourcing agreement between GKK Manager and us. The asset servicing agreement, which was amended and restated in April 2006, provided for an annual fee payable to us of 0.05% of the book value of all Gramercy's credit tenant lease assets and non-investment grade bonds and 0.15% of the book value of all other Gramercy assets. The outsourcing agreement provided for a fee of $2.7 million per year, increasing 3% annually over the prior year. For the three and six months ended June 30, 2009 and for the year ended December 31,

2009 GKK Manager received an aggregate of approximately $0.2 million and $1.0 million and $1.0 million, respectively, under the outsourcing and asset servicing agreements

Services Agreement

        On October 27, 2008, we, Gramercy and GKK Capital LP entered into a services agreement (the "Services Agreement") pursuant to which we provided consulting and other services to Gramercy. We made certain members of management available in connection with the provision of the services until the completion of the GKK Internalization on April 24, 2009. In consideration for the consulting services, we received from Gramercy a fee of $200,000 per month. We also provided Gramercy with certain other services described in the Services Agreement for a fee of $100,000 per month until April 24, 2009. The Services Agreement was terminated in connection with the GKK Internalization. Since October 27, 2008, an affiliate of ours has served as special servicer for certain assets held by Gramercy or its affiliates and assigned its duties to a subsidiary of GKK Manager.

Origination Agreement

        We were party to an origination agreement with Gramercy, which was amended and restated in April 2006 and which was terminated as of April 24, 2009. Pursuant to this agreement, we were not permitted to originate, acquire or participate in fixed income investments in the United States, subject to certain conditions and exclusions. Fixed income investments included debt obligations or interests in debt obligations bearing a fixed-rate of return and collateralized by real property or interests in real property. We also agreed not to acquire, originate or participate in preferred equity investments that bear a fixed rate of return related primarily to real property or interests in real property in the United States, unless Gramercy had determined not to pursue that opportunity. This agreement was terminated on April 24, 2009 in connection with the GKK Internalization.

Leases

        Effective May 2005, June 2009 and October 2009, Gramercy entered into lease agreements with an affiliate of ours, for their corporate offices at 420 Lexington Avenue, New York, NY. The first lease is for approximately 7,300 square feet and carries a term of ten years with rents of approximately $249,000 per annum for year one increasing to $315,000 per annum in year ten. The second lease is for approximately 900 square feet pursuant to a lease which ends in April 2015, with annual rent under this lease of approximately $35,300 per annum for year one increasing to $42,800 per annum in year six. The third lease is for approximately 1,400 square feet pursuant to a lease that ends in April 2015, with annual rent under this lease of approximately $67,300 per annum for year one increasing to $80,500 per annum in year six.

Registration Rights Agreements

        We entered into a registration rights agreement with Gramercy in connection with its private placement transaction whereby Gramercy agreed to file a registration statement with the Commission no later than August 31, 2005, covering the shares it sold (which includes the shares we acquired) in the private placement. On August 31, 2005, Gramercy filed a registration statement relating to such shares, which was declared effective by the Commission on September 16, 2005.

        On April 19, 2006, SLGOP entered into a Second Amended and Restated Registration Rights Agreement with Gramercy. This agreement was amended to reflect the rules adopted by the Commission effective December 1, 2005, and modified to limit to two the number of times per year that Gramercy or its underwriters are permitted, as holder of registerable securities, to cause SLGOP to delay any offer or sale of such registerable securities.

        On April 7, 2008, SLGOP entered into a Third Amended and Restated Registration Rights Agreement with Gramercy. This agreement was amended to reflect certain ministerial changes.

        On September 25, 2009, SLGOP exercised its right under the Third Amended and Restated Registration Rights Agreement to request that additional shares be registered pursuant to the August 31, 2005 registration statement.

Other Matters

        Gramercy holds tenancy-in-common interests along with us in 2 Herald Square and 885 Third Avenue in New York, New York. See Note 5 to the SL Green financial statements for information on our structured finance investments in which Gramercy also holds an interest.

        An affiliate of ours held an investment in Gramercy's preferred stock with a book value of approximately $0.5 million at June 30, 2010.

        On October 27, 2008, Marc Holliday, our Chief Executive Officer, Andrew Mathias, our President and Chief Investment Officer and Gregory F. Hughes, our Chief Financial Officer and Chief Operating Officer resigned as Chief Executive Officer, Chief Investment Officer and Chief Credit Officer, respectively, of Gramercy. Mr. Holliday also resigned as President of Gramercy effective as of October 28, 2008. Mr. Holliday and Mr. Mathias remained as consultants to Gramercy through September 30, 2009. This agreement was terminated in connection with the GKK Internalization. Also, Mr. Holliday notified the Board of Directors of Gramercy that he would not stand for election as a director for a new term. However, Mr. Holliday has agreed with the Board of Directors of Gramercy that he would remain as a director for a unspecified period of time following Gramercy's 2010 annual meeting to allow Gramercy to search for and appoint a replacement director.

        On October 28, 2008, Gramercy announced the appointment of Roger M. Cozzi, as President and Chief Executive Officer, effective immediately. Effective as of November 13, 2008, Timothy J. O'Connor was appointed as President of Gramercy. Mr. Holliday remains a board member of Gramercy.

        In 2009, we, as well as an affiliate of ours, entered into consulting agreements with Gramercy which will provide services required for the evaluation, acquisition, disposition and portfolio management of CMBS investments. We will pay 10 basis points and our affiliate will pay 25 basis points of the principal amount of all trades executed. We and our affiliate paid approximately $48,000 in fees for such services during the six months ended June 30, 2010. We, as well as our affiliate, paid an aggregate of approximately $0.1 million for such services in 2009.

Insurance

        We maintain "all-risk" property and rental value coverage (including coverage regarding the perils of flood, earthquake and terrorism) within two property insurance portfolios and liability insurance. The first property portfolio maintains a blanket limit of $600.0 million per occurrence for the majority of the New York City properties in our portfolio with a sub-limit of $500.0 million for acts of terrorism. This policy expires in December 31, 2010. The second portfolio maintains a limit of $600.0 million per occurrence, including terrorism, for a few New York City properties and the majority of the Suburban properties. The second property policy expires on December 31, 2010. Additional coverage may be purchased on a stand-alone basis for certain assets. The liability policies cover all our properties and provide limits of $200.0 million per property. The liability policies expire on October 31, 2010.

        In October 2006, we formed a wholly-owned taxable REIT subsidiary, Belmont Insurance Company, or Belmont, to act as a captive insurance company and be one of the elements of our overall insurance program. Belmont was formed in an effort to, among other reasons, stabilize to some extent the fluctuations of insurance market conditions. Belmont is licensed in New York to write Terrorism,

NBCR (nuclear, biological, chemical, and radiological), General Liability, Environmental Liability and D&O coverage.

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  Terrorism: Belmont acts as a direct property insurer with respect to a portion of our terrorism coverage for the New York City properties. Effective September 1, 2009, Belmont increased its terrorism coverage from $250 million to $400 million in an upper layer. In addition Belmont purchased reinsurance to reinsure the retained insurable risk not otherwise covered under Terrorism Risk Insurance Program Reauthorization and Extension Act of 2007, or TRIPRA, as detailed below.

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  NBCR: Belmont acts as a direct insurer of NBCR coverage up to $250 million on the entire property portfolio for certified acts of terrorism above a program trigger of $100.0 million. Belmont is responsible for a small deductible and 15% of the remaining balance of a loss, with the remaining 85% covered by the Federal government.

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  General Liability: For the period commencing October 31, 2010, Belmont will insure a deductible on the general liability insurance with a $150,000 deductible per occurrence and a $2.2 million annual aggregate stop loss limit. We have secured an excess insurer to protect against catastrophic liability losses above the $150,000 deductible per occurrence and a stop loss if aggregate claims exceed $2.2 million. Prior policy years carry a higher per occurrence deductible and aggregate stop losses. Belmont has retained a third party administrator to manage all claims within the deductible and we anticipate that direct management of liability claims will improve loss experience and ultimately lower the cost of liability insurance in future years. In addition, we have an umbrella liability policy of $200.0 million.

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  Environmental Liability: Belmont insures a deductible of $1 million per occurrence on a $30 million environmental liability policy covering the entire portfolio.

        As long as we own Belmont, we are responsible for its liquidity and capital resources, and the accounts of Belmont are part of our consolidated financial statements. If we experience a loss and Belmont is required to pay under its insurance policy, we would ultimately record the loss to the extent of Belmont's required payment. Therefore, insurance coverage provided by Belmont should not be considered as the equivalent of third-party insurance, but rather as a modified form of self-insurance.

        The Terrorism Risk Insurance Act, or TRIA, which was enacted in November 2002, was renewed on December 31, 2007. Congress extended TRIA, now called TRIPRA (Terrorism Risk Insurance Program Reauthorization and Extension Act of 2007) until December 31, 2014. The law extends the federal Terrorism Insurance Program that requires insurance companies to offer terrorism coverage and provides for compensation for insured losses resulting from acts of certified terrorism, subject to our current program trigger of $100.0 million. Our debt instruments, consisting of mortgage loans secured by our properties (which are generally non-recourse to us), mezzanine loans, ground leases, our 2007 unsecured revolving credit facility and other corporate obligations, contain customary covenants requiring us to maintain insurance. Although we believe that we currently maintain sufficient insurance coverage to satisfy these obligations, there is no assurance that in the future we will be able to procure coverage at a reasonable cost. In such instances, there can be no assurance that the lenders or ground lessors under these instruments will not take the position that a total or partial exclusion from "all-risk" insurance coverage for losses due to terrorist acts is a breach of these debt and ground lease instruments that allows the lenders or ground lessors to declare an event of default and accelerate repayment of debt or recapture of ground lease positions. In addition, if lenders insist on full coverage for these risks and prevail in asserting that we are required to maintain such coverage, it could result in substantially higher insurance premiums.

        We have a 49.9% interest in the property at 100 Park Avenue, where we participate with Prudential, which carries a blanket policy of $500.0 million of "all-risk" property insurance, including terrorism coverage. We own One Madison Avenue, which is under a triple net lease with insurance provided by the tenant, Credit Suisse Securities (USA) LLC, or CS. We monitor the coverage provided by CS to make sure that our asset is adequately protected. We have a 50.6% interest in the property at 388 and 390 Greenwich Street, where we participate with SITQ, which is leased on a triple net basis to Citigroup, N.A., which provides insurance coverage directly. We monitor all triple net leases to ensure that tenants are providing adequate coverage. Other joint ventures may be covered under separate policies from our policies, at coverage limits which we deem to be adequate. We continually monitor these policies. Although we consider our insurance coverage to be appropriate, in the event of a major catastrophe, such as an act of terrorism, we may not have sufficient coverage to replace certain properties.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility

        We have a $1.5 billion revolving credit facility (the "Credit Facility"). The Credit Facility bears interest at a spread ranging from 70 basis points to 110 basis points over the 30-day LIBOR, based on SL Green's leverage ratio. As of June 30, 2010, the spread was 90 basis points. This facility matures in June 2011 and has a one-year as-of-right extension option. The facility also requires a 12.5 to 20 basis point fee on the unused balance payable annually in arrears. Approximately $0.8 billion was outstanding under the Credit Facility at June 30, 2010, and availability under the facility was further reduced at June 30, 2010 by the issuance of approximately $25.0 million in letters of credit.

        SLGOP is the borrower, and SL Green and certain of its subsidiaries are guarantors, under the Credit Facility. Further, ROP and certain of its subsidiaries provide a senior guaranty of SLGOP's obligations under the Credit Facility. ROP and its subsidiaries' respective obligations to guarantee amounts payable under the Credit Facility are limited by the Allocable Guaranty Limitation, as defined in the guaranty agreement under the Credit Facility. As of June 30, 2010, the maximum amount of ROP's guaranty obligation was approximately $566.1 million.

        The terms of the Credit Facility include certain restrictions and covenants which limit, among other things, the payment of dividends, the incurrence of additional indebtedness, the incurrence of liens and the disposition of assets, and which require compliance with financial ratios relating to the minimum amount of tangible net worth, the minimum amount of debt service coverage, the minimum amount of fixed charge coverage, the maximum amount of unsecured indebtedness, the minimum amount of unencumbered property debt service coverage and certain investment limitations. As of June 30, 2010, SLGOP was in compliance with all covenants under the Credit Facility.

Debt Securities

SL Green Operating Partnership, L.P.

  3.00% Exchangeable Senior Notes due 2027

        At June 30, 2010, SLGOP had $149.3 million aggregate principal amount of its 3.00% senior unsecured notes due 2027 outstanding under the indenture, dated March 26, 2007, by and among, SL Green, SLGOP and The Bank of New York, as trustee (the "3.00% Exchangeable Notes"). These notes are SLGOP's unsecured obligations and rank equally with all of SLGOP's other unsecured senior debt.

        The 3.00% Exchangeable Notes will mature on March 30, 2027. Interest on the 3.00% Exchangeable Notes is payable in arrears semi-annually on March 30 and September 30 of each year. SLGOP can redeem the 3.00% Exchangeable Notes in whole or in part at any time, to the extent necessary to preserve the qualification of SL Green as a REIT or at any time on or after April 15, 2012, in each case for cash equal to 100% of the principal amount of the 3.00% Exchangeable Notes to be redeemed plus accrued and unpaid interest (including additional interest), if any. Holders may require us to repurchase their 3.00% Exchangeable Notes in whole or in part on March 30, 2012, March 30, 2017 and March 30, 2022. In addition, holders may require SLGOP to repurchase their 3.00% Exchangeable Notes upon the occurrence of certain designated events set forth in the indenture governing the 3.00% Exchangeable Notes.

        Holders of the 3.00% Exchangeable Notes may exchange their 3.00% Exchangeable Notes into cash, and in certain circumstances, shares of SL Green common stock prior to the close of business on the second business day immediately preceding the maturity date beginning on the 22nd scheduled trading day prior to the maturity date, and also under any of the following circumstances:

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  if the closing sale price per share of SL Green common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per share in effect on the applicable trading day;

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  during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the 3.00% Exchangeable Notes was less than 98% of the product of the closing sale price per share of SL Green common stock multiplied by the applicable exchange rate;

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  at any time prior to the close of business on the second business day prior to the redemption date if the 3.00% Exchangeable Notes have been called for redemption, unless SLGOP fails to pay the redemption price;

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  if SL Green distributes to all holders of its common stock (a) any rights, warrants or options entitling them for a period of not more than 45 days after the issuance thereof to subscribe to purchase SL Green common stock at an exercise price per share less than the closing sale price of SL Green common stock on the business day immediately preceding the time of announcement of such issuance or (b) assets, debt securities or certain rights to purchase our or SL Green's securities, which distribution has a per share value exceeding 15% of the average of the closing sale price of SL Green common stock for the five consecutive trading days ending on the date immediately preceding the declaration date of such distribution;

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  if SL Green is a party to a share exchange or tender offer or other similar transaction pursuant to which all of the outstanding shares of SL Green common stock would be exchanged for or constitute soley the right to receive cash, securities or other property;

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  upon the occurrence of designated events set forth in the indenture governing the 3.00% Exchangeable Notes; or

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  if SL Green common stock is not listed on a U.S. national or regional securities exchange for 30 consecutive trading days.

        In these circumstances, holders can exchange their 3.00% Exchangeable Notes for cash and, in certain circumstances, shares of SL Green common stock. The initial exchange rate for each $1,000 principal amount of the 3.00% Exchangeable Notes was 5.7703 shares of SL Green common stock, payable in cash and, if applicable, shares of SL Green common stock. The exchange rate is subject to adjustments. As of June 30, 2010, SLGOP was in compliance with all covenants under the indenture governing the 3.00% Exchangeable Notes.

Reckson Operating Partnership, L.P.

  Senior Non-Exchangeable Notes

        At June 30, 2010, ROP had the following senior notes outstanding under the indenture, dated March 26, 1999, as amended (the "Existing Indenture"), by and among, ROP, RARC and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (collectively, the "senior notes"). Each series of the senior notes is ROP's unsubordinated unsecured obligation and ranks equally with ROP's other notes and with all of ROP's other unsecured senior indebtedness:

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  $84.8 million of 5.15% senior notes due 2011 (the "5.15% Notes"). The 5.15% Notes will mature on January 15, 2011. Interest on the 5.15% Notes is payable semi-annually in arrears on January 15 and July 15 of each year.

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  $98.6 million of 5.875% senior notes due 2014 (the "5.875% Notes"). The 5.875% Notes will mature on August 15, 2014. Interest on the 5.875% Notes is payable semi-annually in arrears on February 15 and August 15 of each year.

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  $274.7 million of 6.00% senior notes due 2016 (the "6.00% Notes"). The 6.00% Notes will mature on March 31, 2016. Interest on the 6.00% Notes is payable semi-annually in arrears on May 15 and November 15 of each year.

        ROP can redeem any of the senior notes at any time, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of such series of senior notes (or portion thereof) being redeemed plus accrued interest thereon and (ii) the applicable Make-Whole Amount (as defined in the Existing Indenture), if any, with respect to such senior notes. The Existing Indenture contains covenant provisions that, among other things, include limitations on ROP's ability to incur additional debt and to encumber assets. As of June 30, 2010, ROP was in compliance with all such covenants.

        On March 16, 2010, SL Green, SLGOP and ROP jointly and severally issued $250.0 million aggregate principal amount of 7.75% Senior Notes due 2020 (the "7.75% Notes") under the indenture, dated March 16, 2010, among, SL Green, SLGOP, ROP and The Bank of New York Mellon, as trustee (the "7.75% Notes Indenture"). The 7.75% Notes are the unsecured unsubordinated obligations of SL Green, SLGOP and ROP and rank equally with each entity's existing and future unsecured unsubordinated indebtedness.

        The 7.75% Notes will mature on March 15, 2020. Interest on the 7.75% Notes is payable semi-annually in arrears on March 15 and September 15 of each year.

        We, can redeem the 7.75% Notes at any time, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the 7.75% Notes (or portion thereof) being redeemed plus accrued interest thereon and (ii) the applicable Make-Whole Amount (as defined in the 7.75% Notes Indenture), if any, with respect to the 7.75% Notes. The 7.75% Notes Indenture contains covenant provisions that, among other things, include limitations on ROP's ability to incur additional debt and to encumber assets. SL Green and SLGOP are not subject to these limitations.

  4.00% Exchangeable Senior Debentures due 2025

        At June 30, 2010, ROP had $0.66 million aggregate principal amount of 4.00% senior unsecured debentures due 2025 outstanding under the Existing Indenture, as amended by the first supplemental indenture, dated January 25, 2007, by and among, ROP, RARC, SL Green and The Bank of New York, as trustee (the "4.00% Debentures"). The 4.00% Debentures are ROP's senior unsecured obligations and rank equally with all of ROP's other unsecured senior indebtedness. The 4.00% Debentures are guaranteed by SL Green.

        Holders of the 4.00% Debentures have the right to convert their 4.00% Debentures into cash, and in certain circumstances, shares of SL Green common stock, prior to the close of business on the second business day prior to the maturity date at any time on or after June 17, 2024, and also under certain other circumstances based on the price of SL Green's common stock, the trading value of the 4.00% Debentures and upon the occurrence of certain significant events. As of June 30, 2010, ROP was in compliance with all covenants under the indenture governing the 4.00% Debentures.

Junior Subordinated Deferrable Interest Debentures due 2035

        At June 30, 2010, SLGOP had $100.0 million aggregate principal amount of its junior subordinated deferrable interest debentures due 2035 (the "Junior Subordinated Debentures") outstanding. The Junior Subordinated Debentures mature in July 2035. The Junior Subordinated Debentures bear interest at a fixed rate of 5.61% for the period from June 2005 to July 2015 and thereafter, the interest rate will float at three month LIBOR plus 1.25%. The Junior Subordinated Debentures are redeemable, at SLGOP's option, in whole or in part, with no prepayment premium any time after July 2010.

 THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

        Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term "expiration date" means 5:00 p.m., New York City time, on      , 2010, the 30th day following the date of this prospectus. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term "expiration date" means the latest time and date to which the exchange offer is extended.

        As of the date of this prospectus, $250.0 million aggregate principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of old notes known to us.

        We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

        Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and integral multiples of $1,000.

        We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under "—Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

        The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to The Bank of New York Mellon, as exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, either:

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  certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

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  a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such old notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

        The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

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  by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

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  for the account of an eligible institution (as defined herein).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "eligible institution"). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

        We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent's interpretation of the term and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

        If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering old notes, you represent to us that, among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering. If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

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  could not rely on the applicable interpretations of the staff of the Commission; and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

        In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

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  a timely book-entry confirmation of such old notes into the exchange agent's account at DTC,

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  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, and

  •
  all other required documents.

        If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" on or prior to the expiration date.

Withdrawal Rights

        You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the old notes to be withdrawn,

  •
  the old notes to be withdrawn (including the principal amount of such old notes), and

  •
  where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer). Properly withdrawn old notes may be retendered by following one of the procedures described under "—Procedures for tendering old notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

  (a)
  the exchange offer violates any applicable law or applicable interpretation of the staff of the Commission; or

  (b)
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

  (i)
  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

  (ii)
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer; or

  (c)
  any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

  (d)
  there has occurred:

  (i)
  any general suspension of or general limitation on prices for, or trading in, our securities on any national securities exchange or in the over-the-counter market,

  (ii)
  any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

  (iii)
  a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

  (iv)
  a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

        We have appointed The Bank of New York Mellon as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

The Bank of New York Mellon, Exchange Agent

By Registered or Certified Mail, Overnight Delivery after
4:30 p.m. on the Expiration Date:
The Bank of New York Mellon
Corporate Trust Operations
Reorganization Unit
101 Barclay Street—7E
New York, NY 10286
Attn: David Mauer

For Information Call:
(212) 815-3687

By Facsimile Transmission
(for Eligible Institutions only):
(212) 298-1915

Confirm by Telephone:
(212) 815-3687

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        The principal solicitation is being made by mail by The Bank of New York Mellon, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Consequences of Exchanging or Failing to Exchange Old Notes

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

  •
  you are our "affiliate," as defined in Rule 405 under the Securities Act;

  •
  you are engaged in, intend to engage in, or have an arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in this exchange offer;

  •
  you are not acquiring the new notes in your ordinary course of business;

  •
  you are acting on behalf of a person who, to your knowledge, can't truthfully make the representations described herein and in the letter of transmittal; and

  •
  you are a participating broker-dealer that received new notes for its own account in the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activities.

        We do not intend to request the Commission to consider, and the Commission has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the Commission would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the Commission and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF THE NEW NOTES

        The following description sets forth certain terms and provisions of the new notes and the Indenture and is qualified in its entirety by reference to the terms and provisions of the new notes and the Indenture, which are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings given to them in the new notes or the Indenture, as applicable. For purposes of this description, references to the Operating Partnership and ROP, refer only to Reckson Operating Partnership, L.P.

General

        The new notes will be issued pursuant to the Indenture, dated as of March 16, 2010, among SL Green, SLGOP, ROP and the Trustee.

        The terms of the new notes include those provisions contained in the new notes and the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The new notes are subject to all such terms, and holders of new notes are referred to the new notes, the Indenture and the Trust Indenture Act for a statement thereof. Copies of the Indenture and the form of the notes will be available for inspection at the corporate trust office of the Trustee located at 101 Barclay Street, Floor 8 West, New York, New York 10286. The statements made hereunder relating to the Indenture and the new notes are summaries of certain provisions thereof, and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the new notes. You should read the Indenture and the new notes carefully as they, and not the following description, govern your rights as a holder of the new notes.

        The new notes will be direct, unsecured senior obligations and will rank equally with each other and with all of our other unsecured senior indebtedness. However, the new notes will be effectively subordinated to our mortgages and other secured indebtedness (to the extent of the collateral securing the same) and to all liabilities, whether secured or unsecured, and preferred interests of our subsidiaries. As of June 30, 2010, we had outstanding approximately $1.7 billion of unsecured senior indebtedness and approximately $2.8 billion of secured indebtedness (including our share of consolidated joint venture secured indebtedness of approximately $113.4 million). As of June 30, 2010, our unconsolidated joint ventures had no unsecured indebtedness outstanding and approximately $4.1 billion of secured indebtedness (including our share of approximately $1.8 billion). As of June 30, 2010, the Operating Partnership and its consolidated subsidiaries had outstanding approximately $708.8 million of unsecured senior indebtedness and approximately $222.3 million of consolidated joint venture secured indebtedness (including the Operating Partnership's share of consolidated joint venture secured indebtedness of approximately $113.4 million). As of June 30, 2010, the Operating Partnership's unconsolidated joint ventures had no unsecured indebtedness outstanding and approximately $315.0 million of secured indebtedness (including the Operating Partnership's share of unconsolidated joint venture secured indebtedness of approximately $94.5 million). In addition, the Operating Partnership and certain of its subsidiaries provide a senior guaranty of SLGOP's obligations under the Credit Facility. The Operating Partnership and its subsidiaries' respective obligations to guarantee amounts payable under the Senior Unsecured Credit Facility are limited by the Allocable Guaranty Limitation, as defined in the guaranty agreement under the Credit Facility. The Operating Partnership's guaranty ranks pari passu in right of payment with the Operating Partnership's other senior, unsecured indebtedness. As of June 30, 2010, the maximum amount of the Operating Partnership's guaranty obligation was approximately $566.1 million. The Operating Partnership and its subsidiaries may incur additional indebtedness, including secured indebtedness, subject to the provisions described in this prospectus under "—Certain Covenants—Limitations on Incurrence of Debt." None of SL Green, SLGOP or the Operating Partnership's unconsolidated joint ventures are subject to those limitations.

        The new notes will initially be limited to the aggregate principal amount of $250 million and will mature on March 15, 2020, unless we exercise our option to redeem the Notes prior to that date.

        We may, without the consent of holders of the new notes, increase the principal amount of the new notes by issuing additional new notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional new notes and with the same CUSIP number as the new notes offered hereby. The new notes offered by this prospectus and any additional new notes would rank equally and ratably and would be treated as a single class for all purposes under the Indenture.

        The Indenture does not limit SL Green's or SLGOP's ability to incur additional indebtedness, including secured indebtedness, and SL Green's other subsidiaries may incur additional indebtedness, including secured indebtedness, subject to the provisions described in this prospectus applicable to ROP and its subsidiaries under "—Certain Covenants—Limitations on Incurrence of Debt." SL Green's unconsolidated joint ventures are not subject to those limitations.

Payment of Interest

        Interest on the new notes will accrue at the rate of 7.75% per year from March 16, 2010, or the most recent interest payment date to which interest has been paid or provided for, and will be payable in U.S. dollars semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2010. The interest so payable will be paid to the holder in whose name the new note is registered at the close of business on March 1 or September 1 (whether or not a business day in The City of New York) immediately preceding the applicable interest payment date. Interest on the new notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Maturity

        The new notes will mature on March 15, 2020, and will be paid in U.S. dollars against presentation and surrender thereof at the corporate trust office of the Trustee. However, we may redeem the new notes at our option prior to that date. See "—Optional Redemption." The new notes will not be entitled to the benefit of any sinking fund.

Optional Redemption

        We may redeem the new notes prior to maturity at any time, in whole or in part from time to time, at our option at a redemption price equal to the sum of (i) the principal amount of the new notes being redeemed, (ii) unpaid interest accrued thereon to the redemption date and (iii) the Make-Whole Amount (as defined below), if any, with respect to such new notes. We will, however, pay any interest installment due on an interest payment date which occurs on or prior to a redemption date to holders as of the close of business on the record date immediately preceding such interest payment date. If notice has been given as provided in the Indenture and funds for the redemption of any new notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such new notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of such new notes will be to receive payment of the redemption price.

        Notice of any optional redemption of new notes (or any portion thereof) will be given to holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the new notes held by such holder to be redeemed. If less than all of the new notes are to be redeemed by us, the Trustee shall select, in such manner as it shall deem fair and appropriate, the new notes to be redeemed.

        As used herein:

        "Make-Whole Amount" means, in connection with any optional redemption, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third business day in The City of New York preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of such redemption over (ii) the aggregate principal amount of the new notes being redeemed.

        "Reinvestment Rate" means 0.50% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the redemption date, of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Statistical Release" means the statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index designated by us.

Denominations, Interest, Registration and Transfer

        The new notes shall be issuable in denominations of $1,000 and any integral multiple thereof. The principal of (and premium, if any) and interest on the new notes will be payable at the corporate trust office of the Trustee provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the applicable Security Register or by wire transfer of funds to the Person at an account maintained within the United States.

        Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a new note ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable Regular Record Date and may either be paid to the Person in whose name the new note is registered at the close of business on a special record date (the "Special Record Date") for the payment of the Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of the new note not less than 10 days prior to the Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

        Subject to certain limitations imposed upon new notes issued in book-entry form, the new notes will be exchangeable for other new notes of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the new notes at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon new notes issued in book-entry form, the new notes may be surrendered for registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every new note surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any new notes, but the Trustee or the

Operating Partnership or the co-obligors may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Neither the Operating Partnership, the co-obligors nor the Trustee shall be required to:

  •
  issue, register the transfer of or exchange any new note if the new note may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the new notes to be redeemed and ending at the close of business on the day of selection;

  •
  register the transfer of or exchange any new note so selected for redemption in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not to be redeemed; or

  •
  issue, register the transfer of or exchange any new note which has been surrendered for repayment at the option of the holder, except the portion, if any, of the new note not to be so repaid.

Certain Covenants

        Limitations on Incurrence of Debt.    The Operating Partnership will not, and will not permit any Subsidiary (as defined below) to, incur any Indebtedness (as defined below), other than Permitted Debt (as defined below), if, immediately after giving effect to the incurrence of additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each Subsidiary, determined in accordance with GAAP (as defined below), is greater than 60% of the sum of:

          (1)   the Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission prior to the incurrence of such additional Indebtedness or, if the Operating Partnership is not then subject to the reporting requirements of the Exchange Act, as of its most recent calendar quarter; and

          (2)   any increase in the Total Assets since the end of the quarter, including, without limitation, any increase in Total Assets resulting from the incurrence of additional Indebtedness (the Total Assets adjusted by this increase are referred to as the "Adjusted Total Assets").

        The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness, other than Permitted Debt, if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that:

  •
  the Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of the period,

  •
  the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of the four-quarter period had been incurred, repaid or retained at the beginning of the period (except that, in making the computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of borrowings under the credit facility during the period),

  •
  any income earned as a result of any increase in Adjusted Total Assets since the end of the four-quarter period had been earned, on an annualized basis, for the period, and

  •
  in the case of an acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets since the first day of the four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation of Consolidated Income Available for Debt Service to the Annual Service Charge.

        The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Lien (as defined below) of any kind upon any of the property of the Operating Partnership or any of its Subsidiaries (the "Secured Debt") if, immediately after giving effect to the incurrence of the additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each Subsidiary, is greater than 40% of the Adjusted Total Assets.

        Maintenance of Total Unencumbered Assets.    The Operating Partnership will maintain Total Unencumbered Assets (as defined below) of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt.

        Existence.    Except as permitted under "Merger, Consolidation or Sale," the Operating Partnership is required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence and that of each Subsidiary and their respective rights (charter and statutory) and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it or any Subsidiary determines that the preservation thereof is no longer desirable in the conduct of its business or the business of any Subsidiary and that the loss thereof is not disadvantageous in any material respect to the holders of the new notes.

        Maintenance of Properties.    The Operating Partnership is required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its Subsidiaries shall not be prevented from selling or otherwise disposing for value their respective properties in the ordinary course of business.

        Insurance.    The Operating Partnership is required to, and is required to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies.

        Payment of Taxes and Other Claims.    The Operating Partnership is required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon them or any Subsidiary or upon their income, profits or property or that of any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    Whether or not SL Green or the Operating Partnership is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, SL Green and the Operating Partnership must, and solely to the extent that SLGOP is subject to the requirements of Section 13 or 15(d) of the Exchange Act, SLGOP will, provide the Trustee and holders within 15 days after filing, or in the event no such filing is required, within 15 days after the end of the time periods specified in those sections with all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if SL Green, SLGOP (if applicable) or the Operating Partnership were required to file such forms; provided that, the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the Commission's EDGAR system or on SL Green's, SLGOP's or the Operating Partnership's web site within the applicable time period.

        In addition, whether or not required by the SEC, SL Green and the Operating Partnership will, and, after the effectiveness of the exchange offer registration statement of which this prospectus forms a part of or shelf registration statement, SLGOP will, solely to the extent that SLGOP is subject to the requirements of Section 13 or 15(d) of the Exchange Act, file a copy of all of the information and reports referred to above with the SEC for public availability within the time periods specified in the SEC's rules and regulations.

        For so long as any of the new notes remain outstanding and constitute "restricted securities" under Rule 144, SL Green, SLGOP and the Operating Partnership will furnish to the holders of the new notes and prospective investors, upon their request, the information to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Defined Terms

        As used herein:

        "Annual Service Charge" as of any date means the amount which is expensed in any 12-month period for interest on Indebtedness.

        "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries (1) plus amounts which have been deducted for (a) interest on Indebtedness of the Operating Partnership and its Subsidiaries, (b) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for the period, (f) amortization of deferred charges, and (g) provisions for or realized losses on properties and (2) less amounts which have been included for gains on properties.

        "GAAP" means accounting principles as are generally accepted in the United States of America as of the date or time of any required computation.

        "Indebtedness" means any indebtedness, whether or not contingent, in respect of (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable or (4) any lease of property as lessee which would be reflected on a balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any items (other than letters of credit) would appear as a liability on a balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person.

        "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of the Person. A Capital Lease is a lease to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        "Permitted Debt" means Indebtedness of the Operating Partnership or any Subsidiary owing to any Subsidiary or the Operating Partnership; provided that any Indebtedness is made pursuant to an intercompany note and is subordinated in right of payment to the new notes; provided further that any disposition, pledge or transfer of any Indebtedness to a Person (other than the Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of Indebtedness by the Operating Partnership or a Subsidiary, as the case may be, and not Permitted Debt.

        "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Operating Partnership or the co-obligors.

        "Subsidiary" means any entity of which the Operating Partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock.

        "Total Assets" as of any date means the sum of (1) the Undepreciated Real Estate Assets, (2) all other assets of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each Subsidiary, determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (3) the cost of any property of the Operating Partnership, or any Subsidiary thereof, in which the Operating Partnership, or Subsidiary, as the case may be, has a firm, non-contingent purchase obligation.

        "Total Unencumbered Assets" means the sum of (1) those Undepreciated Real Estate Assets not subject to a Lien on a consolidated basis, (2) all other assets of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each such Subsidiary, which are not subject to a Lien determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (3) the cost of any property of the Operating Partnership, or any Subsidiary thereof, in which the Operating Partnership, or Subsidiary, as the case may be, has a firm, non-contingent purchase obligation and which is not subject to a Lien.

        "Undepreciated Real Estate Assets" means as of any date the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

        "Unsecured Debt" means Indebtedness of the Operating Partnership or any Subsidiary which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties owned by the Operating Partnership or any of its Subsidiaries.

        "Voting Stock" means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees, provided that stock that carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock.

        Except with respect to the covenants described above under "—Certain Covenants—Limitation on Incurrence of Debt" and "—Certain Covenants—Maintenance of Total Unencumbered Assets" with respect to the Operating Partnership and its subsidiaries and below under "Merger, Consolidation or Sale" with respect to the Operating Partnership and the co-obligors, the Indenture does not contain any other provisions that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of the new notes protection in the case of any of the following events:

  •
  a highly leveraged or similar transaction involving the Operating Partnership, the management of Operating Partnership or any affiliate of any these parties;

  •
  a change in control; or

  •
  a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or the co-obligors that may adversely affect the holders of the new notes.

        The indenture does not limit SL Green's or SLGOP's ability to incur additional indebtedness, including secured indebtedness, and SL Green's other subsidiaries may incur additional indebtedness, including secured indebtedness, subject to the provisions described in this prospectus applicable to the Operating Partnership and its subsidiaries under "—Certain Covenants—Limitations on Incurrence of Debt."

        In addition, subject to the covenants referred to above, the Operating Partnership or the co-obligors may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership or the co-obligors, that would increase the amount of the Operating Partnership's or the co-obligors' indebtedness or substantially reduce or eliminate the Operating Partnership's or the co-obligors' assets, which may have an adverse effect on the Operating Partnership's or the co-obligors' ability to service its indebtedness, including the new notes. In addition, restrictions on ownership and transfers of SL Green's common stock and preferred stock which are designed to preserve its status as a REIT may act to prevent or hinder a change in control.

Merger, Consolidation or Sale

  •
  The Operating Partnership or a co-obligor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are met:

  •
  The Operating Partnership or either co-obligor, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or such co-obligor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all the new notes and the performance and observance of all of the covenants and obligations contained in the Indenture;

  •
  immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  an officer's certificate and legal opinion covering these conditions shall be delivered to the Trustee.

Events of Default, Notice and Waiver

        The Indenture provides that the following events are "Events of Default" with respect to the new notes:

  (a)
  default for 30 days in the payment of any installment of interest;

  (b)
  default in the payment of the principal (or premium, if any) at maturity;

  (c)
  default in the performance, or breach, of any other covenant or warranty of the Operating Partnership or the co-obligors contained in the Indenture, the default having continued for 60 days after written notice as provided in the Indenture;

  (d)
  the Operating Partnership, the co-obligors, any Subsidiary in which the Operating Partnership has invested at least $50,000,000 in capital or any entity in which the Operating Partnership is the general partner shall fail to pay any principal of, premium or interest on or any other amount payable in respect of, any recourse Indebtedness that is outstanding in a principal or notional amount of at least $50,000,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of the Operating Partnership and its consolidated Subsidiaries, taken as a whole, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and the failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness, or any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or otherwise relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in the agreement or instrument, if the effect of the event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder or holders thereof (or a trustee or agent on behalf of the holders) to cause such Indebtedness to mature prior to its stated maturity; or

  (e)
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the co-obligors or any Significant Subsidiary or any substantial part of their respective property.

        If an Event of Default under the Indenture occurs and is continuing (other than an Event of Default specified in subsection (e) above, which shall result in an automatic acceleration), then in every case the Trustee or the holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount (or, if the new notes are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms thereof) of all of the new notes, to be due and payable immediately by written notice thereof to the Operating Partnership and the co-obligors (and to the Trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the new notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of Outstanding Notes may rescind and annul the declaration and its consequences if:

  (a)
  the Operating Partnership or the co-obligors shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the new notes, plus certain fees, expenses, disbursements and advances of the Trustee, and

  (b)
  all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), or premium (if any) or interest on the new notes have been cured or waived as provided in the Indenture.

        The Indenture also provides that the holders of not less than a majority in principal amount of the Outstanding Notes may waive any past default with respect to the new notes and its consequences, except a default

  •
  in the payment of the principal of (or premium, if any) or interest on any new note, or

  •
  in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each Outstanding Note affected thereby.

        The Trustee will be required to give notice to the holders of new notes within 90 days of a default under the Indenture unless the default has been cured or waived; provided, however, that the Trustee may withhold notice to the holders of any new notes of any default with respect to the new notes (except a default in the payment of the principal of (or premium, if any) or interest on any Note) if specified responsible officers of the Trustee consider the withholding to be in the interest of the holders.

        The Indenture provides that no holder of new notes may institute any proceedings, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Outstanding Notes, as well as an offer of security or indemnity reasonably satisfactory to it; provided that no direction inconsistent with such request has been given to the Trustee during such 60 day period by holders of a majority in principal amount of the Outstanding Notes. This provision will not prevent, however, any holder of new notes from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the new notes at the respective due dates thereof.

        Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any new notes then outstanding under the Indenture, unless the holders shall have offered to the Trustee thereunder security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, or which may be unduly prejudicial to the holders of new notes not joining therein.

        Within 120 days after the close of each fiscal year, the Operating Partnership and the co-obligors must deliver a certificate of an officer certifying to the Trustee whether or not the officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

        Modifications and amendments of the Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all Outstanding Notes which are affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each new note affected thereby:

  •
  change the Stated Maturity of the principal of, or premium (if any) or any installment of interest on, any new note, reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any premium payable on redemption of, any Note, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or change the redemption provisions of the new notes or adversely affect any right of repayment of the holder of any Note, change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

  •
  reduce the above-stated percentage of Outstanding Notes necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the Note.

        In addition to the Operating Partnership's and the co-obligors' obligations to pay the principal of, and premium (if any) and interest on, the new notes, the Indenture contains several other affirmative and negative covenants as described above under "—Certain Covenants." None of the Operating Partnership and the co-obligors or the Trustee may waive compliance with the other covenants unless the holders of not less than a majority in principal amount of Outstanding Notes consent to the waiver.

        Modifications and amendments of the Indenture will be permitted to be made by the Operating Partnership and the co-obligors and the Trustee without the consent of any holder of the new notes for any of the following purposes:

  (i)
  to evidence the succession of another Person to one or more of the Operating Partnership and the co-obligors under the Indenture;

  (ii)
  to add to the covenants of the Operating Partnership or the co-obligors for the benefit of the holders of the new notes or to surrender any right or power conferred upon the Operating Partnership or the co-obligors in the Indenture;

  (iii)
  to add Events of Default with respect to the new notes;

  (iv)
  to permit or facilitate the issuance of new notes in uncertificated form, provided that this action shall not adversely affect the interests of the holders of the new notes in any material respect;

  (v)
  to amend or supplement any provisions of the Indenture, provided that no amendment or supplement shall materially adversely affect the interests of the holders of any new notes then Outstanding;

  (vi)
  to secure the new notes;

  (vii)
  to evidence and provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

  (viii)
  to cure any ambiguity, defect or inconsistency in the Indenture or to make any other provisions with respect to matters arising under the Indenture, provided that this action shall not adversely affect the interests of holders of new notes in any material respect;

  (ix)
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of the new notes, provided that the action shall not adversely affect the interests of the holders of the new notes in any material respect;

  (x)
  to effect the assumption by a subsidiary pursuant to the Indenture; or

  (xi)
  to amend or supplement any provision contained in the Indenture or in any supplemental indenture provided that the action shall not adversely affect the interests of the holders of the new notes in any material respect.

        In addition, without the consent of any holder of new notes, a co-obligor or a subsidiary of the Operating Partnership or the co-obligors may directly assume the due and punctual payment of the principal of, any premium and interest on all the new notes and the performance of every covenant of the Indenture on the part of the Operating Partnership or the co-obligors to be performed or observed. Upon any assumption, such co-obligor or subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Operating Partnership or co-obligor under the Indenture with the same effect as if such subsidiary had been the issuer of the new notes and the Operating Partnership or co-obligor shall be released from all obligations and covenants with respect to the new notes. No assumption shall be permitted unless such co-obligors or subsidiary has delivered to the Trustee (1) an officers' certificate and an opinion of counsel, each stating, among other things, that all other covenants of the Operating Partnership or co-obligor in the Indenture remain in full force and effect (unless the

Operating Partnership or co-obligor is assuming the new notes) and (2) an opinion of counsel that the holders of the new notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any new notes are then listed on the New York Stock Exchange, that the new notes shall not be delisted as a result of the assumption.

        In determining whether the holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of new notes, the Indenture provides that:

  (i)
  the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof; and

  (ii)
  new notes owned by the Operating Partnership, the co-obligors or any other obligor upon the new notes or any affiliate of the Operating Partnership, the co-obligors or of the other obligor shall be disregarded.

        The Indenture contains provisions for convening meetings of the holders of new notes. A meeting may be called at any time by the Trustee, and also, upon request, by the Operating Partnership, the co-obligors or the holders of at least 10% in principal amount of the Outstanding Notes, in any case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each Note affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the Outstanding Notes. Any resolution passed or decision taken at any meeting of holders of new notes duly held in accordance with the Indenture will be binding on all holders of new notes. The quorum at any meeting called to adopt a resolution, and at any duly reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Notes, the Persons holding or representing the specified percentage in principal amount of the Outstanding Notes will constitute a quorum.

Discharge, Defeasance and Covenant Defeasance

        The Operating Partnership or the co-obligors may discharge certain obligations to holders of any new notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the new notes in respect of principal (and premium, if any) and interest to the date of the deposit (if the new notes have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be.

        The Indenture provides that, unless these provisions are made inapplicable to the new notes pursuant to the Indenture, the Operating Partnership and the co-obligors may elect either (a) to defease and discharge themselves from any and all obligations with respect to the new notes (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the new notes and the obligations to register the transfer or exchange of new notes, to replace temporary or mutilated, destroyed, lost or stolen new notes, to maintain an office or agency in respect of the new notes and to hold moneys for payment in trust) ("defeasance") or (b) to release themselves from their obligations with respect to the new notes under certain sections of the Indenture (including the restrictions described under "—Certain Covenants") and, if provided pursuant to the Indenture, their obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an Event of Default with respect to the new notes ("covenant defeasance"), in either case upon the irrevocable deposit by the Operating Partnership or the co-obligors with the Trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which the new notes are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to the new notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the new notes on the scheduled due dates therefor.

        A trust will only be permitted to be established if, among other things, the Operating Partnership or the co-obligors have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of the new notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service (the "IRS") or a change in applicable U.S. federal income tax law.

        "Government Obligations" means securities which are (1) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

Governing Law

        The Indenture and the new notes shall be governed by the laws of the State of New York.

Book-Entry System

        The new notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC's nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the new notes represented by such global note for all purposes under the Indenture and the beneficial owners of such new notes will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have new notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated new notes; and

  •
  will not be considered the owners or holders of the new notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of new notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        If with respect to the new notes (i) DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by us within 90 days, (ii) an Event of Default under the Indenture has occurred and is continuing or (iii) the Operating Partnership and the co-obligors, in their sole discretion, determines at any time that such Notes shall no longer be represented by a global note, the Operating Partnership and the co-obligors will issue individual Notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the Notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual Notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have such new notes in certificated form registered in its name. New notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        Payments of principal, premium (if any) and interest with respect to the new notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither the Operating Partnership nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a global note to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person holding a beneficial interest in a global note to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security.

        None of the Operating Partnership, the co-obligors or the initial purchasers or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Same-Day Settlement and Payment

        Settlement for the new notes will be made in immediately available funds. We will make all payments of principal, premium, if any, and interest in respect of the new notes in immediately available funds while the new notes are held in book-entry only form.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the new notes offered hereby. The specific tax consequences of owning the new notes will vary depending on the circumstances of the particular holder. This summary is based upon existing U.S. federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. This summary, which is not binding on the Internal Revenue Service or the courts, may be challenged by the Internal Revenue Service and sustained by a court if so challenged. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, partnerships and their partners and tax-exempt organizations (including private foundations)) or to persons that will hold the new notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any (i) U.S. federal income tax consequences to a Non-U.S. Holder (as defined below) that (A) is engaged in the conduct of a U.S. trade or business, (B) is a nonresident alien individual and such holder is present in the U.S. for 183 or more days during the taxable year, or (C) is a corporation which operates through a U.S. branch and (ii) state, local or non-U.S. tax considerations. This summary assumes that an investor will hold his new notes as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code"). This summary does not discuss state, local or non-U.S. tax considerations. Each prospective investor is urged to consult his tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of the purchase, ownership and disposition of the new notes.

        For the purposes of this summary, a "U.S. Holder" is a beneficial owner of a new note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the U.S., (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created in, or organized under the law of, the U.S. or any State or political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A Non-U.S. Holder is a beneficial owner of a new note that is not a U.S. Holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). If a partnership (including for these purposes any other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds a new note, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding new notes and partners in such partnerships should consult their own tax advisor regarding U.S. federal, state, local and non-U.S. income and other tax considerations of the purchase, ownership and disposition of the new notes.

Certain Material U.S. Federal Income Tax Consequences to U.S. Holders

The Exchange Offer

        The exchange of an old note for a new note pursuant to the exchange offer will not constitute a "significant modification" of the old note for U.S. federal income tax purposes and, accordingly, the new note received will be treated as a continuation of the old note in the hands of the holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an old note for a new note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new note as it had in the old note immediately before the exchange.

Similarly, a holder that does not exchange its old notes for new notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

Stated Interest

        The stated interest on a note generally will be taxable to a U.S. Holder as ordinary interest income either at the time it accrues or is received, depending on such U.S. Holder's method of accounting for federal income tax purposes.

Sale, Exchange, Retirement, or Other Disposition

        A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, redemption, or other disposition of the new notes in an amount equal to the difference, if any, between the amount realized on the disposition (including, in the case of a redemption, any Make-Whole Amount), other than any amount attributable to accrued but unpaid interest, and the U.S. Holder's adjusted tax basis in the new notes. A U.S. Holder's adjusted tax basis in a note will generally be equal to the purchase price of such note decreased by any payments received on the note other than qualified stated interest. Any such gain or loss will be long-term if the new notes have been held for more than one year.

        The claim of a deduction in respect of a capital loss, for U.S. federal income tax purposes, is subject to limitations.

Backup Withholding and Information Reporting

        U.S. Holders may be subject to information reporting and backup withholding with respect to payments received as holders of new notes under U.S. federal income tax rules. Backup withholding will not apply if such U.S. Holders provide a correct taxpayer identification number to us and otherwise comply with the applicable requirements of the U.S. backup withholding rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder may be refunded or credited against the U.S. Holder's U.S. federal income tax liability, if any, if the U.S. Holder provides, on a timely basis, the required information to the Internal Revenue Service.

Certain Material U.S. Federal Income Tax Consequences to Non-U.S. Holders

The Exchange Offer

        The exchange of an old note for a new note pursuant to the exchange offer will not constitute a "significant modification" of the old note for U.S. federal income tax purposes and, accordingly, the new note received will be treated as a continuation of the old note in the hands of a holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an old note for a new note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new note as it had in the old note immediately before the exchange. Similarly, a holder that does not exchange its old notes for new notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

Interest Income

        Payments of interest on the new notes made to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax provided that (i) such holder (A) does not actually or constructively own either 10% or more of the capital or profits interest in SLGOP or 10% or more of the total combined voting power of all classes of SL Green stock entitled to vote, (B) is not a controlled foreign corporation that is related to us through stock ownership for U.S. federal income tax purposes and (C) is not a bank receiving certain types of interest and (ii) the requirements described below under the heading "Owner's Statement Requirement" are satisfied. If a Non-U.S. Holder does not satisfy the preceding requirements, payments of interest on the new notes held by such holder will generally be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).

Sale, Exchange, Retirement or Other Disposition

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption or other disposition of a note.

Owner's Statement Requirement

        In order to avoid withholding tax on interest under the Code, either the beneficial owner of a note or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that holds a note on behalf of such owner must file a statement with us or our agent to the effect that the beneficial owner is not a U.S. person. This requirement will be satisfied if we or our agent receives (i) a statement (an "Owner's Statement") from the beneficial owner of a note in which such owner certifies, under penalties of perjury, that such owner is not a U.S. person and provides such owner's name and address, and if applicable, information with respect to tax treaty benefits, on an Internal Revenue Service Form W-8BEN (or a suitable substitute form) or (ii) a statement from the Financial Institution holding the note on behalf of the beneficial owner in which the Financial Institution certifies, under penalties of perjury, that it has received the Owner's Statement from the owner, together with a copy of the Owner's Statement the Financial Institution received from the owner. The beneficial owner must inform us or our agent (or, in the case of a statement described in clause (ii) of the immediately preceding sentence, the Financial Institution) within 30 days of any change in information on the Owner's Statement.

Backup Withholding and Information Reporting

        U.S. federal income tax law provides that backup withholding tax will not apply to payments made by us or our agent on a note to a Non-U.S. Holder if an Owner's Statement or similar documentation is received or an exemption has otherwise been established by such holder. If a note is held by a Non-U.S. Holder through a non-U.S. office of a non-U.S. related broker or financial institution, backup withholding and information reporting would not generally be required. Information reporting may apply, however, if the note is held by a Non-U.S. Holder through a non-U.S. office of a U.S. or U.S. related broker or financial institution and, in such case, if the Non-U.S. Holder fails to provide an Owner's Statement or other appropriate evidence of non-U.S. status, backup withholding may apply.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, if any, if the Non-U.S. Holder provides, on a timely basis, the required information to the U.S. Internal Revenue Service.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of up to 180 days after the date of effectiveness of this registration statement, we will make this prospectus available to any broker-dealer for use in connection with any such resale. In addition, until                        , 2010, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of the old notes directly from us:

  •
  may not rely on the applicable interpretation of the staff of the Commission's position contained in Exxon Capital Holdings Corp., Commission no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, Commission no-action letter (July 2, 1983); and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        For a period of up to 180 days after the date of effectiveness of this registration statement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain tax matters with respect to the new notes offered hereby will be passed upon for us by Greenberg Traurig, LLP, New York, New York.

 EXPERTS

        The consolidated financial statements of SL Green Operating Partnership, L.P. at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009 (including schedule appearing herein), appearing in this Prospectus and Amendment No. 2 to the Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Reckson Operating Partnership, L.P. at December 31, 2009 and 2008, and for the years ended December 31, 2009 and 2008 (Successor), the period from January 26, 2007 through December 31, 2007 (Successor), and the period from January 1, 2007 through January 25, 2007 (Predecessor) (including schedule appearing herein), appearing in this Prospectus and Amendment No. 2 to the Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of SL Green Realty Corp. (including schedule appearing therein), the effectiveness of SL Green Realty Corp.'s internal control over financial reporting as of December 31, 2009, the consolidated financial statements of Rock-Green, Inc. and the consolidated financial statements of 1515 Broadway Realty Corp., appearing in SL Green Realty Corp's annual report (Form 10-K) for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        Each of SL Green and ROP are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which each file periodic reports and other information with the Commission. Copies of these reports, proxy statements and other information may be inspected without charge at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549 or on the Commission's website at http://www.sec.gov. Copies of such materials can be obtained from the Public Reference Section of the Commission upon payment of prescribed fees. Please call the Commission at 800-SEC-0330 for further information about the public reference room.

        We are "incorporating by reference" specified documents that have been filed by SL Green with the Commission, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information that SL Green files in the future with the Commission will automatically update and supersede earlier information contained or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any documents that SL Green files with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the exchange offer (other than current reports furnished under item 2.02 or item 7.01 of Form 8-K):

  •
  SL Green Realty Corp. Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

  •
  SL Green Realty Corp. Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010;

  •
  SL Green Realty Corp. Current Reports on Form 8-K, dated January 14, 2010, January 20, 2010, March 11, 2010, March 16, 2010, April 2, 2010, May 18, 2010, June 18, 2010, September 2, 2010 and September 3, 2010;

  •
  SL Green Realty Corp. Definitive Proxy Statement on Schedule 14A, dated April 29, 2010; and

  •
  SL Green's Revised Definitive Proxy Statement on Schedule 14A, dated April 30, 2010.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

SL Green Realty Corp.
420 Lexington Avenue
New York, New York 10170
Attention: Investor Relations
Telephone: (212) 594-2700

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements of SLGOP
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of June 30, 2010 (unaudited) and December 31, 2009 and 2008	F-3
Consolidated Statements of Income for the three and six months ended June 30, 2010 (unaudited) and June 30, 2009 (unaudited) and for the years ended December 31, 2009, 2008 and 2007	F-4
Consolidated Statements of Capital for the six months ended June 30, 2010 (unaudited) and the years ended December 31, 2009, 2008 and 2007	F-6
Consolidated Statements of Cash Flows for the six months ended June 30, 2010 (unaudited) and June 30, 2009 (unaudited) and for the years ended December 31, 2009, 2008 and 2007	F-7
Notes to Consolidated Financial Statements	F-8
Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2009	F-69
Condensed Consolidated Financial Statements of ROP
Condensed Consolidated Balance Sheets as of June 30, 2010 (unaudited) and December 31, 2009	F-71
Condensed Consolidated Statements of Income for the three and six months ended June 30, 2010 and 2009 (unaudited)	F-72
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2010 and 2009 (unaudited)	F-73
Notes to Condensed Consolidated Financial Statements (unaudited)	F-74
Consolidated Financial Statements of ROP
Report of Independent Registered Public Accounting Firm	F-90
Consolidated Balance Sheets as of December 31, 2009 (Successor) and December 31, 2008 (Succecessor)	F-91

Consolidated Statements of Operations for the years ended December 31, 2009 and 2008 (Successor), the period January 26, 2007 to December 31, 2007 (Successor) and the period January 1, 2007 to January 25, 2007 (Predecessor)

F-92

Consolidated Statements of Capital for the years ended December 31, 2009 and 2008 (Successor), the period January 26, 2007 to December 31, 2007 (Successor) and the period January 1, 2007 to January 25, 2007 (Predecessor)

F-93

Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008 (Successor), the period January 26, 2007 to December 31, 2007 (Successor) and the period January 1, 2007 to January 25, 2007 (Predecessor)

F-94
Notes to Consolidated Financial Statements	F-95
Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2009	F-119

Report of Independent Registered Public Accounting Firm

To the Partners of SL Green Operating Partnership, L.P.:

        We have audited the accompanying consolidated balance sheets of SL Green Operating Partnership, L.P. (the "Operating Partnership") as of December 31, 2009 and 2008, and the related consolidated statements of income, capital and cash flows for each of the three years in the period ended December 31, 2009. Our audits also included the financial statement schedule listed in the index to financial statements. These financial statements and schedule are the responsibility of the Operating Partnership's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Operating Partnership's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Operating Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Operating Partnership at December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                                                                    /s/ Ernst & Young LLP

New York, New York
February 16, 2010,
except for paragraphs 7 through 13 of Note 22, as to which the date is
June 24, 2010

SL Green Operating Partnership, L.P.

Consolidated Balance Sheets

(Amounts in thousands, except per unit data)

	June 30, 2010	December 31, 2009	December 31, 2008
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,392,730	$1,379,052	$1,386,090
Building and improvements	5,647,490	5,585,584	5,544,019
Building leasehold and improvements	1,280,882	1,280,256	1,259,472
Property under capital lease	12,208	12,208	12,208

	8,333,310	8,257,100	8,201,789
Less: accumulated depreciation	(832,436)	(738,422)	(546,545)

	7,500,874	7,518,678	7,655,244
Assets held for sale	—	992	184,035
Cash and cash equivalents	339,577	343,715	726,889
Restricted cash	157,515	94,495	105,954
Investment in marketable securities	72,993	58,785	9,570
Tenant and other receivables, net of allowance of $13,893, $14,271 and $16,898, respectively	22,734	22,483	30,882
Related party receivables	6,026	8,570	7,676
Deferred rents receivable, net of allowance of $24,603, $24,347 and $19,648, respectively	184,739	166,981	145,561
Structured finance investments, net of discount of $86,896, $46,802 and $18,764 and allowance of $103,837, $93,844 and $45,766, respectively	867,393	784,620	679,814
Investments in unconsolidated joint ventures	775,765	1,058,369	975,483
Deferred costs, net	147,605	139,257	133,052
Other assets	332,813	290,632	330,193

Total assets	$10,408,034	$10,487,577	$10,984,353

Liabilities
Mortgage notes and other loans payable	$2,800,866	$2,595,552	$2,591,358
Revolving credit facility	800,000	1,374,076	1,389,067
Senior unsecured notes	858,081	823,060	1,501,134
Accrued interest payable and other liabilities	24,645	34,734	70,692
Accounts payable and accrued expenses	144,168	125,982	133,100
Deferred revenue/gain	325,228	349,669	427,936
Capitalized lease obligation	16,979	16,883	16,704
Deferred land leases payable	18,140	18,013	17,650
Dividend and distributions payable	14,228	12,006	26,327
Security deposits	39,617	39,855	34,561
Liabilities related to assets held for sale	—	—	106,534
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000	100,000

Total liabilities	5,141,952	5,489,830	6,415,063
Commitments and Contingencies	—	—	—
Capital
SLGOP partners' capital:
Series C preferred units, 11,700, 6,300 and 6,300 outstanding at June 30, 2010, December 31, 2009 and 2008, respectively	274,000	151,981	151,981
Series D preferred units, 4,000 outstanding at June 30, 2010, December 31, 2009 and 2008, respectively	96,321	96,321	96,321
SL Green partners' capital (794, 792 and 594 general partner common units and 77,415, 76,723 and 56,450 limited partner common units outstanding at June 30, 2010, December 31, 2009 and 2008, respectively)	4,371,143	4,196,891	3,756,997
Limited partner interests in Operating Partnership (1,210, 1,684 and 2,340 limited partner common units outstanding at June 30, 2010, December 31, 2009 and 2008, respectively)	40,032	60,723	89,575
Accumulated other comprehensive loss	(30,854)	(32,860)	(56,992)

Total SLGOP partners' capital	4,750,642	4,473,056	4,037,882
Noncontrolling interests in other partnerships	515,440	524,691	531,408

Total capital	5,266,082	4,997,747	4,569,290

Total liabilities and capital	$10,408,034	$10,487,577	$10,984,353

The accompanying notes are an integral part of these financial statements.

SL Green Operating Partnership, L.P.

Consolidated Statements of Income

(Amounts in thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Rental revenue, net	$199,719	$191,917	$398,306	$387,547
Escalation and reimbursement	29,961	31,390	61,429	65,019
Preferred equity and investment income	20,788	15,533	41,167	32,431
Other income	9,253	13,165	17,453	29,444

Total revenues	259,721	252,005	518,355	514,441

Expenses
Operating expenses including $3,077 and $6,180 (2010) and $4,293 and $7,725 (2009) to affiliates	54,619	52,110	113,385	107,204
Real estate taxes	38,608	36,519	76,995	73,269
Ground rent	7,679	8,046	15,501	16,092
Interest expense, net of interest income	57,649	56,743	115,128	116,740
Amortization of deferred financing costs	1,792	1,476	4,308	2,912
Depreciation and amortization	56,905	54,888	113,957	109,352
Loan loss and other investment reserves	4,985	45,577	10,985	107,577
Transaction related costs	4,104	—	5,162	—
Marketing, general and administrative	18,379	17,946	36,778	35,868

Total expenses	244,720	273,305	492,199	569,014

Income (loss) from continuing operations before equity in net income of unconsolidated joint ventures, gain on sale, noncontrolling interests and discontinued operations	15,001	(21,300)	26,156	(54,573)
Equity in net income from unconsolidated joint ventures	10,005	16,828	25,381	29,901
Equity in net gain on sale of interest in unconsolidated joint venture	126,769	(2,693)	126,769	6,848
Loss on equity investment in marketable securities	—	126	(285)	(681)
Gain (loss) on early extinguishment of debt	(1,276)	29,321	(1,389)	77,033

Income from continuing operations	150,499	22,282	176,632	58,528
Net (loss) income from discontinued operations	—	(705)	—	(990)
Gain (loss) on sale of discontinued operations	—	—	—	6,572

Net income	150,499	21,577	176,632	64,110
Net income attributable to noncontrolling interests in other partnerships	(3,449)	(3,683)	(7,097)	(7,160)

Net income attributable to SLGOP	147,050	17,894	169,535	56,950
Preferred unit distributions	(7,545)	(4,969)	(14,660)	(9,938)

Net income attributable to SLGOP common unitholders	$139,505	$12,925	$154,875	$47,012

Amounts attributable to SLGOP common unitholders:
Income (loss) from continuing operations	$12,736	$16,323	$28,106	$34,582
Discontinued operations	—	(705)	—	(990)
Gain (loss) on sale of discontinued operations	—	—	—	6,572
Gain on sale of unconsolidated joint ventures/ real estate	126,769	(2,693)	126,769	6,848

Net income	$139,505	$12,925	$154,875	$47,012

Basic earnings per unit:
Net income (loss) from continuing operations before gain on sale and discontinued operations	$0.16	$0.24	$0.35	$0.54
Net (loss) income from discontinued operations	—	(0.01)	—	(0.02)
Gain (loss) on sale of discontinued operations	—		—	0.10
Gain on sale of joint venture property/ partial interest	1.60	(0.04)	1.60	0.11

Net income attributable to SLGOP common unitholders	$1.76	$0.19	$1.95	$0.73

Diluted earnings per unit:
Net income (loss) from continuing operations before gain on sale and discontinued operations	$0.16	$0.23	$0.35	$0.54
Net (loss) income from discontinued operations	—	(0.01)	—	(0.02)
Gain (loss) on sale of discontinued operations	—	—	—	0.10
Gain on sale of joint venture property/ partial interest	1.59	(0.04)	1.59	0.11

Net income attributable to SLGOP common unitholders	$1.75	$0.18	$1.94	$0.73

Basic weighted average common units outstanding	79,371	69,699	79,349	64,636

Diluted weighted average common units and common unit equivalents outstanding	79,791	69,742	79,771	64,679

The accompanying notes are an integral part of these financial statements.

SL Green Operating Partnership, L.P.

Consolidated Statements of Income

(Amounts in thousands, except per unit data)

	Year Ended December 31,
	2009	2008	2007
Revenues
Rental revenue, net	$773,216	$773,960	$662,481
Escalation and reimbursement	124,455	123,038	108,954
Preferred equity and investment income	65,609	110,919	82,692
Other income	47,379	71,505	120,703

Total revenues	1,010,659	1,079,422	974,830

Expenses
Operating expenses including $14,882 (2009), $15,104 (2008) and $14,820 (2007) to affiliates	217,559	228,191	207,978
Real estate taxes	141,723	126,304	120,972
Ground rent	31,826	31,494	32,389
Interest expense, net of interest income	236,300	291,536	256,941
Amortization of deferred financing costs	7,947	6,433	15,893
Depreciation and amortization	226,545	216,583	174,257
Loan loss and other investment reserves	150,510	115,882	—
Marketing, general and administrative	73,992	104,583	93,045

Total expenses	1,086,402	1,121,006	901,475

Income (loss) from continuing operations before equity in net income of unconsolidated joint ventures, gain on sale, noncontrolling interests and discontinued operations	(75,743)	(41,584)	73,355
Equity in net income from unconsolidated joint ventures	62,878	59,961	46,765
Equity in net gain on sale of interest in unconsolidated joint venture	6,691	103,056	31,509
Loss on equity investment in marketable securities	(396)	(147,489)	—
Gain (loss) on early extinguishment of debt	86,006	77,465	—

Income from continuing operations	79,436	51,409	151,629
Net (loss) income from discontinued operations	(930)	7,894	35,978
Gain (loss) on sale of discontinued operations	(6,841)	348,573	501,812

Net income	71,665	407,876	689,419
Net income attributable to noncontrolling interests in other partnerships	(12,900)	(12,505)	(17,105)

Net income attributable to SLGOP	58,765	395,371	672,314
Preferred unit distributions	(19,875)	(19,875)	(19,875)

Net income attributable to SLGOP common unitholders	$38,890	$375,496	$652,439

Amounts attributable to SLGOP common unitholders:
Income (loss) from continuing operations	$39,970	$(80,199)	$89,862
Discontinued operations	(930)	4,066	29,256
Gain (loss) on sale of discontinued operations	(6,841)	348,573	501,812
Gain on sale of unconsolidated joint ventures/ real estate	6,691	103,056	31,509

Net income	$38,890	$375,496	$652,439

Basic earnings per unit:
Net income (loss) from continuing operations before gain on sale and discontinued operations	$0.56	$(1.33)	$1.47
Net (loss) income from discontinued operations	(0.01)	0.07	0.47
Gain (loss) on sale of discontinued operations	(0.10)	5.77	8.20
Gain on sale of joint venture property/ partial interest	0.09	1.71	0.52

Net income attributable to SLGOP common unitholders	$0.54	$6.22	$10.66

Diluted earnings per unit:
Net income (loss) from continuing operations before gain on sale and discontinued operations	$0.56	$(1.32)	$1.45
Net (loss) income from discontinued operations	(0.01)	0.07	0.47
Gain (loss) on sale of discontinued operations	(0.10)	5.75	8.11
Gain on sale of joint venture property/ partial interest	0.09	1.70	0.51

Net income attributable to SLGOP common unitholders	$0.54	$6.20	$10.54

Basic weighted average common units outstanding	71,965	60,336	61,188

Diluted weighted average common units and common unit equivalents outstanding	72,044	60,598	61,885

The accompanying notes are an integral part of these financial statements.

SL Green Operating Partnership, L.P.

Consolidated Statements of Capital

(Unaudited, and amounts in thousands, except per unit data)

	SL Green Operating Partnership Unitholders
			General Partner		Limited Partners
	Series C Preferred Units	Series D Preferred Units	Common Units	Common Unitholders	Common Units	Common Unitholders	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total	Comprehensive Income
Balance at December 31, 2006	$151,981	$96,321	49,840	$2,132,610	2,694	$71,731	$13,971	$56,162	$2,522,776	$230,811

Comprehensive Income:
Net income	12,000	7,875		626,355		26,084		17,105	689,419	$689,419
Net unrealized loss on derivative instruments							(9,027)		(9,027)	(9,027)
SL Green's share of joint venture net unrealized loss on derivative instruments										(788)
Preferred distributions	(12,000)	(7,875)							(19,875)
Redemption of units and DRIP proceeds			451	24,441	(343)	(10,629)			13,812
Deferred compensation plan & stock award, net			418	654	(11)				654
Amortization of deferred compensation plan				35,907					35,907
Contributions—proceeds from stock options exercised			349	12,917					12,917
Contributions—common stock issued in connection with Reckson Merger			9,013	1,048,178					1,048,178
Treasury stock—at cost			(1,312)	(150,719)					(150,719)
Issuance of units in SLGOP						1,200			1,200
Cumulative effect of accounting charge				79,703					79,703
Contributions from noncontrolling interests								582,878	582,878
Distributions to noncontrolling interests								(33,730)	(33,730)
Deconsolidation of noncontrolling interests								9,985	9,985
Cash distribution declared ($2.89 per common unit, none of which represented a return of capital for federal income tax purposes)				(170,893)		(6,970)			(177,863)

Balance at December 31, 2007	151,981	96,321	58,759	3,639,153	2,340	81,416	4,944	632,400	4,606,215	$679,604

Comprehensive Income:
Net income	12,000	7,875		360,935		14,561		12,505	407,876	407,876
Net unrealized loss on derivative instruments							(33,564)		(33,564)	(33,564)
SL Green's share of joint venture net unrealized loss on derivative instruments							(28,372)		(28,372)	(28,372)
Preferred distributions	(12,000)	(7,875)							(19,875)
Redemption of units and DRIP proceeds			4	312					312
Deferred compensation plan & stock award, net			133	584					584
Amortization of deferred compensation plan				59,616					59,616
Contributions—proceeds from stock options exercised			196	7,060					7,060
Treasury stock—at cost			(2,048)	(151,986)					(151,986)
Contributions from noncontrolling interests								21,771	21,771
Distributions to noncontrolling interests								(52,031)	(52,031)
Deconsolidation of noncontrolling interests								(83,237)	(83,237)
Cash distribution declared ($2.7375 per common unit, none of which represented a return of capital for federal income tax purposes)				(158,677)		(6,402)			(165,079)

Balance at December 31, 2008	151,981	96,321	57,044	3,756,997	2,340	89,575	(56,992)	531,408	4,569,290	$345,940

Comprehensive Income:
Net income	12,000	7,875		37,669		1,221		12,900	71,665	$71,665
Net unrealized gain on derivative instruments							23,254		23,254	23,254
SL Green's share of joint venture net unrealized loss on derivative instruments							(240)		(240)	(240)
Unrealized gain on investments							1,118		1,118	1,118
Preferred distributions	(12,000)	(7,875)							(19,875)
Redemption of units and DRIP proceeds			653	28,567	(378)	(28,562)			5
Deferred compensation plan & stock award, net			246	583	(278)				583
Amortization of deferred compensation plan				30,040					30,040
Contributions—net proceeds from common stock offering			19,550	387,138					387,138
Contributions—proceeds from stock options exercised			22	619					619
Distributions to noncontrolling interests								(19,617)	(19,617)
Cash distribution declared ($0.675 per common unit, none of which represented a return of capital for federal income tax purposes)				(44,722)		(1,511)			(46,233)

Balance at December 31, 2009	151,981	96,321	77,515	4,196,891	1,684	60,723	(32,860)	524,691	4,997,747	$95,797

Comprehensive Income:
Net income	10,722	3,938		152,117		2,758		7,097	176,632	$176,632
Net unrealized gain on derivative instruments							(4,215)		(4,215)	(4,215)
SL Green's share of joint venture net unrealized loss on derivative instruments							(2,253)		(2,253)	(2,253)
Unrealized gain on investments							8,474		8,474	8,474
Preferred distributions	(10,722)	(3,938)							(14,660)
Redemption of units and DRIP proceeds			464	23,341	(279)	(23,187)			154
Deferred compensation plan & stock award, net			139	402	(195)				402
Amortization of deferred compensation plan				11,600					11,600
Deconsolidation of real estate investment								(9,532)	(9,532)
Contributions—net proceeds from preferred stock offering	122,019								122,019
Contributions—proceeds from stock options exercised			91	2,743					2,743
Distributions to noncontrolling interests								(6,816)	(6,816)
Cash distribution declared ($0.20 per common unit, none of which represented a return of capital for federal income tax purposes)				(15,951)		(262)			16,213

Balance at June 30, 2010 (Unaudited)	$274,000	$96,321	78,209	$4,371,143	1,210	$40,032	$(30,854)	$515,440	$5,266,082	$178,638

The accompanying notes are an integral part of these financial statements.

SL Green Operating Partnership, L.P.

Consolidated Statements of Cash Flows

(Amounts in thousands, except per unit data)

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$176,632	$64,110	$71,665	$407,876	$689,419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	118,265	112,896	235,200	229,510	204,831
(Gain) loss on sale of discontinued operations	—	(6,572)	6,841	(348,573)	(501,812)
Equity from net income from unconsolidated joint ventures	(25,381)	(29,901)	(62,878)	(59,961)	(46,765)
Distributions of cumulative earnings of unconsolidated joint ventures	15,965	18,384	40,677	67,136	45,856
Equity in net gain on sale of unconsolidated joint venture/partial interest	(126,769)	(6,848)	(6,691)	(103,056)	(31,509)
Loan loss and other investment reserves	10,985	107,577	150,510	115,882	—
Loss on equity investment in marketable securities	285	681	396	147,489	—
(Gain) loss on early extinguishment of debt	1,389	(77,033)	(86,006)	(77,465)	—
Deferred rents receivable	(19,177)	(13,858)	(26,267)	(38,866)	(51,863)
Other non-cash adjustments	(11,851)	3,127	(2,533)	34,674	45,231
Changes in operating assets and liabilities:
Restricted cash—operations	(5,468)	24,814	16,219	(13,283)	(15,444)
Tenant and other receivables	3,893	1,494	11,026	11,553	(17,362)
Related party receivables	2,671	(1,843)	(894)	5,505	(6,238)
Deferred lease costs	(13,775)	(9,768)	(21,202)	(39,709)	(32,933)
Other assets	12,109	(13,704)	(28,864)	(3,594)	37,179
Accounts payable, accrued expenses and other liabilities	16,705	(7,982)	(14,761)	(49,295)	83,314
Deferred revenue and land lease payable	(3,824)	(13,200)	(7,227)	10,188	4,801

Net cash provided by operating activities	152,654	152,374	275,211	296,011	406,705

Investing Activities
Acquisitions of real estate property	—	(8,340)	(16,059)	(67,751)	(4,188,318)
Proceeds from Asset Sale	—	—	—	—	1,964,914
Additions to land, buildings and improvements	(34,594)	(38,348)	(90,971)	(132,375)	(93,762)
Escrowed cash—capital improvements/acquisitions deposits	(54,076)	(6,014)	(5,318)	11,376	149,337
Investments in unconsolidated joint ventures	(81,903)	(12,677)	(107,716)	(45,776)	(823,043)
Distributions in excess of cumulative earnings from unconsolidated joint ventures	10,339	13,334	38,846	458,236	82,449
Net proceeds from disposition of real estate/partial interest in property	504,172	26,007	27,946	206,782	1,021,716
Other investments	(7,611)	(4,656)	(47,719)	8,168	(96,955)
Structured finance and other investments net of repayments/participations	(89,428)	55,864	(144,388)	(42,441)	(350,675)

Net cash provided by (used in) investing activities	246,899	25,170	(345,379)	396,219	(2,334,337)

Financing Activities
Proceeds from mortgage notes and loans payable	104,100	1,301	192,399	161,577	809,914
Repayments of mortgage notes payable	(20,925)	(22,574)	(169,688)	(26,233)	(124,339)
Proceeds from revolving credit facility, term loan and senior unsecured notes	250,000	30,433	30,433	1,663,970	3,834,339
Repayments of revolving credit facility, term loan and senior unsecured notes	(792,543)	(556,619)	(646,317)	(1,434,112)	(2,837,813)
Contributions of proceeds from stock options exercised	13,989	—	619	7,372	12,917
Contributions of net proceeds from sale of stock	122,019	387,324	387,138	—	—
Distributions for purchases of Treasury units	—	—	—	(151,986)	(150,719)
Distributions to noncontrolling interests in other partnerships	(6,814)	(9,827)	(19,617)	(54,566)	(16,497)
Contributions from noncontrolling interests in other partnerships	—	—	—	39,883	548,305
Redemption of limited partner interests in the Operating Partnership	(11,096)	—	—	—	—
Distributions to limited partners in the Operating Partnership	(262)	(1,752)	(2,170)	(6,402)	(6,970)
Distributions paid on common and preferred units	(28,223)	(52,822)	(78,321)	(203,137)	(181,315)
Deferred loan costs and capitalized lease obligation	(33,936)	(3,129)	(7,482)	(7,671)	(31,404)

Net cash (used in) provided by financing activities	(403,691)	(227,665)	(313,006)	(11,305)	1,856,418

Net increase (decrease) in cash and cash equivalents	(4,138)	(50,121)	(383,174)	680,925	(71,214)
Cash and cash equivalents at beginning of period	343,715	726,889	726,889	45,964	117,178

Cash and cash equivalents at end of period	$339,577	$676,768	$343,715	$726,889	$45,964

Supplemental cash flow disclosures
Interest paid			$257,393	$305,022	$309,752
Income taxes paid			$818	$906	$1,644

        In December 2009, 2008 and 2007, the Company declared quarterly distributions per share of $0.10, $0.375 and $0.7875, respectively. These distributions were paid in January 2010, 2009 and 2008, respectively.

The accompanying notes are an integral part of these financial statements.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements

June 30, 2010 (unaudited) and December 31, 2009

1. Organization and Basis of Presentation

        SL Green Realty Corp., which is referred to as SL Green or the Company, a Maryland corporation, and SL Green Operating Partnership, L.P., which is referred to as SLGOP or the Operating Partnership, a Delaware limited partnership, were formed in June 1997 for the purpose of combining the commercial real estate business of S.L. Green Properties, Inc. and its affiliated partnerships and entities. The Operating Partnership received a contribution of interest in the real estate properties, as well as 95% of the economic interest in the management, leasing and construction companies which are referred to as the Service Corporation. The Company has qualified, and expects to qualify in the current fiscal year, as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, and operates as a self-administered, self-managed REIT. A REIT is a legal entity that holds real estate interests and, through payments of dividends to stockholders, is permitted to reduce or avoid the payment of Federal income taxes at the corporate level. Unless the context requires otherwise, all references to "we," "our" and "us" means SLGOP and all entities owned or controlled by SLGOP.

        Substantially all of SL Green's assets are held by, and its operations are conducted through, the Operating Partnership. The Company is the sole managing general partner of the Operating Partnership. As of June 30, 2010 (unaudited) and December 31, 2009, noncontrolling investors held, in the aggregate, a 1.5% and 2.1% limited partnership interest in the Operating Partnership, respectively.

        On January 25, 2007, SL Green completed the acquisition, or the Reckson Merger, of all of the outstanding shares of common stock of Reckson Associates Realty Corp., or Reckson, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 3, 2006, as amended, the Merger Agreement, among SL Green, Wyoming Acquisition Corp., or Wyoming, Wyoming Acquisition GP LLC, Wyoming Acquisition Partnership LP, Reckson and Reckson Operating Partnership, L.P., which is referred to as Reckson or ROP. SL Green paid approximately $6.0 billion, inclusive of debt assumed and transaction costs, for Reckson. ROP is a subsidiary of the Operating Partnership.

        On January 25, 2007, SL Green completed the sale, or Asset Sale, of certain assets of ROP to an asset purchasing venture led by certain of Reckson's former executive management, for a total consideration of approximately $2.0 billion.

        As of June 30, 2010, we owned the following interests in commercial office properties in the New York Metro area, primarily in midtown Manhattan, a borough of New York City, or Manhattan. Our investments in the New York Metro area also include investments in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, which are collectively known as the Suburban assets (unaudited):

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	22	14,829,700	91.0%
	Unconsolidated properties	8	7,182,515	93.8%
Suburban	Consolidated properties	25	3,863,000	83.3%
	Unconsolidated properties	6	2,941,700	93.9%

		61	28,816,915	91.0%

(1)
The weighted average occupancy represents the total leased square feet divided by total available square feet.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

1. Organization and Basis of Presentation (Continued)

        We also own investments in eight retail properties encompassing approximately 374,812 square feet, three development properties encompassing approximately 399,800 square feet and two land interests. In addition, we manage three office properties owned by third parties and affiliated companies encompassing approximately 1.0 million rentable square feet.

Partnership Agreement

        In accordance with our partnership agreement, or the operating partnership agreement, we allocate all distributions and profits and losses in proportion to the percentage ownership interests of the respective partners. As the managing general partner of the Operating Partnership, SL Green is required to take such reasonable efforts, as determined by it in its sole discretion, to cause the Operating Partnership to distribute sufficient amounts to enable the payment of sufficient dividends by the Company to avoid any Federal income or excise tax at the Company level. Under the operating partnership agreement, each limited partner will have the right to redeem units of limited partnership interests for cash, or if the Company so elects, shares of its common stock on a one-for-one basis.

2. Significant Accounting Policies

        In June 2009, the Financial Accounting Standards Board, or FASB, issued guidance regarding the Accounting Codification and the Hierarchy of Generally Accepted Accounting Principles. This guidance establishes the FASB Accounting Standards Codification, or the Codification, as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP, and states that all guidance contained in the Codification carries equal level of authority. Rules and interpretive releases of the Securities and Exchange Commissions, or SEC, under federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification does not change GAAP, however it does change the way in which it is to be researched and referenced. This guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009. We have implemented the Codification in this annual report.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Operating Partnership and those of its subsidiaries, which are wholly-owned or controlled by us or entities which are variable interest entities in which we are the primary beneficiary. See Note 5, Note 6 and Note 7. Entities which we do not control and entities which are variable interest entities, but where we are not the primary beneficiary are accounted for under the equity method. We have two variable interest entities for which we are considered to be the primary beneficiary as a result of loans we made to our joint venture partner to fund his equity in the joint venture. The interest that we do not own is included in "Noncontrolling Interest in Other Partnerships" on the balance sheet. All significant intercompany balances and transactions have been eliminated.

        Effective January 1, 2009, we revised the presentation of noncontrolling interests in our consolidated financial statements. A noncontrolling interest in a consolidated subsidiary is defined as "the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to a parent". Noncontrolling interests are required to be presented as a separate component of equity in the

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

consolidated balance sheet. In addition, the presentation of net income was modified by requiring earnings and other comprehensive income to be attributed to controlling and noncontrolling interests. Below are the steps we have taken as a result of the implementation of this standard:

  •
  We have reclassified the noncontrolling interests of other consolidated partnerships from the mezzanine section of our balance sheet to equity. This reclassification totaled approximately $531.4 million as of December 31, 2008.

  •
  Net income attributable to noncontrolling interests of other consolidated partnerships is no longer included in the determination of net income. We reclassified prior year amounts to reflect this requirement. The adoption of this standard had no effect on our earnings per unit.

        When accounting for our joint venture investments we apply the accounting standards which note that the general partner in a limited partnership is presumed to control that limited partnership. The presumption may be overcome if the limited partners have either (1) the substantive ability to dissolve the limited partnership or otherwise remove the general partner without cause or (2) substantive participating rights, which provide the limited partners with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership's business and thereby preclude the general partner from exercising unilateral control over the partnership.

        If we retain an interest in the buyer and provide certain guarantees we account for such transaction as a profit-sharing arrangement. For transactions treated as profit-sharing arrangements, we record a profit-sharing obligation for the amount of equity contributed by the other partner and continue to keep the property and related accounts recorded on our books. Any debt assumed by the buyer would continue to be recorded on our books. The results of operations of the property, net of expenses other than depreciation (net operating income), are allocated to the other partner for its percentage interest and reflected as "co-venture expense" in our consolidated financial statements. In future periods, a sale is recorded and profit is recognized when the remaining maximum exposure to loss is reduced below the amount of gain deferred.

Investment in Commercial Real Estate Properties

        Rental properties are stated at cost less accumulated depreciation and amortization. Costs directly related to the redevelopment of rental properties are capitalized. Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives.

        A property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Once an asset is held for sale, depreciation expense is no longer recorded and the historic results are reclassified as discontinued operations. See Note 4.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

        Properties are depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Category	Term
Building (fee ownership)	40 years
Building improvements	shorter of remaining life of the building or useful life
Building (leasehold interest)	lesser of 40 years or remaining term of the lease
Property under capital lease	remaining lease term
Furniture and fixtures	four to seven years
Tenant improvements	shorter of remaining term of the lease or useful life

        Depreciation expense (including amortization of the capital lease asset) amounted to approximately $52.0 million, $104.5 million, $50.8 million and $101.5 million for the three and six months ended June 30, 2010 and 2009 (unaudited) and $210.4 million, $202.9 million and $164.0 million for the years ended December 31, 2009, 2008 and 2007, respectively.

        On a periodic basis, we assess whether there are any indicators that the value of our real estate properties may be impaired or that its carrying value may not be recoverable. A property's value is considered impaired if management's estimate of the aggregate future cash flows (undiscounted and without interest charges for consolidated properties and discounted for unconsolidated properties) to be generated by the property are less than the carrying value of the property. To the extent impairment has occurred and is considered to be other than temporary, the loss will be measured as the excess of the carrying amount of the property over the calculated fair value of the property. We do not believe that the value of any of our consolidated rental properties or equity investments in rental properties was impaired at June 30, 2010 (unaudited), December 31, 2009 or 2008, respectively.

        A variety of costs are incurred in the development and leasing of our properties. After determination is made to capitalize a cost, it is allocated to the specific component of a project that is benefited. Determination of when a development project is substantially complete and capitalization must cease involves a degree of judgment. The costs of land and building under development include specifically identifiable costs. The capitalized costs include pre-construction costs essential to the development of the property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs and other costs incurred during the period of development. We consider a construction project as substantially completed and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity. We cease capitalization on the portions substantially completed and occupied or held available for occupancy, and capitalize only those costs associated with the portions under construction.

        Results of operations of properties acquired are included in the Statement of Income from the date of acquisition.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

        We allocate the purchase price of real estate to land and building and, if determined to be material, intangibles, such as the value of above-, below- and at-market leases and origination costs associated with the in-place leases. We depreciate the amount allocated to building and other intangible assets over their estimated useful lives, which generally range from three to 40 years and from one to 14 years, respectively. The values of the above- and below-market leases are amortized and recorded as either an increase (in the case of below-market leases) or a decrease (in the case of above-market leases) to rental income over the remaining term of the associated lease, which generally range from one to 14 years. The value associated with in-place leases are amortized over the expected term of the associated lease, which generally range from one to 14 years. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance of the related intangible will be written off. The tenant improvements and origination costs are amortized as an expense over the remaining life of the lease (or charged against earnings if the lease is terminated prior to its contractual expiration date). We assess fair value of the leases based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property.

        We recognized an increase of approximately $6.2 million, $12.6 million, $5.1 million and $10.4 million for the three and six months ended June 30, 2010 and 2009 (unaudited) and $24.0 million, $25.3 million and $4.5 million in rental revenue for the years ended December 31, 2009, 2008 and 2007, respectively, for the amortization of aggregate below-market rents in excess of above-market leases and a reduction in lease origination costs, resulting from the allocation of the purchase price of the applicable properties. We recognized a reduction in interest expense for the amortization of the above-market rate mortgages of approximately $0.6 million, $0.9 million, $0.3 million and $2.1 million for the three and six months ended June 30, 2010 and 2009 (unaudited) and $2.7 million, $6.9 million and $6.1 million for the years ended December 31, 2009, 2008 and 2007, respectively.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

        The following summarizes our identified intangible assets (acquired above-market leases and in-place leases) and intangible liabilities (acquired below-market leases) as of June 30, 2010 (unaudited), December 31, 2009 and 2008 (in thousands):

	June 30, 2010	December 31, 2009	December 31, 2008
	(unaudited)
Identified intangible assets (included in other assets):
Gross amount	$254,137	$236,594	$236,594
Accumulated amortization	(114,488)	(98,090)	(60,074)

Net	$139,649	$138,504	$176,520

Identified intangible liabilities (included in deferred revenue):
Gross amount	$487,750	$480,770	$480,770
Accumulated amortization	(191,520)	(164,073)	(101,585)

Net	$296,230	$316,697	$379,185

        The estimated annual amortization of acquired below-market leases, net of acquired above-market leases (a component of rental revenue), for each of the five succeeding years as of December 31, 2009 is as follows (in thousands):

2010	$18,068
2011	18,082
2012	16,413
2013	14,329
2014	10,904

        The estimated annual amortization of all other identifiable assets (a component of depreciation and amortization expense) including tenant improvements for each of the five succeeding years as of December 31, 2009 is as follows:

2010	$6,529
2011	5,311
2012	4,521
2013	3,895
2014	3,411

Cash and Cash Equivalents

        We consider all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

Fair Value Measurements

        The methodologies used for valuing financial instruments have been categorized into three broad levels as follows:

        Level 1—Quoted prices in active markets for identical instruments.

        Level 2—Valuations based principally on other observable market parameters, including

    •
    Quoted prices in active markets for similar instruments,

    •
    Quoted prices in less active or inactive markets for identical or similar instruments,

    •
    Other observable inputs (such as interest rates, yield curves, volatilities, prepayment speeds, loss severities, credit risks and default rates), and

    •
    Market corroborated inputs (derived principally from or corroborated by observable market data).

        Level 3—Valuations based significantly on unobservable inputs.

    •
    Valuations based on third party indications (broker quotes or counterparty quotes) which were, in turn, based significantly on unobservable inputs or were otherwise not supportable as Level 2 valuations.

    •
    Valuations based on internal models with significant unobservable inputs.

        These levels form a hierarchy. We follow this hierarchy for our financial instruments measured at fair value on a recurring basis. The classifications are based on the lowest level of input that is significant to the fair value measurement.

Investment in Marketable Securities

        We invest in marketable securities. At the time of purchase, we are required to designate a security as held-to-maturity, available-for-sale, or trading depending on ability and intent. We do not have any securities designated as held-to-maturity or trading at this time. Securities available-for-sale are reported at fair value pursuant to ASC 820-10, with the net unrealized gains or losses reported as a component of accumulated other comprehensive loss. Unrealized losses that are determined to be other-than-temporary are recognized in earnings. Included in accumulated other comprehensive loss at June 30, 2010 is approximately $4.8 million in net unrealized gains related to marketable securities (unaudited). We recorded a net unrealized gain of approximately $1.1 million in accumulated other comprehensive loss during the year ended December 31, 2009.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

        At June 30, 2010 (unaudited) and December 31, 2009, we held the following marketable securities (in thousands):

	June 30, 2010	December 31, 2009
	(unaudited)
Level 1—Equity marketable securities	$8,310	$—
Level 2—Bonds	64,683	58,785

Total marketable securities available-for-sale	$72,993	$58,785

Investment in Unconsolidated Joint Ventures

        We account for our investments in unconsolidated joint ventures under the equity method of accounting in cases where we exercise significant influence, but do not control these entities and are not considered to be the primary beneficiary. We consolidate those joint ventures which are VIEs and where we are considered to be the primary beneficiary, even though we do not control the entity. In all these joint ventures, the rights of the minority investor are both protective as well as participating. Unless we are determined to be the primary beneficiary, these rights preclude us from consolidating these investments. These investments are recorded initially at cost, as investments in unconsolidated joint ventures, and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. Any difference between the carrying amount of these investments on our balance sheet and the underlying equity in net assets is amortized as an adjustment to equity in net income (loss) of unconsolidated joint ventures over the lesser of the joint venture term or 10 years. Equity income (loss) from unconsolidated joint ventures is allocated based on our ownership interest in each joint venture. When a capital event (as defined in each joint venture agreement) such as a refinancing occurs, if return thresholds are met, future equity income will be allocated at our increased economic interest. We recognize incentive income from unconsolidated real estate joint ventures as income to the extent it is earned and not subject to a clawback feature. Distributions we receive from unconsolidated real estate joint ventures in excess of our basis in the investment are recorded as offsets to our investment balance if we remain liable for future obligations of the joint venture or may otherwise be committed to provide future additional financial support. None of the joint venture debt is recourse to us. See Note 6.

Restricted Cash

        Restricted cash primarily consists of security deposits held on behalf of our tenants, interest reserves, as well as capital improvement and real estate tax escrows required under certain loan agreements.

Deferred Lease Costs

        Deferred lease costs consist of fees and direct costs incurred to initiate and renew operating leases and are amortized on a straight-line basis over the related lease term. Certain of our employees provide leasing services to the wholly-owned properties. A portion of their compensation, approximating $2.1 million, $4.4 million, $2.1 million and $4.0 million for the three and six months

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

ended June 30, 2010 and 2009 (unaudited) and $7.9 million, $8.3 million and $7.0 million for the years ended December 31, 2009, 2008 and 2007, respectively, was capitalized and is amortized over an estimated average lease term of seven years.

Deferred Financing Costs

        Deferred financing costs represent commitment fees, legal and other third party costs associated with obtaining commitments for financing which result in a closing of such financing. These costs are amortized over the terms of the respective agreements. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions, which do not close, are expensed in the period in which it is determined that the financing will not close.

Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in deferred rents receivable on the accompanying balance sheets. We establish, on a current basis, an allowance for future potential tenant credit losses, which may occur against this account. The balance reflected on the balance sheet is net of such allowance.

        In addition to base rent, our tenants also generally will pay their pro rata share of increases in real estate taxes and operating expenses for the building over a base year. In some leases, in lieu of paying additional rent based upon increases in building operating expenses, the tenant will pay additional rent based upon increases in the wage rate paid to porters over the porters' wage rate in effect during a base year or increases in the consumer price index over the index value in effect during a base year. In addition, many of our leases contain fixed percentage increases over the base rent to cover escalations.

        Electricity is most often supplied by the landlord either on a sub-metered basis, or rent inclusion basis (i.e., a fixed fee is included in the rent for electricity, which amount may increase based upon increases in electricity rates or increases in electrical usage by the tenant). Base building services other than electricity (such as heat, air conditioning and freight elevator service during business hours, and base building cleaning) typically are provided at no additional cost, with the tenant paying additional rent only for services which exceed base building services or for services which are provided outside normal business hours.

        These escalations are based on actual expenses incurred in the prior calendar year. If the expenses in the current year are different from those in the prior year, then during the current year, the escalations will be adjusted to reflect the actual expenses for the current year.

        We record a gain on sale of real estate when title is conveyed to the buyer, subject to the buyer's financial commitment being sufficient to provide economic substance to the sale and we have no substantial economic involvement with the buyer.

        Interest income on structured finance investments is recognized over the life of the investment using the effective interest method and recognized on the accrual basis. Fees received in connection with loan commitments are deferred until the loan is funded and are then recognized over the term of

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

the loan as an adjustment to yield. Anticipated exit fees, whose collection is expected, are also recognized over the term of the loan as an adjustment to yield. Fees on commitments that expire unused are recognized at expiration.

        Income recognition is generally suspended for structured finance investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

        Asset management fees are recognized on a straight-line basis over the term of the asset management agreement.

Allowance for Doubtful Accounts

        We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. If the financial condition of a specific tenant were to deteriorate, resulting in an impairment of its ability to make payments, additional allowances may be required.

Reserve for Possible Credit Losses

        The expense for possible credit losses in connection with structured finance investments is the charge to earnings to increase the allowance for possible credit losses to the level that we estimate to be adequate, based on Level 3 data, considering delinquencies, loss experience and collateral quality. Other factors considered relate to geographic trends and product diversification, the size of the portfolio and current economic conditions. Based upon these factors, we establish the provision for possible credit losses by loan. When it is probable that we will be unable to collect all amounts contractually due, the investment is considered impaired.

        Where impairment is indicated, a valuation allowance is measured based upon the excess of the recorded investment amount over the net fair value of the collateral. Any deficiency between the carrying amount of an asset and the calculated value of the collateral is charged to expense. We recorded approximately $4.0 million, $10.0 million, $5.0 million and $5.0 million in loan loss reserves and charge offs during the three and six months ended June 30, 2010 and 2009 (unaudited) and $38.4 million and $45.8 million in loan loss reserves and charge offs during the year ended December 31, 2009 and 2008, respectively, on investments being held to maturity.

        Structured finance investments held for sale are carried at the lower of cost or fair market value using available market information obtained through consultation with dealers or other originators of such investments as well as discounted cash flow models based on Level 3 data pursuant to ASC 820-10. As circumstances change, management may conclude not to sell an investment designated as held for sale. In such situations, the loan will be reclassified at its net carrying value to structured finance investments held to maturity. During the quarter ended September 30, 2009, we reclassified loans with a net carrying value of approximately $56.7 million from held for sale to held to maturity. For these reclassified loans, the difference between the current carrying value and the expected cash to be collected at maturity will be accreted into income over the remaining term of the loan. As of December 31, 2009, one loan with a net carrying value of approximately $1.0 million had been

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

designated as held for sale. We recorded a mark-to-market adjustment of approximately $1.0 million, $1.0 million, $40.6 million and $102.6 million during the three and six months ended June 30, 2010 and 2009, respectively, (unaudited) and $69.1 million during the year ended December 31, 2009, respectively, against our held for sale investment.

Rent Expense

        Rent expense is recognized on a straight-line basis over the initial term of the lease. The excess of the rent expense recognized over the amounts contractually due pursuant to the underlying lease is included in the deferred land lease payable in the accompanying balance sheets.

Income Taxes

        The Operating Partnership is a partnership and, as a result, all income and losses of the partnership are allocated to the partners for inclusion in their respective income tax returns. The only provision for income taxes in the accompanying consolidated financial statements relates to the Operating Partnership's consolidated taxable REIT subsidiaries. We may also be subject to certain state, local and franchise taxes.

        Pursuant to amendments to the Code that became effective January 1, 2001, SL Green has elected, and may in the future, elect to treat certain of its existing or newly created corporate subsidiaries as taxable REIT subsidiaries, or TRS. In general, a TRS of SL Green may perform non-customary services for our tenants, hold assets that SL Green cannot hold directly and generally may engage in any real estate or non-real estate related business. Our TRS's generate income, resulting in Federal income tax liability for these entities. Our TRS's recorded approximately $1.3 million and $2.1 million for the six months ended June 30, 2010 and 2009 (unaudited) and $1.0 million, $(2.0) million and $4.2 million in Federal, state and local tax (benefit)/expense in 2009, 2008 and 2007, respectively. We made estimated payments of approximately $0.3 million and $0.4 million the six months ended June 30, 2010 and 2009 (unaudited) and $0.8 million, $0.9 million and $1.6 million during the years ended December 31, 2009, 2008 and 2007, respectively.

        We follow a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. The use of a valuation allowance as a substitute for derecognition of tax positions is prohibited.

Stock-Based Employee Compensation Plans

        SL Green has a stock-based employee compensation plan, described more fully in Note 14.

        The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because SL Green's plan has characteristics significantly different from those of traded

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

options and because changes in the subjective input assumptions can materially affect the fair value estimate, in our opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

        Compensation cost for stock options, if any, is recognized ratably over the vesting period of the award. SL Green's policy is to grant options with an exercise price equal to the quoted closing market price of SL Green's stock on the grant date. Awards of stock or restricted stock are expensed as compensation over the benefit period based on the fair value of the stock on the grant date.

        The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model based on historical information with the following weighted average assumptions for grants in 2010, 2009, 2008 and 2007.

	2010	2009	2008	2007
	(unaudited)
Dividend yield	2.00%	2.15%	2.99%	2.10%
Expected life of option	5.9 years	5 years	5 years	5 years
Risk-free interest rate	2.84%	2.17%	3.24%	4.63%
Expected stock price volatility	50.47%	53.08%	25.47%	21.61%

Derivative Instruments

        In the normal course of business, we use a variety of derivative instruments to manage, or hedge, interest rate risk. We require that hedging derivative instruments are effective in reducing the interest rate risk exposure that they are designated to hedge. This effectiveness is essential for qualifying for hedge accounting. Some derivative instruments are associated with an anticipated transaction. In those cases, hedge effectiveness criteria also require that it be probable that the underlying transaction occurs.

        Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract.

        To determine the fair values of derivative instruments, we use a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For the majority of financial instruments including most derivatives, long-term investments and long-term debt, standard market conventions and techniques such as discounted cash flow analysis, option pricing models, replacement cost, and termination cost are used to determine fair value. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

        In the normal course of business, we are exposed to the effect of interest rate changes and limit these risks by following established risk management policies and procedures including the use of derivatives. To address exposure to interest rates, derivatives are used primarily to fix the rate on debt based on floating-rate indices and manage the cost of borrowing obligations.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

        We use a variety of commonly used derivative products that are considered plain vanilla derivatives. These derivatives typically include interest rate swaps, caps, collars and floors. We expressly prohibit the use of unconventional derivative instruments and using derivative instruments for trading or speculative purposes. Further, we have a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.

        We may employ swaps, forwards or purchased options to hedge qualifying forecasted transactions. Gains and losses related to these transactions are deferred and recognized in net income as interest expense in the same period or periods that the underlying transaction occurs, expires or is otherwise terminated.

        Hedges that are reported at fair value and presented on the balance sheet could be characterized as cash flow hedges or fair value hedges. Interest rate caps and collars are examples of cash flow hedges. Cash flow hedges address the risk associated with future cash flows of debt transactions. All hedges held by us are deemed to be fully effective in meeting the hedging objectives established by our corporate policy governing interest rate risk management and as such no net gains or losses were reported in earnings. The changes in fair value of hedge instruments are reflected in accumulated other comprehensive income. For derivative instruments not designated as hedging instruments, the gain or loss, resulting from the change in the estimated fair value of the derivative instruments, is recognized in current earnings during the period of change.

Earnings Per Unit

        We present both basic and diluted earnings per unit, or EPU. Basic EPU excludes dilution and is computed by dividing net income available to common unitholders by the weighted average number of common units outstanding during the period. Diluted EPU reflects the potential dilution that could occur if securities or other contracts to issue common units were exercised or converted into common units, where such exercise or conversion would result in a lower EPU amount.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentrations of Credit Risk

        Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash investments, structured finance investments and accounts receivable. We place our cash investments in excess of insured amounts with high quality financial institutions. The collateral securing our structured finance investments is primarily located in the New York Metro area. See Note 5. We perform ongoing credit evaluations of our tenants and require certain tenants to provide security deposits or letters of credit. Though these security deposits and letters of credit are insufficient to meet the total value of a tenant's lease obligation, they are a measure of good faith and a source of funds to offset the economic costs associated with lost rent and the costs associated with re-tenanting the space. Although the properties in our real estate portfolio are primarily located in Manhattan, we also have

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

properties in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey. The tenants located in these buildings operate in various industries. Other than one tenant who accounts for approximately 8.3% of our annualized rent, no other tenant in our portfolio accounts for more than 6.2% of our annualized rent, including our share of joint venture annualized rent at June 30, 2010 (unaudited). Approximately 6%, 6%, 7% and 6% of our annualized rent, including our share of joint venture annualized rent, was attributable to 1515 Broadway, 420 Lexington Avenue, 1185 Avenue of the Americas and One Madison Avenue, respectively, for the quarter ended June 30, 2010 (unaudited). Other than one tenant who accounts for approximately 8.2% of our share of annualized rent, no single tenant in our portfolio accounted for more than 5.8% of our annualized rent, including our share of joint venture annualized rent, at December 31, 2009. Approximately 10%, 9%, 8%, 8%, 6% and 6% of our annualized rent for consolidated properties was attributable to 919 Third Avenue, 1185 Avenue of the Americas, One Madison Avenue, 420 Lexington Avenue, 220 East 42nd Street and 485 Lexington Avenue, respectively, for the year ended December 31, 2009. Approximately 10%, 8%, 7%, 8%, and 6% of our annualized rent for consolidated properties was attributable to 919 Third Avenue, 1185 Avenue of the Americas, One Madison Avenue, 420 Lexington Avenue and 485 Lexington Avenue, respectively, for the year ended December 31, 2008. Approximately 9%, 7%, 7%, 7% and 6% of our annualized rent for consolidated properties was attributable to 919 Third Avenue, 1185 Avenue of the Americas, One Madison Avenue, 420 Lexington Avenue and 485 Lexington Avenue, respectively, for the year ended December 31, 2007. Two investments accounted for more than 10.0% of the revenue earned on structured finance investments at both June 30, 2010 (unaudited) and December 31, 2009. As of December 31, 2009, approximately 75.2% of our workforce which services substantially all of our properties was covered by three collective bargaining agreements.

Reclassification

        Certain prior year balances have been reclassified to conform with the current year presentation primarily in order to eliminate discontinued operations from income from continuing operations as well as apply the revised interpretation of accounting for convertible debt investments (see below) and the presentation of noncontrolling interests.

Accounting Standards Updates

        In December 2007, the FASB amended the accounting for acquisitions specifically eliminating the step acquisition model, changing the recognition of contingent consideration from being recognized when it is probable to being recognized at the time of acquisition, disallowing the capitalization of transaction costs and delays when restructurings related to acquisitions can be recognized. The standard is effective for fiscal years beginning after December 15, 2008 and will only impact the accounting for acquisitions we make after our adoption of this standard. We adopted this standard on January 1, 2009.

        In May 2008, the FASB clarified its guidance on accounting for convertible debt instruments that may be settled in cash upon conversion. The issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion is required to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's nonconvertible debt borrowing rate. The resulting debt discount will be amortized over the period during which the debt is expected to be outstanding (i.e., through the first optional redemption date) as additional non-cash interest expense. This amount (before netting) will increase in subsequent reporting

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

periods through the first optional redemption date as the debt accretes to its par value over the same period. This amendment is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption was not permitted. Upon adoption, companies are required to retrospectively apply the requirements of the pronouncement to all periods presented. We adopted this guidance on January 1, 2009. It did not have any effect on our consolidated financial statements.

        The FASB provided guidance to address whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share, or EPS, under the two-class method. We adopted this guidance on January 1, 2009. It did not have any effect on our consolidated financial statements.

        In April 2009, the FASB updated its disclosure requirements to require disclosure about fair value of financial instruments in interim financial statements. This revision was effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. We included the disclosures required under this standard in Note 17.

        In April 2009, the FASB provided additional guidance on estimating fair value when the volume and level of transaction activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability. This update also provides additional guidance on circumstances that may indicate that a transaction is not orderly. Additional disclosures about fair value measurements in annual and interim reporting periods are also required. This guidance was effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this guidance did not have a material impact on our financial statements.

        In March 2008, the FASB issued guidance which requires entities to provide greater transparency about (a) how and why and entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted, and (c) how derivative instruments and related hedged items affect an entity's financial position, results of operations, and cash flows. This guidance was effective on January 1, 2009. The adoption of this guidance did not have a material impact on our consolidated financial statements.

        In June 2009, the FASB issued guidance on accounting for transfers of financial assets. This guidance amends various components of the existing guidance governing sale accounting, including the recognition of assets obtained and liabilities assumed as a result of a transfer, and considerations of effective control by a transferor over transferred assets. In addition, this guidance removes the exemption for qualifying special purpose entities from the consolidation guidance. This guidance became effective January 1, 2010, with early adoption prohibited. Adoption of this guidance on January 1, 2010 did not have a material impact on our consolidated financial statements.

        In June 2009, the FASB amended the guidance for determining whether an entity is a variable interest entity, or VIE, and requires the performance of a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE. Under this guidance, an entity would be required to consolidate a VIE if it has (i) the power to direct the activities that most significantly impact the entity's economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. This guidance is effective for the first annual reporting period that begins after November 15, 2009, with early adoption prohibited.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

2. Significant Accounting Policies (Continued)

Adoption of this guidance on January 1, 2010 did not have a material impact on our consolidated financial statements.

        In July 2010, the FASB issued updated guidance on disclosures about the credit quality of financing receivables and the allowance for credit losses which will require a greater level of information disclosed about the credit quality of loans and allowance for loan losses, as well as additional information related to credit quality indicators, past due information, and information related to loans modified in trouble debt restructuring. This guidance is effective for the fourth quarter of 2010 and it only amends existing disclosure requirements.

        In March 2010, the FASB issued updated guidance on embedded credit derivatives for contracts containing an embedded credit derivative feature related to the transfer of credit risk that is not solely in the form of subordination. This guidance is effective for the third quarter of 2010, though early adoption is permitted. We do not expect the adoption of this guidance to have a material effect on our consolidated financial statements.

        In January 2010, the FASB issued updated guidance on fair value measurements and disclosures, which requires disclosure of details of significant asset or liability transfers in and out of Level 1 and Level 2 measurements within the fair value hierarchy and inclusion of gross purchases, sales, issuances, and settlements in the rollforward of assets and liabilities valued using Level 3 inputs within the fair value hierarchy. The guidance also clarifies and expands existing disclosure requirements related to the disaggregation of fair value disclosures and inputs used in arriving at fair values for assets and liabilities using Level 2 and Level 3 inputs within the fair value hierarchy. These disclosure requirements were effective for interim and annual reporting periods beginning after December 15, 2009. The gross presentation of the Level 3 rollforward is required for interim and annual reporting periods beginning after December 15, 2010.

3. Property Acquisitions

2010 Acquisitions (Unaudited)

        In January 2010, we became the sole owner of 100 Church Street, a 1.05 million square-foot office tower located in downtown Manhattan, following the successful foreclosure of the senior mezzanine loan at the property. Our initial investment totaled $40.9 million which was comprised of a 50% interest in the senior mezzanine loan and two other mezzanine loans at 100 Church Street, which we acquired from Gramercy Capital Corp. (NYSE: GKK), or Gramercy, in the summer of 2007. At closing of the foreclosure, we funded an additional $15.0 million of capital into the project as part of our agreement with Wachovia Bank, N.A. to extend and restructure the existing financing. The restructured $139.7 million mortgage carries an interest rate of 350 basis points over the 30-day LIBOR. The mortgage matures in January 2013 and has a one-year extension option. Gramercy declined to fund its share of this capital and instead entered into a transaction whereby it transferred its interests in the investment to us at closing, subject to certain future contingent payments to Gramercy.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

3. Property Acquisitions (Continued)

        The following summarizes our allocation of the purchase price of the assets acquired and liabilities assumed upon the completion of the foreclosure of 100 Church Street (in thousands):

Land	$32,494
Building	86,806
Acquired above-market leases	118
Acquired in-place leases	17,380
Restricted cash	53,735

Assets acquired	190,533

Mortgage note payable	139,672
Acquired below-market leases	8,025
Other liabilities, net of other assets	1,674

Liabilities assumed	149,371

Net assets	$41,162

2009 Acquisitions

        During 2009, we acquired the sub-leasehold positions at 420 Lexington Avenue for an aggregate purchase price of approximately $15.9 million.

2008 Acquisitions

        In February 2008, we, through our joint venture with Jeff Sutton, acquired the properties located at 182 Broadway and 63 Nassau Street for approximately $30.0 million in the aggregate. These properties are located adjacent to 180 Broadway which we acquired in August 2007. As part of the acquisition we also closed on a $31.0 million loan which bears interest at 225 basis points over the 30-day LIBOR. The loan has a three-year term and two one-year extensions. We drew down $21.1 million at the closing to pay the balance of the acquisition costs.

        During the second quarter of 2008, we, through a joint venture with NYSTERS, acquired various interests in the fee positions at 919 Third Avenue for approximately $32.8 million. As a result, our joint venture controls the entire fee position.

2007 Acquisitions

        In January 2007, we acquired Reckson for approximately $6.0 billion, inclusive of transaction costs. Simultaneously, we sold approximately $2.0 billion of the Reckson assets to an asset purchasing venture led by certain of Reckson's former executive management. The transaction included the acquisition of 30 properties encompassing approximately 9.2 million square feet, of which five properties encompassing approximately 4.2 million square feet are located in Manhattan.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

3. Property Acquisitions (Continued)

        The following summarizes our allocation of the purchase price to the assets and liabilities acquired from Reckson (in thousands):

Land	$766,727
Building	3,724,962
Investment in joint venture	65,500
Structured finance investments	136,646
Acquired above-market leases	24,661
Other assets, net of other liabilities	30,473
Acquired in-place leases	175,686

Assets acquired	4,924,655

Acquired below-market leases	422,177
Minority interest	401,108

Liabilities acquired	823,285

Net assets acquired	$4,101,370

        In January 2007, we acquired 300 Main Street in Stamford, Connecticut and 399 Knollwood Road in White Plains, New York for approximately $46.6 million, from affiliates of RPW Group. These commercial office buildings encompass 275,000 square feet, inclusive of 50,000 square feet of garage parking at 300 Main Street.

        In April 2007, we completed the acquisition of 331 Madison Avenue and 48 East 43rd Street for a total of $73.0 million. Both 331 Madison Avenue and 48 East 43rd Street are located adjacent to 317 Madison Avenue, a property that we acquired in 2001. 331 Madison Avenue is an approximately 92,000-square foot, 14-story office building. The 22,850-square-foot 48 East 43rd Street property is a seven-story loft building that was later converted to office use.

        In April 2007, we acquired the fee interest in 333 West 34th Street for approximately $183.0 million from Citigroup Global Markets Inc. The property encompasses approximately 345,000 square feet. At closing, Citigroup entered into a full building triple net lease through August 2009.

        In June 2007, we, through a joint venture, acquired the second and third floors in the office tower at 717 Fifth Avenue for approximately $16.9 million.

        In June 2007, we acquired 1010 Washington Avenue, CT, a 143,400 square foot office tower. The fee interest was purchased for approximately $38.0 million.

        In June 2007, we acquired an office property located at 500 West Putnam Avenue in Greenwich, Connecticut. The Greenwich property, a four-story, 121,500-square-foot office building, was purchased for approximately $56.0 million.

        In August 2007, we acquired Gramercy's, 45% equity interest in the joint venture that owns the 1,176,000 square foot office building located at One Madison Avenue, or One Madison, for approximately $147.2 million and the assumption of their proportionate share of the debt encumbering the property of approximately $305.3 million. We previously acquired our 55% interest in the property in April 2005.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

3. Property Acquisitions (Continued)

        In August 2007, we, through a joint venture with Jeff Sutton, acquired the fee interest in a building at 180 Broadway for an aggregate purchase price of $13.7 million, excluding closing costs. The building comprises approximately 24,307 square feet. We own approximately 50% of the equity in the joint venture. We loaned approximately $6.8 million to Jeff Sutton to fund a portion of his equity. This loan is secured by a pledge of Jeff Sutton's partnership interest in the joint venture. As we have been designated as the primary beneficiary of the joint venture we have consolidated the accounts of the joint venture.

4. Property Dispositions and Assets Held for Sale

        In January 2009, we, along with our joint venture partner, Gramercy, sold 100% of our interests in 55 Corporate Drive, NJ for $230.0 million. The property is approximately 670,000 square feet. We recognized a gain of approximately $4.6 million in connection with the sale of our 50% interest in the joint venture, which is net of a $2.0 million employee compensation award, accrued in connection with the realization of this investment gain as a bonus to certain employees that were instrumental in realizing the gain on this sale.

        In August 2009, we sold the property located at 399 Knollwood Road, Westchester, for $20.7 million. The property is approximately 145,000 square feet and is encumbered by an $18.5 million mortgage. We recognized a loss on the sale of approximately $11.4 million.

        In January 2008, we sold the fee interest in 440 Ninth Avenue for approximately $160.0 million, excluding closing costs. The property is approximately 339,000 square feet. We recognized a gain on sale of approximately $106.0 million.

        In August 2008, we sold 80% of our interest in the joint venture that owns 1551/1555 Broadway to Jeff Sutton for approximately $17.0 million and the right to future asset management, leasing and construction fees. We recognized a gain on sale of approximately $9.5 million. As a result of this transaction, we deconsolidated this investment and account for it under the equity method of accounting. See Note 6.

        In October 2008, we sold 100/120 White Plains Road, Westchester for $48.0 million, which approximated our book basis in these properties. Our share of the net sales proceeds was approximately $24.0 million.

        In February 2007, we sold the fee interests in 70 West 36th Street for approximately $61.5 million, excluding closing costs. The property is approximately 151,000 square feet. We recognized a gain on sale of approximately $47.2 million.

        In June 2007, we sold our office condominium interest in floors six through eighteen at 110 East 42nd Street for approximately $111.5 million, excluding closing costs. The property encompasses approximately 181,000 square feet. The sale does not include approximately 112,000 square feet of developable air rights, which we retained along with the ability to transfer these rights off-site. We recognized a gain on sale of approximately $84.0 million, which is net of a $1.0 million employee compensation award accrued in connection with the realization of this investment gain as a bonus to certain employees that were instrumental in realizing the gain on this sale.

        In June 2007, we sold our condominium interests in 125 Broad Street for approximately $273.0 million, excluding closing costs. The property is approximately 525,000 square feet. We

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

4. Property Dispositions and Assets Held for Sale (Continued)

recognized a gain on sale of approximately $167.9 million, which is net of a $1.5 million employee compensation award accrued in connection with the realization of this investment gain as a bonus to certain employees that were instrumental in realizing the gain on this sale.

        In July 2007, we sold our property located at 292 Madison Avenue for approximately $140.0 million, excluding closing costs. The property encompasses approximately 187,000 square feet. The sale generated a gain of approximately $99.8 million, of which $15.7 million was deferred as a result of financing provided to the buyer by Gramercy, which is net of a $1.0 million employee compensation award accrued in connection with the realization of this investment gain as a bonus to certain employees that were instrumental in realizing the gain on this sale.

        In July 2007, we sold an 85% interest in 1372 Broadway, New York, to Wachovia Corporation (NYSE:WB), for approximately $284.8 million. This sale generated a gain of $254.4 million, which is net of a $1.5 million employee compensation award accrued in connection with the realization of this investment gain as a bonus to certain employees that were instrumental in realizing the gain on this sale. We retained a 15% interest in the property. We had the ability to earn incentive fees based on the financial performance of the property. We were accounting for this property as a profit sharing arrangement. We deferred recognition of the gain on sale due to our continuing involvement with the property and because we had an option to reacquire the property under certain limited circumstances. As the property was unencumbered at the time of sale, no debt was recorded on our books. The co-venture expense was included in operating expenses in the Consolidated Statements of Income. The equity contributed by our partner was included in Deferred Revenue on our Consolidated Balance Sheets. In July 2007, the joint venture that now owned 1372 Broadway closed on a $235.2 million, five-year, floating rate mortgage. The mortgage carried an interest rate of 125 basis points over the 30-day LIBOR. This mortgage was recorded off-balance sheet. The joint venture sold the property in October 2008. As a result of the sale, we recognized a gain on sale of approximately $238.6 million, which is net of a $3.5 million employee compensation award accrued in connection with the realization of this investment gain as a bonus to certain employees that were instrumental in realizing the gain on this sale.

        In November 2007, we sold our property located at 470 Park Avenue South for approximately $157.0 million. The property encompasses approximately 260,000 square feet. The sale generated a gain, net of noncontrolling interest, of approximately $114.7 million.

        Discontinued operations included the results of operations of real estate assets under contract or sold prior to December 31, 2009. This included 125 Broad Street and 110 East 42nd Street sold in June 2007, 292 Madison Avenue, which was sold in July 2007, 470 Park Avenue South, which was sold in November 2007, 440 Ninth Avenue, which was sold in January 2008, 100/120 White Plains Road and 1372 Broadway, which were sold in October 2008, 55 Corporate Drive, NJ, which was sold in January 2009, the membership interests in GKK Manager LLC which were sold in April 2009 (see Note 6) and 399 Knollwood, CT which was sold in August 2009.

        The following table summarizes income from discontinued operations (net of noncontrolling interest in other partnerships) and the related realized gain (loss) on sale of discontinued operations for the three and six months ended June 30, 2009 (unaudited) and the years ended December 31, 2009, 2008 and 2007 (in thousands). No assets were considered as held for sale during the six months ended June 30, 2010.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

4. Property Dispositions and Assets Held for Sale (Continued)

	Three Months Ended June 30,	Six Months Ended June 30,	Year Ended December 31,
	2009	2009	2009	2008	2007
	(unaudited)	(unaudited)
Revenues
Rental revenue	$818	$2,240	$2,905	$31,108	$67,317
Escalation and reimbursement revenues	147	269	316	4,239	12,378
Other income	1,632	6,517	6,517	24,632	32,579

Total revenues	2,597	9,026	9,738	59,979	112,274

Operating expense	378	789	1,010	7,404	20,077
Real estate taxes	232	430	580	5,168	11,344
Interest expense, net of interest income	270	867	1,071	17,946	17,040
Depreciation and amortization	298	631	708	6,491	13,919
Marketing, general and administrative	2,124	7,299	7,299	15,076	13,916

Total expenses	3,302	10,016	10,668	52,085	76,296

Income (loss) from discontinued operations	(705)	(990)	(930)	7,894	35,978
(Loss) gain on disposition of discontinued operations	—	6,572	(6,841)	348,573	501,812
Noncontrolling interest in other partnerships		—	—	(3,828)	(6,722)

Net income (loss) from discontinued operations	$(705)	$5,582	$(7,771)	$352,639	$531,068

5. Structured Finance Investments

        During the six months ended June 30, 2010 (unaudited) and the years ended December 31, 2009 and 2008, our structured finance and preferred equity investments, including investments classified as held-for-sale, (net of discounts) increased approximately $181.2 million (unaudited), $254.3 million and $238.5 million, respectively, due to originations, purchases and accretion of discounts. There were approximately $99.4 million (unaudited), $216.5 million and $295.9 million in repayments, participations, sales and loan loss reserves recorded during those periods, respectively, which offset the increases in structured finance investments.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

5. Structured Finance Investments (Continued)

        As of June 30, 2010 (unaudited), December 31, 2009 and 2008, we held the following structured finance investments, excluding preferred equity investments, with an aggregate weighted average current yield of approximately 7.9% (in thousands):

Loan Type	Gross Investment	Senior Financing	2010 Principal Outstanding	2009 Principal Outstanding	2008 Principal Outstanding	Initial Maturity Date
	(unaudited)	(unaudited)	(unaudited)
Other Loan(1)	$3,500	$15,000	$3,500	$3,500	3,500	September 2021
Mezzanine Loan(17)	—	—	—	—	95,626	—
Mezzanine Loan(1)	60,000	205,000	58,646	58,760	58,349	February 2016
Mortgage/Mezzanine Loan(1)	50,000	174,840	46,363	25,000	25,000	May 2016
Mezzanine Loan(1)	35,000	165,000	39,628	39,125	38,332	October 2016
Mezzanine Loan(1)(3)(9)(10)(11)	75,000	4,264,940	70,092	70,092	70,092	December 2016
Other Loan(1)(5)(9)(11)	5,000	—	5,350	5,350	5,350	May 2011
Whole Loan(2)(3)(9)	9,815	—	9,275	9,636	10,126	December 2010
Mezzanine Loan(1)(2)(4)(9)(11)	25,000	312,676	27,422	26,605	27,742	January 2013
Mezzanine Loan(1)	16,000	90,000	15,697	15,697	15,670	August 2017
Mezzanine Loan(3)(13)	—	—	—	40,938	40,171	—
Other Loan(1)	1,000	—	1,000	1,000	1,000	December 2010
Other loan	—	—	—	—	500	—
Junior Participation(1)(6)(9)(11)	14,189	—	9,938	9,938	9,938	April 2008
Mezzanine Loan(1)(11)(12)	67,000	1,139,000	84,636	84,636	75,856	March 2017
Mezzanine Loan(14)	23,145	—	—	35,908	24,961	July 2010
Mezzanine Loan	—	—	—	—	46,372	—
Mezzanine Loan(3)(9)(11)	22,644	7,099,849	—	—	23,847	—
Junior Participation(1)(9)	11,000	53,000	11,000	11,000	11,000	November 2011
Junior Participation(7)(9)	12,000	61,250	10,875	10,875	10,875	June 2012
Junior Participation(9)(11)(18)	9,948	48,198	5,866	5,866	5,866	December 2010
Junior Participation(8)(9)	50,000	2,214,727	47,540	47,691	48,709	April 2011
Mortgage/ Mezzanine Loan(2)(16)	146,164	285,000	137,223	104,431	92,325	July 2012
Whole Loan(1)(3)	9,375	—	9,913	9,902	9,324	February 2015
Junior Participation	35,041	210,000	39,834	30,548	—	January 2012
Mortgage/mezzanine loan(15)	185,160	—	191,406	167,717	—	September 2010
Whole loan(1)	10,859	—	10,956	—	—	November 2013
Junior Participation	8,058	70,800	8,565	—	—	October 2010
Mezzanine Loan(1)	60,000	755,000	60,000	—	—	June 2016
Loan loss reserve(9)	—	—	(106,851)	(101,866)	(74,666)	—

	$944,898	$17,164,280	$797,874	$712,349	$675,865

(1)
This is a fixed rate loan.
(2)
The difference between the pay and accrual rates is included as an addition to the principal balance outstanding.
(3)
Gramercy holds a pari passu interest in this asset.
(4)
This loan had been in default since December 2007. We reached an agreement with the borrower to, amongst other things, extend the maturity date to January 2013.
(5)
The original loan which was scheduled to mature in February 2010 was replaced with two loans which mature in May 2011. The total principal balance remained unchanged. Approximately $10.4 million was redeemed in October 2008.
(6)
This loan is in default. The lender has begun foreclosure proceedings. Another participant holds a $12.2 million pari-pasu interest in this loan.
(7)
This loan was extended for two years to June 2012.
(8)
Gramercy is the borrower under this loan. This loan consists of mortgage and mezzanine financing.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

5. Structured Finance Investments (Continued)

(9)
This represents specifically allocated loan loss reserves. Our reserves reflect management's judgment of the probability and severity of losses based on Level 3 data. We cannot be certain that our judgment will prove to be correct and that reserves will be adequate over time to protect against potential future losses. This includes a $1.0 million and $69.1 million mark-to-market adjustment against our held for sale investment during the three months ended June 30, 2010 and the year ended December 31, 2009, respectively.
(10)
This investment was classified as held for sale at June 30, 2010 and December 31, 2009.
(11)
This loan is on non-accrual status.
(12)
Interest is added to the principal balance for this accrual only loan.
(13)
This loan was in default as it was not repaid upon maturity. We were designated as special servicer for this loan and took over management and leasing of the property under a forbearance agreement in August 2009. We foreclosed on this property in January 2010.
(14)
We acquired Gramercy's interest in this investment in July 2009 for approximately $16.0 million.
(15)
The outstanding principal balance on the first mortgage was $177.4 million at June 30, 2010 (unaudited). We have a commitment to fund up to an additional $70.1 million as of June 30, 2010 (unaudited).
(16)
Gramercy holds a pari passu interest in the mezzanine loan.
(17)
This loan was sold in June 2009, resulting in a realized loss of approximately $38.4 million. This realized loss is included in loan loss reserves.
(18)
This loan was classified as held for sale at June 30, 2009, but as held-to-maturity at December 31, 2009.

Preferred Equity Investments

        As of June 30, 2010 (unaudited), December 31, 2009 and 2008 we held the following preferred equity investments (in thousands) with an aggregate weighted average current yield of approximately 9.1% (in thousands):

Type	Gross Investment	Senior Financing	2010 Amount Outstanding	2009 Amount Outstanding	2008 Amount Outstanding	Initial Mandatory Redemption
	(unaudited)	(unaudited)	(unaudited)
Preferred equity(1)(3)(5)	$15,000	$2,350,000	$15,000	$15,000	$15,000	February 2015
Preferred equity(1)(2)(6)(7)	51,000	208,181	44,047	41,791	51,000	February 2014
Preferred equity(3)(5)	34,120	88,000	31,178	31,178	30,268	March 2010
Preferred equity(4)	44,733	984,708	46,372	46,372	—	August 2012
Loan loss reserve(3)	—	—	(67,078)	(61,078)	(24,250)	—

	$144,853	$3,630,889	$69,519	$73,263	$72,018

(1)
This is a fixed rate investment.
(2)
Gramercy holds a mezzanine loan on the underlying asset.
(3)
This represents specifically allocated loan loss reserves. Our reserves reflect management's judgment of the probability and severity of losses based on Level 3 data. We cannot be certain that our judgment will prove to be correct and that reserves will be adequate over time to protect against potential future losses.
(4)
This loan was converted from a mezzanine loan to preferred equity in July 2009.
(5)
This investment is on non-accrual status.
(6)
The difference between the pay and accrual rates is included as an addition to the principal balance outstanding.
(7)
This investment was classified as held for sale at June 30, 2009, but as held-to-maturity at December 31, 2009. The reserve previously taken against this loan is being accreted up to the face amount through the maturity date.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

5. Structured Finance Investments (Continued)

        The following table is a rollforward of our total loan loss reserves for the six months ended June 30, 2010 (unaudited) and the years ended December 31, 2009 and 2008 (in thousands):

	2010	2009	2008
	(unaudited)
Balance at beginning of period	$93,844	$98,916	$—
Expensed	10,985	145,855	101,166
Charge-offs	(992)	(150,927)	(2,250)

Balance at end of period	$103,837	$93,844	$98,916

        At June 30, 2010 (unaudited), December 31, 2009 and 2008 all structured finance investments, other than as noted above, were performing in accordance with the terms of the loan agreements.

6. Investment in Unconsolidated Joint Ventures

        We have investments in several real estate joint ventures with various partners, including The Rockefeller Group International Inc., or RGII, The City Investment Fund, or CIF, SITQ Immobilier, a subsidiary of Caisse de depot et placement du Quebec, or SITQ, Canada Pension Plan Investment Board, or CPPIB, a fund managed by JP Morgan Investment Management, or JP Morgan, Prudential Real Estate Investors, or Prudential, Onyx Equities, or Onyx, The Witkoff Group, or Witkoff, Credit Suisse Securities (USA) LLC, or Credit Suisse, Jeff Sutton, or Sutton, and Gramercy, as well as private investors. As we do not control these joint ventures, we account for them under the equity method of accounting.

        We assess the accounting treatment for each joint venture on a stand-alone basis. This includes a review of each joint venture or partnership LLC agreement to determine which party has what rights and whether those rights are protective or participating. In situations where our partner approves the annual budget, receives a detailed monthly reporting package from us, meets with us on a quarterly basis to review the results of the joint venture, reviews and approves the joint venture's tax return before filing, and approves all leases that cover more than a nominal amount of space relative to the total rentable space at each property we do not consolidate the joint venture as we consider these to be substantive participation rights. Our joint venture agreements also contain certain protective rights such as the requirement of partner approval to sell, finance or refinance the property and the payment of capital expenditures and operating expenditures outside of the approved budget or operating plan.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

6. Investment in Unconsolidated Joint Ventures (Continued)

        The table below provides general information on each joint venture as of June 30, 2010 (unaudited) and December 31, 2009 (in thousands):

Property	Partner	Ownership Interest	Economic Interest	Square Feet	Acquired	Acquisition Price(1)
1221 Avenue of the Americas(2)	RGII	45.00%	45.00%	2,550	12/03	$1,000,000
1515 Broadway(3)	SITQ	55.00%	68.45%	1,750	05/02	$483,500
100 Park Avenue	Prudential	49.90%	49.90%	834	02/00	$95,800
379 West Broadway	Sutton	45.00%	45.00%	62	12/05	$19,750
21 West 34th Street(4)	Sutton	50.00%	50.00%	30	07/05	$22,400
800 Third Avenue(5)	Private Investors	42.95%	42.95%	526	12/06	$285,000
521 Fifth Avenue	CIF	50.10%	50.10%	460	12/06	$240,000
One Court Square	JP Morgan	30.00%	30.00%	1,402	01/07	$533,500
1604-1610 Broadway(6)	Onyx/Sutton	45.00%	63.00%	30	11/05	$4,400
1745 Broadway(7)	Witkoff/SITQ/Lehman Bros.	32.26%	32.26%	674	04/07	$520,000
1 and 2 Jericho Plaza	Onyx/Credit Suisse	20.26%	20.26%	640	04/07	$210,000
2 Herald Square(8)	Gramercy	55.00%	55.00%	354	04/07	$225,000
885 Third Avenue(9)	Gramercy	55.00%	55.00%	607	07/07	$317,000
16 Court Street	CIF	35.00%	35.00%	318	07/07	$107,500
The Meadows(10)	Onyx	50.00%	50.00%	582	09/07	$111,500
388 and 390 Greenwich Street(11)	SITQ	50.60%	50.60%	2,600	12/07	$1,575,000
27-29 West 34th Street	Sutton	50.00%	50.00%	41	01/06	$30,000
1551-1555 Broadway	Sutton	10.00%	10.00%	26	07/05	$80,100
717 Fifth Avenue	Sutton/Nakash	32.75%	32.75%	120	09/06	$251,900
141 Fifth Avenue	Sutton/Rapaport	45.00%	45.00%	22	09/05	$13,250
180/182 Broadway and 63 Nassau Street	Sutton	50.00%	50.00%	71	02/08	$43,600
600 Lexington Avenue	CPPIB	55.00%	55.00%	304	05/10	$193,000

(1)
Acquisition price represents the actual or implied purchase price for the joint venture.
(2)
We acquired our interest from The McGraw-Hill Companies, or MHC. MHC is a tenant at the property and accounted for approximately 14.7% of the property's annualized rent at December 31, 2009. We do not manage this joint venture. We sold our interest in this joint venture in May 2010. See Note 22.
(3)
Under a tax protection agreement established to protect the limited partners of the partnership that transferred 1515 Broadway to the joint venture, the joint venture has agreed not to adversely affect the limited partners' tax positions before December 2011. One tenant, whose leases primarily ends in 2015, represents approximately 88.2% (unaudited) and 77.4% of this joint venture's annualized rent at June 30, 2010 (unaudited) and December 31, 2009, respectively.
(4)
Effective November 2006, we deconsolidated this investment. As a result of the recapitalization of the property, we were no longer the primary beneficiary. Both partners had the same amount of equity at risk and neither partner controlled the joint venture.
(5)
We invested approximately $109.5 million in this asset through the origination of a loan secured by up to 47% of the interests in the property's ownership, with an option to convert the loan to an equity interest. Certain existing members have the right to re-acquire approximately 4% of the property's equity. These interests were re-acquired in December 2008 and reduced our interest to 42.95%
(6)
Effective April 2007, we deconsolidated this investment. As a result of the recapitalization of the property, we were no longer the primary beneficiary. Both partners had the same amount of equity at risk and neither partner controlled the joint venture.
(7)
We have the ability to syndicate our interest down to 14.79%.
(8)
We, along with Gramercy, together as tenants-in-common, acquired a fee interest in 2 Herald Square. The fee interest is subject to a long-term operating lease.
(9)
We, along with Gramercy, together as tenants-in-common, acquired a fee and leasehold interest in 885 Third Avenue. The fee and leasehold interests are subject to a long-term operating lease.
(10)
We, along with Onyx acquired the remaining 50% interest on a pro-rata basis in September 2009.
(11)
The property is subject to a 13-year triple-net lease arrangement with a single tenant.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

6. Investment in Unconsolidated Joint Ventures (Continued)

        In May 2008, we, along with our joint venture partner SITQ, closed on the sale of the 39-story, 670,000 square foot Class A office tower located at 1250 Broadway in Manhattan for $310.0 million. We recognized an incentive distribution of approximately $25.0 million in addition to our share of the gain on sale of approximately $93.8 million, which is net of a $1.0 million employee compensation award accrued in connection with the realization of this investment gain as a bonus to certain employees that were instrumental in realizing the gain on this sale.

        In March 2007, a joint venture between our company, SITQ and SEB Immobilier—Investment GmbH sold One Park Avenue for $550.0 million. We received approximately $108.7 million in proceeds from the sale, approximately $77.2 million of which represented an incentive distribution under our joint venture arrangement with SEB and the balance of approximately $31.5 million was recognized as gain on sale.

        In June 2007, a joint venture between our company, Ian Schrager, RFR Holding LLC and Credit Suisse sold Five Madison Avenue-Clock Tower for $200.0 million. We realized an incentive distribution of approximately $5.5 million upon the winding down of the joint venture.

        In August 2007, we acquired Gramercy's 45% equity interest in the joint venture that owns One Madison Avenue for approximately $147.2 million (and the assumption of Gramercy's proportionate share of the debt encumbering the property of approximately $305.3 million). In August 2007, an affiliate of ours loaned approximately $146.7 million to GKK Capital L.P. This loan was to be repaid with interest at an annual rate of 5.80% on the earlier of September 1, 2007 or the closing of our purchase from Gramercy of its 45% interest in One Madison Avenue. As a result of our acquisition of Gramercy's interest in August 2007, the loan was repaid with interest on such date. As a result of the acquisition of this interest we own 100% of One Madison Avenue. We accounted for our share of the incentive fee earned from Gramercy of approximately $19.0 million as well as our proportionate share of the gain on sale of approximately $18.3 million as a reduction in the basis of One Madison. See Note 3.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

6. Investment in Unconsolidated Joint Ventures (Continued)

        We finance our joint ventures with non-recourse debt. The first mortgage notes payable collateralized by the respective joint venture properties and assignment of leases at June 30, 2010 (unaudited), December 31, 2009 and 2008, respectively, are as follows (in thousands):

Property	Maturity Date	Interest Rate(1)	2010	Interest Rate(10)	2009	2008
		(unaudited)	(unaudited)
1221 Avenue of the Americas(2)	—	—	$—	2.75%	$170,000	$170,000
1515 Broadway(3)	12/2014	3.46%	$469,001	3.15%	$475,000	$625,000
100 Park Avenue(4)	09/2014	6.64%	$200,000	6.64%	$200,000	$175,000
379 West Broadway	07/2011	1.94%	$20,991	1.89%	$20,991	$20,991
21 West 34th Street	12/2016	5.76%	$100,000	5.76%	$100,000	$100,000
800 Third Avenue	08/2017	6.00%	$20,910	6.00%	$20,910	$20,910
521 Fifth Avenue	04/2011	1.29%	$140,000	1.24%	$140,000	$140,000
One Court Square	09/2015	4.91%	$315,000	4.91%	$315,000	$315,000
2 Herald Square	04/2017	5.36%	$191,250	5.36%	$191,250	$191,250
1604-1610 Broadway(5)	04/2012	5.66%	$27,000	5.66%	$27,000	$27,000
1745 Broadway	01/2017	5.68%	$340,000	5.68%	$340,000	$340,000
1 and 2 Jericho Plaza	05/2017	5.65%	$163,750	5.65%	$163,750	$163,750
885 Third Avenue	07/2017	6.26%	$267,650	6.26%	$267,650	$267,650
The Meadows	09/2012	1.64%	$87,034	1.59%	$85,478	$84,527
388 and 390 Greenwich Street(6)	12/2017	5.09%	$1,138,379	5.08%	$1,138,379	$1,138,379
16 Court Street	10/2013	2.79%	$87,208	1.84%	$88,573	$83,658
27-29 West 34th Street(7)	05/2011	1.94%	$54,600	1.89%	$54,800	$38,596
1551-1555 Broadway(8)	10/2011	4.30%	$131,100	3.71%	$133,600	$106,222
717 Fifth Avenue(9)	09/2011	5.25%	$245,000	5.25%	$245,000	$245,000
141 Fifth Avenue	06/2017	5.70%	$25,000	—	$—	$—
180/182 Broadway and 63 Nassau Street(11)	02/2011	2.54%	$22,634	—	$—	$—
600 Lexington Avenue	03/2014	5.74%	$49,850	—	$—	$—

(1)
Interest rate represents the effective all-in weighted average interest rate for the quarter ended June 30, 2010.
(2)
This loan has an interest rate based on the 30-day LIBOR plus 75 basis points. $65.0 million of this loan has been hedged through December 2010. The hedge fixed the LIBOR rate at 4.8%.
(3)
The $625.0 million interest only loan carried an interest rate of 90 basis points over the 30-day LIBOR. The mortgage was subject to a one-year as-of-right renewal option through November 2010. In December 2009 the $625.0 million mortgage was repaid and replaced with a $475.0 million mortgage. In connection with the refinancing, the partners made a $163.9 million capital contribution to the joint venture.
(4)
This loan was refinanced in September 2009, and replaced a $175.0 million construction loan which was scheduled to mature in November 2015 and which carried a fixed interest rate of 6.52%. The new loan has a committed amount of $215.0 million.
(5)
This loan went into default in November 2009 due to the non-payment of debt service. The joint venture is in discussions with the special servicer to resolve this default.
(6)
Comprised of a $576.0 million mortgage and a $562.4 million mezzanine loan, both of which are fixed rate loans, except for $16.0 million of the mortgage and $15.6 million of the mezzanine loan which are floating. Up to $200.0 million of the mezzanine loan, secured indirectly by these properties, is recourse to us. We believe it is unlikely that we will be required to perform under this guarantee.
(7)
This construction facility had a committed amount of $55.0 million. This loan was fully funded in September 2009.
(8)
This construction loan had a committed amount of $138.6 million. This loan was fully funded in September 2009 at the reduced committed amount of $133.6 million.
(9)
This loan has a committed amount of $285.0 million.
(10)
Interest rate represents the effective all-in weighted average interest rate for the quarter December 31, 2009.
(11)
This loan has a committed amount of $31.0 million.

        We act as the operating partner and day-to-day manager for all our joint ventures, except for 1221 Avenue of the Americas, 800 Third Avenue, 1 and 2 Jericho Plaza and The Meadows. We are entitled to receive fees for providing management, leasing, construction supervision and asset management services to our joint ventures. We earned approximately $6.6 million, $9.1 million, $3.3 million and

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

6. Investment in Unconsolidated Joint Ventures (Continued)

$21.4 million (unaudited) for the three and six months ended June 30, 2010 and 2009 (unaudited) and $19.0 million, $16.4 million and $13.3 million from these services for the years ended December 31, 2009, 2008 and 2007 respectively. In addition, we have the ability to earn incentive fees based on the ultimate financial performance of certain of the joint venture properties.

        In April 2009, we sold our remaining 50 percent partnership interest in 55 Corporate Drive, NJ (pad IV) to Mack-Cali Realty Corporation (NYSE: CLI). We received total proceeds of $4.5 million and recognized a gain on sale of approximately $4.0 million. In connection with this transaction, we also sold our interest in the Mack-Green joint venture to Mack-Cali for $500,000.

        In June 2009, we sold an equity interest in 1166 Avenue of the Americas for $5.0 million and recognized a loss of approximately $5.2 million on the sale.

Gramercy Capital Corp.

        In April 2004, we formed Gramercy as a commercial real estate finance business. Gramercy qualified as a REIT for federal income tax purposes and expects to qualify for its current fiscal year.

        At June 30, 2010 (unaudited), we held 6,219,370 shares, or approximately 12.47% of Gramercy's common stock. Our total investment of approximately $7.8 million is based on the market value of our common stock investment in Gramercy at June 30, 2010 (unaudited). As we no longer have any significant influence over Gramercy, we account for our investment as available-for-sale securities.

        Prior to Gramercy's internalization of GKK Manager LLC, or the Manager (our former wholly-owned subsidiary which was the external manger to Gramercy), which we refer to as the GKK Internalization, we were entitled to an incentive return payable through the Class B limited partner interests in Gramercy's operating partnership, equal to 25% of the amount by which funds from operations (as defined in Gramercy's amended and restated partnership agreement) plus certain accounting gains exceed the product of the weighted average stockholders' equity of Gramercy multiplied by 9.5% (divided by four to adjust for quarterly calculations). This arrangement was terminated when the GKK Internalization was completed in April 2009. We earned approximately none, $5.1 million and $13.3 million under this agreement for the years ended December 31, 2009, 2008 and 2007, respectively. The $5.1 million incentive fee was returned to Gramercy in the fourth quarter of 2008. Amounts payable to the Class B limited partnership interests were waived since July 1, 2008. We also expensed our approximately $14.9 million investment in GKK Manager, LLC. The 2007 incentive fees exclude approximately $19.0 million of incentive fees earned upon the sale of a 45% equity interest in One Madison Avenue by Gramercy to us. We accounted for this incentive fee as a reduction of the basis in One Madison.

        In connection with Gramercy's initial public offering, the Manager entered into a management agreement with Gramercy, which provided for an initial term through December 2007, and which was subsequently extended through December 2009. The management agreement was further amended in September 2007 and amended and restated in October 2008 and was subsequently terminated on April 24, 2009 in connection with the GKK Internalization. In addition, Gramercy also paid the Manager a collateral management fee. For the three and six months ended June 30, 2009 (unaudited), we received an aggregate of approximately $1.6 million and $6.5 million, and none, $21.1 million and $13.1 million for the years ended December 31, 2009, 2008 and 2007 respectively, and no such fees in

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

6. Investment in Unconsolidated Joint Ventures (Continued)

2010 under the management agreement, and we received nothing under the collateral management agreement in either period. Fees payable to the Manager under the collateral management agreement were remitted to Gramercy for all periods subsequent to June 30, 2008. In 2008, we, as well as Gramercy, each formed special committees comprised solely of independent directors to consider whether the GKK Internalization and/or amendment to the management agreement would be in the best interest of each company and its respective shareholders. The GKK Internalization was completed on April 24, 2009 through the direct acquisition by Gramercy of the Manager.

        On October 27, 2008, the Manager entered into a Second Amended and Restated Management Agreement (the "Second Amended Management Agreement") with Gramercy and GKK Capital LP. The Second Amended Management Agreement generally contained the same terms and conditions as the Amended and Restated Management Agreement, dated as of April 19, 2006, but provided that all management, service and similar fees relating to Gramercy's CDOs that the Manager was entitled to receive were to be remitted by the Manager to Gramercy for any period subsequent to July 1, 2008. The Second Amended Management Agreement was terminated in connection with the GKK Internalization.

        In May 2005, SL Green's Compensation Committee approved long-term incentive performance awards pursuant to which certain of its officers and employees, including some of whom are its senior executive officers, were awarded a portion of the interests previously held by us in the Manager, which at the time was an affiliate of ours, as well as in the Class B limited partner interests in Gramercy's operating partnership. The vesting of these awards was dependent upon, among other things, tenure of employment and the performance of our investment in Gramercy. These awards vested in May 2008. We recorded compensation expense of approximately none, $0.9 million and $2.9 million for the years ended December 31, 2009, 2008 and 2007, respectively, related to these awards. On April 24, 2009, Gramercy acquired all the interests in the Manager and all the Class B limited partner interests from us for no consideration.

        Prior to the GKK Internalization, Gramercy was obligated to reimburse the Manager for its costs incurred under an asset servicing agreement and an outsourcing agreement between the Manager and us. The outsourcing agreement provided for a fee of $2.7 million per year, increasing 3% annually over the prior year. For the three and six months ended June 30, 2009 (unaudited), the Manager received an aggregate of approximately $0.2 million and $1.0 million, respectively, under the outsourcing and asset servicing agreements. For the years ended December 31, 2009, 2008 and 2007, the Manager received an aggregate of approximately $1.0 million, $6.3 million and $4.9 million, respectively, under the outsourcing and asset servicing agreements.

        On October 27, 2008, we, Gramercy and GKK Capital LP entered into a services agreement (the "Services Agreement") pursuant to which we provided consulting and other services to Gramercy. We made certain members of management available in connection with the provision of the services until the completion of the GKK Internalization on April 24, 2009. In consideration for the consulting services, we received from Gramercy a fee of $200,000 per month. We also provided Gramercy with certain other services described in the Services Agreement for a fee of $100,000 per month in cash until April 24, 2009. The Services Agreement was terminated in connection with the GKK Internalization. Since October 27, 2008, an affiliate of ours has served as special servicer for certain assets held by Gramercy or its affiliates and assigned its duties to a subsidiary of ours.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

6. Investment in Unconsolidated Joint Ventures (Continued)

        All fees earned from Gramercy are included in Other Income in the Consolidated Statements of Income.

        Effective May 2005, June 2009 and October 2009, Gramercy entered into lease agreements with an affiliate of ours for their corporate offices at 420 Lexington Avenue, New York, NY. The first lease is for approximately 7,300 square feet and carries a term of ten years with rents of approximately $249,000 per annum for year one increasing to $315,000 per annum in year ten. The second lease is for approximately 900 square feet pursuant to a lease which ends in April 2015, with annual rent under this lease of approximately $35,300 per annum for year one increasing to $42,800 per annum in year six. The third lease is for approximately 1,400 square feet pursuant to a lease which ends in April 2015, with annual rent under this lease of approximately $67,300 per annum for year one increasing to $80,500 per annum in year six.

        Gramercy holds tenancy-in-common interests along with us in 2 Herald Square and 885 Third Avenue. See Note 5 for information on our structured finance investments in which Gramercy also holds an interest.

        An affiliate of ours held an investment in Gramercy's preferred stock with a market value of approximately $0.5 million and $0.6 million at June 30, 2010 (unaudited) and December 31, 2009, respectively.

        In April 2008, Gramercy completed the acquisition of American Financial Realty Trust, or AFR, in a transaction with a total value of approximately $3.3 billion. In addition, Gramercy assumed an aggregate of approximately $1.3 billion of AFR secured debt. We provided $50.0 million of financing as part of an $850.0 million loan to Gramercy in connection with this acquisition (See Note 5). As a result of this acquisition, the Board of Directors of Gramercy awarded 644,787 restricted shares of Gramercy's common stock to us, subject to a one-year vesting period, in respect of services rendered. We recognized income of approximately $6.6 million from these shares, which was recorded in other income in the accompanying Statements of Income.

        On October 27, 2008, Marc Holliday, our Chief Executive Officer, Andrew Mathias, our President and Chief Investment Officer and Gregory F. Hughes, our Chief Financial Officer and Chief Operating Officer resigned as Chief Executive Officer, Chief Investment Officer and Chief Credit Officer, respectively, of Gramercy. Mr. Holliday also resigned as President of Gramercy effective as of October 28, 2009. Mr. Holliday and Mr. Mathias agreed to remain as consultants to Gramercy through the earliest of (i) September 30, 2009, (ii) the termination of the Second Amended Management Agreement or (iii) the termination of their respective employment with us. This agreement was terminated in connection with the GKK Internalization.

        On October 28, 2008, Gramercy announced the appointment of Roger M. Cozzi, as President and Chief Executive Officer, effective immediately. Effective as of November 13, 2008, Timothy J. O'Connor was appointed as President of Gramercy. Mr. Holliday remains a board member of Gramercy.

        In 2009, we, as well as an affiliate of ours, entered into consulting agreements with Gramercy whereby Gramercy provides services required for the evaluation, acquisition, disposition and portfolio management of CMBS investments. We pay 10 basis points and our affiliate pays 25 basis points of the

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

6. Investment in Unconsolidated Joint Ventures (Continued)

principal amount of all trades executed. We and our affiliate paid approximately $48,000 in fees for such services during the six months ended June 30, 2010 (unaudited). We, as well as our affiliate, paid an aggregate of approximately $0.1 million for such services in 2009.

        The condensed combined balance sheets for the unconsolidated joint ventures at June 30, 2010 (unaudited) and December 31, 2009 and 2008, are as follows (in thousands):

	2010	2009	2008
	(unaudited)
Assets
Commercial real estate property, net	$5,397,505	$6,095,668	$9,739,017
Structured finance investments	—	—	3,226,922
Other assets	593,229	665,065	1,556,593

Total assets	$5,990,734	$6,760,733	$14,522,532

Liabilities and members' equity
Mortgages payable	$4,096,357	$4,177,382	$6,768,594
Other loans	—	—	3,026,262
Other liabilities	248,091	276,805	1,458,256
Members' equity	1,646,286	2,306,546	3,269,420

Total liabilities and members' equity	$5,990,734	$6,760,733	$14,522,532

Company's net investment in unconsolidated joint ventures	$775,765	$1,058,369	$975,483

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

6. Investment in Unconsolidated Joint Ventures (Continued)

        The condensed combined statements of operations for the unconsolidated joint ventures for the three and six months ended June 30, 2010 and 2009 (unaudited) and December 31, 2009, or partial period for acquisitions which closed during these periods, are as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2010	2009	2009	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$149,822	$329,687	$323,962	$662,593	$689,087	$1,357,219	$876,819

Operating expenses	22,189	72,641	52,356	153,017	120,215	395,872	201,125
Real estate taxes	17,591	31,562	39,897	65,388	84,827	109,002	79,182
Interest	55,528	111,049	109,485	230,105	208,295	499,710	371,632
Depreciation and amortization	36,546	70,523	74,293	137,642	156,470	210,425	108,187
Other income/ expenses	1,075	207,947	1,075	240,743	—	—	—

Total expenses	132,929	493,722	277,106	826,895	569,807	1,215,009	760,126

Net income (loss) before gain on sale	$16,893	$(164,035)	$46,856	$(164,302)	$119,280	$142,210	$116,693

Company's equity in net income of unconsolidated joint ventures	$10,005	$16,828	$25,381	$29,901	$62,878	$59,961	$46,765

7. Investment in and Advances to Affiliates

Service Corporation

        Income from management, leasing and construction contracts from third parties and joint venture properties is realized by the Service Corporation. In order to maintain its qualification as a REIT, SL Green, through the Operating Partnership, owns 100% of the non-voting common stock (representing 95% of the total equity) of the Service Corporation. We receive substantially all of the cash flow from the Service Corporation's operations through dividends on its equity interest. All of the voting common stock of the Service Corporation (representing 5% of the total equity) is held by our affiliate. This controlling interest gives the affiliate the power to elect all directors of the Service Corporation. Effective July 1, 2003, we consolidated the operations of the Service Corporation because it is considered to be a variable interest entity and we are the primary beneficiary. For the years ended December 31, 2009, 2008 and 2007, the Service Corporation earned approximately $13.8 million, $11.6 million and $12.9 million of revenue and incurred approximately $11.4 million, $10.5 million and $10.3 million in expenses, respectively. Effective January 1, 2001, the Service Corporation elected to be treated as a TRS.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

7. Investment in and Advances to Affiliates (Continued)

        All of the management, leasing and construction services with respect to our wholly-owned properties are conducted through SL Green Management LLC, which is 100% owned by us.

eEmerge

        In May 2000, we formed eEmerge, Inc., a Delaware corporation, or eEmerge. eEmerge is a separately managed, self-funded company that provides fully-wired and furnished office space, services and support to businesses.

        In March 2002, we acquired all the voting common stock of eEmerge Inc. As a result, we control all the common stock of eEmerge.

        Effective with the quarter ended March 31, 2002, we consolidated the operations of eEmerge. Effective January 1, 2001, eEmerge elected to be taxed as a TRS.

        In June 2000, eEmerge and Eureka Broadband Corporation, or Eureka, formed eEmerge.NYC LLC, a Delaware limited liability company, or ENYC, in which eEmerge had a 95% interest and Eureka had a 5% interest in ENYC. During the third quarter of 2006, ENYC acquired the interest held by Eureka. As a result, eEmerge owns 100% of ENYC. ENYC operates a 71,700 square foot fractional office suites business. In 2000, ENYC entered into a 10-year lease with us for its 50,200 square foot premises, which is located at 440 Ninth Avenue, Manhattan. In 2005 ENYC entered into another 10-year lease with us for its 21,500 square foot premises at 28 West 44th Street, Manhattan. Allocations of net profits, net losses and distributions are made in accordance with the Limited Liability Company Agreement of ENYC. Effective with the quarter ended March 31, 2002, we consolidated the operations of ENYC.

8. Deferred Costs

        Deferred costs at June 30, 2010 (unaudited) and December 31, 2009 and 2008 consisted of the following (in thousands):

	2010	2009	2008
	(unaudited)
Deferred financing	$74,453	$68,181	$63,262
Deferred leasing	176,271	163,372	146,951

	250,724	231,553	210,213
Less accumulated amortization	(103,119)	(92,296)	(77,161)

Total deferred costs	$147,605	$139,257	$133,052

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

9. Mortgage Notes and Other Loans Payable

        The first mortgage notes and other loans payable collateralized by the respective properties and assignment of leases at June 30, 2010 (unaudited) and December 31, 2009 and 2008, respectively, were as follows (in thousands):

Property	Maturity Date	Interest Rate(2)	2010	Interest Rate(12)	2009	2008
		(unaudited)	(unaudited)
711 Third Avenue(1)	06/2015	4.99%	$120,000	4.99%	$120,000	$120,000
420 Lexington Avenue(1)(8)	09/2016	7.52%	149,982	7.52%	150,561	110,013
673 First Avenue(1)	02/2013	5.67%	31,198	5.67%	31,608	32,388
220 East 42nd Street(1)	11/2013	5.24%	196,826	5.24%	198,871	202,780
625 Madison Avenue(1)(9)	11/2015	7.22%	133,688	7.22%	135,117	97,583
609 Fifth Avenue(1)	10/2013	5.85%	97,230	5.85%	97,952	99,319
609 Partners, LLC(1)(11)	07/2014	5.00%	37,421	5.00%	41,391	63,891
485 Lexington Avenue(1)	02/2017	5.61%	450,000	5.61%	450,000	450,000
120 West 45th Street(1)	02/2017	6.12%	170,000	6.12%	170,000	170,000
919 Third Avenue(1)(3)	08/2011	6.87%	222,333	6.87%	224,104	228,046
300 Main Street(1)	02/2017	5.75%	11,500	5.75%	11,500	11,500
399 Knollwood Rd(1)(10)	—	—%	—	—%	—	18,728
500 West Putnam(1)	01/2016	5.52%	25,000	5.52%	25,000	25,000
141 Fifth Avenue(1)(4)	—	—	—	5.70%	25,000	25,000
One Madison Avenue(1)(5)	05/2020	5.91%	646,033	5.91%	651,917	663,071

Total fixed rate debt			2,291,211		2,333,021	2,317,319

180/182 Broadway(1)(6)	—	—	—	2.49%	22,534	21,183
100 Church Street(1)	01/2013	5.00%	139,672	—%	—	—
Landmark Square(1)(7)	02/2011	2.15%	113,226	2.09%	116,517	128,000
28 West 44th Street(1)	08/2013	2.28%	122,757	2.29%	123,480	124,856

Other loan payable(13)	04/2012	2.80%	104,000	—	—	—
Other loan payable	06/2016	1.25%	30,000	—	—	—
Total floating rate debt			509,655		262,531	274,039

Total mortgage notes and other loans payable			$2,800,866		$2,595,552	$2,591,358

(1)
Held in bankruptcy remote special purpose entity.
(2)
Effective interest rate for the quarter ended June 30, 2010.
(3)
We own a 51% controlling interest in the joint venture that is the borrower on this loan. This loan is non-recourse to us.
(4)
We own a 50% controlling interest in the joint venture that is the borrower on this loan. This loan is non-recourse to us. This loan was refinanced in June 2007. This investment was deconsolidated in 2010.
(5)
From April 2005 until August 2007, we held a 55% partnership interest in the joint venture that owned this property. We now own 100% of the property.
(6)
We own a 50% controlling interest in the joint venture that is the borrower on this loan. This loan is non-recourse to us. This investment was deconsolidated in 2010.
(7)
This loan has two one-year as-of-right renewal options. In June 2009, we paid this loan down by approximately $8.9 million.
(8)
The $108.1 million loan which had an original maturity date in November 2010 and carried a fixed interest rate of 8.44% was repaid in August 2009. The new loan was upsized by $6.0 million in November 2009.
(9)
In July 2009, we upsized this loan by $40.0 million resulting in a blended fixed interest rate of 7.22%.
(10)
This loan was assumed by the purchaser upon sale of the property in August 2009.
(11)
This loan was paid down by $22.5 million in August 2009 and $4.0 million in March 2010 (unaudited).
(12)
Effective interest rate for the quarter ended December 31, 2009.
(13)
This loan has a one-year extension option and is prepayable at any time without penalty.

        At June 30, 2010 (unaudited) and December 31, 2009 and 2008 the gross book value of the assets collateralizing the mortgage notes and loans payable was approximately $4.8 billion (unaudited), $4.5 billion and $4.6 billion, respectively.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

9. Mortgage Notes Payable (Continued)

        Interest expense, excluding capitalized interest, was comprised of the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2010	2009	2009	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest expense	$58,153	$57,847	$116,000	$119,419	$240,605	$299,706	$265,247
Interest income	(504)	(1,104)	(872)	(2,679)	(4,305)	(8,170)	(8,306)

Interest expense, net	$57,649	$56,743	115,128	116,740	$236,300	$291,536	$256,941

Interest capitalized	$—	$42	—	29	$98	$2,375	$11,351

10. Corporate Indebtedness

2007 Unsecured Revolving Credit Facility

        We have a $1.5 billion unsecured revolving credit facility, or the 2007 unsecured revolving credit facility. The 2007 unsecured revolving credit facility bears interest at a spread ranging from 70 basis points to 110 basis points over LIBOR, based on our leverage ratio. This facility matures in June 2011 and has a one-year as-of-right extension option. The 2007 unsecured revolving credit facility also requires a 12.5 to 20 basis point fee on the unused balance payable annually in arrears. The 2007 unsecured revolving credit facility had approximately $0.8 billion and $1.37 billion outstanding and carried a spread over LIBOR of 90 basis points at June 30, 2010 (unaudited) and December 31, 2009, respectively. Availability under the 2007 unsecured revolving credit facility was further reduced at June 30, 2010 (unaudited) and December 31, 2009 by the issuance of approximately $25.0 million and $27.1 million in letters of credit, respectively. The effective all-in interest rate on the 2007 unsecured revolving credit facility was 1.21% for the three months ended June 30, 2010 (unaudited) and 1.35% for the year ended December 31, 2009. The 2007 unsecured revolving credit facility includes certain restrictions and covenants (see restrictive covenants below).

        In August 2009, we amended our 2007 unsecured revolving credit facility to provide us with the ability to acquire a portion of the loans outstanding under our 2007 unsecured revolving credit facility. Such repurchases reduce our availablility under the 2007 unsecured revolving credit facility. In August 2009, a subsidiary of ours repurchased approximately $48.0 million of the total commitment, and we realized gains on early extinguishment of debt of approximately $7.1 million.

Term Loans

        In December 2007, we closed on a $276.7 million ten-year term loan which carried an effective fixed interest rate of 5.19%. This loan was secured by our interest in 388 and 390 Greenwich Street. This secured term loan, which was scheduled to mature in December 2017, was repaid and terminated in May 2008.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

10. Corporate Indebtedness (Continued)

Senior Unsecured Notes

        The following table sets forth our senior unsecured notes and other related disclosures by scheduled maturity date as of June 30, 2010 (unaudited) and December 31, 2009 (in thousands):

	June 30, 2010	December 31, 2009
Issuance	Accreted Balance	Accreted Balance	Coupon Rate(5)	Term (in Years)	Maturity
	(unaudited)
January 22, 2004(1)(2)(6)	$84,823	$123,607	5.15%	7	January 15, 2011
August 13, 2004(1)(6)	98,578	150,000	5.875%	10	August 15, 2014
March 31, 2006(1)	274,746	274,727	6.00%	10	March 31, 2016
March 16, 2010(1)	250,000	—	7.75%	10	March 15, 2020
June 27, 2005(1)(3)(6)	657	114,821	4.00%	20	June 15, 2025
March 26, 2007(4)(6)	149,277	159,905	3.00%	20	March 30, 2027

	$858,081	$823,060

(1)
Issued by Reckson.
(2)
During the year ended December 31, 2009, we repurchased approximately $26.4 million of these notes and realized net gains on early extinguishment of debt of approximately $2.5 million.
(3)
Exchangeable senior debentures which are currently redeemable at 100% of par. In addition, the debentures can be put to us, at the option of the holder at par plus accrued and unpaid interest, on June 15, 2015 and 2020 and upon the occurrence of certain change of control transactions. As a result of the Reckson Merger, the adjusted exchange rate for the debentures is 7.7461 shares of SL Green's common stock per $1,000 of principal amount of debentures and the adjusted reference dividend for the debentures is $1.3491. During the six months ended June 30, 2010 (unaudited), we repurchased approximately $115.4 million of these bonds (inclusive of the tender offer described in Note (6) and $80.7 million repurchased pursuant to their terms) and realized a net loss on early extinguishment of debt of approximately $0.3 million (unaudited). During the year ended December 31, 2009, we repurchased approximately $69.1 million of these bonds and realized net gains on early extinguishment of debt of approximately $1.0 million. On the date of the Merger $13.1 million was recorded in equity. As of June 30, 2010 (unaudited), this was fully amortized. As of December 31, 2009, approximately $1.2 million remained unamortized.
(4)
In March 2007, we issued $750.0 million of these convertible bonds. Interest on these notes is payable semi-annually on March 30 and September 30. The notes have an initial exchange rate representing an exchange price that is at a 25.0% premium to the last reported sale price of SL Green's common stock on March 20, 2007, or $173.30. The initial exchange rate is subject to adjustment under certain circumstances. The notes are our senior unsecured obligations and are exchangeable upon the occurrence of specified events, and during the period beginning on the twenty-second scheduled trading day prior to the maturity date and ending on the second business day prior to the maturity date, into cash or a combination of cash and shares of SL Green's common stock, if any, at our option. The notes are redeemable, at our option, on and after April 15, 2012. We may be required to repurchase the notes on March 30, 2012, 2017 and 2022,

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

10. Corporate Indebtedness (Continued)

  and upon the occurrence of certain designated events. The net proceeds from the offering were approximately $736.0 million, after deducting estimated fees and expenses. The proceeds of the offering were used to repay certain of our existing indebtedness, make investments in additional properties, and make open market purchases of SL Green's common stock and for general corporate purposes. During the year ended December 31, 2009, we repurchased approximately $421.1 million of these bonds and realized net gains on early extinguishment of debt of approximately $75.4 million. On the issuance date, $66.6 million was recorded in equity. As of June 30, 2010 (unaudited), approximately $6.4 million (unaudited) remained unamortized. As of December 31, 2009, approximately $8.7 million remained unamortized.

(5)
Interest on the senior unsecured notes is payable semi-annually with principal and unpaid interest due on the scheduled maturity dates.
(6)
In April 2010, we completed a cash tender offer and purchased $13.0 million of our outstanding 3.000% Exchangeable Senior Notes due 2027, and $13.2 million of the outstanding 4.000% Exchangeable Senior Debentures due 2025, $38.8 million of the 5.150% Notes due 2011 and $50.0 million of the 5.875% Notes due 2014 issued by Reckson.

        In March 2009, the $200.0 million, 7.75% unsecured notes, issued by Reckson, matured and were repaid at par.

Restrictive Covenants

        The terms of the 2007 unsecured revolving credit facility and senior unsecured notes include certain restrictions and covenants which limit, among other things, the payment of dividends (as discussed below), the incurrence of additional indebtedness, the incurrence of liens and the disposition of assets, and which require compliance with financial ratios relating to the minimum amount of tangible net worth, the minimum amount of debt service coverage and fixed charge coverage, the maximum amount of unsecured indebtedness, the minimum amount of unencumbered property debt service coverage and certain investment limitations. The dividend restriction referred to above provides that, except to enable SL Green to continue to qualify as a REIT for Federal Income Tax purposes, it will not during any four consecutive fiscal quarters make distributions with respect to common stock or other equity interests in an aggregate amount in excess of 95% of funds from operations for such period, subject to certain other adjustments. As of June 30, 2010 (unaudited), December 31, 2009 and 2008, we were in compliance with all such covenants.

Junior Subordinate Deferrable Interest Debentures

        In June 2005, we issued $100.0 million in unsecured floating rate trust preferred securities through a newly formed trust, SL Green Capital Trust I, or the Trust that is a wholly-owned subsidiary of the Operating Partnership. The securities mature in 2035 and bear interest at a fixed rate of 5.61% for the first ten years ending July 2015, a period of up to eight consecutive quarters if the Operating Partnership exercises its right to defer such payments. The trust preferred securities are redeemable, at the option of the Operating Partnership, in whole or in part, with no prepayment premium any time after July 2010. We do not consolidate the Trust even though it is a variable interest entity as we are not the primary beneficiary. Because the Trust is not consolidated, we have recorded the debt on our balance sheet and the related payments are classified as interest expense.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

10. Corporate Indebtedness (Continued)

Principal Maturities

        Combined aggregate principal maturities of mortgages and notes payable, 2007 unsecured revolving credit facility, trust preferred securities, senior unsecured notes and our share of joint venture debt as of June 30, 2010 (unaudited), including as-of-right extension options, were as follows (in thousands):

	Scheduled Amortization	Principal Repayments	Revolving Credit Facility	Trust Preferred Securities	Senior Unsecured Notes	Total	Joint Venture Debt
2010	$14,570	$—	$—	$—	$—	$14,570	$3,935
2011	29,950	216,656	—	—	84,823	331,429	218,083
2012	33,455	217,226	800,000	—	149,277	1,199,958	61,767
2013	34,078	559,982	—	—	—	594,060	37,207
2014	30,042	—	—	—	98,578	128,620	361,917
Thereafter	170,626	1,494,281	—	100,000	525,403	2,290,310	1,137,199

	$312,721	$2,488,145	$800,000	$100,000	$858,081	$4,558,947	$1,820,108

        Combined aggregate principal maturities of mortgages and notes payable, 2007 unsecured revolving credit facility, trust preferred securities, senior unsecured notes and our share of joint venture debt as of December 31, 2009, including as-of-right extension options, were as follows (in thousands):

	Scheduled Amortization	Principal Repayments	Revolving Credit Facility	Trust Preferred Securities	Senior Unsecured Notes	Total	Joint Venture Debt
2010	$28,557	$—	$—	$—	$114,821	$143,378	$115,130
2011	29,995	239,190	—	—	123,607	392,792	206,951
2012	33,459	116,516	1,374,076	—	159,905	1,683,956	60,759
2013	34,086	420,310	—	—	—	454,396	6,684
2014	30,052	—	—	—	150,000	180,052	334,499
Thereafter	170,636	1,492,751	—	100,000	274,727	2,038,114	1,124,699

	$326,785	$2,268,767	$1,374,076	$100,000	$823,060	$4,892,688	$1,848,722

11. Fair Value of Financial Instruments

        The following disclosures of estimated fair value were determined by management, using available market information and appropriate valuation methodologies as discussed in Note 2. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Cash and cash equivalents, accounts receivable and accounts payable balances reasonably approximate their fair values due to the short maturities of these items. Mortgage notes payable, junior subordinate deferrable interest debentures and the senior unsecured notes had an estimated fair value based on discounted cash flow models, based on Level 3 inputs, of approximately $3.2 billion, compared to the book value of the related fixed rate debt of approximately $3.3 billion. Our floating rate debt, inclusive of our 2007 unsecured revolving credit facility, had an estimated fair value based on discounted cash flow models, based on Level 3 inputs, of approximately $1.3 billion, compared to the

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

11. Fair Value of Financial Instruments (Continued)

book value of approximately $1.3 billion. Our structured finance investments had an estimated fair value ranging between $520.4 million and $780.7 million, compared to the book value of approximately $867.4 million at June 30, 2010 (unaudited).

        Cash and cash equivalents, accounts receivable and accounts payable balances reasonably approximate their fair values due to the short maturities of these items. Mortgage notes payable, junior subordinate deferrable interest debentures and the senior unsecured notes had an estimated fair value based on discounted cash flow models, based on Level 3 inputs, of approximately $2.9 billion, compared to the book value of the related fixed rate debt of approximately $3.3 billion. Our floating rate debt, inclusive of our 2007 unsecured revolving credit facility, had an estimated fair value based on discounted cash flow models, based on Level 3 inputs, of approximately $1.5 billion, compared to the book value of approximately $1.6 billion. Our structured finance investments had an estimated fair value ranging between $471.8 million and $707.2 million, compared to the book value of approximately $785.6 million at December 31, 2009.

        Disclosure about fair value of financial instruments is based on pertinent information available to us as of June 30, 2010 and December 31, 2009. Although we are not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

12. Rental Income

        We are the lessor and the sublessor to tenants under operating leases with expiration dates ranging from January 1, 2010 to 2037. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or adjustments. The leases generally also require that the tenants reimburse us for increases in certain operating costs and real estate taxes above their base year costs. Approximate future minimum rents to be received over the next five years and thereafter for non-cancelable operating leases in effect at December 31, 2009 for the consolidated properties, including consolidated joint venture properties, and our share of unconsolidated joint venture properties are as follows (in thousands):

	Consolidated Properties	Unconsolidated Properties
2010	$710,928	$247,279
2011	671,363	244,416
2012	633,502	245,023
2013	582,121	241,049
2014	526,223	220,899
Thereafter	2,496,055	991,846

	$5,620,192	$2,190,512

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

13. Related Party Transactions

Cleaning/ Security/ Messenger and Restoration Services

        Through Alliance Building Services, or Alliance, First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services, Classic Security LLC provides security services, Bright Star Couriers LLC provides messenger services, and Onyx Restoration Works provides restoration services with respect to certain properties owned by us. Alliance is owned by Gary Green, a son of Stephen L. Green, the chairman of SL Green's board of directors. First Quality also provides additional services directly to tenants on a separately negotiated basis. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a basis separately negotiated with any tenant seeking such additional services. The Service Corp. has entered into an arrangement with Alliance whereby it will receive a profit participation above a certain threshold for services provided by Alliance to certain tenants at certain buildings above the base services specified in their lease agreements. Alliance paid The Service Corporation approximately $0.5 million, $1.0 million, $0.6 million and $0.9 million for the three and six months ended June 30, 2010 (unaudited), and 2009, respectively, and $1.6 million, $1.4 million and $0.7 million for the years ended December 31, 2009, 2008 and 2007, respectively. First Quality leases 26,800 square feet of space at 70 West 36th Street pursuant to a lease that expires on December 31, 2015. We received approximately $75,000 in rent from Alliance in 2007. We sold this property in March 2007. We paid Alliance approximately $3.1 million, $6.2 million, $4.3 million and $7.7 million for the three and six months ended June 30, 2010 and 2009 (unaudited), respectively, and $14.9 million, $15.1 million and $14.8 million for three years ended December 31, 2009, respectively, for these services (excluding services provided directly to tenants).

Leases

        Nancy Peck and Company leases 1,003 square feet of space at 420 Lexington Avenue under a lease that ends in August 2015. Nancy Peck and Company is owned by Nancy Peck, the wife of Stephen L. Green. The rent due pursuant to the lease is $35,516 per year. From February 2007 through December 2008, Nancy Peck and Company leased 507 square feet of space at 420 Lexington Avenue pursuant to a lease which provided for annual rental payments of approximately $15,210. Prior to February 2007, Nancy Peck and Company leased 2,013 square feet of space at 420 Lexington Avenue, pursuant to a lease that expired on June 30, 2005 and which provided for annual rental payments of approximately $66,000. The rent due pursuant to that lease was offset against a consulting fee of $11,025 per month an affiliate paid to her pursuant to a consulting agreement, which was cancelled in July 2006.

Brokerage Services

        Cushman & Wakefield Sonnenblick-Goldman, LLC, or Sonnenblick, a nationally recognized real estate investment banking firm, provided mortgage brokerage services to us. Mr. Morton Holliday, the father of Mr. Marc Holliday, was a Managing Director of Sonnenblick at the time of the financings. In 2009, we paid approximately $428,000 to Sonnenblick in connection with the purchase of a sub-leasehold interest and the refinancing of 420 Lexington Avenue. In 2007, we paid approximately $2.0 million to Sonnenblick in connection with the financings obtained for 388-390 Greenwich Street, 16 Court Street, 485 Lexington Avenue and 1604 Broadway.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

13. Related Party Transactions (Continued)

        In 2007, we paid a consulting fee of $525,000 to Stephen Wolff, the brother-in-law of Marc Holliday, in connection with our aggregate investment of $119.1 million in the joint venture that owns 800 Third Avenue and approximately $68,000 in connection with our acquisition of 16 Court Street for $107.5 million.

Management Fees

        S.L. Green Management Corp. receives property management fees from certain entities in which Stephen L. Green owns an interest. The aggregate amount of fees paid to S.L. Green Management Corp. from such entities was approximately $94,000, $202,000, $84,000 and $179,000 for the three and six months ended June 30, 2010 and 2009 (unaudited), respectively, and $351,700 in 2009, $353,500 in 2008 and $297,100 in 2007.

Other

        Amounts due from related parties at June 30, 2010 (unaudited) and December 31, 2009 and 2008 consisted of the following (in thousands):

	2010	2009	2008
	(unaudited)
Due from joint ventures	$1,155	$228	$1,472
Employees	—	153	153
Other	4,871	8,189	6,051

Related party receivables	$6,026	$8,570	$7,676

Gramercy Capital Corp.

        See Note 6. Investment in Unconsolidated Joint Ventures—Gramercy Capital Corp. for disclosure on related party transactions between Gramercy and us.

14. Partners' Capital

        The Company is the sole general partner of the Operating Partnership and at June 30, 2010 (unaudited), December 31, 2009 and 2008, owned an approximate 98.5%, 97.9% and 96.06% general and limited partnership interest in the Operating Partnership. Partnership interests in the Operating Partnership are denominated as "common units of limited partnership interest" (also referred to as "OP Units") or "preferred units of partnership interest" (also referred to as "Preferred Units"). All references to OP Units and Preferred Units exclude such units held by the Company. A holder of an OP Unit may present such OP Unit to the Operating Partnership for redemption at any time (subject to restrictions agreed upon at the issuance of OP Units to particular holders that may restrict such right for a period of time, generally one year from issuance). Upon presentation of an OP Unit for redemption, the Operating Partnership must redeem such OP Unit for cash equal to the then value of a share of common stock of the Company ("Common Stock"), except that the Company may, at its election, in lieu of a cash redemption, acquire such OP Unit for one share of Common Stock. Because the number of shares of Common Stock outstanding at all times equals the number of OP Units that

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

14. Partners' Capital (Continued)

the Company owns, one share of Common Stock is generally the economic equivalent of one OP Unit, and the quarterly distribution that may be paid to the holder of an OP Unit equals the quarterly dividend that may be paid to the holder of a share of Common Stock. Each series of Preferred Units bears a distribution that is set in accordance with an amendment to the partnership agreement of the Operating Partnership. Preferred Units may also be convertible into OP Units at the election of the holder thereof or the Company, subject to the terms of such Preferred Units.

        In May 2009, the Company sold 19,550,000 shares of its common stock at a gross price of $20.75 per share. The net proceeds from this offering (approximately $387.1 million) were contributed to the Operating Partnership in exchange for 19,550,000 common units. The net proceeds were primarily used to repurchase unsecured debt.

        In March 2007, SL Green's board of directors approved a stock repurchase plan under which the Company could buy up to $300.0 million shares of its common stock. This plan expired on December 31, 2008. As of December 31, 2008, the Company purchased and settled approximately $300.0 million or 3.3 million shares of its common stock at an average price of $90.49 per share. The funds used for the $300.0 million of repurchases were distributed by the Operating Partnership in exchange for the repurchase of 3.3 million common units.

        Net income allocated to the preferred unitholders and limited unitholders reflects their pro-rata share of net income and distributions.

Limited Partner Units

        As of December 31, 2009 and 2008, the other limited partners owned 2.1% (1,684,283 units) and 3.94% (2,339,853 units) of the Operating Partnership, respectively. At December 31, 2009, 1,684,283 shares of the Company's Common Stock were reserved for the conversion of units of limited partnership interest in the Operating Partnership.

        As of June 30, 2010 (unaudited) the other limited partners owned 1.5% (1,210,748 units) of the Operating Partnership. At June 30, 2010, 1,210,748 shares of the Company's Common Stock were reserved for the conversion of units of limited partnership interest in the Operating Partnership.

Perpetual Preferred Units

        In December 2003, the Company sold 6,300,000 shares of 7.625% Series C cumulative redeemable preferred stock, or the Series C preferred stock, (including the underwriters' over-allotment option of 700,000 shares) with a mandatory liquidation preference of $25.00 per share. The net proceeds were used principally to repay amounts outstanding under our secured and unsecured revolving credit facilities. The Series C preferred stock receives annual dividends of $1.90625 per share paid on a quarterly basis and dividends are cumulative, subject to certain provisions. On or after December 12, 2008, the Company may redeem the Series C preferred stock at par for cash at its option. The Series C preferred stock was recorded net of underwriters discount and issuance costs. SL Green contributed the net proceeds of this offering (approximately $152.0 million) to the Operating Partnership in exchange for 6,300,000 Series C cumulative redeemable preferred partnership units. See Note 22.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

14. Partners' Capital (Continued)

        In 2004, the Company issued 4,000,000 shares of its 7.875% Series D cumulative redeemable preferred stock, or the Series D preferred stock, with a mandatory liquidation preference of $25.00 per share. Net proceeds from these offerings were used principally to repay amounts outstanding under our secured and unsecured revolving credit facilities. The Series D preferred stock receives annual dividends of $1.96875 per share paid on a quarterly basis and dividends are cumulative, subject to certain provisions. On or after May 27, 2009, the Company may redeem the Series D preferred stock at par for cash at its option. The Series D preferred stock was recorded net of underwriters discount and issuance costs. Net proceeds from this offering (approximately $96.3 million) were contributed to the Operating Partnership in exchange for 4,000,000 preferred partnership units.

        In January 2010, the Company sold 5,400,000 shares of its Series C preferred stock in an underwritten public offering. Upon completion of this offering, the Company had 11,700,000 shares of the Series C preferred stock outstanding. The shares of Series C preferred stock have a liquidation preference of $25.00 per share and are redeemable at par, plus accrued and unpaid dividends, at any time at its option. The shares were priced at $23.53 per share including accrued dividends equating to a yield of 8.101%. Net proceeds from this offering (approximately $122.2 million) were contributed to the Operating Partnership in exchange for 5,400,000 preferred partnership units. We used the net offering proceeds for general corporate and/or working capital purposes, including purchases of the indebtedness of our subsidiaries and investment opportunities.

Rights Plan

        In February 2000, the board of directors of the Company authorized a distribution of one preferred share purchase right, or Right, for each outstanding share of common stock under a shareholder rights plan. This distribution was made to all holders of record of the common stock on March 31, 2000. Each Right entitled the registered holder to purchase from the Company one one-hundredth of a share of Series B junior participating preferred stock, par value $0.01 per share, or Preferred Shares, at a price of $60.00 per one one-hundredth of a Preferred Share, or Purchase Price, subject to adjustment as provided in the rights agreement. The Rights expired on March 5, 2010, and the rights plan was terminated.

Dividend Reinvestment and Stock Purchase Plan

        SL Green registered 2,000,000 shares of common stock for its dividend reinvestment and stock purchase plan, or DRIP. The DRIP commenced on September 24, 2001.

        During the six months ended June 30, 2010 (unaudited) and years ended December 31, 2009 and 2008, approximately 251,000, 180 and 4,300 shares of common stock were issued and approximately $11.2 million (unaudited), $5,000 and $0.3 million of proceeds were received, respectively, from dividend reinvestments and/or stock purchases under the DRIP. DRIP shares may be issued at a discount to the market price. Proceeds received by SL Green pursuant to the DRIP were contributed to us in exchange for an equivalent number of common units.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

14. Partners' Capital (Continued)

Second Amended and Restated 2005 Stock Option and Incentive Plan (unaudited)

        SL Green has a stock option and incentive plan. The second amended and restated 2005 Stock Option and Incentive Plan, or the 2005 Plan, was approved by SL Green's board of directors in April 2010 and our stockholders in June 2010 at our annual meeting of stockholders. The 2005 Plan authorizes the issuance of stock options, stock appreciation rights, unrestricted and restricted stock, phantom shares, dividend equivalent rights and other equity-based awards. Subject to adjustments upon certain corporate transactions or events, awards with respect to up to a maximum of 10,730,000 fungible units may be granted under the 2005 Plan. Currently, different types of awards count against the limit on the number of fungible units differently, with (1) full-value awards (i.e., those that deliver the full value of the award upon vesting, such as restricted stock) counting as 1.65 fungible units per share subject to such award (2) stock options, stock appreciation rights and other awards that do not deliver full value and expire five year from the date of grant counting as 0.79 fungible units per share subject to such award and (3) all other awards (e.g., ten-year stock options) counting as 1.0 fungible units per share subject to such award. Awards granted under the 2005 Plan prior to the approval of the second amendement and restatement in June 2010 continue to count against the fungible unit limit based on the ratios that were in effect at the time such awards were granted, which may be different than the current ratios. As a result, depending on the types of awards issued, the 2005 Plan may result in the issuance of more or less than 10,730,000 shares. If a stock option or other award granted under the 2005 Plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Shares of our common stock distributed under the 2005 Plan may be treasury shares or authorized but unissued shares. Currently, unless the 2005 Plan has been previously terminated by SL Green's Board, new awards may be granted under the 2005 Plan until June 15, 2020, which is the tenth anniversary of the date that the 2005 Plan was most recently approved by our stockholders. At June 30, 2010 (unaudited), approximately 3.8 million fungible units were available for issuance under the 2005 Plan, or 4.8 million if all fungible units available under the 2005 Plan were issued as five-year stock options.

        Options are granted under the plan at the fair market value on the date of grant and, subject to termination of employment, generally expire ten years from the date of grant, are not transferable other than on death, and generally vest in one to five years commencing one year from the date of grant.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

14. Partners' Capital (Continued)

        A summary of the status of our stock options as of June 30, 2010 (unaudited) and changes during the periods then ended are presented below:

	2010
	Options Outstanding	Weighted Average Exercise Price
Balance at beginning of year	1,324,221	$56.74
Granted	25,500	$52.89
Exercised	(90,916)	$30.17
Lapsed or cancelled	(26,333)	$55.63

Balance at end of period	1,232,472	$58.64

Options exercisable at end of period	649,604	$68.55
Weighted average fair value of options granted during the period	$564,671

        The weighted average fair value of restricted stock granted during the six months ended June 30, 2010 (unaudited) was approximately $20.2 million.

        All options were granted within a price range of $20.67 to $137.18. The remaining weighted average contractual life of the options outstanding and exercisable was 5.1 years and 4.8 years, respectively.

        A summary of the status of our stock options as of December 31, 2009, 2008 and 2007 and changes during the years then ended are presented below:

	2009		2008		2007
	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price
Balance at beginning of year	937,706	$61.33	1,774,385	$88.21	1,645,643	$58.77
Granted	443,850	$46.08	446,500	$65.51	531,000	$143.22
Exercised	(22,000)	$28.17	(195,680)	$36.08	(348,458)	$36.95
Lapsed or cancelled	(35,335)	$62.75	(1,087,499)	$111.23	(53,800)	$62.81

Balance at end of year	1,324,221	$56.74	937,706	$61.33	1,774,385	$88.21

Options exercisable at end of year	595,851	$62.17	474,592	$52.55	780,171	$54.00
Weighted average fair value of options granted during the year	$8,276,500		$5,163,000		$16,619,000

        The weighted average fair value of restricted stock granted during the year was approximately $5.0 million.

        All options were granted within a price range of $20.67 to $137.18. The remaining weighted average contractual life of the options outstanding and exercisable was 7.3 years and 4.8 years, respectively.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

14. Partners' Capital (Continued)

        During the fourth quarter of 2008, we and certain of our employees agreed to cancel, without compensation, certain employee stock options. These cancellations resulted in a non-cash charge of approximately $8.8 million.

2003 Long-Term Outperformance Compensation Program

        SL Green's board of directors adopted a long-term, seven-year compensation program for certain members of senior management. The program provided for restricted stock awards to be made to plan participants if the holders of its common equity achieved a total return in excess of 40% over a 48-month period commencing April 1, 2003. In April 2007, the compensation committee determined that under the terms of the 2003 Outperformance Plan, as of March 31, 2007, the performance hurdles had been met and the maximum performance pool of $22,825,000, taking into account forfeitures, was established. In connection with this event, approximately 166,312 shares of restricted stock (as adjusted for forfeitures) were allocated under the 2005 Plan. In accordance with the terms of the program, 40% of each award vested on March 31, 2007 and the remainder was scheduled to vest ratably over the subsequent three years based on continued employment. The fair value of the awards under this program on the date of grant was determined to be $3.2 million. This fair value is expensed over the term of the restricted stock award. Forty percent of the value of the award was amortized over four years from the date of grant and the balance was amortized, in equal parts, over five, six and seven years (i.e., 20% of the total value was amortized over five years (20% per year), 20% of the total value was amortized over six years (16.67% per year) and 20% of the total value was amortized over seven years (14.29% per year)). We recorded compensation expense of none, $23,000, $29,500 and $59,000 and $0.1 million, $0.2 million and $0.4 million related to this plan during the three and six months ended June 30, 2010 and 2009 (unaudited) and the years ended December 31, 2009, 2008 and 2007, respectively.

2005 Long-Term Outperformance Compensation Program

        In December 2005, the compensation committee of SL Green's board of directors approved a long-term incentive compensation program, the 2005 Outperformance Plan. Participants in the 2005 Outperformance Plan were entitled to earn LTIP Units in SLGOP if SL Green's total return to stockholders for the three-year period beginning December 1, 2005 exceeded a cumulative total return to stockholders of 30%; provided that participants were entitled to earn LTIP Units earlier in the event that SL Green achieved maximum performance for 30 consecutive days. The total number of LTIP Units that could be earned was to be a number having an assumed value equal to 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to the lesser of 3% of SL Green's outstanding shares and units of limited partnership interest as of December 1, 2005 or $50.0 million. On June 14, 2006, the compensation committee determined that under the terms of the 2005 Outperformance Plan, as of June 8, 2006, the performance period had accelerated and the maximum performance pool of $49,250,000, taking into account forfeitures, had been earned. Under the terms of the 2005 Outperformance Plan, participants also earned additional LTIP Units with a value equal to the distributions that would have been paid with respect to the LTIP Units earned if such LTIP Units had been earned at the beginning of the performance period. The

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

14. Partners' Capital (Continued)

total number of LTIP Units earned under the 2005 Outperformance Plan by all participants as of June 8, 2006 was 490,475. Under the terms of the 2005 Ouperformance Plan, all LTIP Units that were earned remained subject to time-based vesting, with one-third of the LTIP Units earned scheduled to vest on each of November 30, 2009 and the first two anniversaries thereafter based on continued employment. The earned LTIP Units are to receive regular quarterly distributions on a per unit basis equal to the dividends per share paid on our common stock, whether or not they are vested. The cost of the 2005 Outperformance Plan (approximately $8.0 million, subject to adjustment for forfeitures) will continue to be amortized into earnings through the final vesting period. We recorded approximately $1.2 million, $1.6 million, $0.6 million and $1.2 million and $2.3 million, $3.9 million and $2.1 million of compensation expense during the three and six months ended June 30, 2010 and 2009 (unaudited) and the years ended December 31, 2009, 2008 and 2007, respectively, in connection with the 2005 Outperformance Plan.

2006 Long-Term Outperformance Compensation Program

        On August 14, 2006, the compensation committee of SL Green's board of directors approved a long-term incentive compensation program, the 2006 Outperformance Plan. Participants in the 2006 Outperformance Plan were entitled to earn LTIP Units in SLGOP if SL Green's total return to stockholders for the three-year period beginning August 1, 2006 exceeded a cumulative total return to stockholders of 30%; provided that participants were entitled to earn LTIP Units earlier in the event that SL Green achieved maximum performance for 30 consecutive days. The total number of LTIP Units that could be earned was to be a number having an assumed value of 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to $60.0 million. The 2006 Outperformance Plan provided that if the LTIP Units were earned, each participant would also have been entitled to the distributions that would have been paid had the number of earned LTIP Units been issued at the beginning of the performance period. Those distributions would have been paid in the form of additional LTIP Units. Thereafter, distributions would have been paid currently with respect to all earned LTIP Units, whether vested or unvested. Any LTIP Units earned under the 2006 Outperformance Plan were to remain subject to time-based vesting, with one-third of the awards vesting on each of July 31, 2009 and the first two anniversaries thereafter based on continued employment.

        The cost of the 2006 Outperformance Plan (approximately $16.4 million, subject to adjustment for forfeitures) will be amortized into earnings through the final vesting period. We recorded approximately $0.1 million, $0.1 million, $0.1 million and $0.2 million and $0.4 million, $12.2 million and $2.5 million of compensation expense during the three and six months ended June 30, 2010 and 2009 (unaudited) and the years ended December 31, 2009, 2008 and 2007, respectively, in connection with the 2006 Outperformance Plan. During the fourth quarter of 2008, we and certain of our employees, including our executive officers, mutually agreed to cancel a portion of the 2006 Outperformance Plan. This charge of approximately $9.2 million is included in the compensation expense above. The performance criteria under the 2006 Outperformance Plan were not met and, accordingly, no LTIP Units have been earned under the 2006 Outperformance Plan.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

14. Partners' Capital (Continued)

SL Green Realty Corp. 2010 Notional Unit Long-Term Compensation Plan

        In December 2009, the compensation committee of SL Green's board of directors approved the general terms of the SL Green Realty Corp. 2010 Notional Unit Long-Term Compensation Program, the 2010 Long Term Compensation Plan. The 2010 Long-Term Compensation Plan is a long-term incentive compensation plan pursuant to which award recipients may earn, in the aggregate, from approximately $15 million up to approximately $75 million of LTIP Units in SLGOP based on SL Green's stock price appreciation over three years beginning on December 1, 2009; provided that, if maximum performance has been achieved, approximately $25 million of awards may be earned at any time after the beginning of the second year and an additional approximately $25 million of awards may be earned at any time after the beginning of the third year. The amount of awards earned will range from approximately $15 million if SL Green's aggregate stock price appreciation during the performance period is 25% to the maximum amount of approximately $75 million if SL Green's aggregate stock price appreciation during the performance period is 50% or greater. No awards will be earned if SL Green's aggregate stock price appreciation is less than 25%. After the awards are earned, they will remain subject to vesting, with 50% of any LTIP Units earned vesting on January 1, 2013 and an additional 25% vesting on each of January 1, 2014 and 2015 based, in each case, on continued employment through the vesting date. We will not pay distributions on any LTIP Units until they are earned, at which time we will pay all distributions that would have been paid on the earned LTIP Units since the beginning of the performance period.

        Overall, the 2010 Long Term Compensation Plan contemplates maximum potential awards of 1,179,987 LTIP Units and a cap of approximately $75 million when earned. However, sufficient shares were not available under the 2005 Plan to fund the entire 2010 Long Term Compensation Plan in December 2009, and the awards granted at that time, in the aggregate, were limited to 744,128 LTIP Units, subject to performance-based and time-based vesting, unless and until additional shares became available under the 2005 Plan prior to the end of the performance period for the 2010 Long Term Compensation Plan. At SL Green's annual meeting of stockholders on June 15, 2010, our stockholders approved the adoption of the 2005 Plan which, among other things, increased the number of shares available under the plan to award the balance of the LTIP Units due under the 2010 Long-Term Compensation Plan. The cost of the 2010 Long Term Compensation Plan (approximately $24.8 million, subject to forfeitures) will be amortized into earnings through the final vesting period. We recorded compensation expense of approximately $1.1 million and $1.6 million during the three and six months ended June 30, 2010 (unaudited) related to this program.

Deferred Stock Compensation Plan for Directors

        Under the Company's Independent Director's Deferral Program, which commenced July 2004, SL Green's non-employee directors may elect to defer up to 100% of their annual retainer fee, chairman fees and meeting fees. Unless otherwise elected by a participant, fees deferred under the program shall be credited in the form of phantom stock units. The phantom stock units are convertible into an equal number of shares of Common Stock upon such directors' termination of service from SL Green's board of directors or a change in control by us, as defined by the program. Phantom stock units are credited

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

14. Partners' Capital (Continued)

to each non-employee director quarterly using the closing price of the Company's common stock on the applicable dividend record date for the respective quarter. Each participating non-employee director's account is also credited for an equivalent amount of phantom stock units based on the dividend rate for each quarter.

        During the six months ended June 30, 2010 (unaudited) and the year ended December 31, 2009, approximately 8,000 and 26,000 phantom stock units were earned. As of June 30, 2010 (unaudited) and December 31, 2009, there were approximately 56,400 and 48,810 phantom stock units outstanding, respectively.

Employee Stock Purchase Plan

        On September 18, 2007, the board of directors of the Company adopted the 2008 Employee Stock Purchase Plan, or ESPP, to encourage our employees to increase their efforts to make our business more successful by providing equity-based incentives to eligible employees. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and has been adopted by the board to enable our eligible employees to purchase the Company's shares of common stock through payroll deductions. The ESPP became effective on January 1, 2008 with a maximum of 500,000 shares of the common stock available for issuance, subject to adjustment upon a merger, reorganization, stock split or other similar corporate change. The common stock will be offered for purchase through a series of successive offering periods. Each offering period will be three months in duration and will begin on the first day of each calendar quarter, with the first offering period having commenced on January 1, 2008. The ESPP provides for eligible employees to purchase the common stock at a purchase price equal to 85% of the lesser of (1) the market value of the common stock on the first day of the offering period or (2) the market value of the common stock on the last day of the offering period. The ESPP was approved by the Company's stockholders at its 2008 annual meeting of stockholders. As of June 30, 2010 (unaudited) and December 31, 2009, approximately 42,928 and 36,313 shares, respectively, of the Company's common stock had been issued under the ESPP. The Company contributed the proceeds from the sale of those shares to us in exchange for an equivalent number of our common units.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

14. Partners' Capital (Continued)

Earnings Per Unit

        Earnings per unit for the three and six months ended June 30, 2010 and 2009 (unaudited) and the years ended December 31, 2009, 2008 and 2007 is computed as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2010	2009	2009	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Numerator (Income)
Basic Earnings:
Income attributable to common unitholders	$139,505	$12,925	$154,875	$47,012	$38,890	$375,496	$652,439
Effect of Dilutive Securities:
Stock options	—	—	—	—	—	—	—
Diluted Earnings:

Income attributable to common unitholders	$139,505	$12,925	$154,875	$47,012	$38,890	$375,496	$652,439

Denominator Weighted Average (Units)
Basic Units:
Units available to common unitholders	79,371	69,699	79,349	64,636	71,965	60,336	61,188
Effect of Dilutive Securities:
3.0% exchangeable senior debentures	—	—	—	—	—	—	—
4.0% exchangeable senior debentures	—	—	—	—	—	—	—
Stock-based compensation plans	420	43	422	43	79	262	697

Diluted Units	79,791	69,742	79,771	64,679	72,044	60,598	61,885

15. Benefit Plans

        The building employees are covered by multi-employer defined benefit pension plans and post-retirement health and welfare plans. Contributions to these plans amounted to approximately $10.7 million, $10.1 million and $9.2 million during the years ended December 31, 2009, 2008 and 2007, respectively. Separate actuarial information regarding such plans is not made available to the contributing employers by the union administrators or trustees, since the plans do not maintain separate records for each reporting unit.

Executive Stock Compensation

        Effective January 1, 1999, we implemented a deferred compensation plan, or the Deferred Plan, covering certain of our employees, including our executives. The shares issued under the Deferred Plan were granted to certain employees, including our executives and vesting will occur annually upon the completion of a service period or our meeting established financial performance criteria. Annual vesting occurs at rates ranging from 15% to 35% once performance criteria are reached. A summary of

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

15. Benefit Plans (Continued)

our restricted stock as of June 30, 2010 (unaudited), December 31, 2009, 2008 and 2007 and charges during the periods then ended are presented below:

	2010	2009	2008	2007
	(unaudited)
Balance at beginning of year	2,330,532	1,824,190	1,698,401	1,274,619
Granted	150,824	506,342	128,956	435,583
Cancelled	(3,167)	—	(3,167)	(11,801)

Balance at end of year	2,478,189	2,330,532	1,824,190	1,698,401

Vested during the year	2,083	420,050	291,818	271,720

Compensation expense recorded	$5,499,276	$23,301,744	$25,611,848	$20,051,845

401(K) Plan

        In August 1997, we implemented a 401(K) Savings/Retirement Plan, or the 401(K) Plan, to cover eligible employees of ours, and any designated affiliate. The 401(K) Plan permits eligible employees to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(K) Plan. During 2000, we amended our 401(K) Plan to include a matching contribution, subject to ERISA limitations, equal to 50% of the first 4% of annual compensation deferred by an employee. During 2003, we amended our 401(K) Plan to provide for discretionary matching contributions only. For 2009, 2008 and 2007, a matching contribution equal to 50% of the first 6% of annual compensation was made. For the years ended December 31, 2009, 2008 and, 2007, we made matching contributions of approximately $450,000, $503,000 and $457,000, respectively.

16. Commitments and Contingencies

        SL Green and the Operating Partnership are not presently involved in any material litigation nor, to our knowledge, is any material litigation threatened against us or our properties, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by the Company and the Operating Partnership related to this litigation will not materially affect our financial position, operating results or liquidity.

        We have entered into employment agreements with certain executives, which expire between June 2010 and January 2013. The minimum cash-based compensation, including base salary and guaranteed bonus payments, associated with these employment agreements totals approximately $7.8 million for 2010.

        In March 1998, we acquired an operating sub-leasehold position at 420 Lexington Avenue. The operating sub-leasehold position required annual ground lease payments totaling $6.0 million and sub-leasehold position payments totaling $1.1 million (excluding an operating sub-lease position purchased January 1999). In June 2007, we renewed and extended the maturity date of the ground

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

16. Commitments and Contingencies (Continued)

lease at 420 Lexington Avenue through December 31, 2029, with an option for further extension through 2080. Ground lease rent payments through 2029 will total approximately $10.9 million per year. Thereafter, the ground lease will be subject to a revaluation by the parties thereto.

        In June 2009, we acquired an operating sub-leasehold position at 420 Lexington Avenue for approximately $7.7 million. These sub-leasehold positions were scheduled to mature in December 2029. In October 2009, we acquired the remaining sub-leasehold position for $7.6 million.

        The property located at 711 Third Avenue operates under an operating sub-lease, which expires in 2083. Under the sub-lease, we are responsible for ground rent payments of $1.55 million annually through July 2011 on the 50% portion of the fee we do not own. The ground rent is reset after July 2011 based on the estimated fair market value of the property. We have an option to buy out the sub-lease at a fixed future date.

        The property located at 461 Fifth Avenue operates under a ground lease (approximately $2.1 million annually) with a term expiration date of 2027 and with two options to renew for an additional 21 years each, followed by a third option for 15 years. We also have an option to purchase the ground lease for a fixed price on a specific date.

        The property located at 625 Madison Avenue operates under a ground lease (approximately $4.6 million annually) with a term expiration date of 2022 and with two options to renew for an additional 23 years.

        The property located at 1185 Avenue of the Americas operates under a ground lease (approximately $8.5 million in 2010 and $6.9 million annually thereafter) with a term expiration of 2020 and with an option to renew for an additional 23 years.

        In April 1988, the SL Green predecessor entered into a lease agreement for the property at 673 First Avenue, which has been capitalized for financial statement purposes. Land was estimated to be approximately 70% of the fair market value of the property. The portion of the lease attributed to land is classified as an operating lease and the remainder as a capital lease. The initial lease term is 49 years with an option for an additional 26 years. Beginning in lease years 11 and 25, the lessor is entitled to additional rent as defined by the lease agreement.

        We continue to lease the 673 First Avenue property, which has been classified as a capital lease with a cost basis of $12.2 million and cumulative amortization of $5.5 million and $5.2 million at December 31, 2009 and 2008, respectively.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

16. Commitments and Contingencies (Continued)

        The following is a schedule of future minimum lease payments under capital leases and noncancellable operating leases with initial terms in excess of one year as of December 31, 2009 (in thousands):

December 31,	Capital lease	Non-cancellable operating leases
2010	$1,451	$31,347
2011	1,555	28,929
2012	1,555	28,179
2013	1,555	28,179
2014	1,555	28,179
Thereafter	45,649	580,600

Total minimum lease payments	53,320	$725,413

Less amount representing interest	(36,437)

Present value of net minimum lease payments	$16,883

17. Financial Instruments: Derivatives and Hedging

        We recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged asset, liability, or firm commitment through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. Reported net income and partners' capital may increase or decrease prospectively, depending on future levels of interest rates and other variables affecting the fair values of derivative instruments and hedged items, but will have no effect on cash flows.

        The following table summarizes the notional and fair value of our derivative financial instruments at June 30, 2010 (unaudited) based on Level 2 information pursuant to ASC 810-10. The notional value is an indication of the extent of our involvement in these instruments at that time, but does not represent exposure to credit, interest rate or market risks (in thousands).

	Notional Value	Strike Rate	Effective Date	Expiration Date	Fair Value
Interest Rate Cap	$128,000	6.000%	2/2010	2/2011	$—
Interest Rate Cap	$139,672	5.000%	1/2010	1/2011	$—

        On June 30, 2010 (unaudited), the derivative instruments were reported as an obligation at their fair value of approximately zero. This is included in Other Liabilities on the consolidated balance sheet at June 30, 2010. Included in Accumulated Other Comprehensive Loss was approximately $14.5 million from the settlement of hedges, which are being amortized over the remaining term of the related mortgage obligation and our share of joint venture accumulated other comprehensive loss of

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

17. Financial Instruments: Derivatives and Hedging (Continued)

approximately $21.1 million. Currently, all of our designated derivative instruments are effective hedging instruments.

        In March 2010, we terminated forward swaps which resulted in a net loss of approximately $19.5 million from the settlement of the hedges. This payment is included in financing activities in the statement of cash flows. This loss will be amortized over the 10-year term of the related financing. This loss is included in the $14.5 million balance noted above.

        The following table summarizes the notional and fair value of our derivative financial instruments at December 31, 2009 based on Level 2 information pursuant to ASC 820-10. The notional value is an indication of the extent of our involvement in these instruments at that time, but does not represent exposure to credit, interest rate or market risks (in thousands).

	Notional Value	Strike Rate	Effective Date	Expiration Date	Fair Value
Interest Rate Swap	$60,000	4.364%	1/2007	5/2010	$(844)
Interest Rate Swap	$105,000	4.910%	12/2009	12/2019	$(8,271)
Interest Rate Swap	$100,000	4.705%	12/2009	12/2019	$(6,186)
Interest Rate Cap	$128,000	6.000%	2/2009	2/2010	$—
Interest Rate Cap	$128,000	6.000%	2/2010	2/2011	$5

        On December 31, 2009, the derivative instruments were reported as an obligation at their fair value of approximately $15.3 million and is included in Other Liabilities on the consolidated balance sheet at December 31, 2009. Offsetting adjustments are represented as deferred gains or losses in Accumulated Other Comprehensive Loss which had a balance of $33.5 million, including the remaining balance on net gains of approximately $5.0 million from the settlement of hedges, which are being amortized over the remaining term of the related mortgage obligation and our share of joint venture accumulated other comprehensive loss of approximately $23.4 million. Currently, all of our derivative instruments are designated as effective hedging instruments.

        Over time, the realized and unrealized gains and losses held in Accumulated Other Comprehensive Loss will be reclassified into earnings as a reduction to interest expense in the same periods in which the hedged interest payments affect earnings. We estimate that approximately $8.3 million of the current balance held in Accumulated Other Comprehensive Income will be reclassified into earnings within the next 12 months.

18. Environmental Matters

        Our management believes that the properties are in compliance in all material respects with applicable Federal, state and local ordinances and regulations regarding environmental issues. Management is not aware of any environmental liability that it believes would have a materially adverse impact on our financial position, results of operations or cash flows. Management is unaware of any instances in which it would incur significant environmental cost if any of the properties were sold.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

19. Segment Information

        We are engaged in owning, managing, leasing, acquiring and repositioning commercial office and retail properties in the New York Metro area and have two reportable segments, real estate and structured finance investments. Our investment in Gramercy and its related earnings are included in the structured finance segment. We evaluate real estate performance and allocate resources based on earnings contribution to income from continuing operations.

        Our real estate portfolio is primarily located in the geographical markets of New York Metro area. The primary sources of revenue are generated from tenant rents and escalations and reimbursement revenue. Real estate property operating expenses consist primarily of security, maintenance, utility costs, real estate taxes and ground rent expense (at certain applicable properties). See Note 5 for additional details on our structured finance investments.

        Selected results of operations for the three and six months ended June 30, 2010 and 2009 (unaudited), and selected asset information as of June 30, 2010 (unaudited) and December 31, 2009, regarding our operating segments are as follows (in thousands):

	Real Estate Segment	Structured Finance Segment	Total Company
Total revenues
Three months ended:
June 30, 2010	$238,933	$20,788	$259,721
June 30, 2009	236,472	15,533	252,005
Six months ended:
June 30, 2010	477,188	41,167	518,355
June 30, 2009	482,010	32,431	514,441
Income from continuing operations:
Three months ended:
June 30, 2010	$10,390	$13,340	$23,730
June 30, 2009	57,215	(32,240)	24,975
Six months ended:
June 30, 2010	24,738	25,125	49,863
June 30, 2009	131,623	(79,943)	51,680
Total assets
As of:
June 30, 2010	$9,535,787	$872,247	$10,408,034
December 31, 2009	9,698,430	789,147	10,487,577

        Income from continuing operations represents total revenues less total expenses for the real estate segment and total investment income less allocated interest expense for the structured finance segment. Interest costs for the structured finance segment are imputed assuming 100% leverage at our 2007 unsecured revolving credit facility borrowing cost. We do not allocate marketing, general and administrative expenses (approximately $18.4 million, $36.8 million, $17.9 million and $35.9 million for the three and six months ended June 30, 2010 and 2009 (unaudited), respectively) to the structured finance segment, since we base performance on the individual segments prior to allocating marketing,

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

19. Segment Information (Continued)

general and administrative expenses. All other expenses, except interest, relate entirely to the real estate assets.

        There were no transactions between the above two segments.

        The table below reconciles income from continuing operations to net income attributable to SLGOP common unitholders for the three and six months ended June 30, 2010 and 2009 (unaudited) (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income from continuing operations	$150,499	$22,282	$176,632	$58,528
Income/ gains from discontinued operations	—	(705)	—	5,582

Net income	150,499	21,577	176,632	64,110
Net income attributable to noncontrolling interests in other partnerships	(3,449)	(3,683)	(7,097)	(7,160)

Net income attributable to SLGOP	147,050	17,894	169,535	56,950
Preferred unit dividend	(7,545)	(4,969)	(14,660)	(9,938)

Net income attributable to SLGOP common unitholders	$139,505	$12,925	$154,875	$47,012

        Selected results of operations for the years ended December 31, 2009, 2008 and 2007, and selected asset information as of December 31, 2009 and 2008, regarding our operating segments are as follows (in thousands):

	Real Estate Segment	Structured Finance Segment	Total Company
Total revenues
Year ended:
December 31, 2009	$945,050	$65,609	$1,010,659
December 31, 2008	968,503	110,919	1,079,422
December 31, 2007	892,138	82,692	974,830
Income from continuing operations:
Year ended:
December 31, 2009	$169,095	$(89,659)	$79,436
December 31, 2008	77,912	(26,503)	51,409
December 31, 2007	113,725	37,904	151,629
Total assets
As of:
December 31, 2009	$9,698,430	$789,147	$10,487,577
December 31, 2008	10,227,656	756,697	10,984,353

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

19. Segment Information (Continued)

        Income from continuing operations represents total revenues less total expenses for the real estate segment and total revenues less allocated interest expense and loan loss reserves for the structured finance segment. Interest costs for the structured finance segment are imputed assuming 100% leverage at our unsecured revolving credit facility borrowing cost. We do not allocate marketing, general and administrative expenses (approximately $74.0 million, $104.6 million and $93.0 million for the years ended December 31, 2009, 2008 and 2007, respectively) to the structured finance segment, since we base performance on the individual segments prior to allocating marketing, general and administrative expenses. All other expenses, except interest, relate entirely to the real estate assets.

        There were no transactions between the above two segments.

        The table below reconciles income from continuing operations before noncontrolling interest to net income available to SLGOP common unitholders for the years ended December 31, 2009, 2008 and 2007 (in thousands):

	Years ended December 31,
	2009	2008	2007
Income (loss) from continuing operations before noncontrolling interest	$(12,865)	$18,377	$120,120
Equity in net gain on sale of unconsolidated joint venture/ partial interest	6,691	103,056	31,509
Gain on early extinguishment of debt	86,006	77,465	—
Loss on marketable securities	(396)	(147,489)	—

Net income from continuing operations	79,436	51,409	151,629
Net income (loss) from discontinued operations	(930)	4,066	29,256
Gain (loss) on sale of discontinued operations	(6,841)	348,573	501,812

Net income	71,665	404,048	682,697
Net income attributable to noncontrolling interests in other partnerships	(12,900)	(8,677)	(10,383)

Net income attributable to SLGOP	58,765	395,371	672,314
Preferred unit dividends	(19,875)	(19,875)	(19,875)

Net income attributable to SLGOP common unitholders	$38,890	$375,496	$652,439

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

20. Supplemental Disclosure of Non-Cash Investing and Financing Activities

        The following table provides information on non-cash investing and financing activities (in thousands):

	Six Months Ended June 30,		Years ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Issuance of common stock as deferred compensation	$402	$433	$583	$583
Redemption of units and deferred compensation plan	—	—	29,150	233
Derivative instruments at fair value	15,296	21,787	21,991	34,949
Tenant improvements and capital expenditures payable	7,363	8,391	1,146	1,311
Real estate investments consolidated under FIN 46R	—	—	—	14,760
Real estate investments deconsolidated under FIN 46R	—	—	—	(414,995)
Assignment of mortgage to joint venture	—	—	—	293,631
Structured finance and other investments acquired	—	—	13,831	—
Other non-cash adjustments—financing	—	—	—	(90,606)
Mortgage assigned upon asset sale	—	95,000	113,517	—
Assumption of mortgage loan	139,672	—	—	—
Structured finance and other investments acquired	30,000	13,831	—	—
Deconsolidation of real estate investments—assets	60,783	—	—	—
Deconsolidation of real estate investments—liabilities	47,533	—	—	—

21. Quarterly Financial Data (unaudited)

        We are providing updated summary selected quarterly financial information, which is included below reflecting the prior period reclassification as discontinued operations of the properties sold during 2009.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

21. Quarterly Financial Data (unaudited) (Continued)

        Quarterly data for the last two years is presented in the tables below (in thousands).

2009 Quarter Ended	December 31	September 30	June 30	March 31
Total revenues	$246,612	$249,603	$252,005	$262,437

Income (loss) net of noncontrolling interest and before gain on sale	946	5,688	(8,155)	(23,674)
Equity in net (loss) gain on sale of joint venture property	—	(157)	(2,693)	9,541
Gain on early extinguishment of debt	606	8,368	29,321	47,712
Loss on equity investment in marketable securities	(232)	(52)	126	(807)
Discontinued operations	—	60	(705)	(286)
Gain (loss) on sale of discontinued operations	(1,741)	(11,672)	—	6,572

Net income (loss) before preferred distributions	(421)	2,235	17,894	39,058
Preferred unit distributions	(4,969)	(4,969)	(4,969)	(4,969)

Income (loss) attributable to SLGOP common unitholders	$(5,390)	$(2,734)	$12,925	$34,089

Net income (loss) per common unit—Basic	$(0.07)	$(0.03)	$0.19	$0.57

Net income (loss) per common unit—Diluted	$(0.07)	$(0.03)	$0.18	$0.57

2008 Quarter Ended	December 31	September 30	June 30	March 31
Total revenues	$269,025	$268,313	$289,737	$253,597

Income (loss) net of noncontrolling interest and before gain on sale(1)	(85,066)	25,380	49,718	18,026
Equity in net gain on sale of joint venture property	—	9,533	93,481	—
Gain on early extinguishment of debt	77,465	—	—	—
Loss on equity investment in marketable securities	(147,489)	—	—	—
Discontinued operations	954	63	1,344	2,839
Gain on sale of discontinued operations	238,892	—	—	110,232

Net income before preferred distributions	84,756	34,976	144,543	131,097
Preferred unit distributions	(4,969)	(4,969)	(4,969)	(4,969)

Income attributable to SLGOP common unitholders	$79,787	$30,007	$139,574	$126,128

Net income per common unit—Basic	$1.35	$0.50	$2.30	$1.99

Net income per common unit—Diluted	$1.34	$0.49	$2.29	$1.98

(1)
Included in the fourth quarter of 2008, is approximately $101.7 million of loan loss and other investment reserves.

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

22. Subsequent Events

        In January 2010, we became the sole owner of 100 Church Street, NY, NY, a 1.05 million-square-foot office tower located in downtown Manhattan, following the successful foreclosure of the senior mezzanine loan at the property in January 2010. Our initial investment totaled $40.9 million which was comprised of a 50% interest in the senior mezzanine loan and two other mezzanine loans at 100 Church Street, which we acquired from Gramercy in the summer of 2007. As part of a consensual arrangement reached with the then-current owners in August 2009, SL Green, on behalf of the mezzanine lender, obtained management and leasing control of the property. At closing of the foreclosure, we funded additional capital into the project as part of our agreement with Wachovia Bank, N.A. to extend and restructure the existing financing. Gramercy declined to fund its share of this capital and instead entered into a transaction whereby it transferred its interests in the investment to us at closing, subject to certain future contingent payments.

        In January 2010, SL Green completed an underwritten public offering of 5,400,000 shares of its Series C preferred stock. Upon completion of this offering, the Company had 11,700,000 shares of the Series C preferred stock outstanding. The shares of Series C preferred stock have a liquidation preference of $25.00 per share and are redeemable at par, plus accrued and unpaid dividends, at any time at our option. The shares were priced at $23.53 per share including accrued dividends equating to a yield of 8.101%. Net proceeds from this offering (approximately $122.0 million) were contributed to the Operating Partnership in exchange for 5,400,000 preferred partnership units. We intend to use the estimated net offering proceeds for general corporate and/or working capital purposes, which may include investment opportunities, purchases of the indebtedness of our subsidiaries in the open market from time to time and the repayment of indebtedness at the applicable maturity or put date.

        In January 2010, our previously announced transaction to sell a 49.5% interest in Green 485 JV LLC, the owner of 485 Lexington Avenue, was terminated because certain of the conditions precedent contemplated in the sale-purchase agreement were not fulfilled.

        In February 2010, our joint venture extended the maturity date of the 16 Court Street loan to October 2013 and has a one-year extension option. The floating rate loan will carry an interest rate of 250 basis points over the 30-day LIBOR.

        In February 2010, we purchased the senior mezzanine loan on 510 Madison Avenue for $14.0 million.

        In February 2010, we repurchased approximately $21.4 million of our 4% exchangeable bonds.

        In March 2010, the Company, the Operating Partnership and ROP, as co-obligors, issued $250.0 million of 7.75% Senior Notes due 2020. SL Green and SLGOP are co-obligors of these notes.

        In April 2010, we closed on a $104.0 million loan secured by our interest in a structured finance investment. The interest only loan bears interest at the rate of 250 basis points above the 30-day LIBOR. The loan matures in April 2012 and has a one-year extension option. The loan is prepayable at any time without penalty.

        In April 2010, SL Green completed a cash tender offer, or Tender Offer, and purchased $13.0 million of our outstanding 3.000% Exchangeable Senior Notes due 2027, and $13.2 million of the outstanding 4.000% Exchangeable Senior Debentures due 2025, $38.8 million of the 5.150% Notes due 2011 and $50.0 million of the 5.875% Notes due 2014 issued by Reckson.

        In May 2010, Green Hill Acquisition LLC, our wholly owned subsidiary, sold its 45% beneficial interest in the property known as 1221 Avenue of the Americas, located in Manhattan to a wholly

SL Green Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

June 30, 2010 (unaudited) and December 31, 2009

22. Subsequent Events (Continued)

owned subsidiary of CPPIB, for total consideration of $577.4 million, of which approximately $95.9 million represents the payment for existing reserves and the assumption of our pro-rata share of in-place financing. The sale generated proceeds to us of approximately $500.9 million. We recognized a gain of approximately $126.8 million on the sale of our interest.

        In May 2010, we entered into an agreement to acquire 125 Park Avenue, a Manhattan office tower, for $330 million. In connection with the acquisition, we will assume $146.25 million of in-place financing. The 5.748% interest-only loan matures in October 2014. Subject to the satisfaction of certain conditions that are to be satisfied prior to the closing, the acquisition of the property at 125 Park Avenue is expected to close during the third quarter of 2010.

        In May 2010, we, through a joint venture with CPPIB, acquired 600 Lexington Avenue for $193.0 million. In connection with the transaction, the joint venture assumed $49.85 million of in-place financing. The 5.74% interest-only loan matures in March 2014.

        On June 15, 2010, we repurchased $80.7 million aggregate principal amount of the outstanding 4.00% Exchangeable Senior Debentures due 2025 (the "Debentures") issued by Reckson pursuant to their terms. Following the repurchase, approximately $0.66 million aggregate principal amount of the Debentures remain outstanding.

SL Green Operating Partnership, L.P.

Schedule III—Real Estate And Accumulated Depreciation

December 31, 2009

(Dollars in thousands)

									Column F
				Column D Cost Capitalized Subsequent To Acquisition		Column E Gross Amount at Which Carried at Close of Period
		Column C Initial Cost
Column A	Column B									Column G	Column H	Column I
									Accumu- lated Deprecia- tion
Description	Encum- brances	Land	Building & Improve- ments	Land	Building & Improve- ments	Land	Building & Improve- ments	Total		Date of Construc- tion	Date Acquired	Life on Which Deprecia- tion is Computed
673 First Ave(1)	$31,608	$—	$35,727	$—	$13,038	$—	$48,765	$48,765	$18,184	1928	8/1997	Various
420 Lexington Ave(1)	150,561	—	107,832	—	100,715	—	208,547	208,547	58,791	1927	3/1998	Various
711 Third Avenue(1)	120,000	19,844	42,499	—	22,040	19,844	64,539	84,383	18,500	1955	5/1998	Various
555 W. 57th Street(1)	—	18,846	78,704	—	23,036	18,846	101,740	120,586	29,578	1971	1/1999	Various
317 Madison Ave(1)	—	21,205	85,559	—	27,028	21,205	112,587	133,792	32,634	1920	6/2001	Various
220 East 42nd Street(1)	198,871	50,373	203,727	635	22,216	51,008	225,943	276,951	42,679	1929	2/2003	Various
461 Fifth Avenue(1)	—	—	62,695	—	3,814	—	66,509	66,509	11,023	1988	10/2003	Various
750 Third Avenue(1)	—	51,093	205,972	—	23,664	51,093	229,636	280,729	31,574	1958	7/2004	Various
625 Madison Ave(1)	135,117	—	246,673	—	21,982	—	268,655	268,655	36,466	1956	10/2004	Various
19 West 44th Street(1)	—	15,975	61,713	—	7,551	15,975	69,264	85,239	11,103	1916	6/2005	Various
28 West 44th Street(1)	123,480	21,102	84,455	—	10,345	21,102	94,800	115,902	13,893	1919	2/2005	Various
141 Fifth Avenue(1)(5)	25,000	2,884	14,532	—	356	2,884	14,888	17,772	2,549	1879	8/2005	Various
485 Lexington Avenue(1)	450,000	77,517	326,825	765	77,253	78,282	404,078	482,360	52,824	1956	12/2004	Various
609 Fifth Avenue(1)	139,343	36,677	145,954	—	2,055	36,677	148,009	184,686	13,049	1925	6/2006	Various
1 Madison Avenue(1)	651,917	172,641	654,394	905	11,477	173,546	665,871	839,417	39,892	1960	8/2007	Various
331 Madison Avenue(1)	—	14,763	65,241	—	499	14,763	65,740	80,503	5,094	1923	4/2007	Various
333 West 34th Street(1)	—	36,711	146,880	—	10,561	36,711	157,441	194,152	9,485	1954	6/2007	Various
120 West 45th Street(1)	170,000	60,766	250,922	—	1,486	60,766	252,408	313,174	20,377	1998	1/2007	Various
810 Seventh Avenue(1)	—	114,077	476,386	—	17,190	114,077	493,576	607,653	37,685	1970	1/2007	Various
919 Third Avenue(1)(6)	224,104	223,529	1,033,198	35,410	1,568	258,939	1,034,766	1,293,705	76,706	1970	1/2007	Various
1185 Avenue of the Americas(1)	—	—	728,213	—	17,159	—	745,372	745,372	62,271	1969	1/2007	Various
1350 Avenue of the Americas(1)	—	91,038	380,744	—	9,287	91,038	390,031	481,069	30,672	1966	1/2007	Various
1100 King Street—1 - 7 International Drive(2)	—	49,392	104,376	1,093	2,329	50,485	106,705	157,190	9,687	1983/1986	1/2007	Various
520 White Plains Road(2)	—	6,324	26,096	—	1,840	6,324	27,936	34,260	2,491	1979	1/2007	Various
115 - 117 Stevens Avenue(2)	—	5,933	23,826	—	2,849	5,933	26,675	32,608	2,726	1984	1/2007	Various
100 Summit Lake Drive(2)	—	10,526	43,109	—	3,647	10,526	46,756	57,282	4,089	1988	1/2007	Various
200 Summit Lake Drive(2)	—	11,183	47,906	—	327	11,183	48,233	59,416	4,081	1990	1/2007	Various
500 Summit Lake Drive(2)	—	9,777	39,048	—	1,424	9,777	40,472	50,249	2,953	1986	1/2007	Various
140 Grand Street(2)	—	6,865	28,264	—	2,207	6,865	30,471	37,336	2,489	1991	1/2007	Various
360 Hamilton Avenue(2)	—	29,497	118,250	—	1,958	29,497	120,208	149,705	10,069	2000	1/2007	Various
1 - 6 Landmark Square(3)	116,517	50,947	195,167	—	6,295	50,947	201,462	252,409	15,990	1973 - 1984	1/2007	Various
7 Landmark Square(3)	—	2,088	7,748	—	—	2,088	7,748	9,836	—	2007	1/2007	Various
300 Main Street(3)	11,500	3,025	12,889	—	600	3,025	13,489	16,514	1,230	2002	1/2007	Various
680 Washington Boulevard(3)(6)	—	11,696	45,364	—	570	11,696	45,934	57,630	3,810	1989	1/2007	Various
750 Washington Boulevard(3)(6)	—	16,916	68,849	—	2,198	16,916	71,047	87,963	5,751	1989	1/2007	Various
1010 Washington Boulevard(3)	—	7,747	30,423	—	1,922	7,747	32,345	40,092	2,562	1988	1/2007	Various
1055 Washington Boulevard(3)	—	13,516	53,228	—	782	13,516	54,010	67,526	4,293	1987	6/2007	Various
500 West Putnam Avenue(3)	25,000	11,210	44,782	—	2,529	11,210	47,311	58,521	3,524	1973	1/2007	Various
150 Grand Street(2)	—	1,371	5,446	—	7,544	1,371	12,990	14,361	—	1962	1/2007	Various
180 Broadway(1)(5)	22,534	16,168	30,589	—	639	16,168	31,228	47,396	1,540	1902	1/2007	Various
400 Summit Lake Drive(2)	—	38,889	—	160	—	39,049	—	39,049	—	—	—	Various
125 Chubb Way(4)	—	5,884	25,958	—	6,948	5,884	32,906	38,790	—	2008	1/2008	Various
Other(7)	—	1,128	—	961	16,957	2,089	16,957	19,046	6,108	—	—	Various

	$2,595,552	$1,339,123	$6,390,163	$39,929	$487,885	$1,379,052	$6,878,048	$8,257,100	$738,422	—	—	—

(1)
Property located in New York, New York.
(2)
Property located in Westchester County, New York.
(3)
Property located in Connecticut.
(4)
Property located in New Jersey.
(5)
We own a 50% interest in this property.
(6)
We own a 51% interest in this property.
(7)
Other includes tenant improvements at eEmerge, capitalized interest and corporate improvements.

SL Green Operating Partnership, L.P.

Schedule III—Real Estate And Accumulated Depreciation (Continued)

December 31, 2009

(Dollars in thousands)

        The changes in real estate for the three years ended December 31, 2009 are as follows:

	2009	2008	2007
Balance at beginning of year	$8,201,789	$8,622,496	$3,055,159
Property acquisitions	16,059	67,751	5,717,116
Improvements	92,117	160,363	93,762
Retirements/disposals	(52,865)	(648,821)	(243,541)

Balance at end of year	$8,257,100	$8,201,789	$8,622,496

        The aggregate cost of land, buildings and improvements, before depreciation, for Federal income tax purposes at December 31, 2009 was approximately $6.4 billion.

        The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos, and furniture and fixtures, for the three years ended December 31, 2009, are as follows:

	2009	2008	2007
Balance at beginning of year	$546,545	$381,510	$279,436
Depreciation for year	210,436	203,904	170,931
Retirements/disposals	(18,559)	(38,869)	(68,857)

Balance at end of year	$738,422	$546,545	$381,510

Reckson Operating Partnership, L.P.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$643,902	$643,667
Building and improvements	3,303,932	3,294,632

	3,947,834	3,938,299
Less: accumulated depreciation	(306,946)	(259,773)

	3,640,888	3,678,526
Cash and cash equivalents	20,280	22,030
Restricted cash	9,378	9,180
Tenant and other receivables, net of allowance of $2,483 and $3,016 in 2010 and 2009, respectively	6,119	10,138
Deferred rents receivable, net of allowance of $6,135 and $5,362 in 2010 and 2009, respectively	48,938	42,132
Structured finance investments, net of allowance of $10,550 in both 2010 and 2009, respectively	27,810	26,993
Investment in unconsolidated joint venture	49,026	51,313
Deferred costs, net of accumulated amortization of $4,503 and $3,123 in 2010 and 2009, respectively	23,543	18,047
Other assets	105,411	111,531

Total assets	$3,931,393	$3,969,890

Liabilities
Mortgage note payable	$222,333	$224,104
Senior unsecured notes	708,804	663,155
Accrued interest payable and other liabilities	13,135	8,733
Accounts payable and accrued expenses	20,289	34,785
Deferred revenue	250,369	275,451
Security deposits	8,628	8,475

Total liabilities	1,223,558	1,214,703
Commitments and Contingencies	—	—
Capital
General partner capital—ROP	2,210,744	2,258,389
Limited partner capital	—	—
Noncontrolling interests in other partnerships	497,091	496,798

Total capital	2,707,835	2,755,187

Total liabilities and capital	$3,931,393	$3,969,890

The accompanying notes are an integral part of these financial statements.

Reckson Operating Partnership, L.P.

Condensed Consolidated Statements of Income

(Unaudited, and amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenues
Rental revenue, net	$71,164	$71,687	$143,381	$141,888
Escalation and reimbursement	12,292	13,654	25,691	28,025
Investment income	100	488	1,072	1,427
Other income	2,166	1,154	4,777	1,616

Total revenues	85,722	86,983	174,921	172,956

Expenses
Operating expenses (including $2,046 and $4,065, $2,379 and $4,643 paid to affiliates in 2010 and 2009, respectively	18,623	18,411	37,342	37,906
Real estate taxes	14,683	14,228	29,365	28,590
Ground rent	2,161	2,161	4,322	4,322
Interest expense, net of interest income	16,057	14,239	29,866	29,662
Amortization of deferred finance costs	98	—	111	—
Depreciation and amortization	24,028	23,356	48,472	46,897
Loan loss reserves	—	24,907	—	24,907
Marketing, general and administrative	116	95	214	230

Total expenses	75,766	97,397	149,692	172,514

Income (loss) from continuing operations before equity in net income from unconsolidated joint venture, noncontrolling interest and discontinued operations	9,956	(10,414)	25,229	442
Equity in net income from unconsolidated joint venture	185	287	476	568
Gain (loss) on early extinguishment of debt	(1,089)	1,774	(1,202)	3,682

Income (loss) from continuing operations	9,052	(8,353)	24,503	4,692
Income (loss) from discontinued operations	—	(16)	—	(42)

Net income (loss)	9,052	(8,369)	24,503	4,650
Net income attributable to noncontrolling interests in other partnerships	(3,185)	(3,647)	(6,901)	(6,975)

Net income (loss) attributable to ROP common unitholders	$5,867	$(12,016)	$17,602	$(2,325)

Amounts attributable to ROP common unitholders:
Income from continuing operations	$5,867	$(12,000)	$17,602	$(2,283)
Discontinued operations	—	(16)	—	(42)

Net income (loss)	$5,867	$(12,016)	$17,602	$(2,325)

The accompanying notes are an integral part of these financial statements.

Reckson Operating Partnership, L.P.

Condensed Consolidated Statements of Cash Flows

(Unaudited, and amounts in thousands)

	Six months ended June 30, 2010	Six months ended June 30, 2009
Operating Activities
Net income	$24,503	$4,650
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,583	46,897
Equity in net income from unconsolidated joint venture	(476)	(568)
Distributions of cumulative earnings from unconsolidated joint venture	476	568
Loss (gain) on early extinguishment of debt	1,202	(3,682)
Loan loss reserve	—	24,907
Deferred rents receivable	(6,806)	(6,164)
Other non-cash adjustments	(11,956)	(7,647)
Changes in operating assets and liabilities:
Restricted cash—operations	(190)	(219)
Tenant and other receivables	4,486	(646)
Deferred lease costs	(2,693)	(1,955)
Other assets	(4,201)	630
Accounts payable, accrued expenses and other liabilities	(10,554)	(10,125)

Net cash provided by operating activities	42,374	46,646

Investing Activities
Additions to land, buildings and improvements	(12,801)	(12,926)
Restricted cash-capital improvements	(8)	(7)
Distributions in excess of cumulative earnings from unconsolidated joint venture	2,287	2,466
Mortgage loans receivable, net	65	38,616

Net cash (used in) provided by investing activities	(10,457)	28,149

Financing Activities
Repayments of mortgage note payable	(1,771)	(1,656)
Net proceeds from senior unsecured notes	250,000	—
Repayments of senior unsecured notes	(205,859)	(268,438)
Contributions from common unitholders	325,282	402,737
Distributions to noncontrolling interests in other partnerships	(6,608)	(9,480)
Distributions to common unitholders	(390,529)	(199,804)
Deferred loan costs	(4,182)	—

Net cash used in financing activities	(33,667)	(76,641)

Net decrease in cash and cash equivalents	(1,750)	(1,846)
Cash and cash equivalents at beginning of period	22,030	23,114

Cash and cash equivalents at end of period	$20,280	$21,268

The accompanying notes are an integral part of these financial statements.

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

June 30, 2010

1. Organization and Basis of Presentation

        Reckson Operating Partnership, L.P., or ROP, commenced operations on June 2, 1995. Reckson Associates Realty Corp., or RARC, served as the sole general partner of ROP until November 15, 2007, at which time RARC withdrew, Wyoming Acquisition GP LLC, or WAGP, succeeded it as the sole general partner of ROP. WAGP is a wholly-owned subsidiary of SL Green Operating Partnership, L.P., or the operating partnership. The sole limited partner of ROP is the operating partnership.

        ROP is engaged in the ownership, management, operation, leasing, financing and development of commercial real estate properties, principally office properties and also owns land for future development located in New York City, Westchester and Connecticut, which collectively is also known as the New York Metro Area.

        SL Green Realty Corp., or SL Green, and the operating partnership were formed in June 1997. SL Green has qualified, and expects to qualify in the current fiscal year as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, and operates as a self-administered, self-managed REIT. A REIT is a legal entity that holds real estate interests and, through payments of dividends to stockholders, is permitted to reduce or avoid the payment of Federal income taxes at the corporate level. Unless the context requires otherwise, all references to "we," "our" and "us" means ROP and all entities owned or controlled by ROP.

        On January 25, 2007, SL Green completed the acquisition of all of the outstanding shares of common stock of RARC pursuant to the terms of the Agreement and Plan of Merger, dated as of August 3, 2006, as amended, the Merger Agreement, among SL Green, Wyoming Acquisition Corp., or Wyoming, Wyoming Acquisition GP LLC, Wyoming Acquisition Partnership LP, RARC and ROP. SL Green paid approximately $6.0 billion, inclusive of transaction costs, for Reckson. This transaction is referred to herein as the Merger.

        On January 25, 2007, SL Green completed the sale of certain assets of ROP to an investment group led by certain of RARC's former executive management for a total consideration of approximately $2.0 billion.

        As a result of the substantial change in ownership from the Merger, SL Green has recorded the Merger in accordance with the provisions of Emerging Issues Task Force Topic D-97, "Push-Down Accounting." The application of "push-down accounting" resulting in the adjustment of the carrying values of the assets and liabilities of ROP to fair value in the same manner as ROP's assets and liabilities were recorded by SL Green subsequent to the Merger. The net impact of such adjustments was approximately $3.0 billion, related primarily to increases to the carrying value of real estate assets and lease related intangibles.

        As of June 30, 2010, we owned the following interests in commercial office properties in the New York Metro area, primarily in midtown Manhattan, a borough of New York City, or Manhattan. Our

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

1. Organization and Basis of Presentation (Continued)

investments in the New York Metro area also include investments in Queens, Westchester County and Connecticut, which are collectively known as the Suburban assets:

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	4	3,770,000	94.1%
Suburban	Consolidated properties	16	2,642,100	84.0%
	Unconsolidated properties	1	1,402,000	100.0%

		21	7,814,100	91.7%

(1)
The weighted average occupancy represents the total leased square feet divided by total available rentable square feet.

        At June 30, 2010, our inventory of development parcels aggregated approximately 81 acres of land in four separate parcels on which we can, based on estimates at June 30, 2010, develop approximately 1.1 million square feet of office space and in which we had invested approximately $65.7 million.

Basis of Quarterly Presentation

        The accompanying consolidated financial statements include the consolidated financial position of ROP and the Service Companies (as defined below) at June 30, 2010 and December 31, 2009, the consolidated results of their operations for the three and six months ended June 30, 2010 and 2009 and their cash flows for the six months ended June 30, 2010 and 2009. ROP's investments in majority-owned and controlled real estate joint ventures are reflected in the accompanying financial statements on a consolidated basis with a reduction for the noncontrolling partners' interests. ROP's investments in real estate joint ventures, where it owns less than a controlling interest, are reflected in the accompanying financial statements on the equity method of accounting. The Service Companies, which provide management, development and construction services to ROP, include Reckson Management Group, Inc., RANY Management Group, Inc., Reckson Construction & Development LLC and Reckson Construction Group New York, Inc. (collectively, the "Service Companies"). All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. The 2010 operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. These financial statements should be read in conjunction with the financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

1. Organization and Basis of Presentation (Continued)

        The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by U.S. GAAP for complete financial statements.

2. Significant Accounting Policies

        The consolidated financial statements include our accounts and those of our subsidiaries, which are wholly-owned or controlled by us. Entities which we do not control through our voting interest and entities which are variable interest entities, but where we are not the primary beneficiary, are accounted for under the equity method or as structured finance investments. All significant intercompany balances and transactions have been eliminated.

        In June 2009, the FASB amended the guidance for determining whether an entity is a variable interest entity, or VIE, and requires the performance of a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE. Under this guidance, an entity would be required to consolidate a VIE if it has (i) the power to direct the activities that most significantly impact the entity's economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. Adoption of this guidance on January 1, 2010 did not have a material impact on our consolidated financial statements.

        A noncontrolling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to a parent. Noncontrolling interests are required to be presented as a separate component of equity in the consolidated balance sheet and modifies the presentation of net income by requiring earnings and other comprehensive income to be attributed to controlling and noncontrolling interests.

        We assess the accounting treatment for each joint venture and structured finance investment. This assessment includes a review of each joint venture or limited liability company agreement to determine which party has what rights and whether those rights are protective or participating. For all VIE's, we review such agreements in order to determine which party has the power to direct the activities that most significantly impact the entities economic performance. In situations where we or our partner approves, among other things, the annual budget, receives a detailed monthly reporting package from us, meets on a quarterly basis to review the results of the joint venture, reviews and approves the joint venture's tax return before filing, and approves all leases that cover more than a nominal amount of space relative to the total rentable space at each property, we do not consolidate the joint venture as we consider these to be substantive participation rights that result in shared power of the activities that most significantly impact the performance of our joint venture. Our joint venture agreements also contain certain protective rights such as the requirement of partner approval to sell, finance or refinance the property and the payment of capital expenditures and operating expenditures outside of the approved budget or operating plan. We have no VIE's for which we are the primary beneficiary.

Investment in Commercial Real Estate Properties

        On a periodic basis, we assess whether there are any indicators that the value of our real estate properties may be impaired or that their carrying values may not be recoverable. A property's value is

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

2. Significant Accounting Policies (Continued)

considered impaired if management's estimate of the aggregate future cash flows (undiscounted and without interest charges for consolidated properties and discounted for unconsolidated properties) to be generated by the property are less than the carrying value of the property. To the extent impairment has occurred and is considered to be other than temporary, the loss shall be measured as the excess of the carrying amount of the property over the calculated fair value of the property. We do not believe that the value of any of our real estate properties or equity investment in rental property was impaired at June 30, 2010 and December 31, 2009.

        We allocate the purchase price of real estate to land and building and, if determined to be material, intangibles, such as the value of above-, below- and at-market leases and origination costs associated with the in-place leases. We depreciate the amount allocated to building and other intangible assets over their estimated useful lives, which generally range from three to 40 years and from one to 14 years, respectively. The values of the above- and below-market leases are amortized and recorded as either an increase (in the case of below-market leases) or a decrease (in the case of above-market leases) to rental income over the remaining term of the associated lease, which generally range from one to 14 years. The value associated with in-place leases and tenant relationships are amortized over the expected term of the relationship and its estimated term, which generally range from one to 14 years. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance of the related intangible will be written off. The tenant improvements and origination costs are amortized as an expense over the remaining life of the lease (or charged against earnings if the lease is terminated prior to its contractual expiration date). We assess fair value of the leases based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property.

        We recognized an increase of approximately $5.3 million, $10.9 million, $5.2 million and $9.8 million in rental revenue for the three and six months ended June 30, 2010 and 2009, respectively, for the amortization of aggregate below-market rents in excess of above-market leases and a reduction in lease origination costs, resulting from the reallocation of the purchase price of the applicable properties. We recognized a reduction in interest expense for the amortization of above-market rate debt of approximately $0.6 million, $0.9 million, $0.3 million and $2.1 million for the three and six months ended June 30, 2010 and 2009, respectively.

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

2. Significant Accounting Policies (Continued)

        The following summarizes our identified intangible assets (acquired above-market leases and in-place leases) and intangible liabilities (acquired below-market leases) as of June 30, 2010 and December 31, 2009 (amounts in thousands).

	June 30, 2010	December 31, 2009
Identified intangible assets (included in other assets):
Gross amount	$167,078	$167,078
Accumulated amortization	(73,134)	(62,813)

Net	$93,944	$104,265

Identified intangible liabilities (included in deferred revenue):
Gross amount	$373,950	$373,950
Accumulated amortization	(127,859)	(106,627)

Net	$246,091	$267,323

Income Taxes

        No provision has been made for income taxes in the accompanying consolidated financial statements since such taxes, if any, are the responsibility of the individual partners.

Reserve for Possible Credit Losses

        The expense for possible credit losses in connection with structured finance investments is the charge to earnings to increase the allowance for possible credit losses to the level that we estimate to be adequate considering delinquencies, loss experience and collateral quality. Other factors considered relate to geographic trends and product diversification, the size of the portfolio and current economic conditions. Based upon these factors, we establish the provision for possible credit losses by category of asset. When it is probable that we will be unable to collect all amounts contractually due, the account is considered impaired.

        Where impairment is indicated, a valuation allowance is measured based upon the excess of the recorded investment amount over the net fair value of the collateral. Any deficiency between the carrying amount of an asset and the calculated value of the collateral is charged to expense. We recorded no loan loss reserves in 2010 and $24.9 million and $24.9 million in loan loss reserves or charge offs during the three and six months ended June 30, 2009, respectively, on investments held to maturity.

Use of Estimates

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

2. Significant Accounting Policies (Continued)

Fair Value Measurements

        The methodologies used for valuing financial instruments have been categorized into three broad levels as follows:

  Level 1—Quoted prices in active markets for identical instruments.

  Level 2—Valuations based principally on other observable market parameters, including

    •
    Quoted prices in active markets for similar instruments,

    •
    Quoted prices in less active or inactive markets for identical or similar instruments,

    •
    Other observable inputs (such as interest rates, yield curves, volatilities, prepayment speeds, loss severities, credit risks and default rates), and

    •
    Market corroborated inputs (derived principally from or corroborated by observable market data).

  Level 3—Valuations based significantly on unobservable inputs.

    •
    Valuations based on third party indications (broker quotes or counterparty quotes) which were, in turn, based significantly on unobservable inputs or were otherwise not supportable as Level 2 valuations.

    •
    Valuations based on internal models with significant unobservable inputs.

        These levels form a hierarchy. We follow this hierarchy for our financial instruments measured at fair value on a recurring basis. The classifications are based on the lowest level of input that is significant to the fair value measurement.

Concentrations of Credit Risk

        Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash investments, structured finance investments and accounts receivable. We place our cash investments in excess of insured amounts with high quality financial institutions. The collateral securing our structured finance investments is primarily located in the Greater New York Area. See Note 4. We perform ongoing credit evaluations of our tenants and require certain tenants to provide security deposits or letters of credit. Though these security deposits and letters of credit are insufficient to meet the total value of a tenant's lease obligation, they are a measure of good faith and a source of funds to offset the economic costs associated with lost rent and the costs associated with re-tenanting the space. Although the properties in our real estate portfolio are primarily located in Manhattan, we also have Suburban properties located in Westchester County, Connecticut and Long Island City. The tenants located in our buildings operate in various industries. Other than two tenants who contributed approximately 5.5% and 7.4% of our annualized rent, no other tenant in the portfolio contributed more than 4.6% of our annualized rent, including our share of joint venture annualized rent, at June 30, 2010. Approximately 14%, 17%, 28% and 12% of our annualized rent, including our share of joint

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

2. Significant Accounting Policies (Continued)

venture annualized rent, was attributable to 810 Seventh Avenue, 919 Third Avenue, 1185 Avenue of the Americas and 1350 Avenue of the Americas, respectively, for the quarter ended June 30, 2010.

Accounting Standards Updates

        In June 2009, the FASB issued guidance on accounting for transfers of financial assets. This guidance amends various components of the existing guidance governing sale accounting, including the recognition of assets obtained and liabilities assumed as a result of a transfer, and considerations of effective control by a transferor over transferred assets. In addition, this guidance removes the exemption for qualifying special purpose entities from the consolidation guidance. This guidance is effective January 1, 2010, with early adoption prohibited. The adoption of this guidance did not have a material impact on our consolidated financial statements.

        In July 2010, the FASB issued updated guidance on disclosures about the credit quality of financing receivables and the allowance for credit losses which will require a greater level of information disclosed about the credit quality of loans and allowance for loan losses, as well as additional information related to credit quality indicators, past due information, and information related to loans modified in trouble debt restructuring. This guidance is effective for the fourth quarter of 2010 and it only amends existing disclosure requirements.

        In March 2010, the FASB issued updated guidance on embedded credit derivatives for contracts containing an embedded credit derivative feature related to the transfer of credit risk that is not solely in the form of subordination. This guidance is effective for the third quarter of 2010, though early adoption is permitted. We do not expect the adoption of this guidance to have a material effect on our consolidated financial statements.

        In January 2010, the FASB issued updated guidance on fair value measurements and disclosures, which requires disclosure of details of significant asset or liability transfers in and out of Level 1 and Level 2 measurements within the fair value hierarchy and inclusion of gross purchases, sales, issuances, and settlements in the rollforward of assets and liabilities valued using Level 3 inputs within the fair value hierarchy. The guidance also clarifies and expands existing disclosure requirements related to the disaggregation of fair value disclosures and inputs used in arriving at fair values for assets and liabilities using Level 2 and Level 3 inputs within the fair value hierarchy. These disclosure requirements were effective for interim and annual reporting periods beginning after December 15, 2009. The gross presentation of the Level 3 rollforward is required for interim and annual reporting periods beginning after December 15, 2010.

3. Property Dispositions and Assets Held for Sale

        At June 30, 2009, discontinued operations included the results of operations of real estate assets sold prior to that date. This included 100/120 White Plains Road.

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

3. Property Dispositions and Assets Held for Sale (Continued)

        The following table summarizes income from discontinued operations for the three and six months ended March 31, 2009 (in thousands). No assets were considered as held for sale during the six months ended June 30, 2010.

	Three months ended June 30, 2009	Six months ended June 30, 2009
Revenues
Rental revenue	$—	$—
Escalation and reimbursement revenues	3	(3)
Investment and other income	—	—

Total revenues	3	(3)

Operating expenses	19	39
Real estate taxes	—	—
Depreciation and amortization	—	—

Total expenses	19	39

Loss from discontinued operations	$(16)	$(42)

4. Structured Finance Investments

        As of June 30, 2010 and December 31, 2009, we held the following structured finance investments, with an aggregate weighted average current yield of approximately 0.4% (in thousands):

Loan Type	Gross Investment	Senior Financing	2010 Principal Outstanding	2009 Principal Outstanding	Initial Maturity Date
Mezzanine Loan(1)(2)(3)(5)(6)	$25,000	$312,676	$27,422	$26,605	January 2013
Other Loan(1)	1,000	—	1,000	1,000	December 2010
Junior Participation(1)(4)(5)(6)	14,189	—	9,938	9,938	April 2008
Loan loss reserves(5)	—	—	(10,550)	(10,550)

	$40,189	$312,676	$27,810	$26,993

(1)
This is a fixed rate loan.

(2)
The difference between the pay and accrual rates is included as an addition to the principal balance outstanding.

(3)
This loan had been in default since December 2007. We reached an agreement with the borrower to, amongst other things, extended the maturity date to January 2013.

(4)
This loan is in default. The lender has begun foreclosure proceedings. Another participant holds a $12.2 million pari-pasu interest in this loan.

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

4. Structured Finance Investments (Continued)

(5)
This represents specifically allocated loan loss reserves recorded during the year ended December 31, 2008. Our reserves reflect management's judgment of the probability and severity of losses based on Level 3 data. We cannot be certain that our judgment will prove to be correct and that reserves will be adequate over time to protect against potential future losses.

(6)
This loan is on non-accrual status.

        At June 30, 2010 and December 31, 2009 all loans, other than as noted above, were performing in accordance with the terms of the loan agreements.

5. Investment in Unconsolidated Joint Venture

        In May 2005, we acquired a 1.4 million square foot, 50-story, Class A office tower located at One Court Square, Long Island City, NY, for approximately $471.0 million, inclusive of transfer taxes and transactional costs. One Court Square is 100% leased to the seller, Citibank N.A., under a 15-year net lease. The lease contained partial cancellation options effective during 2011 and 2012 for up to 20% of the leased space and in 2014 and 2015 for up to an additional 20% of the originally leased space, subject to notice and the payment of early termination penalties. On November 30, 2005, we sold a 70% joint venture interest in One Court Square to certain institutional funds advised by JPMorgan Investment Management, or the JPM Investors, for approximately $329.7 million, including the assumption of $220.5 million of the property's mortgage debt. The operating agreement of the Court Square JV requires approvals from members on certain decisions including annual budgets, sale of the property, refinancing of the property's mortgage debt and material renovations to the property. In addition, after September 20, 2009 the members each have the right to recommend the sale of the property, subject to the terms of the mortgage debt, and to dissolve the Court Square JV. We account for the Court Square JV under the equity method of accounting. We have also concluded that the JPM Investors have substantive participating rights in the ordinary course of the Court Square JV's business that result in shared power of the activities that most significantly impact the performance of the joint venture.

6. Mortgage Note Payable

        The first mortgage note payable collateralized by the property and assignment of leases at June 30, 2010 and December 31, 2009, respectively, was as follows (in thousands):

Property	Interest Rate(1)	Maturity Date	June 30, 2010	December 31, 2009
919 Third Avenue New York, NY(2)(3)	6.87%	8/2011	$222,333	$224,104

(1)
Effective interest rate for the three and six months ended June 30, 2010.

(2)
We own a 51% controlling interest in the joint venture that is the borrower on this loan. This loan is non-recourse to us. We consolidate this joint venture.

(3)
Held in a bankruptcy remote special purpose entity.

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

6. Mortgage Note Payable (Continued)

        At June 30, 2010, the gross book value of the property collateralizing the mortgage note was approximately $1.3 billion.

        Interest expense, excluding capitalized interest, was comprised of the following (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Interest expense	$16,067	$14,253	$29,887	$29,774
Interest income	(10)	(14)	(21)	(112)

Interest expense, net	$16,057	$14,239	$29,866	$29,662

Interest capitalized	$—	$26	$—	$—

        At June 30, 2010, our unconsolidated joint venture had total indebtedness of approximately $315.0 million with a fixed interest rate of approximately 4.91%. The mortgage matures in June 2015. Our aggregate pro-rata share of the non-recourse unconsolidated joint venture debt was approximately $94.5 million.

7. Corporate Indebtedness

Senior Unsecured Notes

        The following table sets forth our senior unsecured notes and other related disclosures by scheduled maturity date as of June 30, 2010 (in thousands):

Issuance	Accreted Balance	Coupon Rate(1)	Term (in Years)	Maturity
January 22, 2004(4)	$84,823	5.15%	7	January 15, 2011
August 13, 2004(4)	98,578	5.875%	10	August 15, 2014
March 31, 2006	274,746	6.00%	10	March 31, 2016
June 27, 2005(2)(4)	657	4.00%	20	June 15, 2025
March 16, 2010(3)	250,000	7.75%	10	March 15, 2020

	$708,804

(1)
Interest on the senior unsecured notes is payable semi-annually with principal and unpaid interest due on the scheduled maturity dates.

(2)
Exchangeable senior debentures which are currently redeemable at 100% of par. In addition, the debentures can be put to us, at the option of the holder at par plus accrued and unpaid interest, on June 15, 2015 and 2020 and upon the occurrence of certain change of control transactions. As a result of the Merger, the adjusted exchange rate for the debentures is 7.7461 shares of SL Green common stock per $1,000 of principal amount of debentures and the adjusted reference dividend for the debentures is $1.3491.

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

7. Corporate Indebtedness (Continued)

  During the six months ended June 30, 2010, we repurchased approximately $115.4 million of these notes (inclusive of the tender offer described in Note (4) and $80.7 million repurchased pursuant to their terms.) and realized a net loss on early extinguishment of debt of approximately $0.3 million. On the date of the Merger, $13.1 million was recorded in equity. As of June 30, 2010, this was fully amortized.

(3)
SL Green and the operating partnership are co-obligors of this financing.

(4)
In April 2010, SL Green completed a cash tender offer and purchased $13.0 million of its outstanding 3.000% Exchangeable Senior Debentures due 2027, $13.2 million of our outstanding 4.000% Exchangeable Senior Debentures due 2025, $38.8 million of our 5.150% Notes due 2011 and $50.0 million of our 5.875% Notes due 2014.

        ROP and certain of its subsidiaries provide a senior guaranty of operating partnership's obligations under SL Green's 2007 unsecured revolving credit facility. ROP and its subsidiaries' respective obligations to guarantee amounts payable under the senior guaranty of operating partnership's obligations under SL Green's 2007 unsecured revolving credit facility are limited by the Allocable Guaranty Limitation, as defined in the guaranty agreement under the senior guaranty of operating partnership's obligations under SL Green's 2007 unsecured revolving credit facility. ROP's guaranty ranks pari passu in right of payment with its other senior, unsecured indebtedness. As of June 30, 2010, the maximum amount of ROP's guaranty obligation was $566.1 million.

        The Allocable Guaranty Limitation is the product of the Overall Guaranty Limitation times the amount of Pari Passu Indebtedness owing in respect of the senior guaranty of operating partnership's obligations under SL Green's 2007 unsecured revolving credit facility divided by the amount of Pari Passu Indebtedness outstanding at such time, each as defined in the guaranty agreement. The Overall Guaranty Limitation is the sum of $500 million plus 95% of Reckson's aggregate outstanding unsecured 5.15% notes due 2011, 5.875% notes due 2014, 4.000% exchangeable debentures due 2025 and 6.0% notes due 2016. Pari Passu Indebtedness includes all indebtedness owed by the operating partnership that is not secured, ranks pari passu with indebtedness under the senior guaranty of operating partnership's obligations under SL Green's 2007 unsecured revolving credit facility and is guaranteed by ROP and its subsidiaries on substantially the same terms as their guaranties under SL Green's 2007 unsecured revolving credit facility.

        On March 16, 2009, ROP's $200.0 million, 7.75% unsecured notes matured and were repaid at par.

Restrictive Covenants

        The terms of the senior unsecured notes include certain restrictions and covenants which limit, among other things, the incurrence of additional indebtedness and liens, and which require compliance with financial ratios relating to the minimum amount of debt service coverage, the maximum amount of consolidated unsecured and secured indebtedness and the minimum amount of unencumbered assets. As of June 30, 2010 and December 31, 2009, we were in compliance with all such covenants.

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

7. Corporate Indebtedness (Continued)

Principal Maturities

        Combined aggregate principal maturities of mortgage note payable, senior unsecured notes (net of discount) and our share of joint venture debt as of June 30, 2010, including extension options, were as follows (in thousands):

	Scheduled Amortization	Principal Repayments	Senior Unsecured Notes	Total	Joint Venture Debt
2010	$2,453	$—	$—	$2,453	—
2011	3,224	216,656	84,823	304,703	—
2012	—	—	—	—	—
2013	—	—	—	—	—
2014	—	—	98,578	98,578	—
Thereafter	—	—	525,403	525,403	94,500

	$5,677	$216,656	$708,804	$931,137	$94,500

8. Fair Value of Financial Instruments

        The following disclosures of estimated fair value were determined by management, using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Cash and cash equivalents, restricted cash, tenant and other receivables and accrued interest payable and other liabilities, accounts payable and accrued expenses and security deposits, reasonably approximate their fair values due to the short maturities of these items. Mortgage note payable and the senior unsecured notes have an estimated fair value based on discounted cash flow models, based on Level 3 inputs, of approximately $0.9 billion, compared to the book value of the related fixed rate debt of approximately $0.9 billion. Our structured finance investments had an estimated fair value ranging between $16.7 million and $25.0 million, compared to the book value of the related investments of approximately $27.8 million at June 30, 2010.

        Disclosure about fair value of financial instruments is based on pertinent information available to us as of June 30, 2010. Although we are not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

9. Partners' Capital

        Prior to the Merger, a Class A common unit of ROP and a share of common stock of Reckson Associates Realty Corp., or RARC, had similar economic characteristics as they effectively shared equally in the net income or loss and distributions of ROP. Since consummation of the Merger on

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

9. Partners' Capital (Continued)

January 25, 2007, the operating partnership has owned all the economic interests in ROP either by direct ownership or by indirect ownership through its wholly-owned subsidiary Wyoming Acquisition GP LLC, or WAGP. Reckson Associates Realty Corp., or RARC, served as the sole general partner of ROP until November 15, 2007, at which time RARC withdrew and WAGP succeeded it as the sole general partner of ROP. Since consummation of the Merger, RARC has been a wholly-owned subsidiary of SL Green.

        As of December 31, 2006, we had issued and outstanding 1,200 preferred units of limited partnership interest, or Preferred Units, with a liquidation preference value of $1,000 per unit and a stated distribution rate of 7.0% which was subject to reduction based upon terms of their initial issuance. The terms of the Preferred Units provided for this reduction in distribution rate in order to address the effect of certain mortgages with above market interest rates which were assumed by us in connection with properties contributed to us in 1998. As a result of the aforementioned reduction, no distributions were being made on the Preferred Units. In connection with the Merger, the holder of the Preferred Units transferred the Preferred Units to the operating partnership in exchange for the issuance of 1,200 preferred units of limited partnership interest in the operating partnership with substantially similar terms as the Preferred Units.

        Intercompany transactions between SL Green and ROP are generally recorded as contributions and distributions.

	Class A Common Units	Noncontrolling Interest
Balance at December 31, 2009	$2,258,389	$496,798
Net income	17,602	6,901
Contributions	325,282	—
Distributions	(390,529)	(6,608)

Balance at June 30, 2010	$2,210,744	$497,091

10. Commitments and Contingencies

        We are not presently involved in any material litigation nor, to our knowledge, is any material litigation threatened against us or our properties, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by us related to this litigation will not materially affect our financial position, operating results or liquidity.

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

10. Commitments and Contingencies (Continued)

        The following is a schedule of future minimum lease payments under noncancellable operating lease obligations with initial terms in excess of one year as of June 30, 2010 (in thousands):

June 30,	Non-cancellable operating leases
2010	$7,091
2011	7,724
2012	7,594
2013	7,594
2014	7,594
Thereafter	247,237

Total minimum lease payments	$284,834

11. Environmental Matters

        Our management believes that the properties are in compliance in all material respects with applicable Federal, state and local ordinances and regulations regarding environmental issues. Management is not aware of any environmental liability that it believes would have a materially adverse impact on our financial position, results of operations or cash flows. Management is unaware of any instances in which it would incur significant environmental cost if any of the properties were sold.

12. Segment Information

        We are engaged in owning, managing and leasing commercial office properties in the New York Metro Area and have two reportable segments, real estate and structured finance investments. We evaluate real estate performance and allocate resources based on earnings contribution to income from continuing operations.

        Our real estate portfolio is primarily located in the geographical markets of the New York Metro Area. The primary sources of revenue are generated from tenant rents and escalations and reimbursement revenue. Real estate property operating expenses consist primarily of security, maintenance, utility costs, real estate taxes and ground rent expense (at certain applicable properties). See Note 4 for additional details on our structured finance investments.

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

12. Segment Information (Continued)

        Selected results of operations for the three and six months ended June 30, 2010 and 2009 and selected asset information as of June 30, 2010 and December 31, 2009, regarding our operating segments are as follows (in thousands):

	Real Estate Segment	Structured Finance Segment	Total Company
Total revenues:
Three months ended June 30, 2010	$85,622	$100	$85,722
Three months ended June 30, 2009	86,495	488	86,983
Six months ended June 30, 2010	173,849	1,072	174,921
Six months ended June 30, 2009	171,529	1,427	172,956
Income (loss) from continuing operations:
Three months ended June 30, 2010	$9,036	$16	$9,052
Three months ended June 30, 2009	16,263	(24,616)	(8,353)
Six months ended June 30, 2010	23,606	897	24,503
Six months ended June 30, 2009	28,668	(23,976)	4,692
Total assets
As of:
June 30, 2010	$3,903,583	$27,810	$3,931,393
December 31, 2009	3,942,897	26,993	3,969,890

        Income from continuing operations represents total revenues less total expenses for the real estate segment and total investment income less allocated interest expense for the structured finance segment. Interest costs for the structured finance segment are imputed assuming 100% leverage at SL Green's unsecured revolving credit facility borrowing cost. We do not allocate marketing, general and administrative expenses to the structured finance segment, since we base performance on the individual segments prior to allocating marketing, general and administrative expenses. All other expenses, except interest, relate entirely to the real estate assets. There were no transactions between the above two segments.

Reckson Operating Partnership, L.P.

Notes to Condensed Consolidated Financial Statements (Continued)

(Unaudited)

June 30, 2010

12. Segment Information (Continued)

        The table below reconciles income from continuing operations before noncontrolling interest to net income available to common unitholders for the three and six months ended June 30, 2010 and 2009 (in thousands):

	Three months ended June 30, 2010	Three months ended June 30, 2009	Six months ended June 30, 2010	Six months ended June 30, 2009
Income (loss) from continuing operations	$9,052	$(8,353)	$24,503	$4,692
Net loss from discontinued operations	—	(16)	—	(42)

Net income (loss)	9,052	(8,369)	24,503	4,650
Net income attributable to noncontrolling interests in other partnerships	(3,185)	(3,647)	(6,901)	(6,975)

Net income (loss) attributable to ROP common unitholders	$5,867	$(12,016)	$17,602	$(2,325)

13. Related Party Transactions

Cleaning/ Security/ Messenger and Restoration Services

        Through Alliance Building Services, or Alliance, First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services, Classic Security LLC provides security services, Bright Star Couriers LLC provides messenger services, and Onyx Restoration Works provides restoration services with respect to certain properties owned by us. Alliance is owned by Gary Green, a son of Stephen L. Green, the chairman of our board of directors. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a basis separately negotiated with any tenant seeking such additional services. An affiliate of ours has entered into an arrangement with Alliance whereby it will receive a profit participation above a certain threshold for services provided by Alliance to tenants above the base services specified in their lease agreements. The affiliate received approximately $0.5 million, $0.9 million, $0.5 million and $0.8 million for the three and six months ended June 30, 2010 and 2009, respectively. We paid Alliance approximately $0.3 million, $0.5 million, $0.7 million and $1.3 million for three and six months ended June 30, 2010 and 2009, respectively, for these services (excluding services provided directly to tenants).

Allocated Expenses from SL Green

        Subsequent to the Merger, property operating expenses include an allocation of salary and other operating costs from SL Green. Such amount was approximately $1.0 million, $2.0 million, $0.9 million and $1.9 million for the three and six months ended June 30, 2010 and 2009, respectively.

Insurance

        Subsequent to the Merger, we obtained insurance coverage through an insurance program administered by SL Green. In connection with this program we incurred insurance expense of approximately $0.8 million, $1.6 million, $0.7 million and $1.5 million for the three and six months ended June 30, 2010 and 2009, respectively.

Report of Independent Registered Public Accounting Firm

To the Partners of Reckson Operating Partnership, L.P.:

        We have audited the accompanying consolidated balance sheets of Reckson Operating Partnership, L.P. (the "Company") as of December 31, 2009 and 2008 (Successor), and the related consolidated statements of operations, capital and cash flows for the two years ended December 31, 2009, the period from January 26, 2007 through December 31, 2007 (Successor), and the period from January 1, 2007 through January 25, 2007 (Predecessor). Our audits also included the financial statement schedule listed in the index to financial statements. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2009 and 2008 (Successor), and the consolidated results of its operations and its cash flows for the two years ended December 31, 2009, the period from January 26, 2007 through December 31, 2007 (Successor), and the period from January 1, 2007 through January 25, 2007 (Predecessor), in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        As discussed in Note 2 to the consolidated financial statements, the Company retrospectively changed its method of accounting for its convertible debt instruments with the adoption of the guidance originally issued in FSP APB 14-1 "Accounting for Convertible Debt Instruments that maybe settled in cash upon conversion (including Partial Cash Settlement)" (codified primarily in FASB ASC Topic 470-20, "Debt with Conversion and Other Options") effective January 1, 2009. The Company retrospectively changed its presentation of noncontrolling interests with the adoption of the guidance originally issued in SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements" (codified in FASB ASC Topic 810-10, "Consolidation" effective January 1, 2009.

/s/ Ernst & Young LLP

New York, New York
February 16, 2010,
except for paragraphs 2 through 4 of Note 17, as to which the date is
June 24, 2010

Reckson Operating Partnership, L.P.

Consolidated Balance Sheets

(Amounts in thousands)

	December 31, 2009	December 31, 2008
	(Successor)	(Successor)
Assets
Commercial real estate properties, at cost:
Land and land interests	$643,667	$643,156
Building and improvements	3,294,632	3,264,826

	3,938,299	3,907,982
Less: accumulated depreciation	(259,773)	(162,324)

	3,678,526	3,745,658
Cash and cash equivalents	22,030	23,114
Restricted cash	9,180	7,265
Tenant and other receivables, net of allowance of $3,016 and $659 at December 31, 2009 and 2008, respectively	10,138	12,796
Deferred rents receivable, net of allowance of $5,362 and $4,548 at December 31, 2009 and 2008, respectively	42,132	31,148
Structured finance investments, net of allowance of $10,550 at both December 31, 2009 and 2008, respectively	26,993	90,794
Investment in unconsolidated joint venture	51,313	56,291
Deferred costs, net	18,047	15,267
Other assets	111,531	139,714

Total assets	$3,969,890	$4,122,047

Liabilities
Mortgage note payable	$224,104	$228,046
Senior unsecured notes	663,155	954,315
Accrued interest payable and other liabilities	8,733	17,321
Accounts payable and accrued expenses	34,785	30,882
Deferred revenue	275,451	326,227
Security deposits	8,475	5,667

Total liabilities	1,214,703	1,562,458
Commitments and Contingencies	—	—
Capital
General partner capital—ROP	2,258,389	2,057,112
Limited partner capital	—	—
Noncontrolling interests in other partnerships	496,798	502,477

Total capital	2,755,187	2,559,589

Total liabilities and capital	$3,969,890	$4,122,047

The accompanying notes are an integral part of these financial statements.

Reckson Operating Partnership, L.P.

Consolidated Statements of Operations

(Amounts in thousands)

	Year ended December 31,	Year ended December 31,	Period January 26 to December 31,	Period January 1 to January 25,
	2009	2008	2007	2007
	(Successor)	(Successor)	(Successor)	(Predecessor)
Revenues
Rental revenue, net	$287,413	$280,089	$235,118	$21,458
Escalation and reimbursement	54,753	53,792	46,926	3,759
Investment income	2,715	9,989	16,554	1,201
Other income	3,425	5,677	7,759	—

Total revenues	348,306	349,547	306,357	26,418

Expenses
Operating expenses, including $8,874 (2009), $9,090 (2008) and $6,028 (2007) paid to affiliates	76,115	80,099	70,679	6,770
Real estate taxes	55,317	50,331	46,391	4,659
Ground rent	8,643	8,643	8,081	699
Interest expense, net of interest income	56,299	72,649	69,068	6,956
Amortization of deferred financing costs	—	—	—	152
Depreciation and amortization	99,792	90,497	72,692	5,205
Loan loss reserves	24,907	10,550	—	—
Long-term incentive compensation expense	—	—	—	1,800
Merger related costs	—	—	—	8,814
Marketing, general and administrative	563	789	698	3,547

Total expenses	321,636	313,558	267,609	38,602

Income (loss) from continuing operations before equity in net income from unconsolidated joint venture, gain on early extinguishment of debt, gain on sale, noncontrolling interest and discontinued operations	26,670	35,989	38,748	(12,184)
Equity in net income from unconsolidated joint venture	1,109	838	1,249	8
Gain on early extinguishment of debt	3,519	16,569	—	—

Income (loss) from continuing operations	31,298	53,396	39,997	(12,176)
Income (loss) from discontinued operations	(42)	1,952	2,457	3,018
Loss on sale of real estate from discontinued operations	—	(534)	—	—

Net income (loss)	31,256	54,814	42,454	(9,158)
Net income attributable to noncontrolling interests in other partnerships	(13,380)	(16,687)	(9,864)	(2,173)

Net income (loss) attributable to ROP common unitholders	$17,876	$38,127	$32,590	$(11,331)

Amounts attributable to ROP common unitholders:
Income from continuing operations	$17,918	$37,483	$31,272	$(13,846)
Discontinued operations	(42)	644	1,318	2,515

Net income	$17,876	$38,127	$32,590	$(11,331)

The accompanying notes are an integral part of these financial statements.

Reckson Operating Partnership, L.P.

Consolidated Statements of Capital

(Amounts in thousands)

	General Partners' Capital		Limited Partners' Capital
				Accumulated Other Comprehensive Income	Noncontrolling Interests In Other Partnerships
	Preferred Capital	Class A Common Units	Class A Common Units			Total Capital	Comprehensive Income
Balance at December 31, 2006	$1,200	$1,242,248	$16,513	$1,816	$259,737	$1,521,514	$56,513

Net loss		(11,040)	(291)		2,173	(9,158)	(9,158)
Contributions					200	200
Distributions		(1,489,422)			(3,119)	(1,492,541)
Fair Value adjustment due to merger	(1,200)	2,016,668	(16,222)	(1,816)	266,594	2,264,024	(1,816)

Balance at January 25, 2007	—	1,758,454	—	—	525,585	2,284,039	(10,974)
Contributions		2,491,090			—	2,491,090
Distributions		(2,266,862)			(8,918)	(2,275,780)
Net income		32,590			9,864	42,454	42,454

Balance at December 31, 2007	—	2,015,272	—	—	526,531	2,541,803	$31,480

Contributions		436,561			—	436,561
Distributions		(432,848)			(40,741)	(473,589)
Net income	—	38,127			16,687	54,814	$54,814

Balance at December 31, 2008	—	2,057,112	—	—	502,477	2,559,589	$54,814

Contributions		547,522			—	547,522
Distributions		(364,121)			(19,059)	(383,180)
Net income	—	17,876			13,380	31,256	$31,256

Balance at December 31, 2009	$—	$2,258,389	$—	$—	$496,798	$2,755,187	$31,256

The accompanying notes are an integral part of these financial statements.

Reckson Operating Partnership, L.P.

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Year Ended December 31,	Year Ended December 31,	Period January 26 to December 31,	Period January 1 to January 25,
	2009	2008	2007	2007
	(Successor)	(Successor)	(Successor)	(Predecessor)
Operating Activities
Net income (loss)	$31,256	$54,814	$42,454	$(9,158)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	99,792	91,549	73,626	8,835
Gain (loss) on sale of real estate	—	534	—	—
Equity in net income from unconsolidated joint venture	(1,109)	(838)	(1,249)	(8)
Distributions of cumulative earnings from unconsolidated joint venture	1,109	838	1,249	8
Gain on early extinguishment of debt	(3,519)	(16,569)
Loan loss reserves	24,907	10,550	—	—
Deferred rents receivable	(10,984)	(13,687)	(17,682)	(695)
Other non-cash adjustments	(18,543)	(14,124)	4,427	228
Changes in operating assets and liabilities:
Restricted cash—operations	(1,901)	1,105	3,989	7,544
Tenant and other receivables	301	(5,105)	4,732	746
Deferred lease costs	(4,661)	(12,012)	(4,308)	—
Other assets	1,554	(2,615)	28,750	(27,408)
Accounts payable, accrued expenses and other liabilities	(3,568)	(11,744)	(87,819)	(15,060)

Net cash provided by (used in) operating activities	114,634	82,696	48,169	(34,968)

Investing Activities
Additions to land, buildings and improvements	(31,576)	(21,599)	(17,250)	(19,631)
Restricted cash—capital improvements	(14)	79	—	—
Distributions in excess of cumulative earnings from unconsolidated joint ventures	4,978	5,086	4,144	5,141
Proceeds from disposition of real estate/ partial interest in property	—	47,725	—	—
Proceeds from the Asset Sale	—	—	—	1,978,764
Structured finance and other investments net of repayments/participations	40,822	17,475	41,725	—

Net cash provided by investing activities	14,210	48,766	28,619	1,964,274

Financing Activities
Repayments of mortgage notes payable	(3,942)	(3,634)	(16,066)	(170,867)
Proceeds from revolving credit facility, term loans and unsecured notes	—	—	—	12,000
Repayments of revolving credit facility, term loans and unsecured notes	(290,328)	(84,148)	(200,000)	(281,000)
Contributions from common unitholders	547,522	363,484	325,487	—
Noncontrolling interest in other partnerships—distributions	(19,059)	(40,741)	(8,918)	(3,119)
Distributions to common unitholders	(364,121)	(359,772)	(172,079)	(1,526,261)

Net cash used in financing activities	(129,928)	(124,811)	(71,576)	(1,969,247)

Net increase (decrease) in cash and cash equivalents	(1,084)	6,651	5,212	(39,941)
Cash and cash equivalents at beginning of period	23,114	16,463	11,251	51,192

Cash and cash equivalents at end of period	$22,030	$23,114	$16,463	$11,251

Supplemental Cash Flow Disclosure
Interest paid	$50,486	$68,828	$87,016	$—

The accompanying notes are an integral part of these financial statements.

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements

December 31, 2009

1. Organization and Basis of Presentation

        Reckson Operating Partnership, L.P., or ROP, commenced operations on June 2, 1995. Reckson Associates Realty Corp., or RARC, served as the sole general partner until November 15, 2007, at which time RARC withdrew, and Wyoming Acquisition GP LLC, or WAGP, succeeded it, as the sole general partner of ROP. WAGP is a wholly-owned subsidiary of SL Green Operating Partnership, L.P., or the operating partnership. The sole limited partner of ROP is the operating partnership.

        ROP is engaged in the ownership, management, operation and development of commercial real estate properties, principally office properties and also owns land for future development located in New York City, Westchester and Connecticut, which collectively is also known as the New York Metro Area. At December 31, 2009, our inventory of development parcels aggregated approximately 81 acres of land in four separate parcels on which we can, based on estimates at December 31, 2009, develop approximately 1.1 million square feet of office space and in which we had invested approximately $65.1 million. In addition, as of December 31, 2009 ROP also held approximately $27.0 million of structured finance investments.

        SL Green Realty Corp., or SL Green, and the operating partnership were formed in June 1997. SL Green has qualified, and expects to qualify in the current fiscal year as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, and operates as a self-administered, self-managed REIT. A REIT is a legal entity that holds real estate interests and, through payments of dividends to stockholders, is permitted to reduce or avoid the payment of Federal income taxes at the corporate level. Unless the context requires otherwise, all references to "we," "our" and "us" means ROP and all entities owned or controlled by ROP.

        On January 25, 2007, SL Green completed the acquisition of all of the outstanding shares of common stock of RARC pursuant to the terms of the Agreement and Plan of Merger, dated as of August 3, 2006, as amended, the Merger Agreement, among SL Green, Wyoming Acquisition Corp., or Wyoming, Wyoming Acquisition GP LLC, Wyoming Acquisition Partnership LP, RARC and ROP. We paid approximately $6.0 billion, inclusive of transaction costs, for Reckson. This transaction is referred to herein as the Merger.

        On January 25, 2007, SL Green completed the sale, or Asset Sale, of certain assets of ROP to an investment group led by certain of RARC's former executive management for a total consideration of approximately $2.0 billion.

        As a result of the substantial change in ownership from the Merger, SL Green has recorded the Merger in accordance with the provisions of "Push-Down Accounting." The application of "push-down accounting" resulting in the adjustment of the carrying values of the assets and liabilities of ROP to fair value in the same manner as ROP's assets and liabilities were recorded by SL Green subsequent to the Merger. The net impact of such adjustments was approximately $3.0 billion, related primarily to increases to the carrying value of real estate assets and lease related intangibles.

        As of December 31, 2009, we owned the following interests in commercial office properties in the New York Metro area, primarily in midtown Manhattan, a borough of New York City, or Manhattan.

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

1. Organization and Basis of Presentation (Continued)

Our investments in the New York Metro area also include investments in Queens, Westchester County and Connecticut, which are collectively known as the Suburban assets:

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	4	3,770,000	96.0%
Suburban	Consolidated properties	16	2,642,100	87.2%
	Unconsolidated properties	1	1,402,000	100.0%

		21	7,814,100	93.7%

(1)
The weighted average occupancy represents the total leased square feet divided by total available rentable square feet.

        We also own one development property encompassing approximately 36,800 square feet.

2. Significant Accounting Policies

        In June 2009, the Financial Accounting Standards Board, or FASB, issued guidance regarding the Accounting Codification and the Hierarchy of Generally Accepted Accounting Principles. This guidance establishes the FASB Accounting Standards Codification, or the Codification, as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP, and states that all guidance contained in the Codification carries equal level of authority. Rules and interpretive releases of the Securities and Exchange Commissions, or SEC, under federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification does not change GAAP, however it does change the way in which it is to be researched and referenced. This guidance is effective for financial statements issued for interim and annual periods ended September 15, 2009. We have implemented the Codification in this annual report.

Principles of Consolidation

        The accompanying consolidated financial statements include the consolidated financial position of ROP and the Service Companies (as defined below) at December 31, 2009 and 2008 (Successor), the consolidated results of their operations for the years ended December 31, 2009 and 2008, the periods January 26, 2007 to December 31, 2007 (Successor), and January 1, 2007 to January 25, 2007 (Predecessor) and their cash flows for the years ended December 31, 2009 and 2008 and the periods January 26, 2007 to December 31, 2007 (Successor), and January 1, 2007 to January 25, 2007 (Predecessor). ROP's investments in majority-owned and controlled real estate joint ventures are reflected in the accompanying financial statements on a consolidated basis with a reduction for the minority partners' interests. ROP's investments in real estate joint ventures, where it owns less than a controlling interest, are reflected in the accompanying financial statements on the equity method of accounting. The Service Companies, which provide management, development and construction services to ROP and to third parties, include Reckson Management Group, Inc., RANY Management Group, Inc., Reckson Construction & Development LLC and Reckson Construction Group New

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

York, Inc. (collectively, the "Service Companies"). All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

        The consolidated financial statements include our accounts and those of our subsidiaries, which are wholly-owned or controlled by us or entities which are variable interest entities, or VIEs in which we are the primary beneficiary. Entities which we do not control and entities which are VIEs, but where we are not the primary beneficiary are accounted for under the equity method. The interest that we do not own is included in "Noncontrolling Interests in Other Partnerships" on the balance sheet. All significant intercompany balances and transactions have been eliminated.

        When accounting for our joint venture investments we apply the accounting standards which note that the general partner in a limited partnership is presumed to control that limited partnership. The presumption may be overcome if the limited partners have either (1) the substantive ability to dissolve the limited partnership or otherwise remove the general partner without cause or (2) substantive participating rights, which provide the limited partners with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership's business and thereby preclude the general partner from exercising unilateral control over the partnership.

        The results of operations for the period from January 1, 2007 to January 25, 2007 (Predecessor) have been recorded based on the historical values of the assets and liabilities of ROP prior to the Merger. The financial position as of December 31, 2009 and 2008 (Successor) and the results of operations for the years ended December 31, 2009 and 2008 and the period from January 26, 2007 to December 31, 2007 (Successor) have been recorded based on the fair values assigned to the assets and liabilities of ROP in connection with the Merger. As such, the information presented may not be comparable.

        Effective January 1, 2009, we revised the presentation of noncontrolling interests in our consolidated financial statements. A noncontrolling interest in a consolidated subsidiary is defined as "the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to a parent". Noncontrolling interests are required to be presented as a separate component of equity in the consolidated balance sheet. In addition, the presentation of net income was modified by requiring earnings and other comprehensive income to be attributed to controlling and noncontrolling interests. Below are the steps we have taken as a result of the implementation of this standard:

  •
  We have reclassified the noncontrolling interests of other consolidated partnerships from the mezzanine section of our balance sheets to equity. This reclassification totaled approximately $502.5 million as of December 31, 2008.

  •
  Net income attributable to noncontrolling interests of other consolidated partnerships is no longer included in the determination of net income. We reclassified prior year amounts to reflect this requirement.

Investment in Commercial Real Estate Properties

        Rental properties are stated at cost less accumulated depreciation and amortization. Costs directly related to the acquisition and redevelopments of rental properties are capitalized. Ordinary repairs and

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

maintenance are expensed as incurred; major replacements and betterments, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives.

        A property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Once an asset is held for sale, depreciation expense is no longer recorded and the historic results are reclassified as discontinued operations. See Note 4.

        Properties are depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Category	Term
Building (fee ownership)	40 years
Building improvements	shorter of remaining life of the building or useful life
Building (leasehold interest)	lesser of 40 years or remaining term of the lease
Furniture and fixtures	four to seven years
Tenant improvements	shorter of remaining term of the lease or useful life

        Depreciation expense amounted to approximately, $97.8 million, $89.5 million, $78.9 million, (including approximately $5.3 million related to the period January 1, 2007 to January 25, 2007) for the years ended December 31, 2009, 2008 and 2007, respectively.

        On a periodic basis, we assess whether there are any indicators that the value of our real estate properties may be impaired or that their carrying values may not be recoverable. A property's value is considered impaired if management's estimate of the aggregate future cash flows (undiscounted and without interest charges for consolidated properties and discounted for unconsolidated properties) to be generated by the property are less than the carrying value of the property. To the extent impairment has occurred and is considered to be other than temporary, the loss shall be measured as the excess of the carrying amount of the property over the calculated fair value of the property. We do not believe that the value of any of our consolidated real estate properties or equity investment in rental property was impaired at December 31, 2009 and 2008, respectively.

        A variety of costs are incurred in the acquisition, development and leasing of our properties. After determination is made to capitalize a cost, it is allocated to the specific component of a project that is benefited. Determination of when a development project is substantially complete and capitalization must cease involves a degree of judgment. The costs of land and building under development include specifically identifiable costs. The capitalized costs include pre-construction costs essential to the development of the property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs and other costs incurred during the period of development. We consider a construction project as substantially completed and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity. We cease capitalization on the portions substantially completed and occupied or held available for occupancy, and capitalize only those costs associated with the portions under construction.

        Results of operations of properties acquired are included in the Statement of Operations from the date of acquisition.

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

        We allocate the purchase price of real estate to land and building and, if determined to be material, intangibles, such as the value of above-, below- and at-market leases and origination costs associated with the in-place leases. We depreciate the amount allocated to building and other intangible assets over their estimated useful lives, which generally range from three to 40 years and from one to 40 years, respectively. The values of the above- and below-market leases are amortized and recorded as either an increase (in the case of below-market leases) or a decrease (in the case of above-market leases) to rental income over the remaining term of the associated lease, which range from one to 14 years. The value associated with in-place leases and tenant relationships are amortized over the expected term of the related lease, which range from one to 14 years. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance of the related intangible will be written off. The tenant improvements and origination costs are amortized as an expense over the remaining life of the lease (or charged against earnings if the lease is terminated prior to its contractual expiration date). We assess fair value of the leases based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property.

        We recognized an increase of approximately $21.8 million, $18.3 million, $1.5 million, including none related to the period January 1, 2007 to January 25, 2007, in rental revenue for the years ended December 31, 2009, 2008 and 2007, respectively, for the amortization of aggregate below-market rents in excess of above-market leases and a reduction in lease origination costs, resulting from the reallocation of the purchase price of the applicable properties. We recognized a reduction in interest expense for the amortization of above-market rate mortgages of approximately $2.7 million, $6.9 million, $6.1 million, including none related to the period January 1, 2007 to January 25, 2007, for the years ended December 31, 2009, 2008 and 2007, respectively.

        The following summarizes our identified intangible assets (acquired above-market leases and in-place leases) and intangible liabilities (acquired below-market leases) as of December 31, 2009 and 2008. Amounts in thousands:

	December 31, 2009	December 31, 2008
Identified intangible assets (included in other assets):
Gross amount	$167,078	$167,078
Accumulated amortization	(62,813)	(35,343)

Net	$104,265	$131,735

Identified intangible liabilities (included in deferred revenue):
Gross amount	$373,950	$373,950
Accumulated amortization	(106,627)	(57,380)

Net	$267,323	$316,570

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

        The estimated annual amortization of acquired below-market leases, net of acquired above-market leases (a component of rental revenue), for each of the five succeeding years is as follows (in thousands):

2010	$15,465
2011	15,644
2012	14,309
2013	12,348
2014	8,913

        The estimated annual amortization of all other identifiable assets (a component of depreciation and amortization expense) including acquired in-place leases for each of the five succeeding years is as follows (in thousands):

2010	$5,601
2011	4,890
2012	4,450
2013	3,907
2014	3,398

Investment in Unconsolidated Joint Ventures

        We account for our investment in the unconsolidated joint venture under the equity method of accounting as we exercise significant influence, but do not control the entity and are not considered to be the primary beneficiary. We consolidate those joint ventures which are VIEs and where we are considered to be the primary beneficiary, even though we do not control the entity. In all the joint ventures, the rights of the minority investor are both protective as well as participating. Unless the joint venture is determined to be a VIE and we are the primary beneficiary, these rights preclude us from consolidating these investments. These investments are recorded initially at cost, as investments in unconsolidated joint ventures, and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. Any difference between the carrying amount of these investments on our balance sheet and the underlying equity in net assets is amortized as an adjustment to equity in net income (loss) of unconsolidated joint ventures over the lesser of the joint venture term or 10 years. Equity income (loss) from unconsolidated joint ventures is allocated based on our ownership interest in each joint venture. When a capital event (as defined in each joint venture agreement) such as a refinancing occurs, if return thresholds are met, future equity income will be allocated at our increased economic percentage. We recognize incentive income from unconsolidated real estate joint ventures as income to the extent it is earned and not subject to a clawback feature. Distributions we receive from unconsolidated real estate joint ventures in excess of our basis in the investment are recorded as offsets to our investment balance if we remain liable for future obligations of the joint venture or may otherwise be committed to provide future additional financial support. None of the joint venture debt is recourse to us. See Note 6.

Finite Life Joint Venture Agreements

        One of our consolidated joint ventures in 2009 and 2008 is subject to a finite life joint venture agreement. We have estimated the settlement value of these noncontrolling interests at December 31,

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

2009 and 2008 to be approximately $70.7 million and $70.7 million, respectively. The carrying value of this noncontrolling interest, which is included in noncontrolling interests in other partnerships on our consolidated balance sheets, was approximately $74.9 million and $76.5 million at December 31, 2009 and 2008, respectively.

Cash and Cash Equivalents

        We consider all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Restricted Cash

        Restricted cash primarily consists of security deposits held on behalf of our tenants as well as capital improvement and real estate tax escrows required under certain loan agreements.

Deferred Lease Costs

        Deferred lease costs consist of fees and direct costs incurred to initiate and renew operating leases and are amortized on a straight-line basis over the related lease term.

Revenue Recognition

        Rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in deferred rents receivable on the accompanying balance sheets. We establish, on a current basis, an allowance for future potential tenant credit losses, which may occur against this account. The balance reflected on the balance sheet is net of such allowance.

        In addition to base rent, our tenants also generally will pay their pro rata share of increases in real estate taxes and operating expenses for the building over a base year. In some leases, in lieu of paying additional rent based upon increases in building operating expenses, the tenant will pay additional rent based upon increases in the wage rate paid to porters over the porters' wage rate in effect during a base year or increases in the consumer price index over the index value in effect during a base year. In addition, many of our leases contain fixed percentage increases over the base rent to cover escalations.

        Electricity is most often supplied by the landlord either on a sub-metered basis, or rent inclusion basis (i.e., a fixed fee is included in the rent for electricity, which amount may increase based upon increases in electricity rates or increases in electrical usage by the tenant). Base building services other than electricity (such as heat, air conditioning and freight elevator service during business hours, and base building cleaning) typically are provided at no additional cost, with the tenant paying additional rent only for services which exceed base building services or for services which are provided outside normal business hours.

        These escalations are based on actual expenses incurred in the prior calendar year. If the expenses in the current year are different from those in the prior year, then during the current year, the escalations will be adjusted to reflect the actual expenses for the current year.

        We record a gain on sale of real estate when title is conveyed to the buyer, subject to the buyer's financial commitment being sufficient to provide economic substance to the sale and we have no substantial economic involvement with the buyer.

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

        Interest income on structured finance investments is recognized over the life of the investment using the effective interest method and recognized on the accrual basis. Fees received in connection with loan commitments are deferred until the loan is funded and are then recognized over the term of the loan as an adjustment to yield. Anticipated exit fees, whose collection is expected, are also recognized over the term of the loan as an adjustment to yield. Fees on commitments that expire unused are recognized at expiration.

        Income recognition is generally suspended for structured finance investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

        Asset management fees are recognized on a straight-line basis over the term of the asset management agreement.

Allowance for Doubtful Accounts

        We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. If the financial condition of a specific tenant were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Reserve for Possible Credit Losses

        The expense for possible credit losses in connection with structured finance investments is the charge to earnings to increase the allowance for possible credit losses to the level that we estimate to be adequate considering delinquencies, loss experience and collateral quality. Other factors considered relate to geographic trends and product diversification, the size of the portfolio and current economic conditions. Based upon these factors, we establish the provision for possible credit losses by category of asset. When it is probable that we will be unable to collect all amounts contractually due, the account is considered impaired.

        Where impairment is indicated, a valuation allowance is measured based upon the excess of the recorded investment amount over the net fair value of the collateral. Any deficiency between the carrying amount of an asset and the calculated value of the collateral is charged to expense. We recorded approximately $24.9 million and $10.6 million in loan loss reserves and charge offs during the years ended December 31, 2009 and 2008, respectively, on investments being held to maturity.

Rent Expense

        Rent expense is recognized on a straight-line basis over the initial term of the lease. The excess of the amounts contractually due pursuant to the underlying lease over the rent expense recognized is included in other assets in the accompanying balance sheets.

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

Income Taxes

        No provision has been made for income taxes in the accompanying consolidated financial statements since such taxes, if any, are the responsibility of the individual partners.

Earnings Per Unit

        Earnings per unit was not computed in 2009, 2008 or 2007 as there were no outstanding common units at December 31, 2009, 2008 or 2007.

Use of Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value Measurements

        The methodologies used for valuing such instruments have been categorized into three broad levels as follows:

          Level 1—Quoted prices in active markets for identical instruments.

          Level 2—Valuations based principally on other observable market parameters, including

    •
    Quoted prices in active markets for similar instruments,

    •
    Quoted prices in less active or inactive markets for identical or similar instruments,

    •
    Other observable inputs (such as interest rates, yield curves, volatilities, prepayment speeds, loss severities, credit risks and default rates), and

    •
    Market corroborated inputs (derived principally from or corroborated by observable market data).

          Level 3—Valuations based significantly on unobservable inputs.

    •
    Valuations based on third party indications (broker quotes or counterparty quotes) which were, in turn, based significantly on unobservable inputs or were otherwise not supportable as Level 2 valuations.

    •
    Valuations based on internal models with significant unobservable inputs.

        These levels form a hierarchy. We follow this hierarchy for our financial instruments measured at fair value on a recurring basis. The classifications are based on the lowest level of input that is significant to the fair value measurement.

Concentrations of Credit Risk

        Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash investments, structured finance investments and accounts receivable. We place our cash

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

investments in excess of insured amounts with high quality financial institutions. The collateral securing our structured finance investments is primarily located in the Greater New York Area. See Note 4. We perform ongoing credit evaluations of our tenants and require certain tenants to provide security deposits or letters of credit. Though these security deposits and letters of credit are insufficient to meet the total value of a tenant's lease obligation, they are a measure of good faith and a source of funds to offset the economic costs associated with lost rent and the costs associated with re-tenanting the space. Although the properties in our real estate portfolio are primarily located in Manhattan, we also have Suburban properties located in Westchester County, Connecticut and Long Island City. The tenants located in our buildings operate in various industries. Other than two tenants who contributed approximately 6.6% and 7.1% of our annualized rent, no other tenant in the portfolio contributed more than 4.2% of our annualized rent, including our share of joint venture annualized rent, at December 31, 2009. Approximately 15%, 16%, 27% and 11% of our annualized rent, including our share of joint venture annualized revenue, was attributable to 810 Seventh Avenue, 919 Third Avenue, 1185 Avenue of the Americas and 1350 Avenue of the Americas, respectively, for the quarter ended December 31, 2009. One borrower accounted for more than 10.0% of the revenue earned on structured finance investments during the year ended December 31, 2009.

Accounting Standards Updates

        In December 2007, the FASB amended the accounting for acquisitions specifically eliminating the step acquisition model, changing the recognition of contingent consideration from being recognized when it is probable to being recognized at the time of acquisition, disallowing the capitalization of transaction costs and delays when restructurings related to acquisitions can be recognized. The standard is effective for fiscal years beginning after December 15, 2008 and will only impact the accounting for acquisitions we make after our adoption of this standard. We adopted this standard on January 1, 2009.

        In May 2008, the FASB clarified its guidance on accounting for convertible debt instruments that may be settled in cash upon conversion. The issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion is required to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's nonconvertible debt borrowing rate. The resulting debt discount will be amortized over the period during which the debt is expected to be outstanding (i.e., through the first optional redemption date) as additional non-cash interest expense. This amount (before netting) will increase in subsequent reporting periods through the first optional redemption date as the debt accretes to its par value over the same period. This amendment is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption was not permitted. Upon adoption, companies are required to retrospectively apply the requirements of the pronouncement to all periods presented. Adoption of this amendment had the following impact on our consolidated financial statements (in thousands):

	December 31, 2008 As Reported	December 31, 2008 As Restated
Senior unsecured notes	$956,540	$954,315
Total liabilities	1,564,684	1,562,458
Total capital	2,054,886	2,057,112

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

	December 31, 2007 As Reported	December 31, 2007 As Restated
Senior unsecured notes	$1,056,900	$1,048,193
Total liabilities	1,733,773	1,725,066
Total capital	2,006,565	2,015,272

	Year Ended December 31, 2008 As Reported (Successor)	Year Ended December 31, 2008 As Restated (Successor)	Period January 25, 2007 to December 31, 2007 As Reported (Successor)	Period January 25, 2007 to December 31, 2007 As Restated (Successor)
Interest expense	$69,368	$74,163	$65,435	$69,862
Net income attributable to ROP common unitholders	44,607	38,127	37,017	32,590

	Period January 1, 2007 to January 25, 2007 As Reported (Predecessor)	Period January 1, 2007 to January 25, 2007 As Restated (Predecessor)
Interest expense	$6,728	$6,956
Net income attributable to ROP common unitholders	(11,103)	(11,331)

        The FASB provided guidance to address whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share, or EPS, under the two-class method. We adopted this guidance on January 1, 2009. It did not have any effect on our consolidated financial statements.

        In April 2009, the FASB provided additional guidance on estimating fair value when the volume and level of transaction activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability. This update also provides additional guidance on circumstances that may indicate that a transaction is not orderly. Additional disclosures about fair value measurements in annual and interim reporting periods are also required. This guidance was effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this guidance did not have a material impact on our consolidated financial statements.

        In March 2008, the FASB issued guidance which requires entities to provide greater transparency about (a) how and why and entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted, and (c) how derivative instruments and related hedged items affect an entity's financial position, results of operations, and cash flows. This guidance was effective on January 1, 2009. The adoption of this guidance did not have a material impact on our consolidated financial statements.

        In June 2009, the FASB issued guidance on accounting for transfers of financial assets. This guidance amends various components of the existing guidance governing sale accounting, including the recognition of assets obtained and liabilities assumed as a result of a transfer, and considerations of effective control by a transferor over transferred assets. In addition, this guidance removes the exemption for qualifying special purpose entities from the consolidation guidance. This guidance is

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

2. Significant Accounting Policies (Continued)

effective January 1, 2010, with early adoption prohibited. While the amended guidance governing sale accounting is applied on a prospective basis, the removal of the qualifying special purpose entity exception will require us to evaluate certain entities for consolidation. While we are evaluating the effect of adoption of this guidance, we currently believe that its adoption will not have a material impact on our consolidated financial statements.

        In June 2009, the FASB amended the guidance for determining whether an entity is a variable interest entity, or VIE, and requires the performance of a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE. Under this guidance, an entity would be required to consolidate a VIE if it has (i) the power to direct the activities that most significantly impact the entity's economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. This guidance is effective for the first annual reporting period that begins after November 15, 2009, with early adoption prohibited. While we are currently evaluating the effect of adoption of this guidance, we currently believe that its adoption will not have a material impact on our consolidated financial statements.

3. Property Dispositions

        On January 25, 2007, we sold the interests in various properties as part of the Asset Sale for approximately $2.0 billion, excluding closing costs. Due to the application of "push-down accounting," no gain on sale was recognized. Simultaneous with the Merger, the properties located at 120 West 45th Street, NY, and Landmark Square 1-6, Connecticut, were distributed by ROP to the operating partnership.

        In October 2008, we along with our joint venture partner sold the properties located at 100/120 White Plains Road, Westchester, for $48.0 million, which approximated our book basis in these properties.

        At December 31, 2009, discontinued operations included the results of operations of real estate assets sold prior to that date. This included the assets sold as part of the Asset Sale as well as 100/120 White Plains Road.

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

3. Property Dispositions (Continued)

        The following table summarizes income from discontinued operations and the related realized loss on sale of discontinued operations for the years ended December 31, 2009 and 2008, the period January 26, 2007 to December 31, 2007 (Successor), and the period January 1, 2007 to January 25, 2007 (Predecessor) (in thousands).

	Year Ended December 31,	Year Ended December 31,	Period January 26 to December 31	Period January 1 to January 25,
	2009	2008	2007	2007
	(Successor)	(Successor)	(Predecessor)	(Predecessor)
Revenues
Rental revenue	$—	$4,677	$5,406	$14,707
Escalation and reimbursement revenues	(3)	540	500	315
Investment and other income	—	321	82	—

Total revenues	(3)	5,538	5,988	15,022

Operating expenses	39	1,515	1,444	3,882
Real estate taxes	—	1,019	1,153	2,743
Ground rent	—	—	—	134
Interest	—	—	—	465
Marketing, general and administrative	—	—	—	1,150
Depreciation and amortization	—	1,052	934	3,630

Total expenses	39	3,586	3,531	12,004

Income (loss) from discontinued operations	(42)	1,952	2,457	3,018
Loss on disposition of discontinued operations	—	(283)	—	—
Noncontrolling interest in other partnerships	—	(1,025)	(1,139)	(503)

Income (loss) and gain from discontinued operations, net of noncontrolling interest	$(42)	$644	$1,318	$2,515

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

4. Structured Finance Investments

        As of December 31, 2009 and 2008 (Successor), we held the following structured finance investments, with an aggregate weighted average current yield of approximately 12.1% (in thousands):

Loan Type	Gross Investment	Senior Financing	2009 Principal Outstanding	2008 Principal Outstanding	Initial Maturity Date
Mezzanine Loan(1)(2)(7)	$—	$—	$—	$62,164	December 2020
Mezzanine Loan(1)(2)(3)(5)	25,000	314,319	26,605	27,742	January 2013
Other Loan(1)	1,000	—	1,000	1,000	January 2010
Other Loan(1)	—	—	—	500	—
Junior Participation(1)(4)(5)(6)	14,189	—	9,938	9,938	April 2008
Loan loss reserves(5)	—	—	(10,550)	(10,550)

	$40,189	$314,319	$26,993	$90,794

(1)
This is a fixed rate loan.

(2)
The difference between the pay and accrual rates is included as an addition to the principal balance outstanding.

(3)
This loan had been in default since December 2007. We reached an agreement with the borrower to, amongst other things, extended the maturity date to January 2013.

(4)
This loan is in default. The lender has begun foreclosure proceedings. Another participant holds a $12.2 million pari-pasu interest in this loan.

(5)
This represents specifically allocated loan loss reserves recorded during the year ended December 31, 2008. Our reserves reflect management's judgment of the probability and severity of losses based on Level 3 data. We cannot be certain that our judgment will prove to be correct and that reserves will be adequate over time to protect against potential future losses.

(6)
This loan is on non-accrual status.

(7)
This loan was sold in June 2009, resulting in a realized loss of approximately $24.9 million. This realized loss is included in loan loss reserves in our consolidated statement of operations.

        At December 31, 2009 and 2008 all loans, other than as noted above, were performing in accordance with the terms of the loan agreements.

5. Investment in Unconsolidated Joint Ventures

        In May 2005, we acquired a 1.4 million square foot, 50-story, Class A office tower located at One Court Square, Long Island City, NY, for approximately $471.0 million, inclusive of transfer taxes and transactional costs. One Court Square is 100% leased to the seller, Citibank N.A., under a 15-year net lease. The lease contains partial cancellation options effective during 2011 and 2012 for up to 20% of the leased space and in 2014 and 2015 for up to an additional 20% of the originally leased space, subject to notice and the payment of early termination penalties. On November 30, 2005, we sold a 70% joint venture interest in One Court Square to certain institutional funds advised by JPMorgan

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

5. Investment in Unconsolidated Joint Ventures (Continued)

Investment Management, or the JPM Investors, for approximately $329.7 million, including the assumption of $220.5 million of the property's mortgage debt. The operating agreement of the Court Square JV requires approvals from members on certain decisions including annual budgets, sale of the property, refinancing of the property's mortgage debt and material renovations to the property. In addition, after September 20, 2009 the members each have the right to recommend the sale of the property, subject to the terms of the mortgage debt, and to dissolve the Court Square JV. We have evaluated the impact of FIN 46R on our accounting for the Court Square JV and have concluded that the Court Square JV is not a VIE. We account for the Court Square JV under the equity method of accounting. We have also concluded that the JPM Investors have substantive participating rights in the ordinary course of the Court Square JV's business.

6. Mortgage Notes Payable

        The first mortgage notes payable collateralized by the respective properties and assignment of leases at December 31, 2009 and 2008, respectively, were as follows (in thousands):

Property	Interest Rate(1)	Maturity Date	December 31, 2009	December 31, 2008
919 Third Avenue New York, NY(2)(3)	6.87%	7/2011	$224,104	$228,046

(1)
Effective interest rate for the year ended December 31, 2009.

(2)
We own a 51% controlling interest in the joint venture that is the borrower on this loan. This loan is non-recourse to us. We consolidate this joint venture.

(3)
Held in a bankruptcy remote special purpose entity.

        At December 31, 2009, the gross book value of the property collateralizing the mortgage note was approximately $1.3 billion.

        Interest expense, excluding capitalized interest, was comprised of the following (in thousands):

	Year Ended December 31,	Year Ended December 31,	Period January 26 to December 31	Period January 1 to January 25,
	2009	2008	2007	2007
	(Successor)	(Successor)	(Successor)	(Predecessor)
Interest expense	$56,444	$74,163	$69,862	$6,956
Interest income	(145)	(1,514)	(794)	—

Interest expense, net	$56,299	$72,649	$69,068	$6,956

Interest capitalized	$54	$(480)	$5,118	$—

        At December 31, 2009, our unconsolidated joint venture had total indebtedness of approximately $315.0 million with a fixed interest rate of approximately 4.91%. The mortgage matures in June 2015. Our aggregate pro-rata share of the unconsolidated joint venture debt was approximately $94.5 million.

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

7. Corporate Indebtedness

Senior Unsecured Notes

        The following table sets forth our senior unsecured notes and other related disclosures by scheduled maturity date as of December 31, 2009 (in thousands):

Issuance	Accreted Balance	Coupon Rate(1)	Term (in Years)	Maturity
January 22, 2004(2)	$123,607	5.15%	7	January 15, 2011
August 13, 2004	150,000	5.875%	10	August 15, 2014
March 31, 2006	274,727	6.00%	10	March 31, 2016
June 27, 2005(3)	114,821	4.00%	20	June 15, 2025

	$663,155

(1)
Interest on the senior unsecured notes is payable semi-annually with principal and unpaid interest due on the scheduled maturity dates.

(2)
During the year ended December 31, 2009, we repurchased approximately $26.4 million of these notes and realized net gains on early extinguishment of debt of approximately $2.5 million.

(3)
Exchangeable senior debentures which are callable after June 17, 2010 at 100% of par. In addition, the debentures can be put to us, at the option of the holder at par plus accrued and unpaid interest, on June 15, 2010, 2015 and 2020 and upon the occurrence of certain change of control transactions. As a result of the Merger, the adjusted exchange rate for the debentures is 7.7461 shares of SL Green common stock per $1,000 of principal amount of debentures and the adjusted reference dividend for the debentures is $1.3491. During the year ended December 31, 2009, we repurchased approximately $69.1 million of these notes and realized net gains on early extinguishment of debt of approximately $1.0 million. On the Merger date, $13.1 million was recorded in equity. As of December 31, 2009, approximately $1.2 million remained unamortized.

        ROP and certain of its subsidiaries provide a senior guaranty of operating partnership's obligations under its 2007 unsecured revolving credit facility. ROP and its subsidiaries' respective obligations to guarantee amounts payable under the senior guaranty of operating partnership's obligations under its 2007 unsecured revolving credit facility are limited by the Allocable Guaranty Limitation, as defined in the guaranty agreement under the senior guaranty of operating partnership's obligations under its 2007 unsecured revolving credit facility. ROP's guaranty ranks pari passu in right of payment with its other senior, unsecured indebtedness. As of December 31, 2009, the maximum amount of ROP's guaranty obligation was $706.7 million.

        The Allocable Guaranty Limitation is the product of the Overall Guaranty Limitation times the amount of Pari Passu Indebtedness owing in respect of the senior guaranty of operating partnership's obligations under its 2007 unsecured revolving credit facility divided by the amount of Pari Passu Indebtedness outstanding at such time, each as defined in the guaranty agreement. The Overall Guaranty Limitation is the sum of $500 million plus 95% of Reckson's aggregate outstanding unsecured 5.15% notes due 2011, 5.875% notes due 2014, 4.000% exchangeable debentures due 2025 and 6.0% notes due 2016. Pari Passu Indebtedness includes all indebtedness owed by the operating partnership that is not secured, ranks pari passu with indebtedness under the senior guaranty of operating

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

7. Corporate Indebtedness (Continued)

partnership's obligations under its 2007 unsecured revolving credit facility and is guaranteed by ROP and its subsidiaries on substantially the same terms as their guaranties under the 2007 unsecured revolving credit facility.

        On March 16, 2009, the $200.0 million, 7.75% unsecured notes, assumed as part of the Merger, matured and were redeemed at par.

Restrictive Covenants

        The terms of the senior unsecured notes include certain restrictions and covenants which limit, among other things, the incurrence of additional indebtedness and liens, and which require compliance with financial ratios relating to the minimum amount of debt service coverage, the maximum amount of consolidated unsecured and secured indebtedness and the minimum amount of unencumbered assets. As of December 31, 2009 and 2008, we were in compliance with all such covenants.

Principal Maturities

        Combined aggregate principal maturities of mortgages and notes payable, senior unsecured notes (net of discount) and our share of joint venture debt as of December 31, 2009, including extension options, were as follows (in thousands):

	Scheduled Amortization	Principal Repayments	Unsecured Notes	Total	Joint Venture Debt
2010	$4,225	$—	$114,821	$119,046	—
2011	3,223	216,656	123,607	343,486	—
2012	—	—	—	—	—
2013	—	—	—	—	—
2014	—	—	150,000	150,000	—
Thereafter	—	—	274,727	274,727	94,500

	$7,448	$216,656	$663,155	$887,259	$94,500

8. Fair Value of Financial Instruments

        The following disclosures of estimated fair value were determined by management, using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Cash and cash equivalents, restricted cash, tenant and other receivables and accrued interest payable and other liabilities, accounts payable and accrued expenses and security deposits, reasonably approximate their fair values due to the short maturities of these items. Mortgage notes payable and the senior unsecured notes have an estimated fair value based on discounted cash flow models, based on Level 3 inputs, of approximately $846.9 million, compared to the book value of the related fixed

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

8. Fair Value of Financial Instruments (Continued)

rate debt of approximately $887.3 million. Our structured finance investments had an estimated fair value ranging between $16.2 million and $24.3 million, compared to the book value of the related investments of approximately $27.0 million at December 31, 2009.

        Disclosure about fair value of financial instruments is based on pertinent information available to us as of December 31, 2009. Although we are not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

9. Rental Income

        We are the lessor and the sublessor to tenants under operating leases with expiration dates beginning January 1, 2010. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or adjustments. The leases generally also require that the tenants reimburse us for increases in certain operating costs and real estate taxes above their base year costs. Approximate future minimum rents to be received over the next five years and thereafter for non-cancelable operating leases in effect at December 31, 2009 for the consolidated properties, including consolidated joint venture properties, and our share of unconsolidated joint venture properties are as follows (in thousands):

	Consolidated Properties	Unconsolidated Property
2010	$299,268	$9,527
2011	288,344	7,690
2012	276,755	7,759
2013	261,102	7,829
2014	243,801	5,925
Thereafter	1,405,578	32,502

	$2,774,848	$71,232

10. Related Party Transactions

Cleaning/ Security/ Messenger and Restoration Services

        Through Alliance Building Services, or Alliance, First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services, Classic Security LLC provides security services, Bright Star Couriers LLC provides messenger services, and Onyx Restoration Works provides restoration services with respect to certain properties owned by us. Alliance is owned by Gary Green, a son of Stephen L. Green, the chairman of our board of directors. First Quality also provides additional services directly to tenants on a separately negotiated basis. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a basis separately negotiated with any tenant seeking such additional services. An affiliate of ours has entered into an arrangement with Alliance whereby it will receive a profit participation above a certain threshold for services provided by Alliance to tenants above the base services specified

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

10. Related Party Transactions (Continued)

in their lease agreements. The affiliate received approximately $1.4 million, $1.2 million and $0.4 million for the years ended December 31, 2009, 2008 and 2007, respectively. First Quality leases 26,800 square feet of space at a property owned through March 2007 by SL Green pursuant to a lease that expires on December 31, 2015. SL Green received approximately $75,000 in rent from Alliance in 2007. We paid Alliance approximately $2.1 million, $2.4 million, $0.6 million (including none for the period January 1, 2007 to January 25, 2007), for three years ended December 31, 2009 respectively, for these services (excluding services provided directly to tenants).

Allocated Expenses from SL Green

        Subsequent to the Merger, property operating expenses include an allocation of salary and other operating costs from SL Green. Such amount was approximately $3.9 million, $4.1 million and $3.5 million for 2009, 2008 and 2007 (Successor), respectively.

Insurance

        Subsequent to the Merger, we obtain insurance coverage through an insurance program administered by SL Green. In connection with this program we incurred insurance expense of approximately $2.9 million, $2.6 million and $2.0 million for 2009, 2008 and 2007 (Successor), respectively.

11. Partners' Capital

        Prior to the Merger, a Class A common unit of ROP and a share of common stock of Reckson Associates Realty Corp., or RARC, had similar economic characteristics as they effectively shared equally in the net income or loss and distributions of ROP. Since consummation of the Merger on January 25, 2007, SL Green Operating Partnership, L.P., or the operating partnership, has owned all the economic interests in ROP either by direct ownership or by indirect ownership through its wholly-owned subsidiary Wyoming Acquisition GP LLC, or WAGP. Reckson Associates Realty Corp., or RARC, served as the sole general partner of ROP until November 15, 2007, at which time RARC withdrew and WAGP succeeded it as the sole general partner of ROP. Since consummation of the Merger, RARC has been a wholly-owned subsidiary of SL Green.

        As of December 31, 2006, we had issued and outstanding 1,200 preferred units of limited partnership interest with a liquidation preference value of $1,000 per unit and a stated distribution rate of 7.0%, or Preferred Units, which was subject to reduction based upon terms of their initial issuance. The terms of the Preferred Units provided for this reduction in distribution rate in order to address the effect of certain mortgages with above market interest rates which were assumed by us in connection with properties contributed to us in 1998. As a result of the aforementioned reduction, no distributions were being made on the Preferred Units. In connection with the Merger, the holder of the Preferred Units transferred the Preferred Units to the operating partnership in exchange for the issuance of 1,200 preferred units of limited partnership interest in the operating partnership with substantially similar terms as the Preferred Units.

        Holders of preferred units of limited and general partnership interest were entitled to distributions based on the stated rates of return (subject to adjustment) for those units.

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

11. Partners' Capital (Continued)

        Prior to the Merger, RARC maintained a long term incentive program, or LTIP. With respect to the LTIP units and the restricted equity awards, RARC recorded compensation expense which has been included in marketing, general and administrative expenses on the accompanying consolidated statements of operations. As of December 31, 2006, RARC had accrued approximately $33.7 million of compensation expense with respect to the special outperformance pool. These costs were included in accounts payable and accrued expenses on the balance sheet at December 31, 2006. During January 2007, in connection with the Merger, RARC paid, in cash, approximately $35.5 million to the participants of the special outperformance pool of which $1.8 million was expensed during the period January 1, 2007 to January 25, 2007 (Predecessor).

        Intercompany transactions between SL Green and ROP are generally recorded as contributions and distributions.

12. Benefit Plans

        The building employees are covered by multi-employer defined benefit pension plans and post-retirement health and welfare plans. Contributions to these plans amounted to approximately $3.2 million, $3.1 million and $2.7 million during the years ended December 31, 2009, 2008 and 2007, respectively. Separate actuarial information regarding such plans is not made available to the contributing employers by the union administrators or trustees, since the plans do not maintain separate records for each reporting unit.

13. Commitments and Contingencies

        We are not presently involved in any material litigation nor, to our knowledge, is any material litigation threatened against us or our properties, other than routine litigation arising in the ordinary course of business. Management believes the costs, if any, incurred by us related to this litigation will not materially affect our financial position, operating results or liquidity.

        The property located at 1185 Avenue of the Americas operates under a ground lease (approximately $8.5 million in 2010 and approximately $6.9 million annually thereafter) with a term expiration of 2043.

        The following is a schedule of future minimum lease payments under noncancellable operating leases with initial terms in excess of one year as of December 31, 2009 (in thousands):

December 31,	Non-cancellable operating leases
2010	$9,992
2011	7,724
2012	7,594
2013	7,594
2014	7,594
Thereafter	247,237

Total minimum lease payments	$287,735

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

14. Environmental Matters

        Our management believes that the properties are in compliance in all material respects with applicable Federal, state and local ordinances and regulations regarding environmental issues. Management is not aware of any environmental liability that it believes would have a materially adverse impact on our financial position, results of operations or cash flows. Management is unaware of any instances in which it would incur significant environmental cost if any of the properties were sold.

15. Segment Information

        We are engaged in owning, managing and leasing commercial office properties in Manhattan, Westchester County, Connecticut and Long Island City and have two reportable segments, real estate and structured finance investments. We evaluate real estate performance and allocate resources based on earnings contribution to income from continuing operations.

        Our real estate portfolio is primarily located in the geographical markets of Manhattan, Westchester County, Connecticut and Long Island City. The primary sources of revenue are generated from tenant rents and escalations and reimbursement revenue. Real estate property operating expenses consist primarily of security, maintenance, utility costs, real estate taxes and ground rent expense (at certain applicable properties). See Note 4 for additional details on our structured finance investments.

        Selected results of operations for the years ended December 31, 2009 and 2008 and for the periods January 26, 2007 to December 31, 2007 (Successor) and January 1, 2007 to January 25, 2007 (Predecessor), and selected asset information as of December 31, 2009 and 2008 (Successor), regarding our operating segments are as follows (in thousands):

	Real Estate Segment	Structured Finance Segment	Total Company
Total revenues:
Year ended December 31, 2009 (Successor)	$345,591	$2,715	$348,306
Year ended December 31, 2008 (Successor)	339,558	9,989	349,547
January 26 to December 31, 2007 (Successor)	289,803	16,554	306,357
January 1 to January 25, 2007 (Predecessor)	25,217	1,201	26,418
Income (loss) from continuing operations before noncontrolling interest, gain on sale and discontinued operations:
Year ended December 31, 2009 (Successor)	$54,202	$(22,904)	$31,298
Year ended December 31, 2008 (Successor)	57,824	(4,428)	53,396
January 26 to December 31, 2007 (Successor)	27,894	12,103	39,997
January 1 to January 25, 2007 (Predecessor)	(12,640)	464	(12,176)
Total assets
As of:
December 31, 2009 (Successor)	$3,942,897	$26,993	$3,969,890
December 31, 2008 (Successor)	4,030,724	91,323	4,122,047

        Income from continuing operations represents total revenues less total expenses for the real estate segment and total investment income less allocated interest expense and provision for loan losses for the structured finance segment. Interest costs for the structured finance segment are imputed assuming

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

15. Segment Information (Continued)

100% leverage at SL Green's unsecured revolving credit facility borrowing cost. We do not allocate marketing, general and administrative expenses to the structured finance segment, since we base performance on the individual segments prior to allocating marketing, general and administrative expenses. All other expenses, except interest, relate entirely to the real estate assets. There were no transactions between the above two segments.

        The table below reconciles income (loss) from continuing operations before noncontrolling interest to net income attributable to common unitholders for the years ended December 31, 2009 and 2008 and the periods January 26, 2007 to December 31, 2007 (Successor) and January 1, 2007 to January 25, 2007 (Predecessor) (in thousands):

	Year Ended December 31, 2009	Year Ended December 31, 2008	Period January 26 to December 31, 2007	Period January 1 to January 25, 2007
	(Successor)	(Successor)	(Predecessor)	(Predecessor)
Income (loss) from continuing operations	$31,298	$53,396	$39,997	$(12,176)
Net income (loss) and gains from discontinued operations	(42)	1,418	2,457	3,018

Net income (loss)	31,256	54,814	42,454	(9,158)
Net income attributable to noncontrolling interests in other partnerships	(13,380)	(16,687)	(9,864)	(2,173)

Net income (loss) attributable to ROP common unitholders	$17,876	$38,127	$32,590	$(11,331)

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

16. Quarterly Financial Data (unaudited)

        We are providing updated summary selected quarterly financial information, which is included below, reflecting the prior period reclassification as discontinued operations of the properties sold in 2009.

        Quarterly data for the last two years is presented in the tables below (in thousands).

2009 Quarter Ended	December 31	September 30	June 30	March 31
Total revenues	$89,798	$85,556	$86,983	$85,969

Income (loss) net of noncontrolling interests and before gain on sale	17,077	9,153	(10,414)	10,854
Equity in net income from joint venture property	272	269	287	281
Gain (loss) on early extinguishment of debt	—	(163)	1,774	1,908
Discontinued operations	—	—	(16)	(26)

Net income (loss)	17,349	9,259	(8,369)	13,017
Net income attributable to noncontrolling interests in other partnerships	(3,502)	(2,904)	(3,647)	(3,327)

Income (loss) attributable to ROP common unitholders	$13,847	$6,355	$(12,016)	$9,690

2008 Quarter Ended	December 31	September 30	June 30	March 31
Total revenues	$93,020	$87,672	$85,370	$83,487

Income net of noncontrolling interests and before gain on sale	9,254	7,588	8,223	10,924
Equity in net income (loss) from joint venture property	262	284	344	(52)
Gain on early extinguishment of debt	16,569	—	—	—
Discontinued operations	(27)	143	310	558

Net income	26,058	8,015	8,877	11,430
Net income attributable to noncontrolling interests in other partnerships	(3,592)	(3,753)	(3,590)	(5,318)

Income attributable to ROP common unitholders	$22,466	$4,262	$5,287	$6,112

17. Subsequent Events

        In February 2010, we repurchased approximately $21.4 million of our 4% exchangeable bonds.

        In April 2010, SL Green repurchased approximately $13.2 million aggregate principal amount of the 4% Exchangeable Senior Debentures due 2025 (the "Debentures") of ROP in connection with its cash tender offer for certain securities of SLGOP and ROP.

        On May 10, 2010, ROP notified the holders of the Debentures of their option, pursuant to the terms of the Debentures, to require it to purchase, on June 15, 2010 (the "Put Date"), all or a portion of such holders' Debentures (the "Put Option") at a purchase price, in cash, equal to $1,000 per $1,000 principal amount at maturity of the Debentures. The opportunity to surrender Debentures for purchase

Reckson Operating Partnership, L.P.

Notes to Consolidated Financial Statements (Continued)

December 31, 2009

17. Subsequent Events (Continued)

pursuant to the Put Option will terminate at 5:00 p.m., New York City time, on June 8, 2010. The Put Date is an interest payment date under the terms of the Debentures. Accordingly, interest accrued up to, but excluding, the Put Date will be paid to all holders, including those that validly tender and do not validly withdraw their Debentures. ROP will pay the purchase price for the Debentures solely with cash. If all outstanding Debentures are surrendered for purchase pursuant to the Put Option, the aggregate cash purchase price will be approximately $81.4 million.

        On June 15, 2010, ROP repurchased approximately $80.7 million aggregate principal amount of these Debentures pursuant to their terms. Following the repurchase, approximately $0.66 million aggregate principal amount of the Debentures remain outstanding.

Reckson Operating Partnership, L.P.
Schedule III—Real Estate And Accumulated Depreciation
December 31, 2009
(Dollars in thousands)

Column A	Column B	Column C Initial Cost		Column D Cost Capitalized Subsequent To Acquisition		Column E Gross Amount at Which Carried at Close of Period			Column F	Column G	Column H	Column I
Description	Encumbrances	Land	Building & Improvements	Land	Building & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Date of Construction	Date Acquired	Life on Which Depreciation is Computed
810 Seventh Avenue(1)	$—	$114,077	$476,386	$—	$17,190	$114,077	$493,576	$607,653	$37,685	1970	1/2007	Various
919 Third Avenue(1)(4)	224,104	223,529	1,033,198	—	1,568	223,529	1,034,766	1,258,295	76,706	1970	1/2007	Various
1185 Avenue of the Americas(1)	—	—	728,213	—	17,159	—	745,372	745,372	62,271	1969	1/2007	Various
1350 Avenue of the Americas(1)	—	91,038	380,744	—	9,287	91,038	390,031	481,069	30,672	1966	1/2007	Various
1100 King Street—1-7 International Drive(2)	—	49,392	104,376	1,093	2,329	50,485	106,705	157,190	9,687	1983/1986	1/2007	Various
520 White Plains Road(2)	—	6,324	26,096	—	1,840	6,324	27,936	34,260	2,491	1979	1/2007	Various
115-117 Stevens Avenue(2)	—	5,933	23,826	—	2,849	5,933	26,675	32,608	2,726	1984	1/2007	Various
100 Summit Lake Drive(2)	—	10,526	43,109	—	3,647	10,526	46,756	57,282	4,089	1988	1/2007	Various
200 Summit Lake Drive(2)	—	11,183	47,906	—	327	11,183	48,233	59,416	4,081	1990	1/2007	Various
500 Summit Lake Drive(2)	—	9,777	39,048	—	1,424	9,777	40,472	50,249	2,953	1986	1/2007	Various
140 Grand Street(2)	—	6,865	28,264	—	2,207	6,865	30,471	37,336	2,489	1991	1/2007	Various
360 Hamilton Avenue(2)	—	29,497	118,250	—	1,958	29,497	120,208	149,705	10,069	2000	1/2007	Various
7 Landmark Square(3)	—	2,088	7,748	—	—	2,088	7,748	9,836	—	2007	1/2007	Various
680 Washington Boulevard(3)(4)	—	11,696	45,364	—	570	11,696	45,934	57,630	3,810	1989	1/2007	Various
750 Washington Boulevard(3)(4)	—	16,916	68,849	—	2,198	16,916	71,047	87,963	5,751	1989	1/2007	Various
1055 Washington Boulevard(3)	—	13,516	53,228	—	782	13,516	54,010	67,526	4,293	1987	1/2007	Various
400 Summit Lake Drive(2)	—	38,889	—	160	—	39,049	—	39,049	—	—	1/2007	Various
Other(5)	—	1,128	—	40	4,692	1,168	4,692	5,860	—	—	—	Various

	$224,104	$642,374	$3,224,605	$1,293	$70,027	$643,667	$3,294,632	$3,938,299	$259,773	—	—	—

(1)
Property located in New York, New York.

(2)
Property located in Westchester County, New York.

(3)
Property located in Connecticut.

(4)
We own a 51% interest in this property.

(5)
Other includes tenant improvements, capitalized interest and corporate improvements.

The changes in real estate for the three years ended December 31, 2009 are as follows:

	2009	2008	2007
Balance at beginning of year	$3,907,982	$3,938,060	$3,649,874
Property acquisitions	—	—	3,280,949
Improvements	31,740	21,599	16,853
Retirements/disposals	(1,423)	(51,677)	(3,009,616)

Balance at end of year	$3,938,299	$3,907,982	$3,938,060

        The aggregate cost of land, buildings and improvements, before depreciation, for Federal income tax purposes at December 31, 2009 was approximately $3.2 billion.

        The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos, and furniture and fixtures, for the three years ended December 31, 2009, are as follows:

	2009	2008	2007
Balance at beginning of year	$162,324	$73,506	$634,536
Depreciation for year	97,826	89,499	78,856
Retirements/disposals	(377)	(681)	(639,886)

Balance at end of year	$259,773	$162,324	$73,506

Offer to Exchange
$250,000,000

7.75% Senior Notes due 2020

SL Green Realty Corp.
SL Green Operating Partnership, L.P.
Reckson Operating Partnership, L.P.

PROSPECTUS

                        , 2010

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

SL Green Realty Corp.

        SL Green Realty Corp. is governed by the laws of the State of Maryland.

        The Maryland General Corporation Law, or MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. SL Green's charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        SL Green's articles of incorporation authorize it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer or (ii) any individual who, while a director or officer of our company and at the request of us, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of the corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The bylaws of SL Green obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a director of SL Green and at the request of SL Green, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of the corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The articles of incorporation and bylaws also permit SL Green to indemnify and advance expenses to any person who served a predecessor of SL Green in any of the capacities described above and to any employee or agent of SL Green or a predecessor of SL Green.

        The MGCL requires a corporation (unless its charter provides otherwise, which the charter of SL Green does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless ordered by a court and then only for expenses. In addition, the MGCL requires SL Green, as a condition to advancing expenses, to obtain (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by the bylaws and (ii) a written statement by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

        SL Green has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that SL Green indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, SL Green must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under SL Green's directors' and officers' liability insurance. Although indemnification agreements offer substantially the same scope of coverage afforded by the bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the board of directors or to eliminate the rights they provide.

SL Green Operating Partnership, L.P

        SLGOP is governed by the laws of the State of Delaware. The general partner of SLGOP is SL Green (the "SLGOP General Partner").

        Subject to any standards or restrictions set forth in a partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

        The partnership agreement of SLGOP provides that it shall indemnify (i) any person made a party to a proceeding or threatened with being made a party to a proceeding by reason of its status as (A) SLGOP General Partner, (B) a limited partner or (C) a director or officer of SLGOP or the SLGOP General Partner and (ii) such other Persons (including affiliates of the SLGOP General Partner, a limited partner or SLGOP) as the SLGOP General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion (each an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative incurred by the Indemnitee and relating to SLGOP or the SLGOP General Partner or the formation or operations of, or the ownership of property by, either of them as set forth in the partnership agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.

        Any indemnification under these provisions will only be made out of the assets of SLGOP, and any insurance proceeds from the liability policy covering the SLGOP General Partner and any Indemnitees, and neither the SLGOP General Partner nor any limited partner shall have any obligation to contribute to the capital of SLGOP or otherwise provide funds to enable the Partnership to fund its obligations under these provisions.

Reckson Operating Partnership, L.P

        ROP is governed by the laws of the State of Delaware. The general partner of ROP is WAGP (the "ROP General Partner").

        Subject to any standards or restrictions set forth in a partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

        The partnership agreement of ROP provides that it shall, to the fullest extent permitted by Delaware law, indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of ROP, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent such Indemnitee acted in bad faith, or with gross negligence or willful misconduct.

        Any indemnification pursuant to these provisions may only be made out of the assets of ROP, and neither the ROP General Partner nor any limited partner shall have any obligation to contribute to the capital of ROP, or otherwise provide funds, to enable ROP to fund its obligations under these provisions.

        The partnership agreement of ROP further provides that reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by ROP in advance of the final disposition of the proceeding, upon receipt by ROP of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized by these provisions.

        ROP may, but is not be obligated to, purchase and maintain insurance, on behalf of the Indemnities and such other persons as the ROP General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such person in connection with ROP's activities, regardless of whether ROP would have the power to indemnify such person against such liability under these provisions.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a)   The following Financial Statement Schedules are included herein:

Consolidated Financial Statements of SLGOP
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of June 30, 2010 (unaudited) and December 31, 2009 and 2008	F-3
Consolidated Statements of Income for the three and six months ended June 30, 2010 (unaudited) and June 30, 2009 (unaudited) and for the years ended December 31, 2009, 2008 and 2007	F-4
Consolidated Statements of Capital for the six months ended June 30, 2010 (unaudited) and the years ended December 31, 2009, 2008 and 2007	F-6
Consolidated Statements of Cash Flows for the six months ended June 30, 2010 (unaudited) and June 30, 2009 (unaudited) and for the years ended December 31, 2009, 2008 and 2007	F-7
Notes to Consolidated Financial Statements	F-8
Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2009	F-69

Condensed Consolidated Financial Statements of ROP (Unaudited)
Condensed Consolidated Balance Sheets as of June 30, 2010 (unaudited) and December 31, 2009	F-71
Condensed Consolidated Statements of Income for the three and six months ended June 30, 2010 and 2009 (unaudited)	F-72
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2010 and 2009 (unaudited)	F-73
Notes to Condensed Consolidated Financial Statements (unaudited)	F-74
Consolidated Financial Statements of ROP
Report of Independent Registered Public Accounting Firm	F-90
Consolidated Balance Sheets as of December 31, 2009 (Successor) and December 31, 2008 (Succecessor)	F-91

Consolidated Statements of Operations for the years ended December 31, 2009 and 2008 (Successor), the period January 26, 2007 to December 31, 2007 (Successor) and the period January 1, 2007 to January 25, 2007 (Predecessor)

F-92

Consolidated Statements of Capital for the years ended December 31, 2009 and 2008 (Successor), the period January 26, 2007 to December 31, 2007 (Successor) and the period January 1, 2007 to January 25, 2007 (Predecessor)

F-93

Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008 (Successor), the period January 26, 2007 to December 31, 2007 (Successor) and the period January 1, 2007 to January 25, 2007 (Predecessor)

F-94
Notes to Consolidated Financial Statements	F-95
Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2009	F-119

  (b)
  The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description of Exhibit
3.1	Articles of Amendment and Restatement, incorporated by reference to SL Green's Form 8-K dated May 24, 2007, filed with the Commission on May 30, 2007.
3.2	Second Amended and Restated Bylaws of SL Green, incorporated by reference to SL Green's Form 8-K, dated December 12, 2007, filed with the Commission on December 14, 2007.
3.3	Amendment No. 1 to the Second Amended and Restated Bylaws of SL Green, incorporated by reference to SL Green's Form 8-K dated March 13, 2009, filed with the Commission on March 13, 2009.
3.4	Amendment No. 2 to the Second Amended and Restated Bylaws of SL Green, incorporated by reference to SL Green's Form 8-K dated September 16, 2009, filed with the Commission on September 16, 2009.
3.5
Articles Supplementary Establishing the Rights and Preferences of the Series B Junior Participating Preferred Stock and Increasing the Authorized Amount of such Stock, incorporated by reference to SL Green's Form 8-K dated September 16, 2009, filed with the Commission on September 16, 2009.
3.6
Articles Supplementary Electing that SL Green Realty Corp. be Subject to Maryland General Corporations Law Section 3-804(c), incorporated by reference to SL Green's Form 8-K dated September 16, 2009, filed with the Commission on September 16, 2009.
3.7
Articles Supplementary Establishing the Rights and Preferences of the 7.625% Series C Cumulative Redeemable Preferred Stock and Increasing the Authorized Amount of such Stock, incorporated by reference to SL Green's Form 8-K dated January 20, 2010, filed with the Commission on January 20, 2010.
3.8
Articles Supplementary Establishing and Fixing the Rights and Preferences of the Series B Junior Participating Preferred Stock, incorporated by reference to the SL Green's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on February 16, 2010.
3.9	Specimen Common Stock Certificate incorporated by reference to SL Green's Registration Statement on Form S-11 (No. 333-29329), declared effective by the Commission on August 14, 1997.
3.10
Specimen Stock Certificate for the 7.625% Series C Cumulative Redeemable Preferred Stock incorporated by reference to SL Green's Current Report on Form 8-K dated December 3, 2003, filed with the Commission on December 10, 2003.
3.11
Specimen Stock Certificate for the 7.875% Series D Cumulative Redeemable Preferred Stock incorporated by reference to SL Green's Current Report on Form 8-K dated April 29, 2004, filed with the Commission on May 20, 2004.
3.12	First Amended and Restated Agreement of Limited Partnership of SLGOP, incorporated by reference to SL Green's Form 8-K, filed with the Commission on October 23, 2002.
3.13	First Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP, incorporated by reference to SL Green's Form 8-K, filed with the Commission on October 23, 2002.

Exhibit Number	Description of Exhibit
3.14	Second Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP incorporated by reference to SL Green's Form 10-Q for the quarter ended June 30, 2002, filed with the Commission on July 31, 2002.
3.15
Third Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP, dated December 12, 2003, incorporated by reference to SL Green's Form 10-K for the year ended December 31, 2003, filed with the Commission on March 15, 2004.
3.16
Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP, incorporated by reference to SL Green's Form 10-K for the year ended December 31, 2004, filed with the Commission on March 15, 2005.
3.17
Amended and Restated Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP, incorporated by reference to SL Green's Form 10-K for the year ended December 31, 2004, filed with the Commission on March 15, 2005.
3.18
Fifth Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP, dated March 15, 2006, incorporated by reference to SL Green's Form 10-K for the year ended December 31, 2005, filed with the Commission on March 16, 2006.
3.19
Sixth Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP, dated June 30, 2006, incorporated by reference to SL Green's Form 10-Q for the quarter ended June 30, 2006, filed with the Commission on August 10, 2006.
3.20
Seventh Amendment to First Amended and Restated Agreement of Limited Partnership of SLGOP, dated as of January 25, 2007, incorporated by reference to SL Green's Form 8-K dated January 24, 2007, filed with the Commission on January 30, 2007.
3.21
Eighth Amendment to First Amended and Restated Agreement of Limited Partnership of SLGOP, dated as of January 20, 2010, incorporated by reference to SL Green's Form 8-K dated January 20, 2010, filed with the Commission on January 20, 2010.
3.22	Amended and Restated Agreement of Limited Partnership of ROP, incorporated by reference to ROP's Registration Statement on Form S-11, filed with the Commission on February 12, 1996.
3.23
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series A Preferred Units of Limited Partnership Interest, incorporated by reference to ROP's Form 8-K, filed with the Commission on March 1, 1999.
3.24
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series B Preferred Units of Limited Partnership Interest, incorporated by reference to ROP's Form 8-K, filed with the Commission on March 1, 1999.
3.25
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series C Preferred Units of Limited Partnership Interest, incorporated by reference to ROP's Form 8-K, filed with the Commission on March 1, 1999.
3.26
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series D Preferred Units of Limited Partnership Interest, incorporated by reference to ROP's Form 8-K, filed with the Commission on March 1, 1999.
3.27
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series B Common Units of Limited Partnership Interest, incorporated by reference to ROP's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 17, 2000.

Exhibit Number	Description of Exhibit
3.28	Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series E Common Units of Limited Partnership Interest, incorporated by reference to ROP's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 17, 2000.
3.29
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing the Series F Junior Participating Preferred Partnership Units, incorporated by reference to ROP's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March 21, 2001.
3.30
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing the Series C Common Units of Limited Partnership Interest, incorporated by reference to ROP's Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2003, filed with the Commission on August 13, 2003.
3.31
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing LTIP Units of Limited Partnership Interest, incorporated by reference to ROP's Form 8-K, filed with the Commission on December 29, 2004.
3.32
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing 2005 LTIP Units of Limited Partnership Interest, incorporated by reference to ROP's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 10, 2005.
3.33
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing 2006 LTIP Units of Limited Partnership Interest, incorporated by reference to ROP's Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2006, filed with the Commission on May 15, 2006.
3.34
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP relating to the succession as a general partner of Wyoming Acquisition GP LLC, incorporated by reference to ROP's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 31, 2008.
4.1
Indenture dated March 26, 2007, by and among SL Green, SLGOP and The Bank of New York, as trustee, incorporated by reference to SL Green's Form 8-K dated March 21, 2007, filed with the Commission on March 27, 2007.
4.2
Registration Rights Agreement dated March 26, 2007, by and among the Company, SLGOP and the Initial Purchaser, incorporated by reference to SL Green's Form 8-K dated March 21, 2007, filed with the Commission on March 27, 2007.
4.3	Form of 3.00% Exchangeable Senior Notes due 2027 of SLGOP, incorporated by reference to SL Green's Form 8-K dated March 21, 2007, filed with the Commission on March 27, 2007.
4.4
Indenture, dated as of March 16, 2010, among ROP, as Issuer, SL Green and SLGOP, as Co-Obligors, and The Bank of New York Mellon, as Trustee, ,as Trustee, incorporated by reference to SL Green's Form 8-K, filed with the Commission on March 16, 2010.
4.5	Form of 7.75% Senior Note due 2020 of ROP, SL Green and SLGOP, incorporated by reference to SL Green's Form 8-K, filed with the Commission on March 16, 2010.

Exhibit Number	Description of Exhibit
4.6	Registration Rights Agreement, dated as of March 16, 2010, among ROP, and SL Green and SLGOP, as Co-Obligors, and Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., incorporated by reference to SL Green's Form 8-K, filed with the Commission on March 16, 2010.
4.7
Indenture, dated as of March 26, 1999, among ROP, as Issuer, Reckson Associates Realty Corp., as Guarantor, and The Bank of New York, as Trustee, incorporated by reference to ROP's Form 8-K dated March 23, 1999, filed with the Commission on March 26, 1999.
4.8
First Supplemental Indenture, dated as of January 25, 2007, by and among ROP, Reckson Associates Realty Corp., The Bank of New York and SL Green, incorporated by reference to SL Green's Form 8-K dated January 24, 2007, filed with the Commission on January 30, 2007.
4.9	Form of 4.00% Exchangeable Senior Debentures due 2025 of ROP, incorporated by reference to ROP's Form 8-K, filed with the Commission on June 27, 2005.
4.10	Officers' Certificate related to 4.00% Exchangeable Senior Debentures due 2025 of ROP, incorporated by reference to ROP's Form 8-K, filed with the Commission on June 27, 2005.
4.11	Form of 5.15% Senior Notes due 2011 of ROP, incorporated by reference to ROP's Form 8-K, filed with the Commission on June 27, 2005.
4.12	Form of 5.875% Senior Notes due 2014 of ROP, incorporated by reference to ROP's Form 8-K, filed with the Commission on June 27, 2005.
4.13	Form of 6.00% Senior Notes due 2016 of ROP, incorporated by reference to ROP's Form 8-K, filed with the Commission on June 27, 2005.
4.14
Junior Subordinated Indenture between SLGOP and JPMorgan Chase Bank, National Association, as trustee dated June 30, 2005, incorporated by reference to SL Green's Form 10-Q for the quarter ended June 30, 2005, filed with the Commission on August 9, 2005.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.**
8.1	Opinion of Greenberg Traurig, LLP.**
10.1
Amended and Restated Credit Agreement dated as of June 28, 2007 by and among SLGOP, as Borrower, SL Green, as Parent, Wachovia Capital Markets, LLC and Keybanc Capital Markets, as Co-Lead Arrangers and Book Managers, Wachovia Bank, National Association, as Administrative Agent, Keybank National Association, as Syndication Agent, each of Eurohypo AG, New York Branch and ING Real Estate Finance (USA) LLC as Co-Documentation Agents and the financial institutions initially signatory hereto and their assignees pursuant to Section 12.5, as Lenders, incorporated by reference to SL Green's Form 8-K dated June 28, 2007, filed with the Commission on July 5, 2007.
10.2
Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 11, 2009, by and among SLGOP, as Borrower, SL Green, as Parent, Wachovia Bank, National Association, as Agent and each of the financial institutions signatory thereto, incorporated by referenced to SL Green's Form 8-K dated August 11, 2009, filed with the Commission on September 11, 2009.
10.3
Amended and Restated Trust Agreement among SLGOP, as depositor, JPMorgan Chase Bank, National Association, as property trustee, Chase Bank USA, National Association, as Delaware trustee, and the administrative trustees named therein, dated June 30, 2005, incorporated by reference to SL Green's Form 10-Q for the quarter ended June 30, 2005, filed with the Commission on August 9, 2005.

Exhibit Number	Description of Exhibit
10.4	Amended 1997 Stock Option and Incentive Plan incorporated by reference to the SL Green's Registration Statement on Form S-8 (No. 333-89964), filed with the Commission on June 6, 2002.
10.5	Second Amended and Restated 2005 Stock Option and Incentive Plan, incorporated by reference to SL Green's Form 8-K dated June 15, 2010, filed with the Commission on June 18, 2010.
10.6
2003 Long-Term OutPerformance Compensation Program, dated April 1, 2003, incorporated by reference to SL Green's Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on August 12, 2003.
10.7	Independent Directors' Deferral Plan, incorporated by reference to SL Green's Form 10-K for the year ended December 31, 2004, filed with the Commission on March 15, 2005.
10.8
Employment and Non-competition Agreement between Stephen L. Green and SL Green, dated August 20, 2002 incorporated by reference to the SL Green's Form 8-K, dated February 20, 2003, filed with the Commission on February 21, 2003.
10.9
Deferred Compensation Agreement dated December 18, 2009, between SL Green and Stephen L. Green, incorporated by reference to SL Green's Form 8-K dated December 18, 2009, filed with the Commission on December 24, 2009.
10.10
Amended and Restated Employment Agreement dated December 18, 2009, between SL Green and Marc Holliday, incorporated by reference to SL Green's Form 8-K dated December 18, 2009, filed with the Commission on December 24, 2009
10.11
Deferred Compensation Agreement dated December 18, 2009, between SL Green and Marc Holliday, incorporated by reference to SL Green's Form 8-K dated December 18, 2009, filed with the Commission on December 24, 2009.
10.12	Amended and Restated Employment and Non-competition Agreement dated September 3, 2010, between SL Green and Andrew Mathias.*
10.13
Amended and Restated Employment and Non-competition Agreement dated April 16, 2007, between SL Green and Gregory F. Hughes, incorporated by reference to SL Green's Form 8-K dated April 16, 2007, filed with the Commission on April 20, 2007.
10.14
Employment and Non-competition Agreement dated April 16, 2007, between SL Green and Andrew Levine, incorporated by reference to SL Green's Form 8-K dated April 16, 2007, filed with the Commission on April 20, 2007.
12.1	Ratio of Earnings to Fixed Charges for SLGOP.**
12.2	Ratio of Earnings to Fixed Charges for ROP.**
21.1	Statement of Subsidiaries of the Registrants.**
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom, LLP (included in Exhibit 5.1).**
23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 8.1).**
24.1	Power of Attorney.**
25.1	Statement of Eligibility of the Trustee on Form T-1.**
99.1	Form of Letter of Transmittal.**

Exhibit Number	Description of Exhibit
99.2	Form of Letter to Clients.**
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.**

*
Filed herewith.

**
Previously filed.

ITEM 22.    UNDERTAKINGS

        Each undersigned registrant hereby undertakes:

          1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4)    That, for the purpose of determining liability under the Securities Act of 1933, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          5)    For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange

  Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          6)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the co-registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          7)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          8)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, SL Green Realty Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, on September 14, 2010.

SL GREEN REALTY CORP.
By:	/s/ GREGORY F. HUGHES
Name:	Gregory F. Hughes
Title:	Chief Financial Officer and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Marc Holliday	Chief Executive Officer and Director (Principal Executive Officer)	September 14, 2010
/s/ GREGORY F. HUGHES Gregory F. Hughes	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	September 14, 2010
* Stephen L. Green	Chairman of the Board of Directors	September 14, 2010
* John H. Alschuler, Jr.	Director	September 14, 2010
* Edwin Thomas Burton, III	Director	September 14, 2010
* John S. Levy	Director	September 14, 2010

*By:	/s/ GREGORY F. HUGHES
Name:	Gregory F. Hughes Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, as amended, SL Green Operating Partnership, L.P. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, on September 14, 2010.

SL GREEN OPERATING PARTNERSHIP, L.P. By: SL GREEN REALTY CORP.
By:	/s/ GREGORY F. HUGHES
Name:	Gregory F. Hughes
Title:	Chief Financial Officer and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Marc Holliday	Chief Executive Officer and Director of SL Green Realty Corp., the sole general partner of SL Green Operating Partnership, L.P.	September 14, 2010
/s/ GREGORY F. HUGHES Gregory F. Hughes	Chief Financial Officer and Chief Operating Officer of SL Green Realty Corp., the sole general partner of SL Green Operating Partnership, L.P.	September 14, 2010
* Stephen L. Green	Chairman of the Board of Directors of SL Green Realty Corp., the sole general partner of SL Green Operating Partnership, L.P.	September 14, 2010
* John H. Alschuler, Jr.	Director of SL Green Realty Corp., the sole general partner of SL Green Operating Partnership, L.P.	September 14, 2010
* Edwin Thomas Burton, III	Director of SL Green Realty Corp., the sole general partner of SL Green Operating Partnership, L.P.	September 14, 2010
* John S. Levy	Director of SL Green Realty Corp., the sole general partner of SL Green Operating Partnership, L.P.	September 14, 2010

*By:	/s/ GREGORY F. HUGHES
Name:	Gregory F. Hughes Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, as amended, Reckson Operating Partnership, L.P. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, on September 14, 2010.

RECKSON OPERATING PARTNERSHIP, L.P. By: WYOMING ACQUISITION GP LLC
By:	/s/ GREGORY F. HUGHES
Name:	Gregory F. Hughes
Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Marc Holliday	President of Wyoming Acquisition GP LLC, the sole general partner of Reckson Operating Partnership, L.P.	September 14, 2010
/s/ GREGORY F. HUGHES Gregory F. Hughes	Treasurer of Wyoming Acquisition GP LLC, the sole general partner of Reckson Operating Partnership, L.P.	September 14, 2010
* Andrew S. Levine	Director of Wyoming Acquisition GP LLC, the sole general partner of Reckson Operating Partnership, L.P.	September 14, 2010

*By:	/s/ GREGORY F. HUGHES
Name:	Gregory F. Hughes Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Amendment and Restatement, incorporated by reference to SL Green's Form 8-K dated May 24, 2007, filed with the Commission on May 30, 2007.
3.2	Second Amended and Restated Bylaws of SL Green, incorporated by reference to SL Green's Form 8-K, dated December 12, 2007, filed with the Commission on December 14, 2007.
3.3	Amendment No. 1 to the Second Amended and Restated Bylaws of SL Green, incorporated by reference to SL Green's Form 8-K dated March 13, 2009, filed with the Commission on March 13, 2009.
3.4	Amendment No. 2 to the Second Amended and Restated Bylaws of SL Green, incorporated by reference to SL Green's Form 8-K dated September 16, 2009, filed with the Commission on September 16, 2009.
3.5
Articles Supplementary Establishing the Rights and Preferences of the Series B Junior Participating Preferred Stock and Increasing the Authorized Amount of such Stock, incorporated by reference to SL Green's Form 8-K dated September 16, 2009, filed with the Commission on September 16, 2009.
3.6
Articles Supplementary Electing that SL Green Realty Corp. be Subject to Maryland General Corporations Law Section 3-804(c), incorporated by reference to SL Green's Form 8-K dated September 16, 2009, filed with the Commission on September 16, 2009.
3.7
Articles Supplementary Establishing the Rights and Preferences of the 7.625% Series C Cumulative Redeemable Preferred Stock and Increasing the Authorized Amount of such Stock, incorporated by reference to SL Green's Form 8-K dated January 20, 2010, filed with the Commission on January 20, 2010.
3.8
Articles Supplementary Establishing and Fixing the Rights and Preferences of the Series B Junior Participating Preferred Stock, incorporated by reference to the SL Green's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on February 16, 2010.
3.9	Specimen Common Stock Certificate incorporated by reference to SL Green's Registration Statement on Form S-11 (No. 333-29329), declared effective by the Commission on August 14, 1997.
3.10
Specimen Stock Certificate for the 7.625% Series C Cumulative Redeemable Preferred Stock incorporated by reference to SL Green's Current Report on Form 8-K dated December 3, 2003, filed with the Commission on December 10, 2003.
3.11
Specimen Stock Certificate for the 7.875% Series D Cumulative Redeemable Preferred Stock incorporated by reference to SL Green's Current Report on Form 8-K dated April 29, 2004, filed with the Commission on May 20, 2004.
3.12	First Amended and Restated Agreement of Limited Partnership of SLGOP, incorporated by reference to SL Green's Form 8-K, filed with the Commission on October 23, 2002.
3.13	First Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP, incorporated by reference to SL Green's Form 8-K, filed with the Commission on October 23, 2002.

Exhibit Number	Description of Exhibit
3.14	Second Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP incorporated by reference to SL Green's Form 10-Q for the quarter ended June 30, 2002, filed with the Commission on July 31, 2002.
3.15
Third Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP, dated December 12, 2003, incorporated by reference to SL Green's Form 10-K for the year ended December 31, 2003, filed with the Commission on March 15, 2004.
3.16
Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP, incorporated by reference to SL Green's Form 10-K for the year ended December 31, 2004, filed with the Commission on March 15, 2005.
3.17
Amended and Restated Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP, incorporated by reference to SL Green's Form 10-K for the year ended December 31, 2004, filed with the Commission on March 15, 2005.
3.18
Fifth Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP, dated March 15, 2006, incorporated by reference to SL Green's Form 10-K for the year ended December 31, 2005, filed with the Commission on March 16, 2006.
3.19
Sixth Amendment to the First Amended and Restated Agreement of Limited Partnership of SLGOP, dated June 30, 2006, incorporated by reference to SL Green's Form 10-Q for the quarter ended June 30, 2006, filed with the Commission on August 10, 2006.
3.20
Seventh Amendment to First Amended and Restated Agreement of Limited Partnership of SLGOP, dated as of January 25, 2007, incorporated by reference to SL Green's Form 8-K dated January 24, 2007, filed with the Commission on January 30, 2007.
3.21
Eighth Amendment to First Amended and Restated Agreement of Limited Partnership of SLGOP, dated as of January 20, 2010, incorporated by reference to SL Green's Form 8-K dated January 20, 2010, filed with the Commission on January 20, 2010.
3.22	Amended and Restated Agreement of Limited Partnership of ROP, incorporated by reference to ROP's Registration Statement on Form S-11, filed with the Commission on February 12, 1996.
3.23
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series A Preferred Units of Limited Partnership Interest, incorporated by reference to ROP's Form 8-K, filed with the Commission on March 1, 1999.
3.24
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series B Preferred Units of Limited Partnership Interest, incorporated by reference to ROP's Form 8-K, filed with the Commission on March 1, 1999.
3.25
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series C Preferred Units of Limited Partnership Interest, incorporated by reference to ROP's Form 8-K, filed with the Commission on March 1, 1999.
3.26
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series D Preferred Units of Limited Partnership Interest, incorporated by reference to ROP's Form 8-K, filed with the Commission on March 1, 1999.
3.27
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series B Common Units of Limited Partnership Interest, incorporated by reference to ROP's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 17, 2000.

Exhibit Number	Description of Exhibit
3.28	Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing Series E Common Units of Limited Partnership Interest, incorporated by reference to ROP's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 17, 2000.
3.29
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing the Series F Junior Participating Preferred Partnership Units, incorporated by reference to ROP's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Commission on March 21, 2001.
3.30
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing the Series C Common Units of Limited Partnership Interest, incorporated by reference to ROP's Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2003, filed with the Commission on August 13, 2003.
3.31
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing LTIP Units of Limited Partnership Interest, incorporated by reference to ROP's Form 8-K, filed with the Commission on December 29, 2004.
3.32
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing 2005 LTIP Units of Limited Partnership Interest, incorporated by reference to ROP's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 10, 2005.
3.33
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP Establishing 2006 LTIP Units of Limited Partnership Interest, incorporated by reference to ROP's Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2006, filed with the Commission on May 15, 2006.
3.34
Supplement to the Amended and Restated Agreement of Limited Partnership of ROP relating to the succession as a general partner of Wyoming Acquisition GP LLC, incorporated by reference to ROP's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 31, 2008.
4.1
Indenture dated March 26, 2007, by and among SL Green, SLGOP and The Bank of New York, as trustee, incorporated by reference to SL Green's Form 8-K dated March 21, 2007, filed with the Commission on March 27, 2007.
4.2
Registration Rights Agreement dated March 26, 2007, by and among the Company, SLGOP and the Initial Purchaser, incorporated by reference to SL Green's Form 8-K dated March 21, 2007, filed with the Commission on March 27, 2007.
4.3	Form of 3.00% Exchangeable Senior Notes due 2027 of SLGOP, incorporated by reference to SL Green's Form 8-K dated March 21, 2007, filed with the Commission on March 27, 2007.
4.4
Indenture, dated as of March 16, 2010, among ROP, as Issuer, SL Green and SLGOP, as Co-Obligors, and The Bank of New York Mellon, as Trustee, ,as Trustee, incorporated by reference to SL Green's Form 8-K, filed with the Commission on March 16, 2010.
4.5	Form of 7.75% Senior Note due 2020 of ROP, SL Green and SLGOP, incorporated by reference to SL Green's Form 8-K, filed with the Commission on March 16, 2010.

Exhibit Number	Description of Exhibit
4.6	Registration Rights Agreement, dated as of March 16, 2010, among ROP, and SL Green and SLGOP, as Co-Obligors, and Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., incorporated by reference to SL Green's Form 8-K, filed with the Commission on March 16, 2010.
4.7
Indenture, dated as of March 26, 1999, among ROP, as Issuer, Reckson Associates Realty Corp., as Guarantor, and The Bank of New York, as Trustee, incorporated by reference to ROP's Form 8-K dated March 23, 1999, filed with the Commission on March 26, 1999.
4.8
First Supplemental Indenture, dated as of January 25, 2007, by and among ROP, Reckson Associates Realty Corp., The Bank of New York and SL Green, incorporated by reference to SL Green's Form 8-K dated January 24, 2007, filed with the Commission on January 30, 2007.
4.9	Form of 4.00% Exchangeable Senior Debentures due 2025 of ROP, incorporated by reference to ROP's Form 8-K, filed with the Commission on June 27, 2005.
4.10	Officers' Certificate related to 4.00% Exchangeable Senior Debentures due 2025 of ROP, incorporated by reference to ROP's Form 8-K, filed with the Commission on June 27, 2005.
4.11	Form of 5.15% Senior Notes due 2011 of ROP, incorporated by reference to ROP's Form 8-K, filed with the Commission on June 27, 2005.
4.12	Form of 5.875% Senior Notes due 2014 of ROP, incorporated by reference to ROP's Form 8-K, filed with the Commission on June 27, 2005.
4.13	Form of 6.00% Senior Notes due 2016 of ROP, incorporated by reference to ROP's Form 8-K, filed with the Commission on June 27, 2005.
4.14
Junior Subordinated Indenture between SLGOP and JPMorgan Chase Bank, National Association, as trustee dated June 30, 2005, incorporated by reference to SL Green's Form 10-Q for the quarter ended June 30, 2005, filed with the Commission on August 9, 2005.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.**
8.1	Opinion of Greenberg Traurig, LLP.**
10.1
Amended and Restated Credit Agreement dated as of June 28, 2007 by and among SLGOP, as Borrower, SL Green, as Parent, Wachovia Capital Markets, LLC and Keybanc Capital Markets, as Co-Lead Arrangers and Book Managers, Wachovia Bank, National Association, as Administrative Agent, Keybank National Association, as Syndication Agent, each of Eurohypo AG, New York Branch and ING Real Estate Finance (USA) LLC as Co-Documentation Agents and the financial institutions initially signatory hereto and their assignees pursuant to Section 12.5, as Lenders, incorporated by reference to SL Green's Form 8-K dated June 28, 2007, filed with the Commission on July 5, 2007.
10.2
Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 11, 2009, by and among SLGOP, as Borrower, SL Green, as Parent, Wachovia Bank, National Association, as Agent and each of the financial institutions signatory thereto, incorporated by referenced to SL Green's Form 8-K dated August 11, 2009, filed with the Commission on September 11, 2009.
10.3
Amended and Restated Trust Agreement among SLGOP, as depositor, JPMorgan Chase Bank, National Association, as property trustee, Chase Bank USA, National Association, as Delaware trustee, and the administrative trustees named therein, dated June 30, 2005, incorporated by reference to SL Green's Form 10-Q for the quarter ended June 30, 2005, filed with the Commission on August 9, 2005.

Exhibit Number	Description of Exhibit
10.4	Amended 1997 Stock Option and Incentive Plan incorporated by reference to the SL Green's Registration Statement on Form S-8 (No. 333-89964), filed with the Commission on June 6, 2002.
10.5	Second Amended and Restated 2005 Stock Option and Incentive Plan, incorporated by reference to SL Green's Form 8-K dated June 15, 2010, filed with the Commission on June 18, 2010.
10.6
2003 Long-Term OutPerformance Compensation Program, dated April 1, 2003, incorporated by reference to SL Green's Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on August 12, 2003.
10.7	Independent Directors' Deferral Plan, incorporated by reference to SL Green's Form 10-K for the year ended December 31, 2004, filed with the Commission on March 15, 2005.
10.8
Employment and Non-competition Agreement between Stephen L. Green and SL Green, dated August 20, 2002 incorporated by reference to the SL Green's Form 8-K, dated February 20, 2003, filed with the Commission on February 21, 2003.
10.9
Deferred Compensation Agreement dated December 18, 2009, between SL Green and Stephen L. Green, incorporated by reference to SL Green's Form 8-K dated December 18, 2009, filed with the Commission on December 24, 2009.
10.10
Amended and Restated Employment Agreement dated December 18, 2009, between SL Green and Marc Holliday, incorporated by reference to SL Green's Form 8-K dated December 18, 2009, filed with the Commission on December 24, 2009
10.11
Deferred Compensation Agreement dated December 18, 2009, between SL Green and Marc Holliday, incorporated by reference to SL Green's Form 8-K dated December 18, 2009, filed with the Commission on December 24, 2009.
10.12	Amended and Restated Employment and Non-competition Agreement dated September 3, 2010, between SL Green and Andrew Mathias.*
10.13
Amended and Restated Employment and Non-competition Agreement dated April 16, 2007, between SL Green and Gregory F. Hughes, incorporated by reference to SL Green's Form 8-K dated April 16, 2007, filed with the Commission on April 20, 2007.
10.14
Employment and Non-competition Agreement dated April 16, 2007, between SL Green and Andrew Levine, incorporated by reference to SL Green's Form 8-K dated April 16, 2007, filed with the Commission on April 20, 2007.
12.1	Ratio of Earnings to Fixed Charges for SLGOP.**
12.2	Ratio of Earnings to Fixed Charges for ROP.**
21.1	Statement of Subsidiaries of the Registrants.**
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom, LLP (included in Exhibit 5.1).**
23.3	Consent of Greenberg Traurig, LLP (included in Exhibit 8.1).**
24.1	Power of Attorney.**
25.1	Statement of Eligibility of the Trustee on Form T-1.**
99.1	Form of Letter of Transmittal.**

Exhibit Number	Description of Exhibit
99.2	Form of Letter to Clients.**
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.**

*
Filed herewith.

**
Previously filed.